UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ConocoPhillips

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

A Message from Our Chairman and Chief Executive Officer and Lead Director

MARCH 28, 2022

Dear Fellow Stockholders,

On behalf of the Board of Directors (the “Board”) and the Executive Leadership Team, we are pleased to invite you to participate in the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The meeting will take place at the Hyatt Regency Houston West, 13210 Katy Freeway, Houston, Texas 77079, on Tuesday, May 10, 2022, at 9:00 a.m. Central Daylight Time. The attached Notice of the 2022 Annual Meeting of Stockholders and Proxy Statement provide information about the business we plan to conduct. Also, we wish to recognize two of our long-serving directors, Charles E. Bunch and John V. Faraci, who will retire from the Board effective as of the Annual Meeting. We are grateful for their many years of exemplary service and valuable contributions to ConocoPhillips.

A TRANSFORMATIVE YEAR

We entered 2021 with our value proposition intact having successfully navigated one of the most challenging years for not only our industry, but many others across the globe. Our disciplined model for the business — focusing on peer-leading distributions, maintaining a strong balance sheet, executing disciplined investment, and demonstrating ESG leadership — put us in the unique position to complete two highly accretive and transformative transactions during the year. First, in January 2021, we closed the acquisition of Concho Resources Inc. and proceeded to successfully integrate the business and exceed our $1 billion annual synergy and savings targets. Second, in December 2021, we completed the purchase of Shell’s Permian position, and we have already begun integrating those assets. The successful achievement of either of these transactions, alone, would have been an impressive accomplishment, yet we managed to do both in the same year, most importantly, without compromising on either our performance across the globe or our SPIRIT Values. Such remarkable performance throughout 2021 is directly attributable to the talent and dedication of our global workforce.

DELIVERING ON THE TRIPLE MANDATE

Our value proposition framework is underpinned by our Triple Mandate, which ensures that everything we do is aligned to the underlying realities of our business. This mandate has three objectives:

First, we must reliably and responsibly deliver oil and gas production to meet energy transition pathway demand.

In 2021, we delivered strong operational performance across our asset base, achieving full-year production of almost 1.6 million net equivalent barrels per day, including Libya. We brought first production online at GMT-2 in Alaska; the third Montney well pad; and the Malikai Phase 2 and SNP Phase 2 projects in Malaysia; and completed the Tor II project in Norway — all while operating safely. We also continued our rigorous portfolio optimization work, with transactions that collectively reduced both the average cost of supply and GHG emissions intensity of our portfolio. These included the Concho and Shell Permian acquisitions, the exercise of our preemption right to acquire an additional 10% ownership interest in APLNG, our announced sale of assets in Indonesia for $1.4 billion, and other actions.

Second, we must deliver competitive returns on and of capital for our stockholders.

Full-year 2021 earnings were $8.1 billion, or $6.07 per share, and our cash provided by operating activities totaled $17 billion. We returned $6.0 billion to stockholders through $2.4 billion in dividends and $3.6 billion of share repurchases, representing a return to stockholders of 35% of cash provided by operating activities. Furthermore, we announced a third tier of our return of capital framework, adding a variable return of cash (“VROC”) payment to the ordinary dividend and share repurchase tiers, and announced a total expected 2022 return of capital to stockholders of $8 billion. At our mid-year Market Update for investors, we disclosed our 10-year plan that includes our intention to grow return on capital employed by 1-2 percentage points annually.

S	SAFETY
No task is so important that we can’t take the time to do it safely. A safe company is a successful company.

P	PEOPLE
We respect one another. We recognize that our success depends upon the capabilities and inclusion of our employees. We value different voices and opinions.

I	INTEGRITY
We are ethical and trustworthy in our relationships with internal and external stakeholders. We keep our promises.

R	RESPONSIBILITY
We are accountable for our actions. We care about our neighbors in the communities where we operate. We strive to make a positive impact across our operations.

I	INNOVATION
We anticipate change and respond with creative solutions. We are responsive to the changing needs of the industry. We embrace learning. We are not afraid to try new things.

T	TEAMWORK
We have a “can do” attitude that inspires top performance from everyone. We encourage collaboration. We celebrate success. We win together.

4       ConocoPhillips

A Message from Our Chairman and Chief Executive Officer and Lead Director

Third, we must achieve our net-zero operational emissions ambition.

In 2021, we intensified our focus on greenhouse gas emissions reduction efforts by advancing our Scope 1 and 2 reduction targets to 40-50% from a 2016 baseline on a net equity and gross operated basis by 2030, from the previous target of 35-45% on only a gross operated basis. Expanding our targets to include net-equity positions demonstrates our commitment to working with partners to align their climate strategies with our own. We also created a Low-Carbon Technologies organization to evaluate potential investments in end-use emissions reduction and low-carbon technology opportunities. Looking ahead to 2022, we announced an operating plan capital budget that includes $200 million for projects to reduce our Scope 1 and 2 emissions intensity and fund investments in several early-stage low-carbon opportunities that address end-use emissions.

PLAYING A MEANINGFUL ROLE IN THE ENERGY TRANSITION

We have long believed that we play a valued and meaningful role in a vital industry, but we also recognize that we are part of an energy transition that is already underway. Recognizing the need to increase focus on climate change and the imperative for companies to act responsibly, we pride ourselves on our commitment to ESG excellence and leadership, including being the first U.S.-based oil and natural gas company to adopt a Paris-aligned climate risk framework in 2020. We understand there is still more work to do. At our 2021 annual meeting, a nonbinding stockholder proposal asking that we address energy transition risks and opportunities and set scope 1, 2 and 3 emissions reduction targets received the support of ~58 percent of voting stockholders. As a result, we undertook an extensive engagement effort with our stockholders as well as other stakeholders to seek feedback on our efforts and inform our decisions on how we should approach the future. As a result of this engagement, we are proud to share with you our Plan for the Net-Zero Energy Transition (the “Plan”), included on pages 17-24. The Plan is designed to provide understanding of the valued role we intend to play in a well-managed and orderly energy transition, while sustaining our leadership as a best-in-class E&P company. We hope you will be as proud and excited as we are about the future of ConocoPhillips.

YOUR INPUT IS VALUED AND YOUR VOTE IS VERY IMPORTANT

We strongly believe that regular engagement with all of our stakeholders — stockholders, employees, customers, suppliers, advocacy groups, governments and communities — is essential to our long-term success. The Annual Meeting is another opportunity for stockholders to express their views on matters relating to ConocoPhillips’ business, and we hope to see you there.

Whether or not you plan to attend the Annual Meeting in person, and no matter how many shares you own, we encourage you to vote in advance. Your vote is important to us and to our business. Prior to the meeting, you may sign and return your proxy card, use telephone or Internet voting, or visit the Annual Meeting website at www.conocophillips.com/annualmeeting to register your vote. Instructions on how to vote begin on page 136.

We look forward to sharing more about our company and your company during the Annual Meeting on May 10.

Thank you for your continued support.

Ryan M. Lance	Robert A. Niblock
Chairman and Chief Executive Officer	Lead Director

Cautionary Note Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our ESG goals, commitments, and strategies, including our net-zero commitments and other ESG related information. We use words such as “anticipates”, “believes”, “expects”, “future”, “goal”, “target”, “must”, “will”, “should”, “aim”, “strive”, “intends”, and similar expressions to identify forward-looking statements. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks and uncertainties that are discussed in our most recently filed periodic reports on Form 10-K and subsequent filings on Form 10-Qs, and Form 8-Ks. We assume no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of ConocoPhillips under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (Exchange Act), the sections of this Proxy Statement titled “Audit and Finance Committee Report” (to the extent permitted by the rules of the U.S. Securities and Exchange Commission (SEC)) and “Human Resources and Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically stated otherwise in such filing. This Proxy Statement includes website addresses and references to additional materials found on those websites, including references to our Market Update and 10-year Plan, which are provided for convenience only. These websites and materials are not incorporated into this Proxy Statement by reference.

2022 Proxy Statement     5

Notice of 2022 Annual Meeting of Stockholders

DATE & TIME Tuesday, May 10, 2022 9:00 a.m. (CDT)	LOCATION Hyatt Regency Houston West Houston, Texas	RECORD DATE March 14, 2022

Proposals Requiring Your Vote

Purpose		Board Recommendation	Page
1.	Election of 13 Directors	FOR each nominee	48
2.	Ratification of Independent Registered Public Accounting Firm	FOR	60
3.	Advisory Approval of the Compensation of Our Named Executive Officers	FOR	62
4.	Adoption of Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions	FOR	120
5.	Advisory Vote on Right to Call Special Meeting	FOR	122
6.	Stockholder Proposal – Right to Call Special Meeting	AGAINST	124
7.	Stockholder Proposal – Emissions Reduction Targets	AGAINST	126
8.	Stockholder Proposal – Report on Lobbying Activities	AGAINST	130

Only stockholders of record at the close of business on March 14, 2022 will be entitled to receive notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at our offices in Houston, Texas during ordinary business hours for a period of 10 days prior to the meeting.

Visit our Annual Meeting website at www.conocophillips.com/annualmeeting to learn more about our Annual Meeting, review and download this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”), submit questions in advance of the Annual Meeting, and sign up for electronic delivery of materials for future annual meetings.

Due to the ongoing coronavirus (COVID-19) pandemic and to be consistent with our SPIRIT Values, we are implementing additional health and safety protocols for the Annual Meeting, including advance registration by stockholders, social distancing, the possible use of face masks and requiring attendees to present documentation of a negative COVID-19 test taken no more than 48 hours before your arrival at the Annual Meeting. If you wish to attend the Annual Meeting in person, you must request an admission ticket in advance of the meeting and adhere to the health and safety protocols. You will be required to present the admission ticket, a government-issued photo identification and documentation of the negative COVID-19 test to enter the Annual Meeting. For more details, please see “Available Information and Q&A About the Annual Meeting and Voting” beginning on page 134.”

March 28, 2022
By Order of the Board of Directors

Shannon B. Kinney
Corporate Secretary

Your vote is very important to us and to our business. Even if you plan to attend the Annual Meeting in person, please vote right away. For more information on voting, please see “Available Information and Q&A About the Annual Meeting and Voting” beginning on page 134.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to be Held on May 10, 2022: This Proxy Statement and our 2021 Annual Report are available at www.conocophillips.com/ annualmeeting.

PARTICIPATE IN THE FUTURE OF CONOCOPHILLIPS—VOTE NOW

ONLINE Use your smartphone or computer. www.proxyvote.com	PHONE CALL Dial (800) 690-6903 toll-free 24/7.	MAIL Cast your ballot, sign your proxy card, and send by mail in the enclosed postage-paid envelope.	IN PERSON You may attend the Annual Meeting and vote in person.

6     ConocoPhillips

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding ConocoPhillips’ 2021 performance, please review our Annual Report.

About ConocoPhillips

Company Overview

ConocoPhillips is one of the world’s leading exploration and production companies based on both production and reserves, with a globally diversified asset portfolio. Headquartered in Houston, Texas, as of December 31, 2021, ConocoPhillips had operations and activities in 14 countries, $91 billion of total assets, and approximately 9,900 employees. Production including Libya averaged 1,567 thousand barrels of oil equivalent per day (“MBOED”) in 2021, and proved reserves were 6.1 billion barrels of oil equivalent (“BBOE”) as of December 31, 2021. Our key focus areas include safely operating producing assets, executing major developments, and exploring for new resources in promising areas. During 2021, we completed two major acquisitions — the acquisition of Concho Resources Inc., an independent oil and gas exploration and production company with operations in New Mexico and West Texas, and the acquisition of Shell Enterprises LLC’s assets in the Delaware Basin, including approximately 225,000 net acres of producing properties located entirely in Texas. Combined, these transactions added approximately 800,000 net acres, thereby significantly increasing our unconventional position and operations in the Permian. Our diverse, low cost of supply portfolio includes resource-rich unconventional plays in North America; conventional assets in North America, Europe, Asia; LNG developments; oil sands assets in Canada; and an inventory of global conventional and unconventional exploration prospects.

UNITED STATES – ALASKA
CANADA
NORTH AMERICA
Pacific Ocean
UNITED STATES – LOWER 48
Houston
Gulf of Mexico
Atlantic Ocean
COLOMBIA
SOUTH AMERICA
Norwegian Sea
Barents Sea
NORWAY
UNITED KINGDOM
North Sea
EUROPE
LIBYA
AFRICA
MIDDLE EAST
QATAR
ASIA
CHINA
JAPAN
Pacific Ocean
CAMBODIA
South China Sea
MALAYSIA
Natuna Sea
SINGAPORE
Indian Ocean
Java Sea
INDONESIA
AUSTRALIA
Exploration
Production
Exploration and Production
Headquarters

2021 Global Operations and Activities

14
Countries as of Dec. 31, 2021

Employees

~9,900
as of Dec. 31, 2021

2021 Production*

1,567
MBOED

2021 Proved Reserves

6.1
Billion BOE

* Production includes Libya.

2022 Proxy Statement     7

Proxy Summary

A Transformational Year

2021 was a truly remarkable year for ConocoPhillips. Our operating performance around the globe was outstanding; we generated strong returns on and of capital for our stockholders, and closed on two significant, highly accretive acquisitions in the heart of the Permian Basin. All of which was possible due to our ongoing commitment and discipline to deliver our value proposition to provide superior returns to stockholders through price cycles. We did this through dedicated execution of our core principles — focusing on peer-leading distributions, maintaining a strong balance sheet, executing disciplined investment, and demonstrating ESG leadership. Supporting these core principles were our strategic cash flow allocation priorities: (1) invest enough capital to sustain production and pay the existing dividend; (2) grow the dividend annually; (3) maintain ‘A’ credit rating; (4) return greater than 30 percent of cash from operations to stockholders; and (5) disciplined investment to enhance returns.

We have aligned our strategy with the realities of the E&P business, and we believe to be successful we must deliver on our Triple Mandate:

●

First, we must reliably and responsibly deliver oil and gas production to meet energy transition pathway demand. In 2021, we delivered strong operational performance across our asset base, resulting in full-year production of almost 1.6 million barrels of oil equivalent per day, including Libya. We also continued our rigorous portfolio optimization work, with transactions that collectively reduced both the average cost of supply and GHG intensity of our portfolio.

●

Second, we must deliver competitive returns on and of capital for our stockholders. In 2021, we returned $6.0 billion to stockholders through $2.4 billion in dividends and $3.6 billion of share repurchases, representing a return to stockholders of 35% of cash provided by operating activities. Furthermore, we announced a new tier of our return of capital framework, adding a variable return of cash (“VROC”) tier to the ordinary dividend and share repurchase tiers. At our mid-year Market Update for investors, we disclosed our 10-year plan that includes our intention to grow return on capital employed by 1-2 percentage points annually.

●

Third, we must achieve our net-zero operational emissions ambition. In 2021, we continued to advance our net-zero ambition with an increase in Scope 1 and 2 greenhouse gas emissions intensity reduction targets to 40-50% from a 2016 baseline on a net equity and gross operated basis by 2030, from the previous target of 35-45% on only a gross operated basis. We also created a Low-Carbon Technologies organization to evaluate potential investments in end-use emissions reduction and low-carbon technology opportunities.

2021 was transformational for ConocoPhillips, and we achieved many important accomplishments, as shown below:

(1)	Adjusted earnings, adjusted EPS, return on capital employed (ROCE) and free cash flow are non-GAAP measures. Further information related to these measures as well as reconciliations to the nearest GAAP measure are included on Appendix A.
(2)	Cash provided by operating activities was $17.0B. Excluding operating working capital of ($1.3B), cash from operations was $15.7B. Cash from operations (CFO) is a non-GAAP measure. Further information related to this measure is included on Appendix A.
(3)	Ending cash includes cash, cash equivalents, and restricted cash totaling $5.4B, and short-term investments of $0.4B. Restricted cash was $0.4B.
(4)	Production excludes Libya.

8     ConocoPhillips

Proxy Summary

Importantly, we delivered these milestones while operating safely and with a commitment to ESG excellence. We maintained our ongoing practice of engaging with stockholders throughout 2021, and in response to the nonbinding climate stockholder resolution we received at last year’s annual meeting, we undertook extensive efforts to ensure we received stockholder feedback on our plan for ConocoPhillips’ future as we continue to execute our strategy and play a meaningful role through the energy transition. The results of that engagement and a copy of our Plan for the Net-Zero Energy Transition can be found on pages 17-24. We received consistent feedback that our disciplined, returns-focused strategy is the right one for our business and that our stockholders appreciate our ongoing efforts to increase the transparency and robustness of our disclosures to address the things that they care about most.

Stockholder Engagement

ConocoPhillips understands the importance of maintaining a robust stockholder engagement program. During 2021, ConocoPhillips continued this long-standing practice. Executives and management from our investor relations, sustainable development, human resources, government affairs and legal groups routinely engaged with stockholders on a variety of topics, including our ongoing response to the COVID-19 pandemic, strategy and value proposition, including rationale and progress on the two major acquisitions we completed during the year, corporate governance, executive compensation, human capital management, culture, climate change, and sustainability. When appropriate, directors also met with stockholders. We spoke with representatives from our top institutional investors, mutual funds, public pension funds, labor unions, and socially responsible funds to hear their views on these important topics. Overall, investors expressed strong support for ConocoPhillips. We believe our regular stockholder engagement was productive and provided an open exchange of ideas and perspectives for both ConocoPhillips and our stockholders. For more information, see “Stockholder Engagement and Board Responsiveness” beginning on page 27 and “2021 Say on Pay Vote Result, Stockholder Engagement, and Board Responsiveness” beginning on page 66.

Supplemental to conversations we had during our routine stockholder engagement this year, we also had targeted conversations with key stakeholders on our climate strategy and energy transition. For more details on these conversations, see “2021 Nonbiding Climate Resolution Outcome, Stockholder Engagement and Board Responsiveness” beginning on page 15.

2022 Proxy Statement     9

Proxy Summary

Director Nominees

The Board recommends a vote FOR each of the 13 nominees listed below. All of the nominees are currently serving as directors.

Caroline Maury Devine, 71
Former President and Managing Director of a Norwegian affiliate of ExxonMobil

Director Since: 2017
Committees:

Jody Freeman, 58
Archibald Cox Professor of Law, Harvard Law School

Director Since: 2012
Committees:

Gay Huey Evans CBE, 67
Chairman, London Metal Exchange

Director Since: 2013
Committees:

Jeffrey A. Joerres, 62
Former Executive Chairman and Chief Executive Officer, ManpowerGroup Inc.

Director Since: 2018
Committees:

Eric D. Mullins, 59
Chairman and Chief Executive Officer, Lime Rock Resources

Director Since: 2020
Committees:

Arjun N. Murti, 52
Senior Advisor, Warburg Pincus

Director Since: 2015
Committees:

Director Since: 2010
Committees:

Key

Diversity of Board Skills and Experience

CEO or senior officer
CEO or senior officer experience demonstrates a practical understanding of organizations, processes, strategy, risk, and risk management.

Financial reporting
Financial reporting, audit knowledge, and experience in capital markets, both debt and equity, are critical to ConocoPhillips' success.

Industry
Industry experience provides valuable perspective on issues specific to our business within the energy industry.

Global
Global business or international experience provides valued perspectives on how we grow our businesses outside the United States.

Regulatory/ government
Regulatory/government experience offers valuable insight into how the energy industry is heavily regulated and directly affected by governmental actions and decisions.

Committees*

- Executive Committee ("EC")
- Audit and Finance Committee ("AFC")
- Human Resources and Compensation Committee ("HRCC")

* Effective as of May 9, 2022

Director Nominee Race/Ethnic Diversity

23%
of our Directors are racially or ethnically diverse

2 Asian
1 Black/African American

Director Nominee Gender Diversity

31%
Women

9 Men
4 Women

10     ConocoPhillips

Proxy Summary

Ryan M. Lance, 59
Chairman and Chief Executive Officer, ConocoPhillips

Director Since: 2012
Committees: ★

Timothy A. Leach, 62
Executive Vice President, Lower 48, ConocoPhillips

Director Since: 2021
Committees: None

William H. McRaven, 66
Retired U.S. Navy Four-Star Admiral (SEAL)

Director Since: 2018
Committees:

Sharmila Mulligan, 56
Former Chief Strategy Officer, Alteryx

Director Since: 2017
Committees:

David T. Seaton, 60
Former Chairman and Chief Executive Officer, Fluor Corporation

Director Since: 2020
Committees:

R.A. Walker, 65
Former Chairman and Chief Executive Officer, Anadarko Petroleum Corporation

Director Since: 2020
Committees:

Environmental/ sustainability
Environmental/sustainability experience ensures that strategic business essentials and long-term value creation for stockholders are achieved with a responsible, sustainable business model.

Human capital management
Human capital management experience is essential for effective oversight on matters such as culture, succession planning, development and retention.

Committee on Directors' Affairs ("DAC") Public Policy and Sustainability Committee ("PPSC") Blue indicates Chair
Ages as of March 28, 2022

Gender Diversity in Board Leadership Roles

20%
of our committees (1 of 5) are chaired by a woman

Director Nominee Age Diversity

62
56
59
Median
66
71
52
58
60
65
67

Director Nominee Tenure Diversity

4 Directors — 0-3 years of service
5 Directors — 4-7 years of service
4 Directors — 8+ years of service

2022 Proxy Statement     11

Proxy Summary

Governance Highlights

Our Board oversees the development and execution of our strategy. We have robust governance practices and procedures that support our strategy. To maintain and enhance independent oversight, our Board is focused on its composition and effectiveness and has implemented a number of measures for continuous improvement.

The measures outlined below align our corporate governance structure with our strategic objectives and enable the Board to effectively communicate and execute our culture of compliance and rigorous risk management.

COMPREHENSIVE, INTEGRATED GOVERNANCE PRACTICES

●Our Board is committed to regular renewal and refreshment, and we continually assess whether our composition appropriately relates to ConocoPhillips’ current and evolving strategic needs.
●In assessing Board composition, the Committee on Directors’ Affairs considers any planned retirements from the Board, as well as background and diversity (including gender, ethnicity, race, national origin, and geographic background).
●As a result, we have an experienced and diverse group of nominees. See “How Are Nominees Selected?” beginning on page 48.

●The Board balances its commitment to maintaining institutional knowledge with the need for fresh perspectives that board refreshment and director succession planning provide.
●Our Board’s thorough onboarding and director education processes complement our recruitment process. See “Director Onboarding and Education” beginning on page 35.

●Our independent Lead Director’s robust duties are set forth in our Corporate Governance Guidelines. See “Our Lead Director” beginning on page 31.
●Our non-employee directors meet privately in executive session at each regularly scheduled Board meeting.
●Our Board reviews CEO and senior management succession and development plans at least annually and assesses candidates during Board and committee meetings and in less formal settings.

●Our Board and committees conduct intensive and thoughtful annual evaluations of the Board, its committees, and its directors, including self-evaluations and peer assessments. See “Board and Committee Evaluations” on page 34.
●Our directors provide feedback on Board and committee effectiveness, including areas such as Board composition and the Board/management succession-planning process.
●Our Board regularly assesses its leadership structure.
●Our Board’s decision-making is informed by input from stockholders.

The governance best practices we have adopted support these general principles:
●Annual election of all directors
●Long-standing commitment to sustainability
●Stock ownership guidelines for directors and executives
●Independent Audit and Finance, Human Resources and Compensation, Public Policy and Sustainability and Directors’ Affairs committees
●Transparent public policy engagement
●Prohibition on pledging and hedging for all employees

●Proxy access
●Active stockholder engagement
●Majority independent Board
●Executive sessions of non-employee directors held at each regularly scheduled Board meeting
●Empowered independent Lead Director
●Majority vote standard in uncontested elections
●Clawback Policy

12     ConocoPhillips

Proxy Summary

Executive Compensation

2021 Compensation Program Structure

Each year the Human Resources and Compensation Committee (the “HRCC”), advised by its independent compensation consultant and informed by feedback from stockholders, undertakes a rigorous process to set and review executive compensation. The HRCC believes a substantial portion of our executive compensation should be equity-based and focused on rewarding long-term performance and furthermore, that this approach most closely aligns the interests of our top executives with those of our stockholders.

The four primary elements of our executive compensation program are designed to provide a target total value for compensation that is competitive with our peers and attracts and retains the talented executives necessary to manage a large and complex company like ConocoPhillips. The following chart summarizes the principal components of our executive compensation program and the performance drivers of each element.

2021 Element of Pay	Overview	Key Benchmarks/Performance Measures
Annual
Salary	Fixed cash compensation to attract and retain executives and balance at-risk compensation Range: Salary grade minimum/maximum	●Benchmarked to compensation reference group median; adjusted for experience, responsibility, performance, and potential
Variable Cash Incentive Program (“VCIP”)

Variable annual cash compensation to motivate and reward executives for achieving annual goals and strategic and ESG milestones that are critical to our strategic priorities

Range: 0% - 200% of target for corporate performance, inclusive of individual adjustments

●Health, Safety, and Environmental (20%) ●Operational (20%) ●Financial—Absolute and Relative Adjusted ROCE (20%) ●Strategic and ESG Milestones (20%) ●Relative TSR (20%) One-year performance period
Long-Term Incentive Program (“LTIP”)

Variable long-term equity-based compensation to motivate and reward executives for achieving multi-year strategic priorities

Granted at beginning of three-year performance period with final cash payout following the conclusion of the performance period based on HRCC assessment of the pre-established corporate performance metrics and stock price on the settlement date

Range: 0% - 200% of total target award, inclusive of corporate performance adjustments

●Relative TSR (60%) ●Financial—Relative Adjusted ROCE and/or Adjusted CROCE (40%)(1) ●Stock price Three-year performance period

Long-term equity-based compensation designed to encourage executive retention and promote stock ownership while incentivizing absolute performance that is aligned with stockholder interests

Annual award settles in stock on third anniversary of grant date based on the stock price on the settlement date(2)

Range: 0% - 100% of target

●Stock price Three-year cliff vesting
(1)

Beginning with performance share programs commencing in 2020, the financial performance measure was further simplified by removing Adjusted CROCE, thereby strengthening the correlation between the payout and the remaining Adjusted ROCE metric.

(2)

Executive Restricted Stock Unit grants made prior to 2020 were settled in cash. Beginning with 2020 grants, Executive Restricted Stock Unit grants will be settled in shares rather than cash to provide additional common stock ownership through ConocoPhillips’ executive compensation programs, and better align with market practice.

2022 Proxy Statement     13

Proxy Summary

Compensation and Governance Practices

Management and the HRCC believe pay and performance are best aligned through a rigorous review process of our executive compensation programs. This process, which is described under the heading “HRCC Annual Compensation Cycle” on page 76, consists of benchmarking against our peers, completing four distinct performance reviews, incorporating stockholder feedback, and seeking the assistance of an independent third-party compensation consultant.

In connection with this ongoing review and based on feedback received through our stockholder outreach program, the HRCC maintains what it believes are best practices for executive compensation. Below is a summary of those practices.

WHAT WE DO

Pay for Performance: We align executive compensation with corporate and individual performance on both a short-term and long-term basis. The majority of our target total direct compensation for employees who are a senior vice president or higher, executives who report directly to the CEO, or any other employee considered an officer under Section 16(b) of the Securities Exchange Act of 1934 (“Senior Officers”) is variable incentive compensation. Actual total direct compensation varies based on the extent of achievement of, among other things, safety, operational, and financial performance, and strategic and ESG goals, as well as stock performance and individual performance.

Stock Ownership Guidelines: Our Stock Ownership Guidelines require all executives to own stock or have an interest in restricted stock units valued at a multiple of base salary. Our CEO has an ownership guideline of six times base salary and other named executive officers have ownership guidelines of three or four times base salary. Each director is expected to own stock in the amount of the aggregate annual equity grants he or she received during his or her first five years on the Board. All of our Named Executive Officers and current directors meet or exceed these requirements.

Mitigation of Risk: Our compensation plans have provisions designed to mitigate undue risk, including caps on the maximum level of payouts, clawback provisions, varied performance measurement periods, and multiple performance metrics. In addition, the Board, the HRCC, and management perform an annual risk assessment to identify potential undue risk created by our incentive plans.

Clawback Policy: Executives’ incentive compensation is subject to a clawback that applies in the event of certain financial restatements. This is in addition to provisions contained in our award documents that, if an executive engages in any activity we determine is detrimental to ConocoPhillips, permit us to suspend the right to exercise, refuse to honor the exercise of awards already requested, or cancel awards granted.

Independent Compensation Consultant: The HRCC retained Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as its independent executive compensation consultant. During 2021, FW Cook provided no other services to ConocoPhillips.

Double Trigger: Our equity programs do not vest in the event of a change in control unless there is also a qualifying termination of employment.

Capped Payouts: The HRCC has implemented caps on all executive incentive programs. Payouts for the Executive Leadership Team, which includes the Named Executive Officers, under the annual incentive program and Performance Share Program, are capped at 200 percent of the total target award.

WHAT WE DON’T DO

No Excise Tax Gross-Ups for Change in Control Plan Participants: Effective in 2021, we eliminated all excise tax gross-ups for participants in our Change in Control Severance Plan.

No Current Payment of Dividend Equivalents on Unvested Long-Term Incentives: Dividend equivalents on unvested restricted stock units awarded under the long-term incentive programs are only paid out to the extent that the underlying award is ultimately earned.

No Repricing of Underwater Stock Options: Our plans do not permit us to reprice, exchange, or buy out underwater options without stockholder approval.

No Pledging, Hedging, Short Sales, or Derivative Transactions: Company policies prohibit all of our employees from pledging, hedging, or trading in derivatives of ConocoPhillips stock.

No Employment Agreements for Our Named Executive Officers: All compensation for our Named Executive Officers is established by the HRCC.

14     ConocoPhillips

2021 Nonbinding Climate Resolution Outcome, Stockholder Engagement and Board Responsiveness

Outreach, Feedback and Responsiveness

ConocoPhillips is committed to engaging in constructive and meaningful dialogue with our stockholders. We believe that our engagement efforts allow us to better understand our stockholders’ priorities, perspectives and concerns, and position us to effectively address issues that are important to our stockholders. We maintain a robust stockholder engagement program –executives and management from ConocoPhillips’ investor relations, sustainable development, human resources, government affairs and legal groups and, when appropriate, directors meet with stockholders regularly on a variety of topics. In addition to our regular engagement efforts, we seek to elevate our engagement and dialogue across our investor base on issues that we believe are a priority for our stockholders.

At our 2021 annual meeting, we received a nonbinding climate resolution asking ConocoPhillips to address energy transition risks and opportunities and to set scope 1, 2 and 3 emissions reduction targets. In recognition of stockholder support for this proposal and the increasing focus on climate change, sustainability and the energy transition among many of our stockholders, as well as the global imperative to reduce carbon emissions in line with the aims of the Paris Agreement, we undertook extensive outreach during the second half of 2021 and early 2022. Our most recent engagement efforts continued ongoing conversations we have had with our stockholders since we began seeking feedback on our Paris-aligned climate risk framework in 2020.

Since last year’s annual meeting, we met with approximately 47% of our stockholder base and over 80% of our institutional investor base. We also continued our engagement with Follow This, the proponent of the 2021 nonbinding climate resolution, and proactively reached out to other key policy stakeholders and peers to discuss and solicit feedback on our plans, strategies and targets. Set forth below is a summary of our engagement efforts, the feedback we received and our responsiveness:

HOW WE ENGAGED WITH OUR STOCKHOLDERS

●	Engagement on climate matters led by senior management (CEO; EVP – Strategy, Sustainability and Technology; SVP – Corporate Relations; VP – Sustainable Development and Deputy General Counsel, Chief Compliance Officer and Corporate Secretary)
●	Chair of our Public Policy and Sustainability Committee participated in meetings with approximately 36% of our stockholder base
●	Meetings conducted with 18 major stockholders representing 47% of our stockholder base and over 80% of our institutional investor base and with several other of our smaller stockholders
●	Multiple meetings with Follow This, the proponent of the 2021 and 2022 nonbinding climate resolutions
●	Recurring engagements with Climate Action 100+ (CA100+) and Interfaith Center for Corporate Responsibility (ICCR)
●	Outreach to ISS and Glass Lewis
●	Ongoing meetings with a Ceres-facilitated working group of leading U.S. E&P and financial sector companies aimed at constructively defining appropriate goals and performance of a Paris-aligned E&P company

WHAT WE DISCUSSED

●	Our climate risk approach and plans for energy transition, including (1) the alignment of climate and ESG priorities with our governance practices, (2) the integration of climate and ESG considerations into our business strategy, and (3) risk management policies, procedures and targets
●	Our commitment to net-zero for operational scope 1 and 2 emissions by 2050, including (1) improving our medium-term (2030) GHG emissions intensity target, (2) adding a medium-term net equity emissions intensity target and (3) further advancing the assurance of our emissions disclosures

2022 Proxy Statement     15

2021 Nonbinding Climate Resolution Outcome, Stockholder Engagement and Board Responsiveness

●	The resilience to and preparedness of our business for the energy transition, including assessments of our portfolio, scenario-based planning and our capacity to adapt to changes in the transition pathway
●	Perspectives on scope 3 emissions, including disclosures and the applicability of targets
●	Our overall contribution to the global energy transition, including our activities in the low-carbon sector that are focused on hydrogen and carbon capture and storage
●	Our advocacy and lobbying on climate policies, including our efforts to address end-use emissions and demand

WHAT WE HEARD

●	Stockholders support the pathway we are taking to improve areas of GHG emissions management, including accelerated flaring and methane reduction targets (see “Near-Term Emissions Reduction (by 2025)” beginning on page 19)
●	Stockholders support our efforts to further improve on our GHG emissions targets and our addition of a net equity emissions intensity target, and expect us to continue demonstrating progress toward our net-zero commitment (see “Medium-Term Emissions Reduction (by 2030)” beginning on page 21)
●	Stockholders recognized that we were one of the first companies in North America to make a commitment to reduce operational GHG emissions to net-zero (see “Long-Term Emissions Reduction (by 2050)” beginning on page 21)
●	Stockholders that voted for the climate resolution, in most instances, expressed that the vote was in favor of ConocoPhillips setting scope 1 and 2 emissions reduction targets, but not in favor of us setting scope 3 emissions reduction targets – many expressed conflict in not wanting to vote against setting scope 1 and 2 targets and therefore supported the climate resolution with the understanding that the proposal was nonbinding and allowed management and the Board discretion on how to implement only the elements of the proposal that would be in the best interest of stockholders and in furtherance to ConocoPhillips’ Triple Mandate
●	Stockholders appreciated being fully informed on the various components of the conflated climate resolution and acknowledged our substantial implementation of the proposal to address energy transition risks and opportunities and to set scope 1 and 2 emissions reduction targets (see “Our Triple Mandate” beginning on page 18 and “Reducing Scope 1 & 2 Emissions” beginning on page 19)
●	Stockholders overwhelmingly did not express an expectation for ConocoPhillips to set a scope 3 target as set forth in the climate resolution — there was recognition that a scope 3 target would amount to a prescribed shift of Paris-aligned, transition-oriented production to other producers — and a number of investors expressed particular concern that, given we are an upstream-only E&P company, setting a scope 3 target could actually harm our business and their interests in long-term value (see “Addressing Scope 3 End-Use Emissions” beginning on page 22)
●	Stockholders believe that our engagement efforts have helped to further evolve their understanding as to the applicability of scope 3 targets to the upstream E&P sector and many now view scope 3 emissions differently from scope 1 and 2 given the lack of direct control by E&P companies of scope 3 emissions (see “Addressing Scope 3 End-Use Emissions” beginning on page 22)
●	Stockholders appreciated learning more related to how the transition pathway for E&P companies will be different compared to companies in other sectors and why an E&P company does not have the same transition opportunities or ability to influence demand as fully integrated, customer-facing companies (see “Addressing Scope 3 End-Use Emissions” beginning on page 22)
●	Stockholders welcomed the contribution of our recent investment in unconventional resources toward reducing the GHG emissions intensity of our portfolio
●	Stockholders support our ongoing efforts to expand and enhance the scope of our climate and ESG-related disclosures and the verification and assurance of our public climate and ESG reporting (see “Measurement, Reporting and Verification” beginning on page 20)
●	Stockholders support our TCFD-aligned disclosures, including on scope 3 emissions, but would like to see greater disclosure on our approach to addressing the underlying interests and how our business is addressing end-use demand, including advocacy targeting end-use emissions and demand, and pursuing opportunities to accelerate a shift in energy transition where we possess relevant competencies and market access, including carbon capture and storage (CCS) and hydrogen (see “Addressing Scope 3 End-Use Emissions” beginning on page 22 and “Participating in the Energy Transition—New Low-Carbon Opportunities” beginning on page 23)
●	Stockholders would like us to address GHG emissions in our upstream supply chain, an area of scope 3 emissions reduction that our stockholders agree we can influence (see “Supply Chain” beginning on page 23)
●	Stockholders recognized that ongoing dialogue is critical to continue to align ConocoPhillips’ climate and transition plans with their own risk management and net-zero commitment frameworks
●	Stockholders commented favorably on our Board composition, including the addition of four new directors with industry experience since 2019 who have enhanced our Board’s climate and ESG expertise

OUR MEANINGFUL RESPONSE TO THE 2021 NONBINDING CLIMATE RESOLUTION

All the feedback our stockholders provided was shared and discussed with the full Board, including a detailed review with the Public Policy and Sustainability Committee. The feedback was considered by management and influenced notable updates to our plan for the energy transition. The following Plan for the Net-Zero Energy Transition, which has been reviewed and endorsed by the Board, describes the actions we have taken to address what we heard and make changes responsive to feedback.

16     ConocoPhillips

Plan for the Net-Zero Energy Transition

THE ENERGY TRANSITION CHALLENGE

Meeting the central aim of the Paris Agreement to strengthen the response to climate change is a worldwide imperative for which governments and companies alike have adopted net-zero ambitions. The resulting energy transition will be complex, with many possible pathways and uncertainties—more likely an evolution than a near-term step-change. We acknowledge the importance of limiting global average temperature increases and achieving a climate-neutral world by midcentury. ConocoPhillips is applying its strategic capabilities and resources to meet this challenge in an economically viable, accountable and actionable way that balances the interests of our stakeholders. Our goal is to support an orderly transition that matches supply to demand and focuses on returns on and of capital while safely and responsibly delivering affordable energy.

Executive Summary

Our Plan for the Net-Zero Energy Transition (the “Plan”) is built upon ConocoPhillips’ “Triple Mandate,” which is focused on three objectives that are integral to our strategic goals: meet energy transition pathway demand, deliver competitive returns and achieve our net-zero emissions ambitions.

Our Plan is summarized below, with updates to our prior objectives in response to investor feedback and internal analyses noted. Our Plan describes how we will:

●	BUILD A RESILIENT ASSET PORTFOLIO: Focus on low cost of supply and low greenhouse gas (GHG) intensity resources that meet transition pathway energy demand.
●	SET AMBITIOUS TARGETS: Commit to near-, medium- and long-term targets for reducing operational (Scope 1 and 2) emissions over which we have ownership and control. These targets include:
●	Achieving our stated ambition to become a net-zero company for Scope 1 and 2 emissions by 2050.
●	Strengthening our previously announced operational GHG emissions intensity reduction target to 40-50% by 2030 and expanding it to apply to both a gross operated and net equity basis to ensure active engagement in our non-operated investments.
●	Meeting a further 10% reduction target for methane emissions intensity by 2025 from our 2019 baseline, building upon the 65% reduction we have made since 2015.
●	Aiming to achieve zero routine flaring by 2025, five years sooner than the World Bank initiative’s goal of 2030.
●	ADDRESS END-USE EMISSIONS: Advocate for a well-designed, economy-wide price on carbon that would help shift consumer demand from high-carbon to low-carbon energy sources.
●	PURSUE TRANSITION OPPORTUNITIES: Evaluate potential investments in emerging energy transition and low-carbon technologies. During 2021 our efforts included:
●	Establishing a multi-disciplinary Low-Carbon Technologies organization to identify and evaluate business opportunities that address end-use emissions and early-stage low-carbon technology opportunities that would leverage our existing expertise and adjacencies.
●	Allocating $200 million in the 2022 capital budget to advance energy transition activities, the majority of which will address Scope 1 and 2 emissions reduction projects across our global operations, with the rest allocated for early-stage low-carbon technology opportunities.
●

TRACK THE ENERGY TRANSITION: Utilize a comprehensive scenario planning process to calibrate and understand alternative energy transition pathways and test the resilience of our corporate strategy to climate risk.

●	MAINTAIN CAPITAL DISCIPLINE: Use scenario analyses and a fully burdened cost of supply, including cost of carbon, as the primary basis for capital allocation.

2022 Proxy Statement      17

Plan for the Net-Zero Energy Transition

Our Plan does not include a Scope 3 (end-use) emissions target. A Scope 3 target for an exploration and production (E&P) company represents a prescribed curtailment of production and a shift of capital away from existing transition demand, whereas our responsibility to stockholders is to strongly compete for that demand. We do so by striving for the lowest cost of supply, lowest GHG intensity production. We are taking separate responsibility for encouraging a shift to low-carbon sources of energy by providing tangible support for carbon pricing, which would encourage changes in the choices made by end users.

The Plan has been endorsed by the full Board of Directors and is published on the ConocoPhillips website. It is designed to help investors and other stakeholders gain an understanding of the valued role ConocoPhillips intends to play in an orderly energy transition and supports our aim to be a best-in-class E&P company. Through our ongoing consideration of transition scenarios, the strategic planning process and stakeholder engagement, we expect the Plan to continue evolving as the energy transition progresses over time.

Our Triple Mandate

ConocoPhillips intends to play a valued role in the energy transition by executing three objectives: meeting energy transition pathway demand, delivering competitive returns on and of capital, and achieving our net-zero emissions ambition. We call this the Triple Mandate, and it represents our commitment to create long-term value for our stakeholders.

First, meeting energy transition pathway demand requires a focus on delivering production that will best compete in any transition scenario. We will deliver this production from resources with a competitive cost of supply and low GHG intensity, as well as diversity by market and asset type.

Next, in delivering competitive returns, ConocoPhillips has been a leader in shifting the E&P sector’s value proposition away from one focused on production growth toward one focused on returns. We are committed to delivering competitive returns on and of capital for our stockholders.

Finally, to drive accountability for the emissions that are within our control, we are progressing toward achieving our net-zero Scope 1 and 2 emissions ambition through a continuous pipeline of projects with short-, medium-, and long-term emissions reduction targets.

(1)	Scope 1 and 2 emissions on a net equity and gross operated basis.

18      ConocoPhillips

Plan for the Net-Zero Energy Transition

Reliable and Resilient Returns

Our resilience is based on our ability to deliver competitive returns on and of capital. Our solution to prior sector-wide underperformance has been continually improving the underlying cost of supply of our portfolio, committing to return >30% of cash from operations to stockholders, maintaining balance sheet strength, and moderating growth by holding to disciplined reinvestment rates. As Figure 1 shows, rates of return for our E&P projects are well above our weighted average cost of capital (WACC), and also well above current returns for some common types of renewable energy investments. We have communicated to stakeholders a credible 10-year strategic plan intended to generate double-digit returns on capital employed that are competitive with overall market returns.

Appreciating that oil and natural gas are projected to remain essential parts of the energy supply mix in coming decades across a broad range of scenarios, ConocoPhillips intends to maintain its key market role through resilience to transition-related risks. We focus on remaining resilient and competitive in any transition scenario by providing low-cost, low GHG, best-in-class ESG production.

FIGURE 1. RENEWABLES PLAY A SIGNIFICANT ROLE IN MEETING FUTURE DEMAND, BUT RETURNS DO NOT YET COMPETE

Current Project Returns Comparison

(1)	Bloomberg. Weighted average cost of capital (WACC).
(2)	WoodMac.
(3)	Internal estimates.
(4)	$50/BBL WTI in 2020 dollars, escalating at 2% annually.

On any possible energy transition pathway, the company, our stakeholders and the financial sector must contend with the questions of transition direction and pace, their trade-offs and how best to manage climate-related risks and opportunities. This emphasizes the importance of maintaining strategic capability to contribute to an orderly transition through scenario-based planning, portfolio resilience, sound financial standing, qualified people and well-developed processes.

ConocoPhillips evaluates multiple potential scenarios in order to gain a thorough understanding of alternative energy transition pathways and to test the resilience of our corporate strategy. Our strategy uses a fully burdened cost of supply, including cost of carbon, as the primary basis for capital allocation. We have continued to grow our resource base with what we believe to be low cost of supply resources, including through our acquisition of Concho and Shell’s Permian assets. Our focus on low cost of supply should help facilitate competitive returns on future investment while maintaining resilience to the transition’s impacts on energy demand and commodity price.

Reducing Scope 1 & 2 Emissions

Our Plan for the Net-Zero Energy Transition focuses on actionable goals and targets that will drive emissions reduction. Our efforts to strengthen our targets and increase investment in emissions reduction, demonstrate a commitment from our Executive Leadership Team and Board to meet the challenges of the energy transition. We have established near-, medium- and long-term targets for Scope 1 and 2 emissions reduction, as described below.

Near-Term Emissions Reduction (by 2025)

Reflecting progress to date on emissions reduction efforts, we have accelerated and improved our Scope 1 and 2 emissions targets. These targets incorporate an immediate focus on flaring and methane emissions, which provide the best opportunities to reduce near-term GHG impacts.

2022 Proxy Statement      19

Plan for the Net-Zero Energy Transition

We have therefore set our 2025 targets as follows:

●	Meet an additional 10% methane emissions intensity reduction target by 2025 from a 2019 baseline, adding to the 65% reduction we have achieved since 2015. We are also working with stakeholders on development of sector-wide methane targets that set a comparable standard.
●	Maintain our commitment to achieve zero routine flaring as part of the World Bank initiative. We aim to reach this goal by 2025, five years earlier than the World Bank’s 2030 goal.

GHG emissions management is an expected core competency for ConocoPhillips Business Units (BU’s). Each BU is required to continuously review its GHG emissions profile and identify opportunities to make design and operating improvements that can reduce emissions. Potential GHG emissions reduction projects are reviewed within our annual budget planning process and assessed against pre-determined selection criteria, including cost per tonne of CO2e abated. We call this annual exercise our Marginal Abatement Cost Curve program. We sanction projects that provide the greatest efficiency in reducing GHG emissions, or that anticipate forthcoming regulatory changes. We have allocated $200 million in the 2022 capital budget to energy transition activities, a majority of which will address Scope 1 and 2 emissions reduction projects across our global operations selected through this program. The projects sanctioned for 2022, some of which are multi-year projects, could represent a recurring annualized reduction of approximately one million tonnes of CO2e upon completion. These include production efficiency measures, methane and flaring intensity-reduction initiatives and asset electrification projects, specifically:

●	Flaring: Incorporate vapor recovery units at facilities; recover waste gas for sales.
●	Methane: Switch instrumentation from gas-driven to air-driven pneumatics; modify facilities to reduce gas venting.
●	Electrification and combustion: Reduce combustion needs on drilling and completions; electrify operations and pursue renewable energy sources; conduct basin-wide electrification study in the Permian; evaluate a project to electrify central facilities in a portion of our Eagle Ford operations.
●	Operational efficiency: Streamline facilities, tanks and equipment; improve waste heat utilization, insulation and power distribution.

Measurement, Reporting and Verification

Measurement, reporting and verification of our climate efforts and GHG data is critical for establishing credibility and accountability around our targets. We have traditionally engaged third-party verification for external, independent, limited assurance of our GHG metrics. For the 2021 reporting year, we have engaged a third-party independent consultant to expand our assurance scope beyond quantitative metrics to include governance and climate-related disclosures.

To continuously improve processes and controls for our ESG disclosures, we are conducting an internal audit in 2022 under the direction of our Audit and Finance Committee. With the assistance of independent consultants, we are further reviewing our internal processes and controls, and evaluating methods to continuously improve the quality, consistency and transparency of our GHG data. In 2022, we have commenced internal corporate audits and assessments against our Environmental Performance Metrics Reporting Practice, and we are improving our overall assurance for GHG data across our assets. We are also closely engaged with the Human Resources and Compensation Committee to ensure our emissions reduction and climate-related goals are reflected in our employee and executive compensation programs.

20      ConocoPhillips

Plan for the Net-Zero Energy Transition

Medium-Term Emissions Reduction (by 2030)

We recently strengthened our medium-term GHG emissions intensity reduction target to 40-50% by 2030 from a 2016 baseline, and also expanded the target to apply to both a gross operated and net equity basis. Figure 2 illustrates how we expect to achieve that target.

We have already progressed toward meeting this target over the past several years. Between 2016 and 2019, we achieved an 8% intensity reduction on a gross operated basis through a combination of specific emissions reduction projects and asset changes. Continued capital allocation actions are expected to have a combined impact of lowering GHG emissions intensity by roughly 30% as we increase production from assets with low intensity, such as those in the Permian Basin. We expect to achieve a further 10% reduction from near-term emissions reduction projects.

FIGURE 2. GROSS OPERATED PATHWAY TO 40–50% INTENSITY REDUCTION TARGET(1)

Achieving a target of 40–50% emissions intensity reduction by 2030 requires continued portfolio and capital allocation actions and investment in emissions reduction projects.

(1)	Scope 1 and 2 emissions on a net equity and gross operated basis, relative to a 2016 baseline.

Long-Term Emissions Reduction (by 2050)

Figure 3 summarizes the range of our emissions reduction ambitions over time, highlighting current, updated and new goals and targets. The long-term pathway to achieving our net-zero emissions ambition by 2050 starts with proven, well-defined actions for Scope 1 and 2 emissions, while also advancing less mature but potentially economically and technically viable low-carbon opportunities. The aggregated near- and medium-term efforts described in previous sections set the foundation for our roadmap to net-zero emissions by highlighting operational Scope 1 and 2 emissions reduction projects and our focus on assets with low cost of supply and low GHG intensity. Subsequent sections will cover low-carbon opportunities that comprise the final components of our net-zero roadmap. These include carbon capture and hydrogen opportunities, as well as voluntary offsets, all of which are overseen by our newly formed multidisciplinary Low-Carbon Technologies organization.

FIGURE 3. GOALS FOR NET-ZERO AMBITION

(1)	In line with the World Bank Zero Routine Flaring Initiative.
(2)	Scope 1 and 2 emissions on a net equity and gross operated basis.
(3)	2030 target relative to a 2016 baseline.

2022 Proxy Statement     21

Plan for the Net-Zero Energy Transition

Addressing Scope 3 End-Use Emissions

While we recognize that end-use emissions must be reduced to meet global climate objectives, we believe that setting a Scope 3 target for an E&P company misplaces the focus on emissions reduction that can only occur in subsequent parts of the value chain and instead represents a prescribed curtailment of production. While a sector-wide reduction in demand for oil and natural gas products is foreseen as the transition progresses, our responsibility to stockholders is to strongly compete to continue to supply that demand. We do that by striving for the lowest cost of supply, lowest GHG intensity production.

Although projections from a broad range of energy demand scenarios show a likely decline in oil and natural gas demand over the coming decades, they also estimate that trillions of dollars of oil and natural gas investment will still be needed to ensure sufficient production capacity exists to meet even conservative demand projections. Placing a requirement on efficient, ESG-focused, upstream companies like ConocoPhillips to meet a Scope 3 emissions reduction target could have the effect of shifting capital away from responsible operators, toward less-accountable producers and jurisdictions. Therefore, ConocoPhillips setting a Scope 3 target would not reduce global emissions.

Other key considerations have also reinforced our decision at ConocoPhillips not to set a Scope 3 target:

●	Pure play E&P companies do not have the opportunities to influence end-use emissions that integrated oil and gas companies have through their ownership and control over the production and sale of end-use energy products. As an upstream producer, ConocoPhillips does not control how the commodities we sell are converted into different products or ultimately used, providing limited scope for viable actions by an E&P company like ConocoPhillips beyond Scope 1 and 2 emissions reduction.
●	Enactment of a Scope 3 emissions target would inevitably result in duplication of end-use emissions accounting along the oil and natural gas value chain, making accurate accounting and credible target-setting extremely problematic.

We accept that in the absence of full carbon capture and sequestration, demand for energy must shift toward low-carbon and non-carbon sources, so we take responsibility for encouraging that shift by the most practical and effective means available – our visible support for carbon pricing that would cause a change in the choices made by end users.

In addition to advocating for a price on carbon, other practical steps we are taking that could reduce end-use emissions that are detailed in the following sections are:

●	Engaging with our supply chain.
●	Making seed-level investments in long lead time opportunities in emerging technologies with adjacencies that leverage our existing expertise and experience.

Advocacy

Supply-side constraints alone would be ineffective in reducing global emissions. Demand-side efforts are required for climate goals to be achieved. The most credible way for ConocoPhillips to contribute to reducing near-term Scope 3 emissions is our visible advocacy for carbon pricing. A well-designed, economywide carbon price would allow each sector to focus on the Scope 1 and 2 emissions from the sources it owns and controls. A price on carbon would also provide a stable and predictable market signal that would impact investment flows and end-user choices in a manner that minimizes adverse local economic and social impacts of an energy transition. We advocate for this directly through engagement with government legislators and regulators in all jurisdictions in which we operate, and indirectly via collaboration with trade associations that are aligned with our strategy.

Among our efforts, ConocoPhillips is a founding member of the Climate Leadership Council (CLC), and a member of Americans for Carbon Dividends, which focuses on progressing the bi-partisan Baker-Shultz carbon dividends plan. Our Executive Leadership Team consistently engages with members of Congress and the Administration to express support for that plan. To complement our work with the CLC, in 2021 we joined the Carbon Pricing Leadership Coalition. We have also demonstrated strong engagement with major trade associations to advance climate policy positions that include support for a market-based approach to reduce GHG emissions. To this end, we have shown successful leadership that has yielded positive results and progress within the American Petroleum Institute, the Business Roundtable, the U.S. Chamber of Commerce and others. Our advocacy further addresses methane and flaring regulation, clean fuel or power standards, and sector-specific regulations based on carbon-intensity benchmarks. Publicly communicating our governance processes and the depth of our advocacy efforts is a crucial component of our outreach in addressing stakeholder concerns.

22     ConocoPhillips

Plan for the Net-Zero Energy Transition

Supply Chain

We also recognize the importance of Scope 3 emissions in the upstream value chain generated by our suppliers. We therefore continually work with suppliers to find opportunities for GHG reductions in our operations and engage with them for alignment with our plans for the energy transition. We incorporate a sustainability questionnaire in our bidding process that includes questions on supplier GHG emissions and their own Scope 1 and 2 emissions reduction targets and we consider their answers in ultimately selecting our suppliers.

Participating in the Energy Transition—New Low-Carbon Opportunities

In early 2021 we established, and continue to expand, a multi-disciplinary Low-Carbon Technologies organization. Its remit is to develop the corporate net-zero roadmap for Scope 1 and 2 emissions, understand the new energies landscape, and prioritize opportunities for future competitive investment. We are approaching this effort with the same discipline that we approach exploration in our traditional business, keeping seed costs low, leveraging competencies, identifying viable economic opportunities with materiality and flexibility, and only increasing investment once risks are managed and returns are assured.

The Low-Carbon Technologies organization works across the company’s BUs to develop and implement region-specific net-zero roadmaps with detailed, time-bound actions, identify technology solutions for hard-to-abate emissions, pilot new methods to reduce and accelerate emissions reduction, and evaluate newly emerging competitive opportunities. This organization also supported pre-development work in 2021 to evaluate largescale wind energy opportunities to provide power for our operations in the Permian Basin, North Sea and Bohai Bay.

ConocoPhillips recognizes the important role that carbon capture and storage (CCS) and hydrogen could play in decarbonizing the global economy. We intend to apply our disciplined growth approach to development of these new opportunities through clear investment criteria and a focused strategy. We have prioritized opportunities in these technologies as they offer potential for competitive returns and align closely with our technical competencies and global reach. As demonstrated in Figure 4, we have recently taken actions to advance our positions in both technologies, including offering support to drive innovation.

Carbon Capture and Storage

In 2021, we evaluated potential CO2 storage sites along the Texas and Louisiana Gulf Coast to determine the feasibility of supplying CCS services to industrial emitters, beginning sometime during the 2020s. We are also evaluating opportunities to deploy CCS in our own operations. For example, we recently joined the Oil Sands Pathways to Net Zero Initiative, an alliance of Canada’s top oil sands operators that is working toward achieving net-zero GHG emissions by 2050.

Hydrogen

Over the last year we have also made early investments in enabling hydrogen technologies and continued our support of academic and industry research conducted to advance decarbonization efforts. Leveraging our global reach, we are evaluating and high-grading hydrogen and ammonia production and marketing opportunities, both domestic and international.

FIGURE 4. CARBON CAPTURE AND STORAGE (CCS) AND HYDROGEN ACTIVITIES(1)

The company has advanced its CCS and hydrogen positions through a variety of research and development activities.

(1)	Shading indicates increasing planned intensity and maturity of our actions over time.

As our portfolio of CCS and hydrogen projects continues to mature, we look forward to sharing more details and updates with our stakeholders.

2022 Proxy Statement     23

Plan for the Net-Zero Energy Transition

Offsets

While achieving our net-zero emissions ambition will primarily be driven by emissions reduction, we recognize that offsets may be required to mitigate some residual hard-to-abate emissions. Given the many entities setting net-zero emissions targets, the market for offsets will likely grow by 2050. After evaluating options and alternatives, we have designed a flexible, fit-for-purpose strategy to develop and invest in voluntary offsets beginning in 2022, helping secure credible low-cost market entry in anticipation of growing long-term demand. We also plan to develop and support our own offset projects and make diversified investments in offset projects or funds. Our focus will be on countries in which we operate, and we will seek partnerships with Non-Governmental Organizations (NGOs) when possible. While at present we do not anticipate the need to utilize offsets to meet our medium-term targets, we plan to begin investing now to secure a low-cost position for the future.

A Best-in-Class Plan for Energy Transition in the E&P Sector

Our Triple Mandate will drive continued focus and accountability for both returns and resilience, allowing us to play a valued, meaningful role in a managed and orderly energy transition. By meeting future energy transition pathway demand, delivering competitive returns, and achieving our net-zero emissions ambition, we are well positioned to execute this Plan and participate in an emerging low-carbon economy. We believe our Plan is adaptable, economically viable, accountable and actionable in any energy transition pathway.

We intend to report on implementation of our Plan and provide periodic updates on our performance on our website, www.conocophillips.com under “Sustainability”.

24     ConocoPhillips

ESG Excellence

Our Approach

ConocoPhillips recognizes the importance of delivering energy to the world, and we are committed to demonstrating leadership in the production of oil and natural gas by being competitive financially and with our environmental and social performance. We are grounded by values that position us to deliver strong performance in a dynamic business – but not at all costs. Sustainability is core to ConocoPhillips and ESG excellence is an integrated part of our foundational principles. We have long recognized the importance of leading on sustainability issues, including climate change, and we continue to address climate-related risks and opportunities. We have developed a climate-risk framework that is both ambitious and credible. We believe we have an important role to play in the energy transition, and have streamlined our pledge to create value while leading in ESG through a Triple Mandate that is aligned with the underlying realities of our business.

Triple Mandate

As a company we must:

●Reliably and responsibly deliver oil and gas production to meet transition pathway demand;
●Deliver competitive returns on and of capital for our stockholders; and
●Achieve our net-zero operational emissions ambition.

As we manage through the energy transition, oil and natural gas will remain an essential part of the energy supply mix in a low-carbon world and flexibility and resilience will be required to ensure that supply. Our governance structure is designed to ensure that management of sustainability-related risks and opportunities throughout the organization is incorporated into our strategic and operating decisions. Our governance model extends from the Board’s Public Policy and Sustainability Committee, through the ELT, to leaders and internal subject matter experts.

Operated assets and major projects are examined through our sustainable development (“SD”) risk management process against the physical, social, and political settings of our operations to ascertain potential risks. Sustainability-related risks are identified for climate change, water, biodiversity and stakeholder engagement, and action plans for each priority risk include line-of-sight goals for business units and key functions.

2022 Proxy Statement     25

ESG Excellence

Managing Climate-Related Risks

Our comprehensive governance framework provides Board and management oversight of our climate-related risk processes and mitigation plans as outlined in our Managing Climate-Related Risks report. Our integrated management system approach to identifying, assessing, and managing climate-related risks links directly to the enterprise risk management process, which includes an annual review by executive leadership and the Board.

We use scenarios in our strategic planning process to:

●	Gain a better understanding of external factors that impact our business;
●	Test the robustness of our strategy across different business environments;
●	Communicate risks appropriately; and
●	Adjust prudently to changes in the business environment.

In 2020, we announced a Paris-aligned climate risk framework—a first for a U.S.-based oil and gas company – and we have continued to adjust it to reflect our changing asset base and ongoing efforts to be best-in-class on ESG among E&P companies. This framework supports our ambition to reach a net-zero operational emissions target by 2050 and demonstrates our commitment to GHG emissions reduction and managing climate-related risks and issues throughout the business. It also ensures that appropriate risk management discussions occur throughout the lifecycles of our assets. Combined with our focus on developing the lowest cost of supply resources and low GHG intensity assets, we believe our climate risk framework is the most effective way for our company to sustainably contribute to society’s transition to a low-carbon economy.

Managing Water Risks

Access to water is essential to the communities and ecosystems near our operations and to our ability to produce oil and natural gas. Fresh water is a limited resource in regions experiencing water scarcity, and local availability may be affected in the future by physical effects of climate change, such as droughts. Access to water and water scarcity are global challenges that require local solutions. We manage water risks and mitigate potential impacts to water resources locally, taking into account the unique social, economic, and environmental conditions of each basin or offshore marine area.

Managing Biodiversity Risks

The World Economic Forum estimates that diversity within and between species and the diversity of ecosystems is declining faster than at any other time in human history. Biodiversity loss is a global challenge that requires local mitigation solutions. We assess potential biodiversity impacts associated with the direct and indirect operational footprint of our onshore and offshore assets and mitigate potential impacts to areas with biological or cultural significance using the Mitigation Hierarchy and proactive conservation.

Engaging Stakeholders

We are committed to respectfully engaging with local stakeholders to understand their values and interests, reduce the impact of our operations and contribute to economic opportunities. We build long-term benefits for both ConocoPhillips and local communities by first listening to understand concerns, finding mutually agreeable solutions to mitigate these concerns through our actions and then integrating them into planning and decision-making. Our approach with communities is to build strong relationships with transparency, courtesy and trust. This creates the best solutions to potential issues for the community and the business and builds a base for shared value from development.

Recognition

Notable ESG achievements in 2021 include:

●	Qualified as a constituent of the Dow Jones Sustainability Indices (DJSI) as one of only 3 companies in North America from the Oil & Gas Upstream & Integrated sector;
●	Rated “A” by MSCI;
●	Second highest rated company from the Oil & Gas Industry by Just Capital;
●	Received a score of “1” and “2” on both social and environmental metrics from ISS QualityScore; and
●	Achieved a B rating for CDP, which is above the industry and North American average.

To learn more about sustainable development at ConocoPhillips, please view our Sustainability Report on our website under “Company Reports and Resources.”

26     ConocoPhillips

Corporate Governance Matters

The Committee on Directors’ Affairs and our Board annually review our governance structure, taking into account any changes in Securities and Exchange Commission (the “SEC”) and New York Stock Exchange (the “NYSE”) rules, as well as current best practices. Our Corporate Governance Guidelines address the matters shown below, among others.

●Director qualifications
●Director responsibilities
●Board committees
●Director access to officers, employees, and independent advisors
●Director compensation and stock ownership requirements
●Director orientation and continuing education
●Chief Executive Officer evaluation and management succession planning
●Board performance evaluations

The Corporate Governance Guidelines are posted on our website under “Investors > Corporate Governance” and are available in print upon request (see “Available Information and Q&A about the Annual Meeting and Voting” beginning on page 134).

Stockholder Engagement and Board Responsiveness

ConocoPhillips is committed to engaging in constructive and meaningful conversations with stockholders and to building and managing long-term relationships based on mutual trust and respect. The Board values the input and insights of our stockholders and believes that consistent and effective Board-stockholder communication strengthens the Board’s role as an active, informed, and engaged fiduciary.

Board Oversight of Engagement

In an effort to continuously improve ConocoPhillips’ governance processes and communications, the Committee on Directors’ Affairs has adopted Board and Shareholder Communication and Engagement Guidelines. Recognizing that director attendance at the annual meeting provides stockholders with a valuable opportunity to communicate with Board members, we expect directors to attend. In 2021, all of the directors standing for reelection participated in the annual meeting. We anticipate that all of the director nominees will participate in the Annual Meeting in May. We also support an open and transparent process for stockholders and other interested parties to contact the Board in between annual meetings as noted under “Communications with the Board of Directors” on page 30.

THE BOARD-DRIVEN STOCKHOLDER ENGAGEMENT PROCESS

DELIBERATE, ASSESS, AND PREPARE

The Board regularly assesses and monitors investor sentiment, stockholder voting results, and trends in governance, executive compensation, human capital management, culture, regulatory, environmental, social, and other matters. With that foundation, the Board identifies and prioritizes potential topics for stockholder engagement.

REACH OUT AND ENGAGE

Management regularly meets with stockholders to actively solicit input on a range of issues and reports stockholder views to our Board. With management’s assistance, and when appropriate, members of the Board will engage in dialogue with stockholders, which clarifies and deepens the Board’s understanding of stockholder concerns and provides stockholders with insight into our Board’s processes.

EVALUATE AND RESPOND

Stockholder input informs our Board’s ongoing process of continually improving governance and other practices. Specifically, the Board and management regularly review stockholder input to evaluate any identified issues and concerns. The Board responds, as appropriate, with continued discussion with stockholders and enhancements to policy, practices, and disclosure.

2022 Proxy Statement     27

Corporate Governance Matters

Ongoing Engagement and Board Reporting

Executives and management from ConocoPhillips’ investor relations, sustainable development, human resources, government affairs and legal groups and, when appropriate, directors meet with stockholders regularly on a variety of topics. Management provides reports to the Board and its committees regarding the key themes and results of these conversations, including typical investor concerns and questions, emerging issues, and pertinent corporate governance matters.

In 2021, we actively reached out to investors owning more than 50 percent of our stock to invite them to participate in in-depth discussions with our engagement team. We gained valuable feedback during these discussions, which was shared with the Board and its relevant committees.

Board Responsiveness

Our Board is committed to constructive engagement with investors. We regularly evaluate and respond to the views expressed by our stockholders. This dialogue has led to enhancements in our corporate governance, environmental, social, and executive compensation activities that the Board believes are in the best interest of ConocoPhillips and our stockholders.

Who We Met With	We contacted stockholders representing over 50% of shares outstanding	We held meetings with stockholders representing nearly 50% of shares outstanding	A Director attended meetings with approximately 36% of shares outstanding
Our 2021 Governance Leadership Team
●Senior Vice President, Corporate Relations
●Senior Vice President, Human Resources and Real Estate and Facilities Services
●General Manager, Compensation and Benefits
●Deputy General Counsel, Chief Compliance Officer, and Corporate Secretary
●Vice President, Sustainable Development
●Chair of the PPSC, Jody Freeman (select meetings)

Topics Discussed	●Recent A&D activity ●Our strategy and value proposition ●Our ongoing response to COVID-19	●Corporate governance ●Executive compensation ●Human capital management	●Culture ●Climate change ●Sustainability

Supplemental to our regular engagement, at every meeting with stockholders we sought input and feedback on our response to the stockholder proposal on emissions reduction targets that received the support of ~58 percent of our stockholders at the 2021 annual meeting. For more detailed information about our engagement and response, see “2021 Nonbinding Climate Resolution Outcome, Stockholder Engagement and Board Responsiveness” beginning on page 15.

What We Learned
●Stockholders were interested in how recent A&D activity supported our strategy and how integration was progressing
●Stockholders were supportive of our recent changes to our executive compensation program and continued to appreciate our disclosures surrounding compensation actions
●Stockholders were interested in discussing climate change and how we would participate in the energy transition
●Stockholders were interested in how we are progressing DE&I

28     ConocoPhillips

Corporate Governance Matters

HOW WE RESPONDED
A&D Activity	●Provided additional disclosure around the transformational transactions closed in 2021 and how they position ConocoPhillips for the future (see page 8 and page 67)
Executive Compensation
●Continued transparency around targets and results for our annual and long-term incentive programs (see pages 84-91)
●Added the S&P 500 Total Return Index* to the performance peer group, broadening the performance benchmark beyond industry peers to further align executive pay with long-term stockholder interests
●Beginning with 2020 grants, Executive Restricted Stock Unit grants will be settled in shares rather than cash to provide additional common stock ownership through ConocoPhillips’ executive compensation programs, and better align with market practice
●Eliminated the tax gross-up for all Change in Control Plan participants including those previously grandfathered

Climate Change
●Advanced our net-zero ambition with an increase in Scope 1 and 2 greenhouse gas emissions intensity reduction targets to 40-50% from a 2016 baseline on a net equity and gross operated basis by 2030, from the previous target of 35-45% on only a gross operated basis
●Established a multi-disciplinary Low-Carbon Technologies organization to identify and evaluate business opportunities that address end-use emissions and early-stage low-carbon technology opportunities that leverage our expertise and adjacencies
●Prepared and published our Plan for the Net-Zero Energy Transition that is built upon our Triple Mandate (see pages 17-24)

DE&I
●Published our 2018-2020 EEO-1 data in 2021
●Published our inaugural “Who We Are” 2020 Human Capital Management Report providing internal and external stakeholders with workforce metrics and disclosures on how we approach human capital management

*	For relative TSR metrics only

2022 Proxy Statement     29

Corporate Governance Matters

Communications with the Board of Directors

Stockholders and interested parties may write or call our Board by contacting our Corporate Secretary as provided below:
Write to:	Call:	Email:	Annual Meeting Website:

ConocoPhillips Board of Directors c/o Corporate Secretary ConocoPhillips P.O. Box 4783 Houston, TX 77210-4783	(281) 293-3030	boardcommunication@ conocophillips.com	www.conocophillips.com/ annualmeeting

Relevant communications will be distributed to the full Board or to individual directors, as appropriate. The Corporate Secretary will not forward business solicitations, or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, surveys, or communications that are unduly hostile, threatening, illegal, or similarly unsuitable. Any communication that is filtered out is available to any director upon request.

Board Leadership Structure

Board Overview
●Chairman and Chief Executive Officer: Ryan M. Lance
●Lead Director: Robert A. Niblock
●Active engagement by all directors
●11 of our 13 director nominees are independent
●All members of the Audit and Finance Committee, Human Resources and Compensation Committee, Public Policy and Sustainability Committee and Committee on Directors’ Affairs are independent

Chairman and CEO Roles

ConocoPhillips believes that independent board oversight is an essential component of strong corporate performance and enhances stockholder value. A combined position of Chairman and CEO is only one element of our leadership structure. Under our Corporate Governance Guidelines, if the offices of Chairman and CEO are held by the same person, a lead director must be selected from among the non-employee directors. Robert A. Niblock currently serves as Lead Director. Furthermore, each of the Audit and Finance, Human Resources and Compensation, and Directors’ Affairs committees is made up entirely of independent directors. While the Board retains the authority to separate the positions of Chairman and CEO if it deems appropriate in the future, the Board believes the combined role of Chairman and CEO is currently effective. Combining these roles places one person in a position to guide the Board in setting priorities for ConocoPhillips and in addressing the risks and challenges we face. The Board believes that, while each of its directors brings a diversity of skills and perspectives to the Board, Mr. Lance, by virtue of his day-to-day involvement in managing ConocoPhillips, is best suited to perform this unified role.

The Board believes there is no single organizational model that is the best and most effective in all circumstances. As a result, the Board periodically considers whether the offices of Chairman and CEO should be combined and who should serve in such capacities. The Board will continue to reexamine its corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

30     ConocoPhillips

Corporate Governance Matters

Our Lead Director

Robert A. Niblock Lead Director
●Lead Director since 2019 ●Chair of Committee on Directors’ Affairs ●Member of the Executive and Human Resources and Compensation Committees*

Consideration in Selecting the Current Lead Director

Several factors are considered when the non-employee directors select a Lead Director, including experience serving on public company boards, tenure on the ConocoPhillips Board, leadership at the committee level, either at ConocoPhillips or on another board, areas of expertise (with a focus on leadership and corporate governance), interest, integrity, and ability to meet the time requirements of the position.

After considering all of the above factors the non-employee directors selected Mr. Niblock as Lead Director in May 2019. Prior to becoming Lead Director, Mr. Niblock served as an active director including service on the Committee of Directors’ Affairs (2014-present), the Public Policy and Sustainability Committee (2019-2021), the Executive Committee (2014-present), the Audit and Finance Committee (2010-2014) and the Human Resources and Compensation Committee (2014-2019). In addition, he served as Chair of the Human Resources and Compensation Committee (2014-2019) and Chair of the Committee on Directors’ Affairs (2019-present).
Mr. Niblock has developed a significant amount of institutional knowledge about ConocoPhillips, and the non-employee directors believe he is exceptionally qualified to serve as ConocoPhillips’ Lead Director.

* Effective May 9, 2022

Independent Directors

The Board believes its current structure and processes encourage the directors to be actively involved in guiding the work of the Board. The Chairs of the Board’s committees establish their agendas and review their committee materials in advance of meetings, conferring with other directors and members of management as each deems appropriate. Moreover, each director is free to suggest agenda items and to raise matters that are not on the agenda at Board and committee meetings.

Our Corporate Governance Guidelines require our Lead Director to preside over an executive session of the non-employee directors at every meeting. Each executive session may include a discussion of the performance of the Chairman and CEO, matters concerning the relationship of the Board with the Chairman and CEO and other members of senior management, and such other matters as the non-employee directors deem appropriate. In addition, our Lead Director presides over a meeting of our independent directors at least once a year as required by the NYSE rules. No formal action of the Board is taken at these meetings, although the non-employee directors may subsequently recommend matters for consideration by the full Board. The Board may invite guest attendees for the purpose of making presentations, responding to questions by the directors, or providing counsel on specific matters within their areas of expertise.

LEAD DIRECTOR’S RESPONSIBILITIES:

●	Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the Board, and manages the discussion with the Chairman following such executive sessions;
●	Serves as liaison between the Chairman and the non-employee directors;
●	Advises the Chairman of the Board’s informational needs and ensures appropriate information is provided to the Board;
●	In consultation with the Chairman, approves meeting agendas for the Board;
●	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;
●	Has authority to call meetings of the non-employee directors;
●	Approves the retention of consultants that report directly to the Board;
●	Ensures that the Board’s self-assessments are conducted annually to promote efficient and effective Board performance and functioning;
●	Evaluates the performance of the CEO in consultation with the Chair of the Human Resources and Compensation Committee; and
●	If requested by stockholders, after consulting with the Chairman and CEO, ensures that he or she will be available for appropriate engagements with those stockholders.

2022 Proxy Statement     31

Corporate Governance Matters

Board Independence

The Corporate Governance Guidelines contain director independence standards that are consistent with the standards set forth in the NYSE Listed Company Manual to assist the Board in determining the independence of ConocoPhillips’ non-employee directors. Under such standards, the Board has determined that all non-employee directors meet the standards regarding independence set forth in the Corporate Governance Guidelines and are free of any material relationship with ConocoPhillips (either directly or indirectly as a partner, stockholder, or officer of an organization that has a relationship with ConocoPhillips). In making such determination, the Board specifically considered the fact that many of our directors may be directors, retired officers, and stockholders of companies with which we conduct business. In addition, some of our directors may serve as employees of, or consultants or advisors to, companies that do business with ConocoPhillips and its affiliates. In all cases, the Board determined that the nature of the business conducted and the interest of the director by virtue of such position were immaterial both to ConocoPhillips and to the director.

In recommending that each non-employee director is independent, our Board, with input from the Committee on Directors’ Affairs, considered relationships that, while not constituting related-party transactions in which a director had a direct or indirect material interest, nonetheless involved transactions between ConocoPhillips and a company with which a director is affiliated, whether through employment status or by virtue of serving as a director. Included in the Committee’s review were the following transactions, which occurred in the ordinary course of business. In all instances, it was determined that the nature of the business conducted and the dollar amounts involved were immaterial, both to ConocoPhillips and the relevant counterparty, and fell within independence standards set forth in the ConocoPhillips Corporate Governance Guidelines and the NYSE Listed Company Manual.

Director	Matters Considered
Charles E. Bunch	Ordinary course business transactions with Marathon Petroleum Corporation and PNC Financial Services Group
Caroline Maury Devine	Ordinary course business transactions with FMC Technologies Inc., Petroleum Geo-Services Exploration and Technip
John V. Faraci	Ordinary course business transactions with Royal Bank of Canada, the National Fish and Wildlife Foundation and United States Steel Corporation
Gay Huey Evans CBE	Ordinary course business transactions with Standard Chartered PLC, IHS Markit Inc. and S&P Global
Jeffrey A. Joerres	Ordinary course business transactions with Johnson Controls International
William H. McRaven	Ordinary course business transactions with The University of Texas
Eric D. Mullins	Ordinary course business transactions with Anadarko Petroleum Corporation, Pacific Gas & Electric Company, Valero Energy Group and Lime Rock Resources
Robert A. Niblock	Ordinary course business transactions with PNC Financial Services Group
David T. Seaton	Ordinary course business transactions with the American Petroleum Institute, The Mosaic Company, the National Association of Manufacturers, the National Petroleum Council and the Business Roundtable
R.A. Walker	Ordinary course business transactions with Anadarko Petroleum Corporation, BOK Financial Corporation, Health Care Services Corp., Enable Midstream Partners, CenterPoint Energy Corporation, the Business Roundtable, the American Petroleum Institute, the Permian Strategic Partnership, and the United Way of Greater Houston

32     ConocoPhillips

Corporate Governance Matters

Related Party Transactions

In accordance with SEC and NYSE rules, we maintain a policy on related party transactions (“Related Party Transaction Policy”), which requires the Audit and Finance Committee to review all Reportable Related Party Transactions in advance. A Reportable Related Party Transaction is a transaction, arrangement, or relationship (or series of similar transactions, arrangements or relationships) in which:

●	We (or one of our subsidiaries) was, is or will be a participant;
●	The aggregate amount involved exceeds $120,000 in any fiscal year; and
●

Any person who is, or at any time since the beginning of ConocoPhillips’ last fiscal year was, an executive officer, director, director nominee or holder of at least 5 percent of our equity securities (each a “Covered Person”), or any of such Covered Person’s immediate family members, had, has or will have a direct or indirect material interest.

In accordance with the Related Party Transaction Policy, Covered Persons are required to identify business and financial affiliations involving themselves or their immediate family members that could reasonably be expected to give rise to a Reportable Related Party Transaction. Based on this information, our legal staff, in consultation with the finance team, performs the necessary diligence to determine whether any such Reportable Related Party Transaction exists or will exist, once completed. Upon determining that a transaction is or will be a Reportable Related Party Transaction, the General Counsel presents all relevant facts and circumstances to the Audit and Finance Committee, which reviews transactions for materiality and determines whether the transaction is in the best interest of ConocoPhillips, before either approving or disapproving it. In making its decision, the Audit and Finance Committee considers whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the Covered Person’s interest in the transaction, taking into account the conflicts of interest provisions of ConocoPhillips’ Code of Business Ethics and Conduct and such other factors as it believes are relevant. The Audit and Finance Committee shall prohibit any transactions that it determines are inconsistent with the interests of ConocoPhillips and its stockholders,

The Audit and Finance Committee approved or ratified the following Reportable Related Party Transaction:

Cameron J. Smith, son-in-law of William L. Bullock, Jr., our EVP and Chief Financial Officer, was employed in a non-executive position. The aggregate value of the compensation paid to Mr. Smith during fiscal year 2021 was approximately $244,056, consisting of salary, annual incentive (earned in fiscal 2021 and paid in fiscal 2022), and restricted stock units. In addition, Mr. Smith received the standard benefits provided to other non-executive ConocoPhillips employees for his services during fiscal year 2021.

2022 Proxy Statement     33

Corporate Governance Matters

Board and Committee Evaluations

Each year, the Board performs a rigorous full Board evaluation, and each director performs a self-evaluation and an evaluation of each of his or her peers. Generally, the evaluation process described below is managed by the Corporate Secretary’s office with oversight by the Committee on Directors’ Affairs. However, the Committee on Directors’ Affairs periodically retains an independent third party to manage the evaluation process to ensure it remains as thorough and transparent as possible.

1	Evaluation questionnaires
● Formal opportunity for directors to identify potential improvements
● Solicit candid input from each director regarding the performance and effectiveness of the Board, its committees, and individual directors

2	Individual interviews	● Lead Director has an in-depth conversation with each member of the Board

3	Review of feedback	● Lead Director reviews questionnaire and interview responses with Committee on Directors’ Affairs ● Lead Director reviews questionnaire and interview responses with full Board in executive session

4	Use of feedback
● The Committee on Directors’ Affairs develops recommendations
● The Committee on Directors’ Affairs and the Lead Director identify areas for improvement of individual directors and of the Board as a whole

● The Committee on Directors’ Affairs uses the results of individual director evaluations as a part of the nomination process for the next annual meeting

5	Changes implemented
● As a result of this evaluation process, the Board has strengthened its structure and procedures in the following ways over the past few years:
● improved efficiencies at meetings;
● more robust committee reports to the full Board;
● individual director coaching; and
● added four new directors with industry experience.

In addition to participating in the full Board evaluation, members of each committee also complete a detailed questionnaire annually to evaluate how well the committee is operating and to suggest improvements. Each committee’s Chair summarizes the responses and reviews them with the members of his or her respective committee.

The Committee on Directors’ Affairs reviews these evaluation processes annually and develops any changes it deems necessary to maintain best practices.

34     ConocoPhillips

Corporate Governance Matters

Director Onboarding and Education

The Board has an orientation and onboarding program for new directors and provides continuing education for all directors that is overseen by the Committee on Directors’ Affairs.

New Director Orientation

The orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of ConocoPhillips and the oil and gas industry. Materials provided to new directors include information on ConocoPhillips’ strategic plans, financial matters, corporate governance practices, Code of Business Ethics and Conduct, and other key policies and practices. The onboarding process includes a series of meetings with members of senior management and their staff for deep-dive briefings on ConocoPhillips’ operations and financial strategies and SPIRIT Values. In addition, the orientation program includes a visit to ConocoPhillips’ headquarters, and to the extent practicable, certain of our significant facilities.

Continuing Director Education

Continuing director education is provided during portions of Board and committee meetings and is focused on topics necessary to assist them in fulfilling their duties, including regular reviews of compliance and corporate governance developments; business-specific learning opportunities through site visits and Board meetings; and briefing sessions on topics that present special risks and opportunities to ConocoPhillips. Education often takes the form of “white papers” covering timely subjects or topics. As part of the Board’s annual evaluation process, directors are asked to identify areas where they feel continuing education would be helpful.

Director Education Seminars

Directors may attend educational seminars and programs sponsored by external organizations. ConocoPhillips covers the reasonable expenses for a director’s participation in outside continuing education approved by the Committee on Directors’ Affairs.

Board Risk Oversight

While our management team is responsible for the day-to-day management of risk, the Board has broad oversight responsibility for our risk-management programs. In this role, the Board is responsible for ensuring that the risk-management processes designed and implemented by management are functioning as intended and that necessary steps are taken to foster a culture of prudent decision-making throughout the organization.

In order to maintain effective Board oversight across the entire enterprise, the Board delegates to individual committees certain elements of its oversight function, as shown below. In addition, the Board delegates authority to the Audit and Finance Committee to manage the risk oversight efforts of the various committees. As part of this authority, the Audit and Finance Committee regularly discusses ConocoPhillips’ enterprise risk-management policies and facilitates appropriate coordination among committees to ensure that our risk-management programs are functioning properly. The Board receives regular updates from its committees on individual categories of risk, including strategy, reputation, operations, climate change, people, technology, investment, political, legislative, regulatory, and market, and receives a report periodically from the Chair of the Audit and Finance Committee about oversight efforts and coordination.

Board of Directors

Audit and Finance Committee ● Financial/reserve reporting ● Compliance and ethics ● Cybersecurity ● Litigation and tax matters	Human Resources and Compensation Committee ● Retention ● Compensation programs ● Diversity, equity, and inclusion ● Executive succession planning	Committee on Directors’ Affairs ● Board succession planning ● Shareholder matters ● Corporate governance policies and procedures	Public Policy and Sustainability Committee ● Health and safety ● Sustainability and climate-related issues ● Operational integrity ● Political and regulatory

The Audit and Finance Committee manages and coordinates risk oversight efforts of all committees

The Board exercises its oversight function with respect to all material risks to ConocoPhillips, which are identified and discussed in our public filings with the SEC.

2022 Proxy Statement     35

Corporate Governance Matters

Code of Business Ethics and Conduct

ConocoPhillips has adopted a worldwide Code of Business Ethics and Conduct, which applies to all directors, officers, and employees. The Code of Business Ethics and Conduct is designed to help resolve ethical issues in an increasingly complex global business environment and covers topics such as conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, payments to government personnel, anti-boycott laws, U.S. embargos and sanctions, compliance procedures, employee complaint procedures, expectations for supervisors, internal investigations, use of social media, and money laundering. In accordance with good corporate governance practices, we periodically review and revise the Code of Business Ethics and Conduct as necessary.

The Code of Business Ethics and Conduct is posted on our website under “Investors > Corporate Governance.” Any amendments to the Code of Business Ethics and Conduct or waivers of it for our directors and executive officers will be posted on our website promptly to the extent required by law. Stockholders may request printed copies of our Code of Business Ethics and Conduct by following the instructions located under “Available Information and Q&A About the Annual Meeting and Voting” beginning on page 134.

Commitment to Our Culture

We believe our performance is not merely about what we do, but how we do it. The way we do our work is what sets us apart and drives our performance. We run our business under a set of guiding principles we call our SPIRIT Values—Safety, People, Integrity, Responsibility, Innovation, and Teamwork. See "Human Capital Management" on page 37.

We know that our people are one of our greatest assets. Our reputation and integrity require that each employee, officer, director, and those working on our behalf maintain personal responsibility for ethical business conduct. We respect one another and have created an inclusive environment that reflects the different backgrounds, experiences, ideas, and perspectives of our employees. We recognize that a strong corporate culture is critical to our long-term success. Senior management is influential in defining and shaping our corporate culture and sets the expectations and tone for an ethical work environment. Our Board also provides valuable oversight in assessing and monitoring our corporate culture. ConocoPhillips has a long-standing commitment to ensuring respectful, fair, and nondiscriminatory treatment for all employees and maintaining a workforce that is free from all forms of unlawful conduct.

Policies & Training	Board Oversight	Internal Resources	Investigative Processes

● Code of Business Ethics and Conduct; mandatory annual attestations completed by all employees
● Equal Employment Opportunity and Affirmative Action Policies/Programs
● Workplace Harassment Prevention Training required for all employees

● Audit and Finance Committee provides oversight to Global Compliance & Ethics (“GC&E”) organization
● Five in-person Committee/Board meetings throughout the year
● Compliance program activity, key metrics and aggregate investigative updates shared with the Audit and Finance Committee

● Multiple avenues to seek guidance or report workplace ethical concerns
● Ethics Helpline, accessible by phone or online
● Employees can also report concerns to Supervisors, Human Resources representatives, or directly to GC&E

● Fair and confidential investigative processes conducted by an independent investigator
● Anonymous reporting always available; zero tolerance for retaliation
● GC&E reviews all investigation summaries and recommendations to ensure global consistency

36     ConocoPhillips

Corporate Governance Matters

Human Capital Management

Our strategy, our performance, our culture and our reputation are fueled by our word-class workforce. The diverse people of ConocoPhillips have always been the heart of our company and we recognize that attracting and developing talent is a competitive imperative within our changing industry.

VALUES & PRINCIPLES

Our human capital management (“HCM”) strategy is built upon the strong foundation of our SPIRIT Values and is responsive to feedback from key stakeholders. Our SPIRIT Values — Safety, People, Integrity, Responsibility, Innovation, and Teamwork — set us apart, align our workforce and provide a foundation for our culture. They set the tone for how we interact with all our stakeholders, internally and externally and are a source of pride. Our day-to-day work is also guided by the principles of accountability and performance, which means the way we do our work is as important as the results we deliver.

Governance

Our Executive Leadership Team (“ELT”) and our Board play key roles in setting our HCM strategy and driving accountability for meaningful progress. The ELT and Board engage often on workforce-related topics, including diversity, equity and inclusion (“DE&I”), succession planning and employee feedback. Our HCM programs are supported by business leaders across ConocoPhillips and overseen and administered by our human resources function.

Key Elements of our HCM Strategy

We depend on our workforce to successfully execute our company’s strategy and we recognize the importance of creating a workplace where our people feel valued. The essence of our HCM approach is this: inspire a compelling culture, attract and retain great people, provide rewarding opportunities and meet our commitments to all stakeholders. Our HCM programs are built around three pillars that we believe are necessary for success: a compelling culture, a world-class workforce and strong external engagement. Each of these pillars is described in more detail below.

A Compelling Culture Oversight by HRCC	A World-Class Workforce Oversight by HRCC	External Engagement Oversight by HRCC
●Global COVID-19 response prioritizes protecting our workforce, mitigating the spread of COVID-19 and maintaining business continuity.
●Actions grounded in DE&I pillars: leadership accountability, employee awareness and processes/programs.
●Leveraging data analytics to monitor key workforce and engagement metrics through dashboards shared with ELT, leaders, Talent Management Teams and employees.
●Prioritizing successful post-M&A cultural integrations.
●Supporting different ways of working with new hybrid work program.

●Recruitment/selection practices focused on minimizing bias.
●Robust succession planning focused on diverse pipeline.
●Hands-on Talent Management Teams guiding employee development.
●Real-time recognition programs.
●Competitive, performance-based compensation packages; global equitable pay practices.
●Compensation programs linking individual and company performance.
●Inclusive global benefits informed by external market practices and employee needs.
●Global wellness programs addressing physical/mental well-being.
●Expanded benefits to support families.

●Published our 2018-2020 EEO-1 reports and our inaugural HCM report externally, as well as expanded external disclosures.
●Actively partnering with trade associations and minority nonprofit organizations.
●Recognized by Human Rights Campaign’s Corporate Equality Index; score of 100 for multiple years.
●Increasing partnerships with HBCUs and Hispanic-serving institutions.
●Allocated a significant amount of our university contributions budget to programs advancing DE&I.
●Formed new partnership with INROADS and awarded Corporate Partner of the Year recognition.

2022 Proxy Statement     37

Corporate Governance Matters

A Compelling Culture

How we do our work is what sets us apart and drives our performance. We are experts in what we do and continuously find ways to do our jobs better. Together, we deliver strong performance, but not at all costs. We embrace our core cultural attributes that are shared by everyone, everywhere.

Spotlight Story: Cultural Integration

With two significant acquisitions completed in 2021, we prioritized cultural integration. We seized the opportunity to learn from and value each other’s cultures. This involved employee engagement, active listening and leveraging data analytics to monitor key workforce/engagement metrics.

Following the successful close of the Concho acquisition, we launched a comprehensive onboarding framework to introduce Concho employees to ConocoPhillips’ culture and HR programs and processes. Using a phased, fit-for-purpose approach, we aimed to provide a positive transition experience for employees. The onboarding consisted of a dedicated resource site for employees, targeted training on culture, leadership, talent systems and processes, and comprehensive compensation and benefits education.

Learnings from the integration of Concho were implemented in plans for onboarding new employees from the Shell Permian acquisition.

COVID-19 RESPONSE

In 2021, our COVID-19 activities were guided by our three company-wide priorities, set at the early pandemic stages: protect our employees and contractors, mitigate the spread of COVID-19 and safely run the business. We have pursued these priorities via a coordinated crisis management support team, frequent workforce communications and flexible programs to suit the challenging environment. Our office and field staffs adhered to rigorous mitigation protocols implemented across our operations utilizing the most current guidance from health authorities. Mitigation measures, including requirements for remote work, vaccines, and testing were driven by the specific situations applicable to a region or business function. These measures proved effective at lessening the impact to our employees and contractors, mitigating the spread of COVID-19 and minimizing the potential for business disruption.

ADVANCING OUR DE&I JOURNEY

At ConocoPhillips, we value all forms of diversity, provide equitable employee programs and promote a culture of inclusion. Our DE&I vision is for our workforce to have a strong sense of belonging and feel supported in meeting their full potential. Our commitment to DE&I is foundational to our SPIRIT Values. We hold our leaders accountable for having personal DE&I goals each year and encourage all global employees to play a part in creating and sustaining an inclusive work environment.

The ELT has ultimate accountability for advancing our DE&I commitment through a governance structure that includes an ELT-level DE&I Champion, a global DE&I Council consisting of senior leaders from across the company and organization-wide DE&I goals. The company sets goals and measures progress based on three pillars that guide our DE&I activities: leadership accountability, employee awareness, and processes and programs. In addition, our DE&I plans and progress are reviewed regularly with the Board.

In 2021, HR and the DE&I Council reviewed the results of the 2020 Perspectives Pulse DE&I employee survey and prioritized action plans tied to quantitative and qualitative employee sentiment. 2021 accomplishments included:

●	Refreshing and diversifying the global DE&I Council to reflect the diversity we seek across our global organization;
●	Using survey insights to produce six multi-year corporate DE&I priorities that will guide us through 2024;
●	Developing a detailed plan for our corporate DE&I priorities, made up of 18 specific tactics that will position us to deliver meaningful progress from 2021-2024; and
●	Championing the addition of the ‘E’ (equity) to D&I; emphasizing the importance of providing equitable programs that lead to fair outcomes for all employees. This was a natural evolution of our D&I journey.

38     ConocoPhillips

Corporate Governance Matters

MEASURING OUR PROGRESS

We actively monitor diversity metrics on a global basis. We are committed to being transparent as we build a more diverse and inclusive workplace. Starting in 2019, we published our first DE&I dashboards internally, which contained key DE&I statistics for our global and U.S. employees at year-end for the periods 2015-2019. These have been updated annually. In 2021, we expanded the transparency of our internal and external workforce metrics and HCM disclosures by committing to continually publish our Consolidated EEO-1 Report, beginning with publishing the 2020 report submitted to the Equal Employment Opportunity Commission in 2021, expanding metrics in our Sustainability Report and launching our inaugural HCM report.

We are accelerating our work to analyze and better understand our underlying data and trends. Making the data visible is an important step in our DE&I journey, but what we do with this information is what matters. The DE&I Council, in conjunction with the ELT, reviews these metrics and identifies appropriate plans and priorities to address trends. We also continue to educate and inform our workforce on underlying trends to raise awareness. That is how we take DE&I to the next level.

We know that for DE&I to be sustainable, we need programs and processes that promote fair, consistent, disciplined and equitable treatment of all employees. By putting a DE&I lens on our people-related programs and processes, we can help improve DE&I within the company. Some of our focus areas include:

●	Recruiting: Enhancing our recruitment and selection practices to embed inclusion into each step. This includes educating managers on inclusive hiring practices, working with partners to connect veterans and individuals with disabilities with employment, ensuring diverse internal and external candidate slates, and creating balanced interview teams to mitigate any unconscious bias in our hiring processes.
●	Talent Management Teams: Examining our Talent Management Teams’ processes to ensure we are eliminating bias within our selection and succession efforts.
●	Performance management: Implementing a “how” rating as part of our performance management process to hold our workforce and our leaders accountable for behaviors, including DE&I.
●	Recognition: Expanding our workforce recognition programs to include a prestigious SPIRIT of Performance Award for DE&I advocates.
●	Employee networks: Sponsoring broad participation in our extensive employee networks.

EMPLOYEE NETWORKS

For more than 30 years, our employee networks have provided an important forum for discussion, development, and connection to our communities. Open to all employees, these groups promote DE&I through knowledge sharing, networking, professional development, and volunteerism. In 2021 there were a number of significant employee network events that served to elevate cultural awareness across the organization: Asian American Network facilitated a panel discussion on Anti-Asian Hate, in honor of Pride month, ConocoPhillips raised flags globally to acknowledge support and during our Veteran’s Day celebration, ConocoPhillips signed the Employer Support of the Guard and Reserve.

THE HYBRID OFFICE WORK PROGRAM

In 2021, we introduced the Hybrid Office Work program in the U.S., offering a combination of work from both office and home. The program blends the advantages of in-person engagement with individual flexibility for eligible employees where a hybrid schedule is feasible. The design of the U.S. program was adopted in many of our global locations.

2022 Proxy Statement     39

Corporate Governance Matters

A World-Class Workforce

Our HCM approach addresses programs and processes necessary for ensuring we have an engaged workforce with the skills to meet our business needs. We take a holistic view of HCM that addresses each of the critical components of workforce planning. These are described in more detail below.

Hiring and Attrition	Employee Engagement and Development	Compensation, Benefits and Health and Well-Being

Our success depends on having the right workforce to meet our business needs. Attracting a skilled, engaged, and diverse workforce is a top priority. We have taken significant steps to embed inclusion into each step of our recruiting practices, including adapting the way we construct job descriptions to leveraging diverse interview panels. To attract qualified, diverse candidates for full-time positions or internships, we recruit from a number of universities in the U.S. By attending conferences and recruiting at Hispanic-serving institutions and historically black colleges and universities, we have extended a broader outreach to potential diverse candidates. We closely monitor recruitment metrics through our university dashboards in areas such as gender, ethnicity, and university acceptance rates to help guide decisions and best practices. These are disclosed internally through our DE&I dashboards to ensure greater transparency. In addition, voluntary turnover metrics are routinely tracked and disclosed to guide our retention activities, as necessary. We believe our employee networks, emphasis on talent development and attention to DE&I, as discussed herein, creates an environment that promotes retention of our workforce.

Developing our world-class workforce is a critical focus for ConocoPhillips. We want employees to feel valued and to add value and we believe we achieve this through our learning culture. Our workforce is trained through a combination of on-the-job learning, formal training, and regular feedback and mentoring. Skill-based Talent Management Teams (“TMTs”) guide employee development and career progression by skills and location. The TMTs help identify our future business needs and assess the availability of critical skill sets within ConocoPhillips. Annually, business leadership and TMTs meet to review succession benches, calibrate talent and provide recommendations to executive leadership and the Board on future leadership roles that will promote business continuity. We use a performance management program focused on objectivity, credibility, and transparency. The program includes broad stakeholder feedback, real-time recognition, and a formal rating to assess behaviors to ensure they are in line with our SPIRIT Values. Supervisors have access to a voluntary 360-feedback tool to receive feedback on their strengths and opportunities relative to these competencies. We offer training on a broad range of technical and professional skills, from data analytics to communication skills.

The HRCC oversees many of our employee compensation programs. Our compensation programs are competitive with local markets and are generally comprised of a base pay rate, the annual Variable Cash Incentive Program (“VCIP”) and, for eligible employees, the Restricted Stock Unit (“RSU”) program. From the CEO to the frontline worker, every employee participates in VCIP, our annual incentive program, which aligns employee compensation with ConocoPhillips’ success on critical performance metrics and also recognizes individual performance. Our RSU program is designed to attract and retain employees, reward performance, and align employee interest with stockholders by encouraging stock ownership. Our retirement and savings plans are intended to support employees’ financial futures and are competitive within local markets. In 2021, we enhanced our benefits program to provide expanded coverage for families requiring disability support, elder care, and childcare. We also provide access to quality childcare, including onsite childcare, where access locally is a challenge.

Perspectives Spotlight

Taking steps to measure and assess employee satisfaction and engagement is at the heart of long-term business success and creating a great place to work for our global workforce. Since 2019, the ConocoPhillips Perspectives Survey has become our primary listening platform for gathering feedback on employee sentiment and promoting our Who We Are culture. Leaders analyze the survey data and comments and identify focus areas for action. In 2020, we conducted a targeted Perspectives Pulse survey to gain insights on our progress in advancing our DE&I efforts. We analyzed the responses by multiple demographic cuts and leveraged the insights to inform our 2021-2024 Corporate DE&I priorities and focus areas.

40     ConocoPhillips

Corporate Governance Matters

External Engagement

Our employees make our communities stronger. We are proud to support their generous involvement in local charitable activities through employee giving programs that include United Way campaigns, matching gift contributions and volunteer grants.

While we have been recognized for our ESG and DE&I efforts, we know that it takes ongoing commitment to make sustainable progress. We continue to provide training, build awareness and reinforce accountability at all levels of the organization and focus on behaviors and processes that build an environment in which everyone has the opportunity to succeed.

External Recognition
> 2021 Forbes America’s Best Large Employers
> Fortune’s 2022 World’s Most Admired Companies
> 2021 Forbes America's Best Employers for Diversity
> Human Rights Campaign’s Corporate Equality Index: Perfect score

Public Policy Engagement

Legislators and regulators govern all aspects of our industry and have considerable influence on our success. Accordingly, senior leadership and our Board encourage involvement in governmental activities that advance ConocoPhillips’ goals. As a company, we engage in activities that include lobbying government officials, contributing to candidates and political organizations from our corporate treasury and our employee political action committee, and participating in trade associations in order to champion policy solutions that are in the best interests of the company. Following Congress’ January 6, 2021 vote on the certification of the electoral college results, ConocoPhillips suspended all political contributions for six months in order to undertake a thorough review of our already robust political contribution policies and procedures and we enhanced those measures as appropriate prior to resuming contributions.

The Board’s Public Policy and Sustainability Committee has approved policies and guidelines to help ConocoPhillips maintain alignment with our SPIRIT Values and policy principles and compliance with local, state, and federal laws that govern corporate involvement in activities of a political or public policy nature. The Public Policy and Sustainability Committee also approves the budget for corporate political contributions and monitors compliance with these plans. In addition, all of these activities are carefully managed by our Government Affairs division in an effort to yield the best business result for ConocoPhillips and to satisfy the various reporting requirements. To learn more about our public policy engagement and view our disclosures related to candidates, political organizations, and trade associations, please visit www.conocophillips.com under “Sustainability > Integrating Sustainability > Sustainable Development Governance > Policies and Positions”.

2022 Proxy Statement     41

Corporate Governance Matters

Board Meetings and Committees

The Board met 8 times in 2021. Each director attended at least 75 percent of the aggregate of the Board and applicable committee meetings held in 2021.

The Board has five standing committees: (1) the Executive Committee; (2) the Audit and Finance Committee; (3) the Human Resources and Compensation Committee; (4) the Committee on Directors’ Affairs; and (5) the Public Policy and Sustainability Committee. The Board determined that all of the members of the Audit and Finance Committee, the Human Resources and Compensation Committee, the Public Policy and Sustainability Committee, and the Committee on Directors’ Affairs are independent directors within the meaning of SEC regulations, the listing standards of the NYSE, and ConocoPhillips’ Corporate Governance Guidelines. Each committee, other than the Executive Committee, conducts an annual self-evaluation as described under “Board and Committee Evaluations” on page 34. The charters for our standing committees can be found on ConocoPhillips’ website at www.conocophillips.com under “Investors > Corporate Governance > Committees.” Stockholders may request printed copies of these charters by following the instructions under “Available Information and Q&A About the Annual Meeting and Voting” beginning on page 134.

The committee memberships as of May 9, 2022 and the respective primary responsibilities of each committee, as well as the number of meetings each committee held in 2021, are shown below.

Executive

2021 meetings | 1
Ryan M. Lance | Chair Jody Freeman Jeffrey A. Joerres Arjun N. Murti Robert A. Niblock	Primary responsibilities
●Exercises the authority of the full Board between Board meetings on all matters other than: (1) those matters expressly delegated to another committee of the Board; (2) the adoption, amendment, or repeal of any of our By-Laws; and (3) matters that cannot be delegated to a committee under statute or our Certificate of Incorporation or By-Laws.

Audit and Finance

2021 meetings | 10
Arjun N. Murti | Chair Gay Huey Evans CBE William H. McRaven Sharmila Mulligan Eric D. Mullins R.A. Walker	Primary responsibilities
●Discusses with management, the independent auditors, and the internal auditors the integrity of   ConocoPhillips’ accounting policies, internal controls, financial statements, financial reporting practices,   and select financial matters, including our capital structure, complex financial transactions, financial risk   management, retirement plans, and tax planning.
●Reviews the qualifications, independence, and performance of our independent auditors and the   qualifications and performance of our internal auditors and chief compliance officer.
●Reviews our compliance with legal and regulatory requirements and corporate governance,   including our Code of Business Ethics and Conduct.
●Discusses with management and the chief compliance officer the implementation and effectiveness of ConocoPhillips’ global compliance and ethics program.
●Maintains open and direct lines of communication with the Board and our management, internal auditors, independent auditors, and the global compliance and ethics organization.
●Assists the Board in fulfilling its oversight of enterprise risk management, particularly with regard to: (1) market-based risks; (2) financial reporting; (3) effectiveness of information systems and cybersecurity; and (4) commercial trading.
●Reviews, and coordinates the review by other committees of, significant corporate risk exposures and steps management has taken to monitor, control, and report such exposures.

42     ConocoPhillips

Corporate Governance Matters

Human Resources and Compensation

2021 meetings | 8
Jeffrey A. Joerres | Chair Gay Huey Evans CBE Sharmila Mulligan Arjun N. Murti Robert A. Niblock
Primary responsibilities
●Oversees our executive compensation policies, plans, programs, and practices and reviews our retention strategies.
●Assists the Board in discharging its responsibilities relating to the fair and competitive compensation of our executives and other key employees.
●Together with the Lead Director, annually reviews the performance of the CEO.
●Annually reviews and determines compensation for the CEO and our Senior Officers.
●Reviews and reports to the Board annually on the succession-planning process for the CEO and senior management.
●Reviews and makes recommendations to the Board regarding people strategies and initiatives, such as leadership development, cultural and DE&I management.
●Oversees our compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters.
●Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with compensation programs and practices and retention strategies.

Directors’ Affairs

2021 meetings | 5
Robert A. Niblock | Chair Caroline Maury Devine Jody Freeman Jeffrey A. Joerres David T. Seaton
Primary responsibilities
●Selects and recommends director candidates to be submitted for election at the Annual Meeting and to fill any vacancies on the Board.
●Recommends committee assignments to the Board.
●Reviews and recommends to the Board compensation and benefits policies for non-employee directors.
●Monitors the orientation and continuing education programs for directors.
●Conducts an annual assessment of the qualifications and performance of the Board and each of the directors.
●Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Board succession planning, shareholder matters and governance policies and procedures.

Public Policy and Sustainability

2021 meetings | 5
Jody Freeman | Chair Caroline Maury Devine William H. McRaven Eric D. Mullins David T. Seaton R.A. Walker
Primary responsibilities
●Advises the Board on current and emerging domestic and international public policy issues.
●Assists the Board in developing and reviewing policies and budgets for charitable and political contributions.
●Reviews and makes recommendations to the Board on, and monitors compliance with, policies, programs, and practices with regard to health, safety, security (excluding cybersecurity), environmental protection, sustainable development and climate-related trends and risks, operations risk management, government relations, political/regulatory risk management and similar matters.
●Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with political, safety, sustainable development (social and environmental) and climate-related issues or trends that affect the company and risks related to operational integrity, and public policy aspects of our business and the communities where we operate.

2022 Proxy Statement     43

Corporate Governance Matters

Non-Employee Director Compensation

Our non-employee director compensation program consists primarily of an equity component and a cash component.

Objectives and Principles

The Board’s goal in designing director compensation is to provide a competitive package that will enable us to attract and retain highly skilled individuals with relevant experience to oversee ConocoPhillips’ strategic direction. Our compensation program also reflects the time and talent required to serve on the board of a complex, multinational corporation. The Board seeks to provide sufficient flexibility in the form of compensation to meet directors’ varying needs while ensuring that a substantial portion of compensation is linked to the long-term success of ConocoPhillips.

The Board approves levels of compensation after a recommendation from the Committee on Directors’ Affairs, which conducts an annual review with an independent compensation consultant. In 2021, the Committee on Directors’ Affairs met with an independent compensation consultant to review the non-employee director compensation program and to determine whether to recommend any changes to that program. These reviews included comparisons of director compensation levels with the compensation reference group. See “Process for Determining Executive Compensation — Peers and Benchmarking” beginning on page 75. In connection with these reviews, the consultant noted that our director compensation program was within the limits set out in the stockholder-approved 2014 Omnibus Stock and Performance Incentive Plan under which director awards are made. After further review in July 2021, the Committee on Directors’ Affairs recommended restoring annual cash compensation and committee membership fees to the levels prior to the reductions approved by the Board in May 2020. Further, following the annual benchmarking review conducted by the independent consultant, the Committee on Directors’ Affairs recommended increases to committee chair compensation as detailed in the Cash Compensation section below. The Board agreed with the recommendations and approved the changes effective July 2021.

Equity Compensation

Non-employee directors receive an annual grant of restricted stock units with an aggregate value of $220,000 on the date of grant. The restricted stock units are fully vested at grant and are credited with dividend equivalents in the form of additional restricted stock units, but they cannot be sold or otherwise transferred. In the case of any newly elected directors, the initial annual equity grant will be prorated for the year of election from and including the month of election.

Prior to each annual grant, a director may elect the schedule on which the restrictions will lapse. When restrictions lapse, a director will receive unrestricted shares of ConocoPhillips stock in exchange for his or her restricted stock units. Regardless of the schedule a director elects, all restrictions on a director’s restricted stock units will lapse in the event of the director’s retirement, disability, or death, or upon a change in control of ConocoPhillips, unless the director has elected to defer receipt of the shares until a later date. Directors forfeit the units if, before restrictions lapse (and prior to any change in control), the Board finds sufficient cause for forfeiture.

Cash Compensation

The director compensation program, as approved by the Board, consists of the following cash compensation:

●	Non-employee director annual cash compensation—$115,000(1)
●	Lead Director—$45,000(2)
●	Chair of the Audit and Finance Committee—$35,000(2)
●	Chair of the Human Resources and Compensation Committee—$27,500(2)
●	Chair of Public Policy and Sustainability Committee—$27,500(2)
●	Chair of Committee on Directors’ Affairs—$15,000(2)
●	All other Audit and Finance Committee members—$10,000(1)
●	All other Human Resources and Compensation Committee members—$7,500(1)
●	All other Public Policy and Sustainability Committee members—$7,500(1)
●	All other Committee on Directors’ Affairs members—$5,000(1)

44     ConocoPhillips

Corporate Governance Matters

(1)

For the period January 2021 to June 2021 annual cash compensation and cash compensation for committee members was reduced by 5 percent as part of reductions put in place in May 2020, in an effort to support ConocoPhillips’ cost reduction efforts related to the COVID-19 pandemic. The cash compensation levels shown were effective July 2021.

(2)

For the period January 2021 to June 2021 the lead director and committee chair cash compensation was: Lead Director—$33,250; Chair of the Audit and Finance Committee—$23,750; Chair of the Human Resources and Compensation Committee—$19,000; Chair of the Public Policy and Sustainability Committee—$9,500; Chair of the Committee on Directors’ Affairs—$9,500. Effective July 2021 lead director and committee chair cash compensation was increased to the levels shown following the annual benchmarking review conducted by the independent consultant.

This cash compensation is payable in monthly installments. Each director may elect, on an annual basis, to receive all or part of his or her cash compensation in unrestricted stock or in restricted stock units or to have the amount credited to a deferred compensation account. Any such unrestricted stock or restricted stock units will be issued on the last business day of each month and valued using the average of the high and the low market prices of ConocoPhillips common stock on such date. The restricted stock units issued in lieu of cash compensation are subject to the same restrictions as the annual restricted stock units described under “Equity Compensation” on page 44.

Deferral of Compensation

Directors can elect to defer their cash compensation into the Deferred Compensation Plan for Non-Employee Directors of ConocoPhillips (“Director Deferral Plan”). Deferred amounts are deemed to be invested in various mutual funds and similar investment choices, including ConocoPhillips common stock, selected by the director from a prescribed list.

Matching Gift Program

Active directors are eligible to participate in the ConocoPhillips Matching Gift Program. This program provides a dollar-for-dollar match of a gift of cash or securities (up to a maximum of $10,000 annually per donor) to tax-exempt charities and educational institutions, excluding religious, political, fraternal, or athletic organizations. The Board believes the Matching Gift Program is consistent with ConocoPhillips’ commitment to social responsibility.

Other Compensation

We provide transportation or reimburse the cost of transportation when a director travels on ConocoPhillips business, including to attend meetings of the Board or a committee. From time to time, spouses and other guests of directors may be invited to attend certain meetings at the request of the Board. The Board believes this creates a collegial environment that enhances the effectiveness of the Board. If spouses or other guests are invited to attend meetings, ConocoPhillips reimburses directors for the out-of-pocket cost of the additional travel and related incidental expenses. Any such reimbursement is treated by the Internal Revenue Service as taxable income to the applicable director. Directors do not receive gross-ups to compensate for the resulting income taxes.

Stock Ownership

Each director is expected to own ConocoPhillips stock in the amount of the aggregate annual equity grants received during his or her first five years on the Board. Directors are expected to reach this level of target ownership within five years of joining the Board. Actual shares of stock, restricted stock, or restricted stock units, including deferred stock units, may be counted in satisfying the stock ownership guidelines. The holdings of each of our directors currently meet or exceed these guidelines.

2022 Proxy Statement     45

Corporate Governance Matters

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation on Earnings	All Other Compensation(4)(5)	Total
C.E. Bunch	$140,250	$220,011	$—	$—	$—	$10,000	$370,261
C.M. Devine	123,125	220,011	—	—	—	10,000	353,136
J.V. Faraci	149,159	220,011	—	—	—	10,000	379,170
J. Freeman	135,500	220,011	—	—	—	—	355,511
G. Huey Evans	128,000	220,011	—	—	—	10,000	358,011
J.A. Joerres	124,313	220,011	—	—	—	—	344,324
W.H. McRaven	129,188	220,011	—	—	—	—	349,199
S. Mulligan	129,188	220,011	—	—	—	—	349,199
E.D. Mullins	118,579	220,011	—	—	—	10,000	348,590
A.N. Murti	124,313	220,011	—	—	—	—	344,324
R.A. Niblock	169,911	220,011	—	—	—	10,000	399,922
D.T. Seaton	128,000	220,011	—	—	—	—	348,011
R.A. Walker	128,000	220,011	—	—	—	—	348,011

(1)	The director compensation program, as approved by the Board, consists of the following cash compensation:
●Non-employee director annual cash compensation—$115,000(a)
●Lead Director—$45,000(b)
●Chair of the Audit and Finance Committee—$35,000(b)
●Chair of the Human Resources and Compensation Committee—$27,500(b)
●Chair of Public Policy and Sustainability Committee—$27,500(b)
●Chair of Committee on Directors’ Affairs—$15,000(b)
●All other Audit and Finance Committee members—$10,000(a)
●All other Human Resources and Compensation Committee members—$7,500(a)
●All other Public Policy and Sustainability Committee members—$7,500(a)
●All other Committee on Directors’ Affairs members—$5,000(a)
(a)For the period January 2021 to June 2021 annual cash compensation and cash compensation for committee members was reduced by 5 percent as part of reductions put in place in May 2020, in an effort to support ConocoPhillips’ cost reduction efforts related to the COVID-19 pandemic. The cash compensation levels shown above were effective July 2021.
(b)For the period January 2021 to June 2021 the lead director and committee chair cash compensation was: Lead Director - $33,250; Chair of the Audit and Finance Committee—$23,750; Chair of the Human Resources and Compensation Committee—$19,000; Chair of the Public Policy and Sustainability Committee—$9,500; Chair of the Committee on Directors’ Affairs—$9,500. Effective July 2021 lead director and committee chair cash compensation was increased to the levels shown above following the annual benchmarking review conducted by the independent consultant.

Amounts shown include prorated amounts attributable to committee reassignments, which may occur during the year. Amounts shown in the Fees Earned or Paid in Cash column include any amounts that were voluntarily deferred to the Director Deferral Plan, received in ConocoPhillips common stock, or received in restricted stock units. Messrs. Faraci and Mullins received 100 percent of their cash compensation in restricted stock units in 2021, and Mr. Niblock received 35 percent of his cash compensation in restricted stock units in 2021, with an aggregate grant date fair value as shown in the table. All other directors received their cash compensation in cash or deferred such amounts into the Director Deferral Plan.

(2)

Amounts represent the aggregate grant date fair value of stock awards granted under our non-employee director compensation program. On January 15, 2021, each non-employee director received a 2021 annual grant of restricted stock units with an aggregate value of $220,000 based on the average of the high and low price for our common stock, as reported on the NYSE, on the grant date. These grants are made in whole shares, with fractional share amounts rounded up, resulting in a grant of shares with a value of $220,011 to each person who was a director on January 15, 2021.

46     ConocoPhillips

Corporate Governance Matters

(3)	The following table reflects, for each director, the aggregate number of stock awards outstanding as of December 31, 2021:

Name	Number of Deferred Shares or Units of Stock
C.E. Bunch	32,194
C.M. Devine	16,345
J.V. Faraci	47,170
J. Freeman	23,847
G. Huey Evans	36,323
J.A. Joerres	13,239
W.H. McRaven	12,217
S. Mulligan	16,345
E.D. Mullins	8,144
A.N. Murti	41,068
R.A. Niblock	71,317
D.T. Seaton	4,938
R.A. Walker	4,938

The following table lists delivery of director stock awards in 2021:

Name	Number of Shares Acquired on Award Delivery	Value Realized Upon Award Delivery
C.E. Bunch	—	$—
C.M. Devine	—	—
J.V. Faraci	—	—
J. Freeman	4,832	252,657
G. Huey Evans	—	—
J.A. Joerres	—	—
W.H. McRaven	—	—
S. Mulligan	—	—
E.D. Mullins	—	—
A.N. Murti	—	—
R.A. Niblock	—	—
D.T. Seaton	—	—
R.A. Walker	—	—

(4)

ConocoPhillips maintains a Matching Gift Program under which we match certain gifts by directors to charities and educational institutions, excluding religious, political, fraternal, or athletic organizations, that are tax-exempt under Section 501(c)(3) of the Internal Revenue Code of the United States or meet similar requirements under the applicable law of other countries. For active directors, the program matches up to $10,000 in each program year. Administration of the program can cause us to pay more than $10,000 in a single fiscal year due to a lag in processing claims. The amounts shown are for the actual payments by ConocoPhillips in 2021. Mr. Lance and Mr. Leach are eligible for the Matching Gift Program as executives rather than as directors. Information on the value of matching gifts for Mr. Lance and Mr. Leach is provided in the Summary Compensation Table on page 96 and the notes to that table.

(5)	None of the directors had aggregate personal benefits or perquisites of $10,000 or more in value.

2022 Proxy Statement     47

Item 1: Election of Directors and Director Biographies

What am I Voting On?

You are voting on a proposal to elect the 13 nominees named in this Proxy Statement to one-year terms as ConocoPhillips directors.

What is the makeup of the Board of Directors and how often are the members elected?
Our Board currently has 15 members. The size of the Board is expected to be reduced to 13 members when Mr. Bunch and Mr. Faraci retire at the Annual Meeting. Directors are elected at the annual stockholder meeting each year. Any vacancy on the Board created between annual stockholder meetings (if, for example, a current director resigns or the size of the Board is increased) may be filled by a majority vote of the remaining directors then in office. Any director appointed to fill a vacancy would hold office until the next election.

Under our Corporate Governance Guidelines, directors generally may not stand for re-election after they reach the age of 72.

What if a nominee is unable or unwilling to serve?

All director nominees have consented to serve. However, should a director become unable or unwilling to serve before the date of the Annual Meeting and the Board does not elect to reduce the size of the Board, shares represented by proxies may be voted for a substitute nominated by the Board.

How are directors compensated?

Please see our discussion of non-employee director compensation beginning on page 44.

How are nominees selected?

The Committee on Directors’ Affairs regularly evaluates the size and composition of the Board and continually assesses whether the composition appropriately relates to ConocoPhillips’ strategic needs, which change as the business environment evolves. We seek director candidates who possess the highest personal and professional ethics, integrity, and values and who are committed to representing the long-term interests of all ConocoPhillips’ stakeholders. As some directors approach retirement age, the Committee on Directors’ Affairs seeks to onboard new directors to backfill the needed skills and experience of outgoing directors with sufficient overlap in service to allow for the transfer of institutional knowledge and sharing of experiences.

The chart below shows our process for identifying and integrating new directors.

48     ConocoPhillips

Item 1: Election of Directors and Director Biographies

Our Corporate Governance Guidelines contain director independence standards consistent with the standards prescribed in the NYSE Listed Company Manual and provide that, at all times, at least a substantial majority of the Board must meet those standards. The Committee on Directors’ Affairs also seeks to ensure that the Board reflects a range of talents, ages, skills, personal attributes, and expertise — particularly in the areas of leadership and management, financial reporting, issues specific to oil- and gas-related industries, both domestic and international markets, public policy and government regulation, technology, public company board service, human capital management and environmental and sustainability matters — sufficient to provide sound and prudent guidance with respect to ConocoPhillips’ strategic needs. The Board seeks to maintain a diverse membership and also requires that its members be able to dedicate the time and resources necessary to ensure the diligent performance of their duties, including attending Board and applicable committee meetings. To that end, the Committee on Directors’ Affairs considers the number of other boards on which each candidate already serves. Directors should seek approval from the Chair of the Board and the Chair of the Committee on Directors’ Affairs in advance of accepting an invitation to serve on another public company board.

The following are some of the key qualifications and skills the Committee on Directors’ Affairs considered in evaluating the director nominees. The chart on the next page shows how these qualifications and skills are distributed among our nominees. The individual biographies beginning on page 51 provide additional information about how each nominee’s specific experiences, qualifications, and skills align with and further the strategic direction of ConocoPhillips.

CEO or senior officer	Financial reporting	Industry

We believe that directors with CEO or senior officer experience provide valuable insights. These individuals have a demonstrated record of leadership and a practical understanding of organizations, processes, strategy, risk and risk management, and the methods to drive change and growth. Through their service as top leaders at other companies, they also bring valuable perspectives on common issues affecting large and complex organizations.

	We measure operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to ConocoPhillips’ success. Accordingly, we seek to have a number of directors who could qualify as audit committee financial experts (as defined by SEC rules), and we expect all of our directors to be financially knowledgeable. We also believe it is important to have knowledge and experience in capital markets, both debt and equity, given our position as a large publicly traded company.	We seek to have directors with significant experience in the energy industry. These directors have valuable perspective on issues specific to our business.

Global	Regulatory/government	Technology
As a global energy company, our future success depends, in part, on how we grow our businesses outside the United States. Directors with global business or international experience provide valued perspectives on our operations.	The perspectives of directors who have experience within the regulatory field are important. The energy industry is heavily regulated and directly affected by governmental actions and decisions, and we believe that directors with government experience offer valuable insight in this regard.	Experience or expertise in information technology helps us pursue and achieve our business objectives. Leadership and understanding of technology, cybersecurity risk, cloud computing, scalable data analytics, and big data technologies add exceptional value to our Board as we increasingly utilize our global data assets to monitor and optimize our operations.

Public company board service	Human capital management	Environmental/ sustainability

ConocoPhillips aspires to the highest standards of corporate governance and ethical conduct. Service on the boards and board committees of other large, publicly traded companies provides an understanding of corporate governance practices and trends and insights into: (1) board management; (2) relations between the Board, the CEO, and senior management; (3) agenda setting; and (4) succession planning. We believe this experience supports our goals of strong board and management accountability, transparency, and protection of stockholder interests.

We could not execute our differential strategy without employees, which is why we value directors with experience in effectively engaging, developing, retaining and rewarding employees and with experience in diversity, equity and inclusion management.

We adhere to robust operating standards and procedures that have delivered a proven track record. Our sustainable development approach is integrated into ConocoPhillips’ planning and decision-making. We believe this experience strengthens the Board’s oversight and ensures that strategic business essentials and long-term value creation for stockholders are achieved with a responsible, sustainable business model which fosters a stable and healthy environment for tomorrow and proactively addresses stakeholder interests.

2022 Proxy Statement     49

Item 1: Election of Directors and Director Biographies

* As of March 28, 2022

Generally, the Committee on Directors’ Affairs identifies candidates through business and organizational contacts of the directors and management, though third-party search firms occasionally assist as well. Stockholders are also welcomed to recommend director candidates for consideration. If you wish to recommend a candidate for nomination to the Board, please follow the procedures described under “Submission of Future Stockholder Proposals and Nominations” on page 133 for nominations made directly by a stockholder. Candidates recommended by stockholders are evaluated on the same basis as all other candidates.

50     ConocoPhillips

Item 1: Election of Directors and Director Biographies

What vote is required to approve this proposal?

Each nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting; the number of votes cast “for” a director must exceed the number of votes cast “against” that director. In a contested election (if the number of nominees exceeded the number of directors to be elected), directors would be elected by a plurality of the shares represented at the meeting and entitled to vote on the election of directors.

What if a director nominee does not receive a majority of the votes cast?

If a nominee who is serving as a director is not elected at the Annual Meeting and no one else is elected in place of that director, then, under Delaware law, the director continues to serve on the Board as a “holdover director.” However, under our By-Laws, a holdover director is required to tender a resignation to the Board. The Committee on Directors’ Affairs then would consider the resignation and recommend to the Board whether to accept or reject it or whether some other action should be taken. The Board would then make a decision, without participation by the holdover director. The Board is required to disclose publicly (by a news release, filing with the SEC, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind that decision within 90 days from the date the election results are certified.

Who are this year’s Director Nominees?

The following 13 directors are standing for election to hold office until the 2023 Annual Meeting of Stockholders. Each of the director nominees is a current director. Committee membership is effective as of May 9, 2022.

Age: 71 Director Since: October 2017 ConocoPhillips Committees:
Committee on Directors’ Affairs
Public Policy and Sustainability Committee
Other current U.S. public company directorships: ●John Bean Technologies Corporation ●Valeo

Caroline Maury Devine
Former President and Managing Director of a Norwegian affiliate of ExxonMobil

Ms. Devine served as President and Managing Director of a Norwegian affiliate of ExxonMobil from 1996 to 2000 and, since 1988, held various corporate positions in Mobil Corporation and was responsible for shareholder relations and governance issues, as well as international government relations with an emphasis on Vietnam, Indonesia, Nigeria, and Russia.

Ms. Devine previously served the U.S. government for 15 years in positions on the White House Domestic Policy Staff, in the U.S. Embassy in Paris, and in the Drug Enforcement Administration. She is currently a member of the Council on Foreign Relations.

In addition to current positions on the boards of John Bean Technologies Corporation and Valeo, Ms. Devine previously served on the boards of Det Norske Veritas, FMC Technologies, Inc., Technip, and the Nominating Committee of Petroleum Geo-Services ASA. She is a former Fellow at Harvard University’s Belfer Center for Science and International Affairs.

Skills and Qualifications:
Ms. Devine’s broad range of expertise in international affairs within the industry, as well as her government experience and service on other public company boards, is very valuable. Her senior officer experience demonstrates an understanding of organizations and the ability to deliver results.

CEO or senior officer	Global	Environmental/sustainability
Financial reporting	Regulatory/government	Human capital management
Industry	Public company board service

2022 Proxy Statement     51

Item 1: Election of Directors and Director Biographies

Age: 58 Director Since: July 2012 ConocoPhillips Committees:
Public Policy and Sustainability Committee (Chair)
Committee on Directors’ Affairs
Executive Committee

Jody Freeman
Archibald Cox Professor of Law, Harvard Law School

Ms. Freeman is the Archibald Cox Professor of Law at Harvard Law School and founding director of the Harvard Law School Environmental and Energy Law and Policy Program. She is a nationally renowned scholar of administrative law and environmental law, and an expert on federal energy regulation and climate change.

Ms. Freeman formerly served as Counselor for Energy and Climate Change in the White House from 2009 to 2010 and as an independent consultant to the National Commission on the Deepwater Horizon Oil Spill and Offshore Drilling in 2010.

Ms. Freeman has served as a member of the Administrative Conference of the United States, which advises the government on regulatory innovation. She currently serves on the Advisory Council of the Electric Power Research Institute.

Ms. Freeman is a Fellow of the American College of Environmental Lawyers, and a member of the American Academy of Arts and Sciences and the Council on Foreign Relations.

Skills and Qualifications:
Ms. Freeman’s expertise in environmental and energy law and policy and her unique experiences in shaping federal environmental and energy policy, especially in matters critical to ConocoPhillips’ operations, enable her to provide valuable insight into our policies and practices.

Industry	Regulatory/government	Environmental/sustainability

Age: 67 Director Since: March 2013 ConocoPhillips Committees:
Audit and Finance Committee
Human Resources and Compensation Committee
Other current U.S. public company directorships: ●S&P Global

Gay Huey Evans CBE
Chairman, London Metal Exchange

Ms. Huey Evans is Chairman of the Board of Directors of the London Metal Exchange and a member of Her Majesty’s Treasury Board, Sub-Committee, and Nominations Committee. She is also a non-executive director of Standard Chartered PLC and S&P Global. She also currently serves as a Senior Advisor of Chatham House, as a Trustee of Benjamin Franklin House, and is a member of the IUKFP (Indian UK Financial Partnership). She is a member of the IUKFP (Indian UK Financial Partnership and a Non-Executive Director of UK Infrastructure Bank (Interim). She was Vice Chairman, Investment Banking and Investment Management at Barclays Capital from 2008 to 2010. She was previously head of governance of Citi Alternative Investments (EMEA) from 2007 to 2008 and President of Tribeca Global Management (Europe) Ltd. from 2005 to 2007, both part of Citigroup. From 1998 to 2005, she was director of the markets division and head of the capital markets sector at the U.K. Financial Services Authority. She previously held various senior management positions with Bankers Trust Company in New York and London.

Ms. Huey Evans previously served on the boards of IHS Markit, Itau BBA International Limited, Aviva plc, The London Stock Exchange Group plc., and Falcon Private Wealth Ltd. She also previously served as Trustee of the Beacon Awards, which celebrate British philanthropy and as Trustee of Wellbeing of Women, where she was Chair of the Investment Committee.

Skills and Qualifications:
Ms. Huey Evans’ in-depth knowledge of, and insight into, global capital markets from her extensive experience in the international financial services industry brings valuable expertise to ConocoPhillips’ businesses.

Ms. Huey Evans was awarded a CBE in 2021 for services to the economy and philanthropy, and an OBE in 2016 for services to financial services and diversity. She is a passionate advocate for ensuring markets build trust through accessibility and transparency and for increased diversity in business.

Financial reporting	Global	Regulatory
Public company board service

52      ConocoPhillips

Item 1: Election of Directors and Director Biographies

Age: 62 Director Since: July 2018 ConocoPhillips Committees:
Human Resources and Compensation Committee (Chair)
Committee on Directors’ Affairs
Executive Committee
Other current U.S. public company directorships: ●The Western Union Company ●Artisan Partners Asset Management Inc.

Jeffrey A. Joerres
Former Executive Chairman and Chief Executive Officer, ManpowerGroup Inc.

Mr. Joerres served as Chief Executive Officer of ManpowerGroup Inc. from 1999 to 2014, as Chairman of the Board from 2001 to 2014, and as Executive Chairman from May 2014 to December 2015. Mr. Joerres joined ManpowerGroup in 1993 and served as Vice President of Marketing and Senior Vice President of European Operations and Marketing and Major Account Development.

He currently serves on the boards of The Western Union Company and Artisan Partners Asset Management Inc. He previously served as a director of Johnson Controls International plc and Artisan Funds, Inc. Additionally, Mr. Joerres is on the board of the Green Bay Packers and Kohler Co. He is a minority owner in the Milwaukee Bucks. Mr. Joerres is a former director and Chairman of the Federal Reserve Bank of Chicago and previously served on the board of the Boys and Girls Clubs of Milwaukee.

Skills and Qualifications:
Mr. Joerres’s extensive global leadership, human capital management experience and substantial involvement on both public and private boards enable him to provide guidance to the Board with respect to ConocoPhillips’ people and operations.

CEO or senior officer	Global	Public company board service
Financial reporting	Regulatory/government	Human capital management

Age: 59 Director Since: April 2012 ConocoPhillips Committees:
Executive Committee (Chair)
Other current U.S. public company directorships: ●Freeport-McMoRan, Inc.

Ryan M. Lance
Chairman and Chief Executive Officer, ConocoPhillips

Mr. Lance was appointed Chairman and Chief Executive Officer in May 2012, having previously served as Senior Vice President, Exploration and Production—International since May 2009.

Mr. Lance previously served as President, Exploration and Production—Europe, Asia, Africa and the Middle East from September 2007 to April 2009. From February 2007 to September 2007, he served as Senior Vice President, Technology, and, prior to that, Mr. Lance served as Senior Vice President, Technology and Major Projects beginning in 2006. He served as President, Downstream Strategy, Integration and Specialty Businesses from 2005 to 2006.

Skills and Qualifications:
Mr. Lance’s service as Chairman and Chief Executive Officer of ConocoPhillips makes him well qualified to serve both as a director and Chairman of the Board. Mr. Lance’s extensive experience in the industry as an executive in our exploration and production businesses, and as the global representative of ConocoPhillips, makes his service as a director invaluable.

CEO or senior officer	Regulatory/government	Human capital management
Industry	Environmental/sustainability
Global	Public company board service

2022 Proxy Statement     53

Item 1: Election of Directors and Director Biographies

Age: 62 Director Since: January 2021

Timothy A. Leach
Executive Vice President, Lower 48, ConocoPhillips

Mr. Leach was appointed Executive Vice President, Lower 48 in January 2021. Prior to joining ConocoPhillips, Mr. Leach served as Chairman and Chief Executive Officer of Concho Resources Inc. from its formation in February 2006, until its acquisition by ConocoPhillips in January 2021. During his time at Concho, Mr. Leach also served as President from July 2009 until May 2017.

Mr. Leach was appointed to the Texas A&M University System Board of Regents by Governor Greg Abbott in 2017 and elected chairman in 2021, having previously served as vice chairman since May 2019.

Skills and Qualifications:
Mr. Leach’s service as Executive Vice President, Lower 48 of ConocoPhillips as well as his previous service as Chairman and Chief Executive Officer of Concho give him extensive industry experience, as well as valuable expertise in strategic leadership of a public company. As the Board oversees the integration of ConocoPhillips and Concho Mr. Leach’s contributions will be invaluable.

CEO or senior officer	Regulatory/government	Human capital management
Industry	Environmental/sustainability

Age: 66 Director Since: October 2018 ConocoPhillips Committees:
Audit and Finance Committee
Public Policy and Sustainability Committee

William H. McRaven
Retired U.S. Navy Four-Star Admiral (SEAL)

William H. McRaven is a Senior Advisor at Lazard Financial. He is also a retired U.S. Navy Four-Star Admiral (SEAL) and the former Chancellor of the University of Texas System. During his time in the military, he commanded special operations forces at every level, eventually taking charge of all U.S. Special Operations. His military career included combat during Desert Storm and both the Iraq and Afghanistan wars. As the Chancellor of the University of Texas System from January 2014 until May 2018, he led one of the nation’s largest and most respected systems of higher education, with over 230,000 students and 100,000 faculty, staff, and health care professionals.

Admiral McRaven is a recognized national authority on U.S. foreign policy and has advised Presidents George W. Bush and Barack Obama and other U.S. leaders on defense issues. He currently serves on the Council on Foreign Relations and the National Football Foundation.

Skills and Qualifications:
Admiral McRaven’s international, logistical, and administrative experience brings valuable expertise on global business issues and government relations to the Board.

CEO or senior officer	Global	Human capital management
Financial reporting	Regulatory/government

54     ConocoPhillips

Age: 56 Director Since: July 2017 ConocoPhillips Committees:
Audit and Finance Committee
Human Resources and Compensation Committee

Sharmila Mulligan
Former Chief Strategy Officer, Alteryx

Ms. Mulligan served as the Chief Strategy Officer at Alteryx from April 2019 to August 2021 following the company’s acquisition of ClearStory Data, where she served as Founder and Chief Executive Officer since its inception in September 2011. From 2009 to 2011, Ms. Mulligan served as Executive Vice President for Aster Data Systems, Inc. until its acquisition by Teradata Corporation. Prior to Aster Data, Ms. Mulligan was a Vice President of Software Solutions for HP Inc. Prior to HP, Ms. Mulligan was Executive Vice President of Products and Marketing at Opsware Inc. from 2002 until its eventual acquisition by HP in 2007. Prior to Opsware Inc., Ms. Mulligan led Product Management and held Vice President positions at Netscape Communications, Microsoft, and General Magic.

Ms. Mulligan is on the board of Lattice Engines, Inc. and an advisor to, and investor in, numerous enterprise software and consumer technology companies.

Skills and Qualifications:
Ms. Mulligan’s experience in cloud computing, scalable data analytics, and a broad range of big data technologies plus Internet of Things and Artificial Intelligence innovation adds exceptional value to the Board. Her experience as a CEO enables her to provide the Board with beneficial strategic leadership qualities.

CEO or senior officer	Technology	Human capital management
Financial reporting

Age: 59 Director Since: September 2020 ConocoPhillips Committees:
Audit and Finance Committee
Public Policy and Sustainability Committee
Other current U.S. public company directorships: ●Valero Energy Company

Eric D. Mullins
Chairman and Chief Executive Officer, Lime Rock Resources

Mr. Mullins is Chairman and Chief Executive Officer of Lime Rock Resources, a private equity fund that he co-founded in 2005. He previously served as co-Chief Executive Officer of Lime Rock Resources. Lime Rock is focused on acquiring and developing low-risk oil and gas properties. Prior to co-founding Lime Rock, Mr. Mullins served as a Managing Director with Goldman Sachs in the Natural Resources Group from 1999 to 2004, as Vice President from 1994 to 1999, and as an associate from 1990 to 1994.

Mr. Mullins serves on the board of directors for Valero Energy Company. He is also on the board of trustees of the Baylor College of Medicine. Mr. Mullins previously served on the boards of Anadarko Petroleum Company, Pacific Gas & Electric Company, PG&E Corporation and LRR Energy, L.P.

Skills and Qualifications:
Mr. Mullins brings to the Board valuable industry experience as well as management, accounting and finance expertise. The Board believes that his career experiences and knowledge in financing and strategic matters for companies greatly assist and enhance the Board’s ability to provide effective strategic oversight.

CEO or senior officer	Industry	Public company board service
Financial reporting	Global	Human capital management
Environmental/sustainability

2022 Proxy Statement     55

Item 1: Election of Directors and Director Biographies

Age: 52 Director Since: January 2015 ConocoPhillips Committees:
Audit and Finance Committee (Chair)
Human Resources and Compensation Committee
Executive Committee

Arjun N. Murti
Senior Advisor, Warburg Pincus

Mr. Murti is Senior Advisor at Warburg Pincus. He previously served as a Partner at Goldman Sachs from 2006 to 2014. Prior to becoming Partner, he served as Managing Director from 2003 to 2006 and as Vice President from 1999 to 2003. During his time at Goldman Sachs, Mr. Murti worked as a sell-side equity research analyst covering the energy sector. He was co-director of equity research for the Americas from 2011 to 2014.

Previously, Mr. Murti held equity analyst positions at JP Morgan Investment Management from 1995 to 1999 and at Petrie Parkman from 1992 to 1995.

Skills and Qualifications:
Mr. Murti brings to the Board a deep understanding of financial oversight and accountability with his experience as a Partner at Goldman Sachs. He has spent more than 30 years in the financial services industry with an extensive focus, both domestic and global, on the energy industry. This experience provides the Board valuable insight into financial management and analysis.

Financial reporting	Industry	Global
Environmental/sustainability	Human capital management

Age: 59 Director Since: February 2010 ConocoPhillips Committees:
Committee on Directors’ Affairs (Chair)
Human Resources and Compensation Committee
Executive Committee
Other current U.S. public company directorships: ●Lamb Weston Holdings, Inc. ●PNC Financial Services Group, Inc.

Robert A. Niblock, Lead Director
Former Chairman, President and Chief Executive Officer, Lowe’s Companies, Inc.

Mr. Niblock served as Chairman of the Board and Chief Executive Officer of Lowe’s Companies, Inc. from January 2005 until July 2018 and as President of Lowe’s from 2011 until July 2018, after having served in that role from 2003 to 2006. Mr. Niblock became a member of the board of directors of Lowe’s when he was named Chairman- and CEO-elect in 2004. Mr. Niblock joined Lowe’s in 1993 and during his career with the company, he also served as Vice President and Treasurer, Senior Vice President, and Executive Vice President and CFO. Before joining Lowe’s, Mr. Niblock had a nine-year career with accounting firm Ernst & Young.

Mr. Niblock serves on the board of directors of Lamb Weston Holdings, Inc. and PNC Financial Services Group, Inc. He previously served as a member of the board of directors of the Retail Industry Leaders Association from 2003 until 2018 and served as its Secretary from 2012 until 2018. He also served as its chairman in 2008 and 2009 and as vice chairman in 2006 and 2007.

Skills and Qualifications:
The Board values his experience as a CEO and in financial reporting matters. Mr. Niblock’s experience as a CEO of a large public company allows him to provide the Board with valuable operational and financial expertise.

CEO or senior officer	Public company board service	Human capital management
Financial reporting

56     ConocoPhillips

Item 1: Election of Directors and Director Biographies

Age: 60 Director Since: March 2020 Conoco Phillips Committees:
Committee on Directors’ Affairs
Public Policy and Sustainability Committee
Other current U.S. public company directorships: ●The Mosaic Company

David T. Seaton
Former Chairman and Chief Executive Officer, Fluor Corporation

Mr. Seaton is the former Chairman and Chief Executive Officer of Fluor Corporation. He became CEO and joined Fluor’s board of directors in February 2011 and was elected to the role of Chairman of the board in February 2012. Mr. Seaton held numerous positions in both operations and sales globally since joining the company in 1985.

Mr. Seaton serves on the board of directors of The Mosaic Company and the National Association of Manufacturers. He has served in leadership positions of numerous business associations, including the Business Roundtable, the International Business Council, the American Petroleum Institute and the U.S.-Saudi Arabian Business Council. In 2011, he was appointed by the U.S. Secretary of Energy to serve as a member of the National Petroleum Council.

Mr. Seaton is the former Chairman of the National Board of Governors of the Boys and Girls Clubs of America, and previously served in leadership positions for the Boys and Girls Clubs of America and United Way of Greater Dallas.

Skills and Qualifications:
As a former CEO of a multinational engineering and construction company, Mr. Seaton brings valuable experience and expertise in operational and financial matters. The Board believes Mr. Seaton’s international business experience with global issues facing a large, multinational public company make him well qualified to serve as a member of the Board.

CEO or senior officer	Global	Public company board service
Financial reporting	Regulatory/government	Human capital management
Industry	Environmental/sustainability

Age: 65 Director Since: March 2020 Conoco Phillips Committees:
Audit and Finance Committee
Public Policy and Sustainability Committee

R.A. Walker
Former Chairman and Chief Executive Officer, Anadarko Petroleum Corporation

Mr. Walker was the former Chairman and Chief Executive Officer of Anadarko Petroleum Corporation until August of 2019, when the company was purchased by Occidental Petroleum. He joined Anadarko in 2005 as Senior Vice President and Chief Financial Officer, later serving as President and Chief Operating Officer, before becoming CEO in 2012. Prior to his time at Anadarko, he worked in the oil and gas industry, investment and commercial banking, and as an institutional investor.

Skills and Qualifications:
In addition to his former role as Chairman and CEO of Anadarko, Mr. Walker has significant energy industry, commercial and investment banking and asset management experience, as well as technology, regulatory, governmental and international business experiences. He has served on and chaired numerous boards of public and private companies, industry trade associations and philanthropic organizations bringing a broad range of experience and expertise to the Board.

CEO or senior officer	Global	Technology
Financial reporting	Regulatory/government	Human capital management
Industry	Environmental/sustainability

The Board recommends you vote FOR each nominee standing for election as director.

2022 Proxy Statement     57

Audit and Finance Committee Report

The Audit and Finance Committee (the “Audit Committee”) assists the Board in fulfilling its responsibility to provide independent, objective oversight for ConocoPhillips’ financial reporting functions and internal control systems.

The Audit Committee currently consists of six non-employee directors. The Board has determined that each member of the Audit Committee satisfies the requirements of the NYSE as to independence and financial literacy. The Board has determined that at least one member, John V. Faraci, is an audit committee financial expert as defined by the SEC. Mr. Faraci will retire effective as of the Annual Meeting, and Arjun N. Murti will assume the role of Chair of the Audit Committee. The Board has determined that Mr. Murti is an audit committee financial expert as defined by the SEC.

The responsibilities of the Audit Committee are set forth in the written charter adopted by the Board and last amended on October 4, 2019. The charter is available on our website at www.conocophillips.com under “Investors > Corporate Governance.”

The Audit Committee’s responsibilities include:
●	Discussing with management, the independent auditors, and the internal auditor the integrity of ConocoPhillips’ accounting policies, internal controls, financial statements, financial reporting practices, and select financial matters, including capital structure, complex financial transactions, financial risk management, retirement plans, and tax planning;
●	Reviewing, and coordinating the review by other committees of, significant corporate risk exposures and steps management has taken to monitor, control, and report such exposures;
●	Reviewing the qualifications, independence, and performance of our independent auditors and the qualifications and performance of our internal auditors and chief compliance officer;
●	Reviewing ConocoPhillips’ overall direction and compliance with legal and regulatory requirements and internal policies, including our Code of Business Ethics and Conduct;
●

Assisting the Board in fulfilling its oversight of enterprise risk management, particularly with respect to: (1) market-based risks; (2) financial reporting; (3) effectiveness of information systems and cybersecurity; and (4) commercial trading;

●	Discussing with management and the chief compliance officer the implementation and effectiveness of our global compliance and ethics program; and
●	Maintaining open and direct lines of communication with the Board and management, our Compliance and Ethics Office, the internal auditors, and the independent auditors.

Management is responsible for preparing ConocoPhillips’ financial statements in accordance with generally accepted accounting principles, or GAAP, and for developing, maintaining, and evaluating our internal controls over financial reporting and other control systems. The independent registered public accountant is responsible for auditing the annual financial statements prepared by management, assessing the internal control over financial reporting, and expressing an opinion with respect to each.

One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of ConocoPhillips’ financial statements. The following report summarizes certain of the Audit Committee’s activities in this regard for 2021.

Review with Management. The Audit Committee reviewed and discussed with management the audited consolidated financial statements included in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2021, which included a discussion of the quality—not just the acceptability—of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures. The Audit Committee also discussed management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2021, included in the financial statements.

58     ConocoPhillips

Audit and Finance Committee Report

Discussions with Internal Audit. The Audit Committee reviewed ConocoPhillips’ internal audit plan and discussed the results of internal audit activity throughout the year. ConocoPhillips’ General Auditor met with the Audit Committee at every in-person meeting in 2021 and was available to meet without management present at each of these meetings.

Discussions with the Independent Registered Public Accounting Firm. The Audit Committee met throughout the year with Ernst & Young LLP (“EY”), ConocoPhillips’ independent registered public accounting firm, including meeting with EY at each in-person meeting; EY was also available to meet without management present at each of these meetings. The Audit Committee has discussed with EY the matters required to be discussed by standards of the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has received the written disclosures and the letter from EY required by PCAOB rules and has discussed with EY its independence from ConocoPhillips. In addition, the Audit Committee considered the non-audit services EY provides to ConocoPhillips and concluded that EY’s independence has been maintained.

Recommendation to the ConocoPhillips Board of Directors. Based on its review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2021.

THE CONOCOPHILLIPS AUDIT AND FINANCE COMMITTEE

John V. Faraci, Chair
Gay Huey Evans CBE
William H. McRaven
Sharmila Mulligan
David T. Seaton
R.A. Walker

2022 Proxy Statement     59

Item 2: Proposal to Ratify the Appointment of Ernst & Young LLP

What am I Voting On?

The Audit Committee has appointed EY to serve as ConocoPhillips’ independent registered public accounting firm for fiscal year 2022. You are voting on a proposal to ratify such appointment.

What are the Audit Committee’s responsibilities with respect to the Independent Registered Public Accounting Firm?

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our financial statements and has the authority to determine whether to retain or terminate the independent auditor.

The Audit Committee reviews the experience and qualifications of the senior members of the independent auditor’s team and is directly involved in the appointment of the lead audit partner. Neither the lead audit partner nor the reviewing audit partner performs audit services for ConocoPhillips for more than five consecutive fiscal years. The Audit Committee also is responsible for determining and approving the audit engagement fees and other compensation associated with retaining the independent auditor.

The Audit Committee has evaluated the qualifications, independence, and performance of EY and believes that continuing to retain EY to serve as our independent registered public accounting firm is in the best interest of ConocoPhillips’ stockholders.

What services does the Independent Registered Public Accounting Firm provide?

Audit services of EY for fiscal year 2021 included an audit of our consolidated financial statements, an audit of the effectiveness of our internal control over financial reporting, and services related to periodic filings made with the SEC. Additionally, EY provided certain other services as described below.

How much was the Independent Registered Public Accounting Firm paid for 2021 and 2020?

EY’s fees for professional services totaled $13.3 million for 2021 and $11.3 million for 2020. EY’s fees for professional services included the following:

●

Audit Fees—fees for audit services, which related to the fiscal year consolidated audit, the audit of the effectiveness of internal controls, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits, and related accounting consultations, were $12.2 million for 2021 and $10.3 million for 2020.

●

Audit-Related Fees—fees for audit-related services, which consisted of audits in connection with benefit plan audits, other subsidiary audits, special reports, asset dispositions, and related accounting consultations, were $0.8 million for 2021 and $0.9 million for 2020.

●	Tax Fees—fees for tax services, which consisted of tax compliance services and tax planning and advisory services, were $0.3 million for 2021 and $0.1 million for 2020.
●	All Other Fees—fees for other services were negligible in 2021 and 2020.

60     ConocoPhillips

Item 2: Proposal to Ratify the Appointment of Ernst & Young LLP

The Audit Committee has considered whether the non-audit services provided to ConocoPhillips by EY impaired EY’s independence and concluded they did not.

Who reviews these services and fees?

The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other non-audit services that EY may provide to ConocoPhillips. The policy (1) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that EY’s independence is not impaired; (2) describes the audit, audit-related, tax, and other services that may be provided and the non-audit services that are prohibited; and (3) sets forth pre-approval requirements for all permitted services. Under the policy, all services to be provided by EY must be pre-approved by the Audit Committee. The Audit Committee has delegated authority to review and approve services to its Chair. Any such approval must be reported to the entire Audit Committee at the next scheduled Audit Committee meeting.

Will a representative of Ernst & Young be present at the meeting?

One or more representatives of EY will be present at the Annual Meeting. The representative(s) will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present and entitled to vote on the proposal. If the appointment of EY is not ratified, the Audit Committee will reconsider the appointment.

The Audit and Finance Committee recommends you vote FOR the ratification of the appointment of Ernst & Young LLP as ConocoPhillips’ independent registered public accounting firm for fiscal year 2022.

2022 Proxy Statement     61

Item 3: Advisory Approval of Executive Compensation

What am I Voting On?

Stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the stockholders approve the compensation of ConocoPhillips’ Named Executive Officers as described in the “Compensation Discussion and Analysis” section and in the tabular disclosures regarding Named Executive Officer compensation (together with the accompanying narrative disclosures) in this Proxy Statement.

ConocoPhillips is providing stockholders with the opportunity to vote on an advisory resolution, commonly known as “Say on Pay,” considering approval of the compensation of ConocoPhillips’ Named Executive Officers.

The Human Resources and Compensation Committee, which is responsible for the compensation of our executive officers, has overseen the development of a compensation program designed to attract, retain, and motivate executives who enable us to achieve our strategic and financial goals. The “Compensation Discussion and Analysis” and the tabular disclosures regarding Named Executive Officer compensation, together with the accompanying narrative disclosures, explain the trends in compensation and application of our compensation philosophies and practices for the years presented.

The Board believes that ConocoPhillips’ executive compensation program aligns the interests of our executives with those of our stockholders. Our compensation program is guided by the philosophy that ConocoPhillips’ ability to deliver on our disciplined, returns-focused strategy, is driven by superior individual performance. The Board believes we must offer competitive compensation to attract and retain experienced, talented, and motivated employees. In addition, the Board believes employees in leadership roles within the organization are motivated to perform at their highest levels when performance-based pay constitutes a significant portion of their compensation. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are aligned with company and individual performance, are appropriate in value, and have benefited ConocoPhillips and its stockholders.

What is the effect of this resolution?

Because your vote is advisory, it will not be binding upon the Board. However, the Human Resources and Compensation Committee and the Board will take the outcome of the vote into account when considering future executive compensation arrangements.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

The Board recommends you vote FOR the advisory approval of the compensation of ConocoPhillips’ Named Executive Officers.

62     ConocoPhillips

Role of the Human Resources and Compensation Committee

Authority and Responsibilities

The Human Resources and Compensation Committee (the “HRCC”) is responsible for providing independent, objective oversight for ConocoPhillips’ executive compensation programs, for developing and overseeing the development of a succession management plan for the CEO and Senior Officers, and for determining the compensation of our Senior Officers. Our internal guidelines define a Senior Officer as an employee who is a senior vice president or higher, any executive who reports directly to the CEO, or any other employee considered an officer under Section 16(b) of the Securities Exchange Act of 1934. As of December 31, 2021, ConocoPhillips had 17 active Senior Officers. In addition, the HRCC acts as administrator of the compensation programs and certain of the benefit plans for Senior Officers and as an avenue of appeal for current and former Senior Officers disputing compensation or certain benefits. Finally, the HRCC assists the Board in overseeing the integrity of ConocoPhillips’ executive compensation practices and programs described in the “Compensation Discussion and Analysis” beginning on page 64.

A complete listing of the authority and responsibilities of the HRCC is set forth in the written charter adopted by the Board and last amended on October 9, 2020, which is available on our website at www.conocophillips.com under “Investors > Corporate Governance.”

Members

The HRCC currently consists of six members. All members must meet the independence requirements for “non-employee” directors under the Securities Exchange Act of 1934, for “independent” directors under the NYSE Listed Company Manual, and for “outside” directors under the Internal Revenue Code. The members of the HRCC and the member to be designated as Chair are reviewed and recommended annually by the Committee on Directors’ Affairs to the full Board.

Meetings

The HRCC holds regularly scheduled meetings in association with each regular Board meeting and meets by teleconference between such meetings as necessary. In 2021, the HRCC had eight meetings. The HRCC reserves time at each regularly scheduled meeting to review matters in executive session with no members of management or management representatives present except as specifically requested by the HRCC. Additionally, the HRCC reviews and reports annually on the succession-planning process for the CEO and senior management and meets with the Lead Director at least annually to evaluate the performance of the CEO. More information regarding the HRCC’s activities at such meetings appears in the “Compensation Discussion and Analysis” beginning on page 64.

CONTINUOUS IMPROVEMENT
The HRCC is committed to a process of continuous improvement in exercising its responsibilities. To that end, the HRCC:
●Routinely receives training regarding best practices for executive compensation;
●With the assistance of management and consultants, independent compensation consultants, and, when deemed appropriate, independent legal counsel, regularly reviews its responsibilities and governance practices in light of ongoing changes in the legal and regulatory arena and trends in corporate governance;

●Annually reviews its charter and proposes any desired changes to the Board;
●Annually conducts an assessment of its performance that evaluates the effectiveness of its actions and seeks ideas to improve its processes and oversight; and
●Regularly reviews and assesses whether our executive compensation programs are having the desired effects without encouraging an inappropriate level of risk.

2022 Proxy Statement     63

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of the compensation of our Named Executive Officers (“NEOs”) and describes the objectives and principles underlying ConocoPhillips’ executive compensation programs, the compensation decisions we have recently made under those programs, and the factors we considered in making those decisions.

In 2021, our NEOs included Mr. Matthew J. Fox(1) and the following NEOs who were active on December 31, 2021:

Ryan M. Lance	William L. Bullock, Jr.	Timothy A. Leach	Dominic E. Macklon	Kelly B. Rose
Chairman and Chief Executive Officer	Executive Vice President and Chief Financial Officer	Executive Vice President, Lower 48	Executive Vice President, Strategy, Sustainability and Technology	Senior Vice President, Legal and General Counsel
(1)	Mr. Fox announced his retirement on February 22, 2022, remained in his position as EVP & COO until April 30, 2021, and retired effective July 1, 2021.

In January 2021, Tim Leach joined our ELT as Executive Vice President, Lower 48 and also joined our Board of Directors when we completed the transformational acquisition of Concho Resources Inc. (“Concho”). As the founder of Concho, his leadership and knowledge were instrumental in ensuring a successful integration as we merged workforces of the two companies and delivered on approximately $1 billion in synergies and savings. Furthermore, as a member of the Board of Directors, Mr. Leach helped oversee the strategy of the combined companies.

Executive Overview	65	Philosophy and Principles of our
2021 Compensation Program Structure	65	Executive Compensation Program	71
2021 Say on Pay Vote Result, Stockholder		Components of Executive Compensation	71
Engagement, and Board Responsiveness	66	Process for Determining Executive Compensation	74
A Transformational Year	67	2021 Executive Compensation Analysis and Results	83
Executive Compensation—Strategic Alignment	69	Other Executive Compensation and Benefits	91
Pay for Performance	70	Executive Compensation Governance	93
2021 Compensation Metric Highlights	70

Our executive compensation philosophy is focused on linking pay with performance. It is designed to reflect appropriate governance practices, align with the needs of our business, and maintain a strong link between executive pay and successful execution of our strategy.
For an overview of ConocoPhillips and our operations, see page 7 of our Proxy Summary

64     ConocoPhillips

Compensation Discussion and Analysis

Executive Overview

2021 Compensation Program Structure

Each year the HRCC, advised by its independent compensation consultant and informed by feedback from stockholders, undertakes a rigorous process to establish and review executive compensation. The HRCC believes a substantial portion of our executive compensation should be equity-based and focused on rewarding long-term performance and furthermore, that this approach most closely aligns the interests of our top executives with those of our stockholders.

The four primary elements of our executive compensation program are designed to provide a target total value for compensation that is competitive with our peers and attracts and retains the talented executives necessary to manage a large and complex company like ConocoPhillips. The following chart summarizes the principal components of our executive compensation program and the performance drivers of each element.

2021 Element of Pay	Overview	Key Benchmarks/Performance Measures
Annual
Salary	Fixed cash compensation to attract and retain executives and balance at-risk compensation Range: Salary grade minimum/maximum	●Benchmarked to compensation reference group median; adjusted for experience, responsibility, performance, and potential

Variable Cash Incentive Program (“VCIP”)

Variable annual cash compensation to motivate and reward executives for achieving annual goals and strategic and ESG milestones that are critical to our strategic priorities

Range: 0% - 200% of target for corporate performance, inclusive of individual adjustments

●Health, Safety, and Environmental (20%) ●Operational (20%) ●Financial—Absolute and Relative Adjusted ROCE (20%) ●Strategic and ESG Milestones (20%) ●Relative TSR (20%) One-year performance period

Long-Term Incentive Program (“LTIP”)

Variable long-term equity-based compensation to motivate and reward executives for achieving multi-year strategic priorities

Granted at beginning of three-year performance period with final cash payout following the conclusion of the performance period based on HRCC assessment of the pre-established corporate performance metrics and stock price on the settlement date

Range: 0% - 200% of total target award, inclusive of corporate performance adjustments

●Relative TSR (60%) ●Financial—Relative Adjusted ROCE and/or Adjusted CROCE (40%)(1) ●Stock price Three-year performance period

Long-term equity-based compensation designed to encourage executive retention and promote stock ownership while incentivizing absolute performance that is aligned with stockholder interests

Annual award settles in stock on third anniversary of grant date based on the stock price on the settlement date(2)

Range: 0% - 100% of target

●Stock price Three-year cliff vesting
(1)

Beginning with performance share programs commencing in 2020, the financial performance measure was further simplified by removing Adjusted CROCE, thereby strengthening the correlation between the payout and the remaining Adjusted ROCE metric.

(2)

Executive Restricted Stock Unit grants made prior to 2020 were settled in cash. Beginning with 2020 grants, Executive Restricted Stock Unit grants will be settled in shares rather than cash to provide additional common stock ownership through ConocoPhillips’ executive compensation programs, and better align with market practice.

2022 Proxy Statement     65

Compensation Discussion and Analysis

2021 Say on Pay Vote Result, Stockholder Engagement, and Board Responsiveness

ConocoPhillips regularly engages in dialogue with stockholders to continue to reinforce our understanding of stockholder views regarding our compensation programs. The Board and the HRCC value these discussions and also encourage stockholders to provide feedback about our executive compensation programs as described on page 30 under “Communications with the Board of Directors.”

STRONG SAY ON PAY SUPPORT IN 2021

We continue to remain committed to our stockholder engagement as we value our stockholders’ input on our executive compensation programs. We were pleased with the results of the 2021 Say on Pay vote, which received support of over 92 percent of voting stockholders. We remain committed to ongoing dialogue with stockholders and other stakeholders to obtain their input on key matters and inform our management and Board about the issues that our stockholders tell us matter most to them.

STOCKHOLDER ENGAGEMENT IN 2021

Aligned with our commitment to ongoing stockholder engagement, ConocoPhillips maintains a Governance Leadership Team, which is an engagement team comprised of management, investor relations and internal subject-matter experts on strategy, governance, compensation, compliance, human capital management, and environmental and social issues, to lead a comprehensive, year-round stockholder engagement program.

The Governance Leadership Team that spearheaded our 2021 outreach efforts consisted of the following members of ConocoPhillips management: Ellen R. DeSanctis, Senior Vice President, Corporate Relations; Heather G. Sirdashney, Senior Vice President, Human Resources and Real Estate and Facilities Services; Brian E. Pittman, General Manager, Compensation and Benefits; Shannon B. Kinney, Deputy General Counsel, Chief Compliance Officer, and Corporate Secretary; and Lloyd L. Visser, Vice President, Sustainable Development. In many instances, our Chair of the Public Policy and Sustainability Committee (PPSC), Jody Freeman, also participated in stockholder meetings.

BY THE NUMBERS: STOCKHOLDER ENGAGEMENT IN SPRING AND FALL 2021

We contacted stockholders representing over:	Management and, in many instances, our Chair of the PPSC, Jody Freeman, held meetings with stockholders representing nearly:

Matters discussed during these meetings included recent A&D activity, our strategy and value proposition, our ongoing response to COVID-19, corporate governance, executive compensation, human capital management, culture, climate change, and sustainability. In addition, we sought input and feedback on our response to the stockholder proposal on emissions reduction targets that passed at the 2021 annual meeting

In 2021, the feedback received from our stockholders was overwhelmingly positive. Stockholders commended our consistent commitment to open dialogue and engagement and were supportive of our compensation programs.

Stockholders were generally very satisfied with the level of disclosure in our proxy statement in 2021.

66     ConocoPhillips

Compensation Discussion and Analysis

Recent Compensation Changes

Our pay programs continually evolve to incorporate stockholder feedback, market best practices, and performance and retention considerations. Additionally, we strive to continue to clarify and simplify our compensation-related disclosure while providing thorough and meaningful details of our process. In recent years, we have made the following changes to our pay programs:

●	Effective in 2021, eliminated all grandfathered tax gross-up benefits under our Change in Control Severance Plan(1)
●	Effective in 2021, strengthened our stock ownership guidelines by no longer counting PSP target units toward ownership guidelines while maintaining a six times base salary guideline for the CEO and three to four times base salary guideline for other NEOs; further, the company does not count unexercised stock options towards ownership guidelines
●	Since 2020, and including PSP 19 which had the performance period conclude in 2021, added the S&P 500 Total Return Index(2) to the performance peer group broadening the performance benchmark beyond industry peers and further aligning executive pay with long-term stockholder interests
●	Effective with performance share programs commencing in 2019, eliminated the Strategic Objectives performance measure from the performance share programs and increased the weighting of relative TSR from 50% to 60% and relative Financial metrics from 30% to 40%

This change allows the HRCC to calculate payouts under the LTIP on a formulaic basis.

●	Beginning in 2019, capped the annual incentive payout at 200% of target, inclusive of individual adjustments for the ELT, including NEOs (previously capped at 250%)
●	Beginning with 2020 grants, Executive Restricted Stock Unit grants will be settled in shares instead of cash to provide additional common stock ownership through ConocoPhillips’ executive compensation programs, and better align with market practice

(1)

Executives who became participants of the plan after the spinoff in 2012 were not eligible for any gross-up payment. The change removes eligibility for any gross-up payments for executives who were participants of the plan prior to the spinoff in 2012 that were previously grandfathered.

(2)	For relative TSR metrics only.

A Transformational Year

2021 was a truly remarkable year for ConocoPhillips. Our operating performance around the globe was outstanding; we generated strong returns on and of capital for our stockholders, and closed on two significant, highly accretive acquisitions in the heart of the Permian Basin. All of which was possible due to our ongoing commitment and discipline to deliver our value proposition to provide superior returns to stockholders through price cycles. We did this through dedicated execution of our core principles — focusing on peer-leading distributions, maintaining a strong balance sheet, executing disciplined investment, and demonstrating ESG leadership. Supporting these core principles were our strategic cash flow allocation priorities: (1) invest enough capital to sustain production and pay the existing dividend; (2) grow the dividend annually; (3) maintain ‘A’ credit rating; (4) return greater than 30 percent of cash from operations to stockholders; and (5) disciplined investment to enhance returns.

We have aligned our strategy with the realities of the E&P business, and we believe to be successful we must deliver on our Triple Mandate:

●	First, we must reliably and responsibly deliver oil and gas production to meet energy transition pathway demand. In 2021, we delivered strong operational performance across our asset base, resulting in full-year production of almost 1.6 million barrels of oil equivalent per day, including Libya. We also continued our rigorous portfolio optimization work, with transactions that collectively reduced both the average cost of supply and GHG intensity of our portfolio.
●	Second, we must deliver competitive returns on and of capital for our stockholders. In 2021, we returned $6.0 billion to stockholders through $2.4 billion in dividends and $3.6 billion of share repurchases, representing a return to stockholders of 35% of cash provided by operating activities. Furthermore, we announced a new tier of our return of capital framework, adding a variable return of cash (VROC) tier to the ordinary dividend and share repurchase tiers. At our mid-year Market Update for investors, we disclosed our 10-year plan that includes our intention to grow return on capital employed by 1-2 percentage points annually.

2022 Proxy Statement     67

Compensation Discussion and Analysis

●	Third, we must achieve our net-zero operational emissions ambition. In 2021, we continued to advance our net-zero ambition with an increase in Scope 1 and 2 greenhouse gas emissions intensity reduction targets to 40-50% from a 2016 baseline on a net equity and gross operated basis by 2030, from the previous target of 35-45% on only a gross operated basis. We also created a Low-Carbon Technologies organization to evaluate potential investments in end-use emissions reduction and low-carbon technology opportunities.

2021 was transformational for ConocoPhillips, and we achieved many important accomplishments, as shown below:

2021 HIGHLIGHTS — DELIVERING ACROSS ALL ELEMENTS OF THE TRIPLE MANDATE
FINANCIAL	STRATEGY	OPERATIONS

●$8.1B earnings; $6.07 EPS; $8.0B adjusted earnings; $6.01 adjusted EPS(1)
●14% ROCE(1)
●$17.0B cash provided by operating activities; $15.7B CFO(2); $10.4B free cash flow(1)
●Paid $2.4B in dividends; repurchased $3.6B of shares
●Initiated CVE monetization generating $1.1B to fund repurchases
●Ending cash of $5.8B(3)

●Closed Concho and Shell Permian acquisitions, announced sale of Indonesia, exercised APLNG preemption right
●Returned 38% of CFO to stockholders(2)
●Announced and declared first variable return of cash distribution (VROC); paid in January 2022
●Improved 2030 GHG intensity reduction target to 40-50% on net equity and gross operated basis

●FY production of 1,527 MBOED(4)
●Strong safety performance with diligent COVID-19 mitigation
●Drove value in Lower 48 by progressing technology, innovation and efficiency
●Resumed Alaska development; achieved first oil at GMT2
●First production at Malikai Phase 2, SNP Phase 2; completed Tor II; started up third pad at Montney

(1)

Adjusted earnings, adjusted EPS, return on capital employed (ROCE) and free cash flow are non-GAAP measures. Further information related to these measures as well as reconciliations to the nearest GAAP measure are included on Appendix A.

(2)

Cash provided by operating activities was $17.0B. Excluding operating working capital of ($1.3B), cash from operations was $15.7B. Cash from operations (CFO) is a non-GAAP measure. Further information related to this measure is included on Appendix A.

(3)	Ending cash includes cash, cash equivalents, and restricted cash totaling $5.4B, and short-term investments of $0.4B. Restricted cash was $0.4B.
(4)	Production excludes Libya.

Importantly, we delivered these milestones while operating safely and with a commitment to ESG excellence. We maintained our ongoing practice of engaging with stockholders throughout 2021 and received consistent feedback that our disciplined, returns-focused strategy is the right one for our business and that our stockholders appreciate our ongoing efforts to increase the transparency and robustness of our disclosures to address the things that they care about most.

68     ConocoPhillips

Compensation Discussion and Analysis

Executive Compensation—Strategic Alignment

Our executive compensation programs are designed to align compensation with ConocoPhillips’ disciplined, returns-focused strategy and with the long-term interests of our stockholders. Our goal to deliver superior returns to stockholders through price cycles is tied to the five strategic cash flow allocation priorities as set forth below. Our compensation metrics support our Triple Mandate and are directly tied to our strategic priorities, which provide comprehensive and integrated support for our value proposition. The following diagram maps each metric to our strategic priorities. We believe this demonstrates clear alignment between our strategic priorities for value creation and executive compensation.

*	Beginning with performance share programs commencing in 2020, the financial performance measure was further simplified by removing Adjusted CROCE, thereby strengthening the correlation between the payout and the remaining Adjusted ROCE metric.

2022 Proxy Statement     69

Compensation Discussion and Analysis

Pay for Performance

Our executive compensation programs align pay with performance that advances our strategic priorities and interests of stockholders. As shown below, approximately 90 percent of the CEO’s 2021 target pay and approximately 83 percent of the other NEOs’ 2021 target pay was performance-based. Stock-based, long-term incentives make up the largest portion of performance-based pay.

As part of ConocoPhillips’ response in 2020 to support the cost reduction efforts related to the COVID-19 pandemic the HRCC reduced the base pay of Mr. Lance by 5 percent effective May 1, 2020. Despite the recovery of commodity prices in 2021, Mr. Lance’s base pay remained at the reduced level throughout 2021, and his STI and LTI targets remained the same as the previous year.

2021 TARGET COMPENSATION FOR CEO

2021 AVERAGE TARGET COMPENSATION FOR OTHER NEOs*

*	Excludes Mr. Leach as he was not eligible for the executive restricted stock program or performance share program in 2021. He became eligible for those programs in 2022.

2021 Compensation Metric Highlights

Executive compensation in 2021 reflects performance during both our short- and long-term incentive program periods. For more information about how we set our 2021 targets see “Setting Targets for 2021” beginning on page 84 and “HRCC Annual Compensation Cycle” on page 76. Performance highlights in 2021 include:

HSE	Operational	Financial

Strong safety performance integrating acquired assets into our business; remained a leader among our peers on personnel safety performance with zero fatalities in 2021 and continued to be recognized as HSE industry leader; successfully completed multiple turnarounds without serious incident; however, Total Recordable Rate (“TRR”), and Tier 1 and Tier 2 process safety events increased over prior year

	Outperformed on all of our operational metrics, including our Production target, our Capital and Operating and Overhead Costs targets and achieved or exceeded nearly all Operational Milestones	Exceeded our 2021 target on absolute Adjusted ROCE; finished in the 62nd percentile relative to performance peers
Strategic and ESG Milestones		TSR*

Successfully integrated Concho and demonstrated an annual run rate of $1 billion of sustainable cost and capital reductions; demonstrated progress toward Paris-aligned climate risk framework by improving GHG emissions reduction targets; executed 48 operational emissions reduction projects and evaluated low-carbon investments; achieved top quartile ESG performance on credible rating frameworks; externally disclosed the EEO-1 report for the last three years, published first Human Capital Management report and increased transparency of DE&I metrics internally and externally

One-year TSR of 78.6 percent; finished in the 69th percentile relative to performance peers
*	Consistent with market practice, measuring TSR performance for compensation purposes is based on a 20-trading day simple average prior to the beginning of a period of time and a 20-trading day simple average prior to the end of the stated period and assumes common stock dividends paid during the stated period are reinvested.

70     ConocoPhillips

Compensation Discussion and Analysis

See “Process for Determining Executive Compensation” beginning on page 74 for a description of how our executive compensation metrics are designed to align compensation with ConocoPhillips’ disciplined, returns-focused strategy. Also see “2021 Executive Compensation Analysis and Results” beginning on page 83 for a discussion and analysis of payout decisions.

Philosophy and Principles of Our Executive Compensation Program

Our Goals

Our goals are to attract, retain, and motivate high-quality employees and to maintain high standards of principled leadership so we can responsibly deliver energy to the world and provide sustainable value for our stakeholders, now and in the future.

Our Philosophy— Pay for Performance

We believe that:

●Our ability to responsibly deliver energy and provide sustainable value is driven by superior individual performance;
●A company must offer competitive compensation to attract and retain experienced, talented, and motivated employees;
●Employees in leadership roles are motivated to perform at their highest levels when performance-based pay is a significant portion of their compensation; and
●The use of judgment by the HRCC plays an important role in establishing increasingly challenging corporate performance criteria to align executive compensation with company performance.

Our Strategic Principles

To achieve our goals, we implement our philosophy through the following principles:

●Establish target compensation levels that are competitive with the companies that we compete against for executive talent;
●Create a strong link between executive pay and successful execution of our strategy;
●Encourage prudent risk-taking by our executives;
●Motivate performance using compensation to reward specific individual accomplishments;
●Retain talented individuals;
●Maintain flexibility to better respond to the cyclical energy industry; and
●Integrate all elements of compensation into a comprehensive package that aligns goals, efforts, and results throughout the organization.

Components of Executive Compensation

The four primary elements of our executive compensation program are designed to provide a target total value for compensation that is competitive with our peers and attracts and retains the talented executives necessary to manage a large and complex organization such as ConocoPhillips.

Base Salary

Base salary is a central component of compensation for all of our salaried employees. Management, with the assistance of Mercer, its outside compensation consultant, thoroughly examines the scope and complexity of executive jobs throughout ConocoPhillips and benchmarks the competitive compensation practices for such jobs. As a result of this work, management has developed a compensation structure that assigns all positions to specific salary grades. For our executives, the base salary midpoint increases as the salary grade increases, but at a lesser rate than the overall target incentive compensation percentages increase. The result is a higher percentage of at-risk compensation as an executive’s salary grade rises.

2022 Proxy Statement     71

Compensation Discussion and Analysis

Base salary is important to give employees financial stability for personal planning purposes. There are also motivational and reward aspects to base salary, as base salary can be changed to account for considerations such as assigned roles, responsibilities and duties, experience, individual performance, and time in position. We set base salaries to be competitive within our compensation reference group and, for certain staff positions, Fortune 50-150 Industrials, taking into account responsibilities and duties, individual performance, and time in position. See “Process for Determining Executive Compensation—Peers and Benchmarking” beginning on page 75 for a discussion of our position benchmarking exercise.

Performance-Based Pay Programs

Annual Incentive

All of our employees throughout the world—including our executives—participate in our annual incentive program, called the Variable Cash Incentive Program (“VCIP”). It is our primary vehicle for recognizing company and individual performance for the prior year. We believe that having an annual “at risk” compensation element gives all employees a financial stake in the achievement of our business objectives and motivates them to use their best efforts to ensure the achievement of those objectives. We also believe that all participating employees can have the opportunity to establish and achieve their specified goals within one year.

For all employees, the base VCIP award is comprised of equally weighted corporate performance categories including HSE, Operational, Financial, Strategic and ESG Milestones, and TSR. The HRCC has discretion to adjust base awards up or down depending on individual performance. For all NEOs other than the CEO, this decision is based on the input of the CEO, and, for the CEO, this is based on the HRCC’s evaluation of the CEO, conducted jointly with the Lead Director. The final award, inclusive of any adjustments, may not exceed 200 percent of the target.

Long-Term Incentives

Our primary long-term incentive compensation programs for executives are the Performance Share Program (“PSP”) and the Executive Restricted Stock Unit Program, which replaced the Stock Option Program effective with equity grants made in 2018. The HRCC approved replacing stock options with three-year, time-vested restricted stock units under the Executive Restricted Stock Unit Program in response to stockholder feedback and to be consistent with market trends. In addition, the HRCC increased the weighting of the long-term incentive award in the form of performance-based restricted stock units under the PSP from 60 percent to 65 percent and assigned a weight of 35 percent to the Executive Restricted Stock Unit Program. Approximately 59 of our current employees participate in these programs.

PERFORMANCE SHARE PROGRAM

The PSP rewards executives based on ConocoPhillips’ performance over a three-year period. Each year, the HRCC establishes performance metrics for a new three-year performance period. Thus, performance results in any given year are considered in three overlapping performance periods. We believe use of a multi-year performance period helps to focus management on longer-term results. PSP award targets are set in shares at the beginning of the performance period, and actual cash payouts based on the HRCC’s evaluation of performance are calculated using our stock price after the conclusion of the three-year performance period. Thus, the value of the performance shares is tied to stock price performance throughout the performance period.

Targets for participants whose salary grades are changed during a performance period are prorated to align incentive levels with the individual’s current level of responsibility. Changes in salary not accompanied by a change in salary grade do not affect the existing targets.

The PSP award is calculated on a formulaic basis and comprised of a relative TSR metric and a relative Financial metric, with respective weightings of 60 and 40 percent. At the end of the performance period, the final award may not exceed 200 percent of the total target award (the initial target award set in restricted stock units, at the beginning of the performance period, together with reinvested dividend equivalents during the performance period). The final award is determined by the HRCC following several detailed reviews of company performance and is based on the HRCC’s evaluation of ConocoPhillips’ formulaic performance relative to the pre-established metrics (discussed under “Process for Determining Executive Compensation—Performance Criteria” on page 79).

72     ConocoPhillips

Compensation Discussion and Analysis

EXECUTIVE RESTRICTED STOCK UNIT PROGRAM

Effective in 2018, in response to stockholder feedback and consistent with market trends, the HRCC implemented the Executive Restricted Stock Unit Program in place of the Stock Option Program. Like the PSP, the Executive Restricted Stock Unit Program is designed to reward our executives for long-term share performance and encourage executive retention while incentivizing absolute performance that is aligned with stockholder interests. The units vest three years following the date of grant, which is competitive with industry peers. Awards granted before 2020 settle in cash; however, beginning with awards granted in 2020, awards will be settled in shares of common stock, which will provide additional common stock ownership through our executive compensation programs and better align with market practice.

The combination of the PSP and the Executive Restricted Stock Unit Program, along with our Stock Ownership Guidelines described under “Executive Compensation Governance—Alignment of Interests—Stock Ownership and Holding Requirements” on page 93, provides a comprehensive package of long-term compensation incentives for our executives that align their interests with those of our long-term stockholders.

STOCK OPTION PROGRAM

Per the approval of our HRCC and in response to stockholder feedback and consistent with market trends the Stock Option Program was discontinued effective with equity grants made in 2018 and was replaced with the Executive Restricted Stock Unit Program. The practice under the Stock Option Program was to set option exercise prices no lower than the fair market value of ConocoPhillips stock at the time of the grant. Because an option’s value is derived solely from an increase in our stock price, options only reward recipients if the value of our stock appreciates. All remaining stock options are vested and exercisable and expire after a period of ten years following the grant date.

OFF-CYCLE AWARDS

ConocoPhillips may make awards outside the PSP or the Executive Restricted Stock Unit Program. Currently, off-cycle awards are generally granted to certain incoming executives for one or more of the following reasons: (1) to induce an executive to join ConocoPhillips (occasionally replacing compensation the executive will lose by leaving the prior employer); (2) to induce an executive of an acquired company to remain with ConocoPhillips for a certain period of time following the acquisition; or (3) to provide a pro rata equity award to an executive who joins ConocoPhillips during an ongoing performance period in which the executive is ineligible to participate under the standard PSP or Executive Restricted Stock Unit Program provisions. In these cases, the HRCC has sometimes approved a shorter period for restrictions on transfers of restricted stock units than those issued under the PSP or Executive Restricted Stock Unit Program. Any off-cycle awards to Senior Officers must be approved by the HRCC. In 2021, in connection with the acquisition of Concho Resources Inc., we granted an award to Timothy A. Leach, the former Chief Executive Officer of Concho Resources Inc., as an inducement to become our Executive Vice President, Lower 48. Mr. Leach’s expertise was critical as ConocoPhillips sought to integrate Concho assets into the company and accelerate achievement of the cost and capital efficiencies of the combined company. See the Summary Compensation Table on page 96 and the Grants of Plan-Based Awards Table on page 100 for further details of this inducement award. Mr. Leach was not eligible to participate in the standard PSP or Executive Restricted Stock Unit Program during 2021, but became eligible effective in 2022.

2022 Proxy Statement     73

Compensation Discussion and Analysis

Process for Determining Executive Compensation

Our executive compensation programs take into account market-based compensation for executive talent; internal pay equity among our employees; ConocoPhillips’ past practices; corporate, business unit, and individual results; and the talents, skills, and experience that each individual executive brings to ConocoPhillips. Our NEOs each serve without an employment agreement. All compensation for these officers is set by the HRCC as described below.

Roles and Responsibilities

Human Resources and Compensation Committee (HRCC)
●Annually reviews and determines compensation for the CEO and for each of the NEOs. This comprehensive and ongoing process begins in February, when performance targets and target compensation are established for the upcoming year, and final incentive program payouts for the preceding year are evaluated and approved.
●Makes critical decisions on competitive compensation levels; program design; performance targets; corporate and individual performance; and appropriate pay adjustments necessary to reflect short-and long-term performance. Compensation decisions reflect input from the HRCC’s independent consultant, ConocoPhillips’ compensation consultant, stockholders, and management.
●Considers annual benchmark data provided by the consultants, dialogue with our largest stockholders, and four in-depth management reviews of ongoing corporate performance. This comprehensive and rigorous process allows the HRCC to make informed decisions and adjust compensation positively or negatively, although VCIP, PSP, and Executive Restricted Stock Unit awards may never exceed 200 percent, 200 percent, and 100 percent of the total target award, respectively.
●Has the sole authority to retain a compensation consultant and approve such consultant’s fees and other retention terms and to terminate such consultant. The HRCC also has authority to retain, terminate, and obtain advice and assistance from external legal, accounting, or other advisors and consultants. The HRCC conducts an annual review of the HRCC’s independent consultant and has discretion to replace the independent consultant.
●Approves all the work to be done by the independent consultant in advance.

Management
●ConocoPhillips’ Human Resources department supports the HRCC in the execution of its responsibilities and manages the development of the materials for each committee meeting, including market data, individual and company performance metrics, and compensation recommendations.
●The CEO considers performance and makes individual recommendations on base salary, annual incentive, and long-term equity compensation with respect to Senior Officers, including all NEOs other than himself. These recommendations are reviewed, discussed, modified, and approved, as appropriate, by the HRCC. No member of the management team, including the CEO, has a role in determining his or her own compensation.

74     ConocoPhillips

Compensation Discussion and Analysis

Compensation Consultants

The HRCC retained FW Cook to serve as its independent executive compensation consultant in 2021. Management also retained Mercer to provide other consulting services. The consultants:

●Assist in the evaluation of the compensation of the CEO and the Senior Officers.
●Assist in compiling compensation data, conducting analyses, providing consulting services, and supplementing internal resources for market analysis.

The HRCC considered whether any conflict of interest exists with either FW Cook or Mercer in light of SEC rules. The HRCC assessed the following factors relating to each consultant in its evaluation:

●other services provided to us by the consultant;
●fees paid by us as a percentage of the consulting firm’s total revenue;
●policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest;
●any business or personal relationships between the individual consultants involved in the engagement and a member of the HRCC;
●any ConocoPhillips stock owned by the individual consultants involved in the engagement; and
●any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.

Both FW Cook and Mercer provided the HRCC with appropriate assurances addressing such factors. Based on this information, the HRCC concluded that the work of the consultants did not raise any conflict of interest. The HRCC also took into consideration all factors relevant to FW Cook’s independence from management, including those specified in Section 303A.05(c) of the NYSE Listed Company Manual, and determined that FW Cook is independent and performs no other services for ConocoPhillips.

ConocoPhillips is prohibited from employing any FW Cook consultant who worked on our account for a period of one year after that individual leaves the employ of the independent consultant.

Peers and Benchmarking

We compete for the best talent with our industry peers and with the broader market. Accordingly, the HRCC regularly reviews the market data, pay practices, and compensation ranges among both energy industry peers and general industry companies to ensure that we continue to offer competitive executive pay programs. Our peer groups are reviewed regularly by the HRCC and updated as appropriate. To properly benchmark compensation and measure performance, ConocoPhillips has two peer groups, a compensation reference group and a performance peer group. We source peer company data from compensation consultant surveys and public disclosures.

Risk Assessment

ConocoPhillips has considered the risks associated with each of its executive broad-based compensation programs and policies. As part of the analysis, we considered the performance measures we use, as well as the different types of compensation, varied performance measurement periods, and extended vesting schedules utilized under each incentive compensation program. As a result of this review, management concluded the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on ConocoPhillips. As part of the Board’s oversight of ConocoPhillips’ risk management programs, the HRCC conducts a similar review with the assistance of its independent compensation consultant. The HRCC agrees with management’s conclusion that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on ConocoPhillips.

2022 Proxy Statement     75

Compensation Discussion and Analysis

HRCC ANNUAL COMPENSATION CYCLE

FEBRUARY ●Approval of prior year’s incentive payouts ●Set target compensation and performance targets for the current year (“Setting Increasingly Challenging Targets” on page 79)*

MARCH - APRIL ●Publication of our Annual Proxy Statement detailing performance and compensation information for the prior year ●Stockholder outreach; feedback shared with the HRCC/Board

MAY ●Annual Meeting with annual stockholder say-on-pay vote

JULY

●First performance review; feedback is given on current year’s performance
●Independent third party benchmarks CEO pay and reviews market trends to advise HRCC as it considers compensation program design changes for upcoming year

OCTOBER ●Stockholder outreach ●Review of market best practices and initial program design concept for upcoming year ●Compensation program risk analysis

DECEMBER ●Feedback received during stockholder outreach shared with HRCC/Board ●Approval of program design for upcoming year ●Second performance review; feedback is given on current year’s performance

JANUARY - FEBRUARY

●Third and fourth performance reviews; feedback is given on prior year’s performance
●Independent third-party review of peer target compensation and payouts for prior year performance period

*	In 2021, ConocoPhillips completed the acquisition of Concho Resources Inc. on January 15, 2021. As a result, the compensation and performance targets were not finalized until April to allow establishment of VCIP targets that reflected ConocoPhillips post-acquisition.

76     ConocoPhillips

Compensation Discussion and Analysis

Setting Target Compensation—Compensation Reference Group

Compensation Reference Group and Methodology

The HRCC regularly assesses the market competitiveness of our executive compensation programs based on data from a compensation reference group. The compensation reference group included below is made up of 11 energy industry companies and 11 similarly sized general industry companies that are comparable to ConocoPhillips in terms of size, scope, and compensable factors. The HRCC adopted a broader reference group that includes non-energy industry companies for compensation benchmarking since ConocoPhillips is uniquely positioned as the largest independent E&P company based on production and reserves. This reference group was selected because the companies, as a whole, represent organizations of similar size, scale, complexity and global reach as ConocoPhillips. Furthermore, this reference group provides more statistically robust compensation data from companies with similar compensable factors and addresses the challenging E&P market dynamics that existed when using only a group of industry peers and is responsive to stockholder feedback. Accordingly, in analyzing the appropriate composition of the reference group that would help inform 2021 target compensation decisions, the HRCC considered the following criteria:

(1)	companies with which we compete for business opportunities and executive talent;
(2)	companies with significant operations and capital investments, medium- and long-term project investment cycles, and complex global operations;
(3)	size, including revenues, assets, and market capitalization; and
(4)	industry focus, particularly companies in the energy industry.

For 2021, Raytheon Technologies Corporation replaced Raytheon Company in the compensation reference group as a result of Raytheon’s merger with United Technologies. Additionally, Johnson & Johnson and Marathon Oil were removed from the compensation reference group consistent with the criteria used by the HRCC as described above.

COMPENSATION REFERENCE GROUP

●3M Company ●Apache Corporation* ●Bristol-Myers Squibb Company ●Caterpillar Inc. ●Chevron Corporation* ●Cummins Inc. ●Devon Energy Corporation* ●EOG Resources, Inc.*
●Exxon Mobil Corporation*
●General Dynamics Corporation
●Halliburton Company*
●Honeywell International Inc.
●Lockheed Martin Corporation
●Marathon Petroleum Corporation*
●Merck & Co., Inc.
●Northrop Grumman Corporation
●Occidental Petroleum Corporation* ●Phillips 66* ●Pfizer Inc. ●Raytheon Technologies Corporation ●Schlumberger N.V.* ●Valero Energy Corporation*
*	Energy industry companies
The data is used to assess the competitive market value for executive jobs, assess pay practices, validate targets for pay programs, test the compensation strategy, observe trends, and provide a general competitive foundation for decision-making. Our compensation reference group had 2020 annual revenues ranging from $4.4 billion to $179.8 billion and median revenues of $39.8 billion (for 2020, we had revenues of $19.2 billion) and year-end 2020 market cap ranging from $5.4 billion to $207.0 billion and median market cap of $46.7 billion (for year-end 2020, we had a market cap of $42.7 billion).

Mercer gathers and performs an analysis of market data for each NEO, comparing each of their individual components of compensation, as well as total compensation, to that of the compensation reference group. This competitive analysis consists of comparing the market data of each

2022 Proxy Statement      77

Compensation Discussion and Analysis

of the pay elements and total compensation at the 25th, 50th, and 75th percentiles of the compensation reference group to compensation for each of our NEOs. Target total compensation for each NEO is structured to target market competitive pay levels at approximately the 50th percentile in base salary and short- and long-term incentive opportunities, taking into account roles, responsibilities and duties, experience, individual performance, and time in position.

The HRCC’s independent consultant, FW Cook, reviews and independently advises on the conclusions reached as a result of this benchmarking. In reviewing 2021 target compensation for the CEO, the HRCC considered the median target compensation of the compensation reference group, which was approximately $16 million. Based on these factors, the HRCC made no changes to the CEO’s 2021 target compensation.

MEASURING PERFORMANCE—PERFORMANCE PEER GROUP

Our performance peer group is used to evaluate relative business results in both our annual incentive and performance share programs. This includes both relative TSR and relative Adjusted ROCE and/or Adjusted CROCE. The HRCC believes our performance is best measured against both large independent E&P companies with diverse portfolios and some of the largest publicly held integrated oil and gas companies that we compete against in our business operations. In addition, the S&P 500 Total Return Index is included in our performance peer group (for relative TSR metrics only) because the HRCC believes that we should be measured against the companies that we compete with for capital in the broader market. We believe that our performance peer group is representative of the companies that investors use for relative performance comparisons. Additionally, the inclusion of the index as a performance peer further aligns executive pay with long-term stockholder interests as we will be required to outperform both industry peers and a market-based index to receive a maximum payout.

The following tables show the performance peer groups that were established for evaluating both relative TSR and relative Adjusted ROCE and/or Adjusted CROCE for the periods indicated.

PERFORMANCE PEER GROUP FOR 2021 VCIP

●S&P 500 Total Return Index(1) ●Apache Corporation ●Chevron Corporation	●Devon Energy Corporation ●EOG Resources, Inc. ●Exxon Mobil Corporation	●Hess Corporation ●Marathon Oil Corporation ●Occidental Petroleum Corporation
(1)	For relative TSR metrics only.

PERFORMANCE PEER GROUP FOR PSP 19

PSP performance period running from January 2019 through December 2021

● S&P 500 Total Return Index(1) ●Anadarko Petroleum Corporation(2) ●Apache Corporation ●Chevron Corporation	●Devon Energy Corporation ●EOG Resources, Inc. ●Exxon Mobil Corporation ●Hess Corporation	●Marathon Oil Corporation ●Noble Energy, Inc.(3) ●Occidental Petroleum Corporation
(1)	For relative TSR metrics only.
(2)	In August 2019, Occidental Petroleum Corporation acquired Anadarko Petroleum Corporation. Each of Occidental Petroleum Corporation and Anadarko Petroleum Corporation were in our performance peer group during the performance period; after the acquisition, we retained only the combined company for the full performance period.
(3)	In October 2020, Chevron Corporation acquired Noble Energy, Inc. Each of Chevron Corporation and Noble Energy, Inc. were in our performance peer group during the performance period; after the acquisition, we retained only the combined company for the full performance period.

78      ConocoPhillips

Compensation Discussion and Analysis

Internal Pay Equity

We believe our compensation structure provides a framework for an equitable compensation ratio among our executives, with higher targets for jobs involving greater duties and responsibilities. Our compensation program is designed so that the individual target level rises as salary grade level increases, with the portion of performance-based compensation rising as a percentage of total targeted compensation. One result of this structure is that an executive’s actual total compensation as a multiple of the total compensation of his or her subordinates will increase in periods of above-target performance and decrease in times of below-target performance. The HRCC reviews the compensation of Senior Officers periodically to ensure the equitable compensation of officers with similar levels of responsibilities.

Developing Performance Measures

We believe our performance measures appropriately reflect the performance of ConocoPhillips consistent with our strategy as an independent E&P company. Specifically, the HRCC has approved a balance of metrics, some that measure performance relative to our peer group and some that measure progress in executing our strategic and ESG milestones and objectives. We have selected multiple metrics, as described herein, because we believe no single metric is sufficient to capture the performance we are seeking to drive. Moreover, reliance on any metric in isolation is unlikely to promote the well-rounded executive performance necessary to enable us to achieve long-term success. It is for this reason that metrics are assessed in tandem, rather than each with a separate weighting and threshold. The HRCC reassesses performance metrics periodically to confirm that they remain appropriate.

Setting Increasingly Challenging Targets

Targets for each metric are set in accordance with our rigorous internal budget. The HRCC believes that increasingly challenging performance metrics best assess ConocoPhillips’ performance relative to its strategy as an independent E&P company. Increasingly challenging targets can mean year-over-year performance target increases for safety, efficiency, emissions reduction, unit cost targets, and margins. However, it can also mean the same or lower performance targets, recognizing the changing commodity price environment. For example, delivering flat production targets following significant capital and operating cost reductions or establishing production targets below those set in prior years after significant asset dispositions would be considered “increasingly challenging.” Likewise, setting higher cost or capital targets above those set in prior years after significant acquisitions or periods of rising inflation would be considered “increasingly challenging.”

Performance Criteria

We use corporate performance criteria in determining individual payouts for our NEOs. The HRCC considers all the elements described below before making a final determination. In response to stockholder feedback and consistent with our strategy and focus as an independent E&P company, the HRCC approved the performance measures for VCIP and PSP and the weight assigned to each measure reflected in the charts below.

2022 Proxy Statement      79

Compensation Discussion and Analysis

Corporate Performance Criteria

We utilize multiple measures of performance in our compensation programs to ensure that no single aspect of performance is driven in isolation. The compensation metrics approved by the HRCC support our Triple Mandate and are consistent with our strategic cash flow allocation priorities and, therefore, aligned with our goal to deliver superior returns to stockholders through price cycles. See “Setting Targets for 2021” beginning on page 84 and “HRCC Annual Compensation Cycle” on page 76 for more information. The HRCC determines the ultimate payout of our programs based on how well ConocoPhillips performs against targets set for these metrics. The compensation metrics and how they align with our strategic priorities and desired outcomes are described below.

VCIP - Variable Cash Incentive Program
PSP - Performance Share Program
*	Beginning with performance share programs commencing in 2020, the financial performance measure was further simplified by removing Adjusted CROCE, thereby strengthening the correlation between the payout and the remaining Adjusted ROCE metric.

80       ConocoPhillips

Compensation Discussion and Analysis

Health, Safety, and Environmental (VCIP only)

Everything we do depends on safely executing our business plans and operating to high standards of HSE stewardship. We view this as our fundamental license to operate. We have a comprehensive HSE program across our entire company, which includes criteria for process and personal safety. We include relative Total Recordable Rate and absolute Process Safety Events in our compensation metrics to reinforce our commitment to be an industry leader in HSE, drive continuous HSE improvement, and provide accountability for HSE at all levels of the organization, including among our senior leaders.

Total Recordable Rate is a measure of the rate of recordable injury cases in a year. Process Safety Events refers to the control of process hazards in a facility with the potential to impact people, property, or the environment. This includes the prevention, control, and mitigation of unintentional releases of hazardous material or energy from primary containment. We invest significant resources and provide focused attention to continually improve our safety culture and performance across the entire company.

Operational (VCIP only)

As an E&P company, strong operational performance is essential for delivering on our commitments to stockholders. Our operational compensation metrics include absolute targets for Production, Capital, Operating and Overhead Costs, and Operational Milestones.

Our primary source of revenue and cash flow is the sale of our produced oil and gas. Therefore, we set an annual Production target, and we measure the achievement of production results against the approved target. Production was eliminated from the 2020 VCIP as the environment was unpredictable and we needed to maintain flexibility to respond to external factors with voluntary production curtailments to preserve value. With markets stabilizing relative to 2020, Production was included back in our 2021 VCIP. Importantly, we tie our annual Production target to annual targets for Capital, Operating and Overhead Costs, and Operational Milestones. This is designed to ensure that we do not inadvertently incentivize actions, such as growing at all costs, that are misaligned with our strategic priorities. Effective capital and operating cost management also helps us achieve a low cost of supply portfolio in support of our returns-focused strategy. The Operational targets are also designed to create alignment within our workforce around delivering business plans while maintaining discipline. Our Operational Milestones are intended to drive a focus on key actions or decisions that support delivery of our plan.

Financial (VCIP and PSP)

The Financial metrics in our compensation programs strongly align with our returns-focused strategy and are core to delivering our value proposition of superior returns through cycles. Furthermore, based on observation and analysis, we believe that our Financial compensation metrics also strongly correlate to total shareholder returns and, thus, value creation for stockholders. We include Adjusted ROCE in both our VCIP and PSP to ensure that we maintain financial discipline and balance short- and long-term performance. For PSP 19, we also included Adjusted CROCE as a Financial compensation metric; however, effective with PSPs commencing in 2020, the HRCC removed Adjusted CROCE to simplify the performance metrics for PSP and strengthen the correlation between the payout and the Adjusted ROCE metric which remains.

For VCIP, our Financial compensation measure includes Adjusted ROCE both on an absolute basis, as well as relative to peers. For PSP, our Financial compensation measure includes Adjusted ROCE, and for PSPs commencing prior to 2020, Adjusted CROCE, relative to peers. An evaluation of our absolute performance is an important component of the Financial measure as it demonstrates how we performed against targets set in accordance with our rigorous internal budget. An evaluation of performance relative to peers is also an important component of the Financial measure, as it ensures rigor in the target and that the results are commensurate with our performance against our performance peer group. These relative metrics are measured from third quarter to third quarter for the relevant period for VCIP and PSP since full-year peer data is not publicly available at the time the HRCC makes its annual assessment of performance. For the purposes of establishing comparability in assessing our performance relative to peers, Adjusted ROCE and Adjusted CROCE as used for our Financial compensation metrics will differ from that of ROCE and CROCE as calculated for other periodic reporting.

2022 Proxy Statement     81

Compensation Discussion and Analysis

Each of the Financial metrics is described in more detail below:

Adjusted Return on Capital Employed (“ROCE”)—ROCE is an important metric for ensuring that ConocoPhillips is efficiently allocating capital. We believe that ROCE is a strong indicator of long-term share price performance, but it should also be included in short-term compensation metrics to reinforce discipline and a focus on profitability.

For PSPs commencing prior to 2020, we adjust ROCE to remove the impact of non-operational results and special items that are unusual or nonrecurring using the following formula:

adjusted earnings plus after-tax interest expense plus minority interest	÷	average capital employed (total equity plus total debt)

For the 2021 VCIP and PSPs commencing in 2020 or later, in addition to removing the impact of non-operational results and special items that are unusual or nonrecurring, the HRCC determined to further adjust ROCE to remove the impact of cash, consistent with ConocoPhillips’ strategy to maintain cash on the balance sheet to ensure adequate liquidity through down cycles. When also adjusting ROCE for cash, we calculate Adjusted ROCE as follows:

adjusted earnings plus after-tax interest expense plus minority interest	÷	cash adjusted average capital employed (total equity plus total debt less cash and cash equivalents, restricted cash, and short-term investments)

Adjusted Cash Return on Capital Employed (“CROCE”)—Similar to ROCE, CROCE measures ConocoPhillips’ performance in efficiently allocating capital. However, while ROCE is based on adjusted earnings, CROCE is based on cash flow. This is relevant because it measures the ability of our capital investments to generate and expand cash flow consistent with our value proposition.

We also adjust CROCE to remove the impact of non-operational results and special items that are unusual or nonrecurring. We calculate Adjusted CROCE as follows:

adjusted earnings plus after-tax interest expense plus minority interest plus depreciation, depletion and amortization (DD&A)	÷	average capital employed (total equity plus total debt)

For PSPs commencing in 2020, the HRCC removed Adjusted CROCE to simplify the performance metrics for PSP and strengthen the correlation between the payout and the Adjusted ROCE metric which remains.

Strategic and ESG Milestones (VCIP only)

Delivering on our value proposition requires that we take actions and steward the business in ways that are not exclusively operational or financial in nature. Our Strategic and ESG Milestones represent specific actions that are critical to implementing our strategy and aligning our workforce. Strategic and ESG Milestones are set annually. These metrics provide a direct link from our stated strategy to metrics in the compensation programs.

Relative Total Shareholder Return (VCIP and PSP)

We believe our Operational and Financial measures and Strategic and ESG Milestones have a strong, positive correlation to TSR in our sector. Thus, as we pursue these measures, we expect to achieve superior returns to stockholders; TSR is the best overall indicator of our success. By integrating compensation metrics with strategic priorities, we believe we are strongly aligned with stockholder interests across time periods and through cycles.

We believe it is important to include TSR in both VCIP and PSP because it is the most tangible, visible measure of the value we have created for stockholders during the relevant period. However, TSR has a higher weighting in the PSP to more closely align with stockholder performance benchmarks and to discourage short-term actions over long-term value creation.

82     ConocoPhillips

Compensation Discussion and Analysis

TSR represents the percentage change in stock price from the beginning to the end of a stated period, plus the percentage impact from common stock dividends paid during the stated period assuming dividends are reinvested into the stock. Consistent with market practice, we calculate TSR for compensation purposes based on a 20-trading day simple average prior to the beginning of a period and a 20-trading day simple average prior to the end of the stated period.

We measure TSR relative to our performance peer group to mitigate the influence of sector-wide factors, such as commodity price volatility, on our stock price.

2021 Executive Compensation Analysis and Results

The following is a discussion and analysis of the decisions the HRCC made regarding our NEOs in 2021.

Base Salary

The HRCC reviews base salary annually for each of the NEOs. The salary adjustment program is determined by annual benchmarking. Individual salary increases are the result of individual performance, relative position to market and changes to salary grade. Base salary for the CEO remained unchanged in 2021 subsequent to the reduction made effective in May 2020 as part of ConocoPhillips’ response to the COVID-19 pandemic. The HRCC approved promotions for Mr. Bullock and Mr. Macklon, effective January 1, 2021. The promotions reflect the broad scope of their responsibilities, their performance, and competitive positioning relative to their peers in the compensation reference group. Base salary for Ms. Rose was increased effective May 1, 2021, based on her performance and competitive positioning relative to her peers in the compensation reference group, and effective October 1, 2021, to reflect the expanded scope and responsibilities of her role which now includes communications and community relations. Mr. Leach joined ConocoPhillips on January 15, 2021, in connection with the acquisition of Concho Resources Inc, and his base salary remained unchanged from his 2021 base salary prior to the acquisition.

The table below shows the base salary for each NEO earned during the years ended 2020 and 2021:

Name	12/31/2020	12/31/2021
R.M. Lance	$1,643,333	$1,615,000
W.L. Bullock, Jr.	764,124	897,456
T.A. Leach	—	1,058,398	(1)
K.B. Rose	783,844	821,724
D.E. Macklon	689,094	798,624
M.J. Fox (Retired)(2)	1,265,640	626,623
(1)	Mr. Leach became our Executive Vice President, Lower 48, on January 15, 2021, upon the completion of the acquisition of Concho Resources Inc. The amount presented for Mr. Leach is subsequent to the close of the transaction.
(2)	Mr. Fox announced his retirement on February 22, 2021, remained in his position as EVP & COO until April 30, 2021, and retired effective July 1, 2021.

2022 Proxy Statement     83

Compensation Discussion and Analysis

Performance-Based Programs

Actual awards earned under our performance-based programs can range from zero to 200 percent of the initial award for our NEOs. In determining performance-based compensation awards for our NEOs for performance periods concluding at the end of 2021, the HRCC began by assessing overall company performance. To that end, the HRCC considered the performance reviews throughout and after the performance period ended to assess the degree of difficulty in achieving absolute performance targets and the extent to which such targets were achieved. The HRCC then used the percentile-based matrix below to formulaically evaluate the results of the relative TSR and Financial metrics (Adjusted ROCE and/or Adjusted CROCE) in the VCIP and PSP:

The HRCC retains discretion to make a positive or negative adjustment to awards based on its determination of appropriate payouts.

Annual Incentive—Variable Cash Incentive Program (VCIP)

All of our employees are eligible for the VCIP. The VCIP payout for our employees, including the NEOs, is calculated using the following formula. The maximum VCIP payout for the Executive Leadership Team, including the NEOs, is 200 percent of target, inclusive of individual adjustments. The HRCC has the sole authority to determine the corporate performance payout based on its assessment of our performance against our metrics.

Eligible Earnings	X	Target Percentage for the Salary Grade	X	Corporate Performance Payout	±	Any Individual Performance Adjustment

VCIP CORPORATE PERFORMANCE

We incorporate a balance of metrics into our annual incentive program that align with delivering our value proposition and maintaining competitiveness versus our performance peer group. Our program includes both line-of-sight and strategic metrics, as well as both absolute and relative metrics. We do not believe that a single metric is sufficient for driving the behaviors or performance we seek. Therefore, we carefully consider and select a combination of metrics that best ensures accountability across the organization for both short- and longer-term business success. The HRCC routinely reviews and reassesses the VCIP performance metrics to confirm that they remain appropriate for driving desired performance outcomes.

In December 2020, the HRCC approved the five corporate performance measures by which it would judge corporate performance for the 2021 VCIP payout. The corporate measures were: HSE; Operational; Financial; Strategic and ESG Milestones; and TSR. Each of the performance measures was assigned an equal weight.

The HRCC determines the ultimate payout of our programs based on the extent to which ConocoPhillips achieves the targets established under the five corporate performance measures set forth above. These measures support our Triple Mandate and directly correspond to our strategic cash flow allocation priorities, which support our goal to deliver superior returns to stockholders through price cycles. See “Executive Compensation—Strategic Alignment” on page 69 and “Process for Determining Executive Compensation — Performance Criteria” beginning on page 79.

SETTING TARGETS FOR 2021

The HRCC reviews and approves targets for the performance metrics annually. The process begins with our rigorous internal budget, which is set each year across the organization and then approved by our Board. For setting VCIP targets, the outputs from the internal budget are reviewed for alignment with the value proposition, as well as degree of difficulty. The HRCC believes that targets should reflect a reasonable chance of achievability, but also be challenging. Significant effort is invested to ensure that the metrics and targets reflect both a desire for continuous improvement and a realistic assessment of changes

84     ConocoPhillips

Compensation Discussion and Analysis

in the market environment or our portfolio. For 2021, due to the timing of the transactions, the HRCC included assets acquired through the acquisition of Concho when setting the VCIP targets but did not include the assets acquired through the transaction with Shell.

For relative Financial and TSR metrics, the HRCC has established a matrix to inform payout decisions; see page 84. In the case of HSE, Operational, Financial (absolute), and Strategic and ESG Milestones metrics, the HRCC does not believe either a matrix or a threshold-maximum approach is appropriate given the significant volatility of the business in any given year and the influence of non-operated activities in which ConocoPhillips has limited control. For these, the HRCC relies on a rigorous and transparent review process with management and exercises its judgment based on its knowledge of the business to assess degree of difficulty and determine the appropriate payout (see “HRCC Review Process” beginning on page 86). Based on our 2021 outreach, we believe stockholders were generally very satisfied with the level of disclosure around our process and we have continued our transparency around targets and results.

VCIP targets for 2021 were set in April, aligned with the production, capital and operating and overhead external guidance ConocoPhillips provided in February and March 2021. Establishing VCIP targets in April was slightly later than our normal timing due to the work necessary to finalize integrating the capital, operating and production plans and budgets of the newly acquired Concho assets. See “HRCC Annual Compensation Cycle” on page 76.

The HSE, Operational, Financial (absolute) and Strategic and ESG Milestones targets set by the HRCC are as follows:

HSE
We target top-quartile performance relative to our peers for Total Recordable Rate and absolute continuous improvement for Process Safety Events. We target being an industry leader in HSE in an effort to drive continuous HSE improvement and provide accountability for HSE at all levels of the organization, including among our senior leaders.

Operational Metrics Production

Production
The target was set at 1,502 MBOED, excluding Libya, which was aligned with the initial guidance provided to the marketplace in early 2021. On this adjusted basis, the Production target represented flat production as compared to 2020 pro forma production of 1,500 MBOED.

Operating and Overhead Costs
The target was set at $6.2 billion, which was consistent with the operating plan outlined to the marketplace in early 2021. The Operating and Overhead target was an increase of approximately 23 percent from the full year 2020 operating and overhead expenditures due to the Concho acquisition and increased operating activities following COVID-driven operating plan reductions in 2020.

Capital
The target was set at $5.5 billion, which was consistent with the operating plan outlined to the marketplace in early 2021. The Capital target was an increase of approximately 31 percent from full-year 2020 capital expenditures, due to the Concho acquisition and an increase in capital project activity following COVID-driven operating plan reductions in 2020.

Operational Milestones
In the Lower 48, milestones included executing the Big 3 unconventional development programs (Eagle Ford, Permian, Bakken). In Canada, milestones for Montney included commencing Montney Pad 3 flowback, completing Pad 4 drilling and integrating learnings into the Montney development plan and in Surmont, beginning DRU commercial operations and completing the CPF1 Alt Blend project. In Norway, the milestones included completion of Tor II, bringing the remaining wells online and advancing Tommeliten Alpha for AFE and Eldfisk North for AFF. In Malaysia, milestones included achieving first oil at Malikai Phase 2, SNP Phase 2 and spudding Gumusut Phase 3. In China milestones included advancing Bohai Phase 4B for AFF. In Alaska, milestones included advancing Willow to be ready for AFE, achieving first oil at GMT2 and starting the ERD rig program. In APLNG, milestones included delivering the full scope of APLNG Train 1 major shutdown on schedule and on budget. Finally, the exploration milestones included drilling three exploration wells in Malaysia, executing our seismic program in Australia and delivering the best option for exit from Argentina.

2022 Proxy Statement     85

Compensation Discussion and Analysis

Strategic and ESG Milestones
Our Strategic milestones included successfully integrating Concho and demonstrating an annual run rate of $750 million of sustainable cost and capital reductions, demonstrating progress toward our Paris-aligned climate risk framework by executing approved marginal abatement cost curve projects and low-carbon investments, and achieving top quartile ESG performance on MSCI, ISS, ESG, Bloomberg ESG and DJSI rating frameworks relative to peers. In addition, we included a DE&I milestone to increase internal and external transparency of DE&I metrics.

Financial
An absolute target for Adjusted ROCE was set in accordance with the budget and strategic plans and approved by the HRCC.

The HRCC believes these targets, which aligned with external guidance provided to the marketplace in February and March, were appropriate and challenging and consistent with ConocoPhillips’ disciplined, returns-focused strategy.

HRCC REVIEW PROCESS

After meeting to approve the metrics (as discussed above), the HRCC met three more times with management to review progress and performance against the approved metrics to determine award payouts under the VCIP. The first review occurred during 2021 and was designed to provide the HRCC with information concerning the ongoing performance of ConocoPhillips. The second review with the HRCC in late January 2022 focused on the detailed final results for each performance metric relative to the targets, a degree of difficulty discussion, and an explanation of normalization adjustments back to the targets. The final review in February 2022 focused on a summary of the results for each performance metric and deliberation and determination of the final payout by the HRCC. This process allows the HRCC to consider results, degree of difficulty, and normalization adjustments in one meeting and make informed payout decisions in a separate meeting. Results for Production, Operating and Overhead Costs, and Capital, as applicable, are normalized to account for acquisitions and dispositions (e.g., dispositions of non-strategic assets in the Lower 48), foreign exchange rates, commodity price-related adjustments of actuals to targets and related tax and production-sharing contract impacts, and items beyond the control of management (e.g., production impacts from natural disasters). This allows the HRCC to measure results against targets on a consistent basis and measure management performance so there is no benefit or detriment to executive compensation for these items. The normalization adjustments are reviewed by and discussed with the HRCC. The HRCC retains the discretion to make a positive or negative adjustment to awards based on its determination of appropriate payouts.

2021 RESULTS

HSE (absolute & relative)
2021 was a challenging year for HSE, with many successes, but also areas for improvement. Our workforce exhibited strong collaboration integrating acquired assets into our business’ HSE systems and processes, we completed multiple turnarounds without serious incidents, and we remain a leader among our peers on personnel safety performance with zero fatalities in 2021. Multiple external ESG recognitions included:

●	Being qualified as a constituent of the Dow Jones Sustainability Indices (DJSI) as one of only three companies in North America from the Oil & Gas Upstream and Integrated sector;
●	Rated “A” by MCSI; and
●	Second highest rated company from the Oil & Gas Industry by Just Capital.

However, we experienced an increase in Tier 1 and Tier 2 process safety events and our Total Recordable Rate (TRR) increased as compared to last year, falling short of our goal of continuous improvement.

Notwithstanding the many other HSE successes this year, due to the increased Tier 1 and Tier 2 incidents and TRR, the HRCC determined a below target payout was warranted.

Operational (absolute)
Our operating performance resulted in adjusted Production of 1,536 MBOED, which exceeded our target of 1,502 MBOED. Production was driven by strong performance across the majority of our portfolio, which offset the few interruptions experienced in a couple of our business units. We outperformed our Operating and Overhead Costs target of $6.2 billion with adjusted costs of $6.1 billion, reflecting not only our ongoing focus on driving cost efficiencies across

86     ConocoPhillips

Compensation Discussion and Analysis

our portfolio in service to higher financial returns, but also our success in applying learnings acquired from integration of the Concho assets and across the Lower 48. Our Capital spending of $5.3 billion, adjusted for approved scope changes, also outperformed our 2021 VCIP target of $5.5 billion. We also achieved or exceeded all of our Operational Milestones (see Operational Milestones on page 85) with the exception of the Malaysia exploration program, which was impacted due to an incident with a contracted rig and deferred until 2022, and the spudding of Gumusut Phase 3 (non-operated). In considering the results of these interdependent operational metrics, and the company’s strong execution of operating plans during the ongoing COVID-19 pandemic, the HRCC determined a maximum payout was warranted.

Financial (absolute and relative)
We outperformed on our Financial metrics. On an absolute basis we exceeded our 2021 target for Adjusted ROCE. Our absolute Adjusted ROCE relative to peers was in the 62nd percentile (134% payout per the matrix). Our strong operational performance and success in realizing synergies and savings in connection with the Concho acquisition helped drive these results. In light of our above-target performance, the HRCC determined a maximum payout was appropriate for our absolute performance and followed the matrix on page 85 for the relative metric. The HRCC then averaged the payout amounts to arrive at the final above-target payout for the Financial metrics.

Strategic and ESG Milestones (absolute)
We met or exceeded expectations on all of the milestones. We successfully integrated Concho and demonstrated an annual run rate of $1 billion of sustainable cost and capital reductions, well exceeding the target of $750 million. We demonstrated progress toward our Paris-aligned climate risk framework by improving GHG emissions reduction targets, executing 48 operational emissions reduction projects and evaluating low-carbon investments. We achieved top quartile ESG performance on credible rating frameworks, including MSCI, ISS ESG, Bloomberg ESG and DJSI rating frameworks relative to our performance peers. Finally, we increased internal and external transparency of our DE&I metrics by disclosing the EEO-1 reports for the last three years, expanding the DE&I metrics on our corporate website and that were included in our Sustainability Report. We published our inaugural Human Capital Management report and expanded the DE&I metrics available on our internal dashboards. The HRCC determined a maximum payout was warranted given ConocoPhillips exceptional performance in achieving the strategic and ESG milestones.

TSR
We ended in the 69th percentile (155% payout per the matrix) in TSR compared to our performance peers, including the S&P 500 Total Return Index. Based on the 20-day average methodology, TSR for 2021 was 78.6 percent, outperforming the S&P 500 Total Return Index, all of our integrated peers and half of our independent peers. The HRCC followed the matrix on page 84 in making its determination of the payout for this relative TSR metric.

These results reflect an exceptional year for ConocoPhillips. Although we did not fully achieve our HSE goals, our strategy proved resilient, and our returns-focused discipline positioned us to close two highly accretive transactions in the Permian in 2021 without losing our focus on operations around the globe. 2021 was a truly transformational year where our workforce and leadership delivered beyond expectations. Considering these factors, the HRCC applied an additional 8 percent of positive discretion to the full program payout resulting in a final payout at 170 percent of target, which reflects the most extraordinary year on record for the company. The HRCC believes its ability to exercise prudent judgment and exercise either positive or negative discretion to awards to align the payout with the overall company performance and stockholder experience is a key element of the program governance.

2022 Proxy Statement     87

Compensation Discussion and Analysis

The following table describes the details of what the HRCC considered as the quantitative and qualitative performance measures and summarizes the payout decisions:

Metric Category	Category Weighting	Metric	VCIP Target	VCIP Results & Performance Summary	Payout	Weighted Payout
HSE	20%	**Total Recordable Rate** ("TRR") (relative)	Top-quartile performance and industry leader	Strong safety performance integrating acquired assets; recognized as **HSE industry leader** among our peers on personnel safety with **zero fatalities**, but increased TRR over prior year	90%	18%
		Process Safety Events ("PSE")	Continuous Improvement	Increased Tier 1 and Tier 2 process safety events as compared to prior year		
Operational[1]	20%	**Production**	**1,502**	Outperformed target producing **1,536 MBOED**; interruptions in a couple of BUs were more than offset by better than expected performance in most others	200%	40%
		Capital ($B)	**$5.5**	Delivered capital scope with **$5.3B**, outperforming target		
		Operating and Overhead Costs ($B)	**$6.2**	Managed operating and overhead costs to **$6.1B**, outperforming target, reflecting not only our ongoing focus on driving cost efficiencies across our portfolio in service to higher financial returns, but also our success in applying learnings acquired from integration of the Concho assets in Alaska and across the Lower 48		
		Operational Milestones	See Operational Milestones discussed on page 85	Achieved or exceeded all operational milestones, except the Malaysia exploration program, which was impacted due to an incident with a contracted rig and deferred until 2022, and the spudding of Gumusut Phase 3 (non-operated)		
Financial[2]	20%	**Adjusted ROCE** (absolute and relative to peers)	Internal target and outperform peers	Exceeded internal absolute target (200% payout per HRCC); finished **4th** in peer group (**62nd percentile**; 134% payout per matrix)	167%	33%
Strategic and ESG Milestones	20%	**Cost and Capital Reductions**	Demonstrate an annual run rate of $750M of sustainable cost and capital reductions	Delivered $1B of sustainable cost and capital reductions ahead of target	200%	40%
		Emissions	Improve GHG emissions reduction targets; execute on approved MACC projects and low-carbon investments	Improved GHG emissions reduction targets; executed on 48 operational emissions reduction projects and evaluated low-carbon investments		
		ESG Performance	Achieve top quartile ESG performance on MSCI, ISS, ESG, Bloomberg ESG and DJSI rating frameworks, relative to peers	Achieved top quartile ESG performance on credible rating frameworks		
		Diversity, Equity & Inclusion	Increase internal and external transparency of DE&I metrics	Externally disclosed EEO-1 reports for last 3 years; published first Human Capital Management report and increased transparency of DE&I metrics		
TSR	20%	**Total shareholder return** (relative to peers)	Outperform peers	Finished **4th** in peer group (**69th percentile**; 155% payout per matrix) with absolute TSR of 78.6% based on 20-day average methodology; outperformed integrated peer average and S&P 500	155%	31%
					Total Payout	162%
					Additional Positive Discretion	8%
					Final Total Payout	170%

88     ConocoPhillips

Compensation Discussion and Analysis

(1)

Operating and overhead costs include production and operating expenses; selling, general, and administrative expenses; and controllable exploration general and administrative expenses, geological and geophysical, and lease rental and other expenses, adjusted to remove the impact of special items that are unusual or nonrecurring. Operating and Overhead Costs results and the absolute metric results for Capital are adjusted to normalize, as applicable, for acquisitions and dispositions, foreign exchange rates, price, and related tax and production-sharing contract impacts, and items beyond the control of management. Actual operating and overhead costs and capital for 2021 were $6.3B and $5.3B, respectively.

(2)

For relative metrics, adjustments for material, nonrecurring special items (e.g., gains on dispositions, impairments) are made to company results to determine Adjusted ROCE, and we also use disclosed material adjustments made by peers when measuring relative results for these metrics. Adjusted earnings (loss) that are part of the Adjusted ROCE calculations is a non-GAAP financial measure. A reconciliation to GAAP and a discussion of the usefulness and purpose of adjusted earnings (loss) can be found on Appendix A.

VCIP Individual Performance Adjustments

An important design element of the program is the HRCC’s ability to make individual adjustments for each NEO in recognition of the individual’s personal leadership and contributions to ConocoPhillips’ financial and operational success during the year. All of the NEOs made significant contributions under the strong leadership of the Board and CEO. The HRCC approved the following individual performance adjustments:

●

Mr. Lance received a positive 25 percent adjustment as a percentage of his target award for exceptional leadership in developing and executing ConocoPhillips’ strategy and value proposition aligned with our Triple Mandate (see page 18). Further, Mr. Lance positioned the company to close on two highly accretive and transformational transactions in 2021 while continuing to champion our HSE culture and delivering on priorities set at the onset of the pandemic: protect the workforce, mitigate the spread of COVID-19, and safely run the business. Under Mr. Lance’s leadership, the company continued to demonstrate an industry-leading position for ESG priorities by intensifying focus on GHG emissions reduction efforts, creating a Low-Carbon Technologies organization and advancing the company’s DEI goals,

●

Mr. Bullock received a positive 20 percent adjustment for his leadership in maintaining a balance sheet that positioned ConocoPhillips to complete two highly accretive and transformational acquisitions, as well his leadership on other A&D transactions generating $0.3 billion in disposition proceeds from noncore asset sales and entry into agreements to sell an additional $1.8 billion in assets, subject to customary adjustments, in furtherance of ConocoPhillips’ stated disposition target of $4-5 billion by 2023. Further, Mr. Bullock demonstrated exceptional leadership of the commercial organization through Winter Storm Uri.

●

Mr. Macklon received a positive 20 percent adjustment for his leadership throughout the acquisitions of Concho Resources Inc. and the Shell Permian assets and for his valued role in leading the integration of Concho, resulting in exceeding our $1 billion annual synergy and savings target. Further, Mr. Macklon demonstrated exceptional leadership in the development of our Plan for the Net-Zero Energy Transition (see pages 17-24).

●

Ms. Rose received a positive 20 percent adjustment for her expert leadership in advising ConocoPhillips in furtherance of its strategy, including guiding ConocoPhillips through the complex negotiations of both the Concho and Shell Permian assets acquisitions.

●	Mr. Fox received a positive 15 percent adjustment for his leadership in completing the close of the Concho Resources Inc. acquisition in the first half of the year and setting up the new organization.

The calculation of the 2021 VCIP award for each NEO is summarized below:

Name	2021 Eligible Earnings	Target VCIP	Corporate Payout	Individual Performance Adjustment(1)	Total Payout
R.M. Lance	$1,615,000	160%	170%	25%	$5,038,800
W.L. Bullock, Jr.	897,456	100%	170%	20%	1,705,166
T.A. Leach(2)	1,100,000	115%	170%	—	2,150,500
K.B. Rose	821,724	89%	170%	20%	1,389,535
D.E. Macklon	798,624	89%	170%	20%	1,350,473
M.J. Fox (retired)	626,623	115%	170%	15%	1,333,141
(1)	The value of individual performance adjustments, if any, is calculated as a percentage of target value.
(2)

Mr. Leach became our Executive Vice President, Lower 48, on January 15, 2021, at the closing of the acquisition of Concho Resources Inc. and eligible earnings for the 2021 VCIP award included amounts earned in 2021 prior to the close of the acquisition, consistent with other Concho Resources Inc. employees who joined ConocoPhillips.

2022 Proxy Statement     89

Compensation Discussion and Analysis

Long-Term Incentive: Performance Share Program (PSP)

The PSP is designed to motivate senior leadership worldwide to execute their duties in a way that not only achieves ConocoPhillips’ approved strategy but also closely aligns senior leadership with long-term stockholder interests. Approximately 59 of our current employees participate in the PSP. Grants made in 2021 for PSP 21 are summarized in note 3 of the Summary Compensation Table on page 96.

PSP 19 Performance

In 2019, the HRCC approved performance metrics for the PSP performance period running from January 2019 through December 2021. The PSP uses staggered three-year performance periods, with PSP 19 using two corporate performance measures: (1) relative Total Shareholder Return, which is weighted 60 percent; and (2) relative Financial, which is weighted 40 percent.

The HRCC considered ConocoPhillips’ overall performance based on the PSP 19 performance measures set forth above, which, similar to VCIP, directly correspond to our strategic priorities and support our goal to deliver superior returns to stockholders through price cycles. See “Executive Overview—Executive Compensation – Strategic Alignment” on page 69 and “Process for Determining Executive Compensation—Performance Criteria” beginning on page 79.

HRCC REVIEW PROCESS

In determining award payouts under PSP 19, the HRCC met several times with management throughout the performance period to review progress and performance against the approved metrics. The review with the HRCC in late January 2022 focused on the detailed final results for each performance metric and a degree of difficulty discussion. The final review in February 2022 focused on a summary of the results for each performance metric and deliberation and determination of the final payout by the HRCC. This process allows the HRCC to consider results and degree of difficulty in one meeting and make informed payout decisions in a separate meeting. The HRCC retains the discretion to make a positive or negative adjustment to awards based on its determination of appropriate payouts.

2019 – 2021 RESULTS

TSR
We finished 4th in TSR (64th percentile) in our performance peer group based on the 20-day average methodology, outperforming the independent and integrated performance peer average and the overall peer average (139% payout per the matrix). The HRCC then followed the matrix on page 84 in making its determination of the payout for this relative TSR metric.

Financial
We finished 3rd in absolute Adjusted ROCE (84th percentile) relative to our performance peers (197% payout per the matrix), and we finished 4th in absolute Adjusted CROCE (67th percentile) relative to our performance peers (149% payout per the matrix). The HRCC followed the matrix on page 84 in making its determination of the payout for these relative Financial metrics. Adjusted ROCE and Adjusted CROCE were weighted equally to determine the overall payout of the financial metric.

The HRCC believes ConocoPhillips is executing the right strategy and recognizes the leadership and commitment our executives demonstrated during the performance period. The HRCC believes that a 153% formulaic payout reflects ConocoPhillips’ overall strong performance during the 2019-2021 performance period.

90     ConocoPhillips

Compensation Discussion and Analysis

The HRCC believes there is a strong alignment between stockholder interests and executive compensation. The following table describes the details the HRCC considered as quantitative performance measures and summarizes the payout decisions for PSP 19:

Metric Category	Category Weighting	Metric	PSP Results & Performance Summary	Payout	Weighted Payout
TSR		Total shareholder return (relative to peers)	4th in peer group (64th percentile; 139% payout per matrix) for 2019-2021 based on 20-day average methodology	139%	83.4%
Financial(1)		Absolute Adjusted ROCE (relative to peers)	3rd in peer group (84th percentile; 197% payout per matrix)	173%	69.2%
		Absolute Adjusted CROCE (relative to peers)	4th in peer group (67th percentile; 149% payout per matrix)
			Total Payout		153%
(1)

Adjustments for material, nonrecurring special items (e.g., gains on dispositions, impairments) are made to company results to determine absolute Adjusted ROCE/CROCE, and we also use disclosed material adjustments made by peers when measuring relative results for these metrics. Adjusted earnings (loss) in the absolute Adjusted ROCE/ CROCE calculations is a non-GAAP financial measure. A reconciliation to GAAP and a discussion of the usefulness and purpose of adjusted earnings (loss) can be found on Appendix A.

Long-Term Incentive: Executive Restricted Stock Unit Program

All 2021 awards under the Executive Restricted Stock Unit Program were made at target. Approximately 59 of our current employees participate in this program. The 2021 grants to NEOs can be found in note 3 of the Summary Compensation Table on page 96.

Other Executive Compensation and Benefits

Other Compensation and Personal Benefits

In addition to our four primary compensation components, we provide our NEOs a limited number of benefits as described below. Some benefits, such as executive life insurance coverage and nonqualified benefit plans, are provided for competitive reasons. Other benefits are designed primarily to promote a healthy work/life balance, to provide opportunities for developing business relationships, and to personalize our social responsibility programs.

Comprehensive Security Program—Because our executives face personal safety risks in their roles as representatives of a global E&P company, our Board has adopted a comprehensive security program for our executives.

Personal Entertainment—ConocoPhillips executives participate in community, university, and philanthropic organizations at the request of the company. We also purchase tickets to various cultural, charitable, civic, entertainment, and sporting events for business development and relationship-building purposes, as well as to maintain our involvement in communities where we operate. Occasionally, our employees, including our executives, make personal use of tickets that would not otherwise be used for business purposes. We believe these tickets offer an opportunity to expand our networks at a very low or no incremental cost to ConocoPhillips.

Tax Gross-Ups—Certain of the personal benefits received by our executives are deemed by the Internal Revenue Service to be taxable income to the individual. When we determine that such income is incurred for purposes more properly characterized as company business than personal benefit, we provide further payments to the executive to reimburse the cost of including the item in the executive’s taxable income. Most often, these tax gross-up payments are provided for travel by a family member or other personal guest to attend a meeting or function at our request in furtherance of company business, such as Board meetings, company-sponsored events, and industry and association meetings where spouses or other guests are expected to attend.

Executive Life Insurance—We provide life insurance policies and death benefits for all of our U.S.-based salaried employees (at no cost to the employee) with a face value approximately equal to the employee’s annual salary. For each of our executives under the ConocoPhillips benefits program, we maintain an additional life insurance policy (at no cost to the executive) with a value approximately equal to the executive’s annual salary. In addition to these two plans, we also provide our executives the option of

2022 Proxy Statement     91

Compensation Discussion and Analysis

purchasing group variable universal life insurance or term life insurance in an amount up to eight times their respective annual salaries. We believe that making additional insurance available for purchase at their own expense is valued by our executives and can be provided at no cost to ConocoPhillips. Mr. Leach did not participate in ConocoPhillips Executive Life Insurance program in 2021.

Defined Contribution Plans—In addition to the ConocoPhillips Savings Plan, which is our qualified defined contribution plan for U.S.-based employees (other than heritage Concho employees who remained in a similar heritage Concho arrangement in 2021), we maintain the nonqualified defined contribution plans listed below for our executives. These plans allow deferred amounts to grow tax-free until distributed, while enabling ConocoPhillips to use the money for the duration of the deferral period for general corporate purposes. These types of plans are common among our competitors, and we believe the lack of such plans would put ConocoPhillips at a disadvantage in attracting and retaining talented executives. Mr. Leach was not eligible to participate in either of these arrangements below in 2021.

●

Voluntary Deferred Compensation Plans—The purpose of our voluntary nonqualified deferred compensation plans is to allow executives to defer a portion of their salary and incentive compensation so that such amounts are not immediately taxable.

●

Make-Up Plans—The purpose of our nonqualified defined contribution make-up plans is to provide benefits that an executive would otherwise lose due to limitations imposed by the Internal Revenue Code on high-income participants in qualified plans.

Further information on these plans is provided under Nonqualified Deferred Compensation beginning on page 108.

Defined Benefit Plans—In addition to the ConocoPhillips Retirement Plan, which is our qualified defined benefit plan for U.S.-based employees, we also maintain nonqualified defined benefit plans for our executives. The primary purpose of these plans is to provide benefits that an executive would otherwise lose due to limitations imposed by the Internal Revenue Code on high-income participants in qualified plans. The only such arrangement under which our NEOs are entitled to benefits of this type is the Key Employee Supplemental Retirement Plan. This type of plan is common among our competitors and we believe the lack of such a plan would put ConocoPhillips at a disadvantage in attracting and retaining talented executives. Effective January 1, 2019, the ConocoPhillips Retirement Plan was closed to new hires and rehires who will instead receive an enhanced benefit under the ConocoPhillips Savings Plan. Further information on this plan is provided under Pension Benefits beginning on page 104.

Severance Plans and Changes in Control

We maintain plans to address severance of our executives in certain circumstances as described under Executive Severance and Changes in Control beginning on page 110. Plans of this nature are common within the industry; our plans are designed to aid ConocoPhillips in attracting and retaining executives. Under each of our severance and change-in-control severance plans, the executive must terminate from service with ConocoPhillips in order to receive severance pay.

Effective in 2021, we eliminated all grandfathered tax gross-up benefits under our Change in Control Severance Plan. Executives who became participants of the plan after the spinoff in 2012 were not eligible for any gross-up payment. The change removed eligibility for any gross-up payments even for executives who were participants of the plan prior to the spinoff of Phillips 66 in 2012.

Awards assumed by an acquirer made with regard to the PSP, Executive Restricted Stock Unit Program, or the Stock Option Program will only vest upon the occurrence of both a change-in-control event and termination of employment of the employee (usually called a “double trigger”).

Broadly Available Plans

Our NEOs are eligible to participate in the same basic benefits package as our other U.S. salaried employees. This includes expatriate benefits; relocation services; medical, dental, vision, life, and accident plans; health savings accounts; and flexible spending arrangements for health care and dependent care expenses. In 2021, upon the acquisition of Concho Resources Inc., heritage Concho employees, including Mr. Leach, remained in Concho benefit plans including life, medical, dental, savings, long-term disability and other benefit programs. Heritage Concho employees, including Mr. Leach, moved to the same benefit programs as other ConocoPhillips employees effective January 1, 2022.

92     ConocoPhillips

Compensation Discussion and Analysis

Executive Compensation Governance

Alignment of Interests—Stock Ownership and Holding Requirements

We place a premium on aligning the interests of our executives with those of our stockholders. Effective in 2021, we strengthened our stock ownership guidelines by no longer counting PSP target units toward ownership guidelines while maintaining a six times base salary guideline for the CEO and three to four times base salary guideline for other NEOs. All executives are subject to stock ownership guidelines. Executives have five years from the date they become subject to the Stock Ownership Guidelines to comply. Holdings counted toward the guidelines include: (1) shares of stock owned individually, jointly, or in trusts controlled by the employee; (2) restricted stock and restricted stock units; (3) shares owned in qualified savings or stock ownership plans, whether vested or not; and (4) stock or units in nonqualified deferred compensation plans, whether vested or not. Holdings not counted toward the guidelines include PSP target units and unexercised stock options. Employees subject to the guidelines who have not reached the required level of stock ownership are expected to hold shares received upon vesting or earn-out of restricted stock, restricted stock units (net of shares for taxes), and shares received upon exercise of stock options (net of shares tendered or withheld for payment of exercise price and shares for taxes), so they meet their requirement in a timely manner. The multiple of equity held by each of our NEOs currently exceeds our established guidelines.

Clawback Policy

The HRCC has approved a clawback policy providing that ConocoPhillips will recoup any incentive compensation (cash or equity) paid or payable to any executive to the extent such recoupment is required or contemplated by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Sarbanes-Oxley Act, or any other applicable law or listing standards. This clawback policy allows the Board to recoup compensation paid in the event of certain business circumstances, including a financial restatement. The policy operates in addition to provisions already contained in our award documents supporting grants under the PSP, the Executive Restricted Stock Unit Program, the Stock Option Program, and other compensation programs using company equity. Those documents permit the Board to suspend rights to exercise, refuse to honor the exercise of awards already requested, or cancel awards granted if an executive engages in any activity we determine is detrimental to ConocoPhillips, including acts of misconduct (such as embezzlement, fraud, theft, or disclosure of confidential information) or other acts that harm our business, reputation, or employees, as well as misconduct that results in ConocoPhillips having to prepare an accounting restatement. If the SEC adopts final rules regarding clawback requirements under the Dodd-Frank Act, we will review our policies and plans and, if necessary, amend them to comply with the new mandates. To date, no NEOs have been subject to any clawbacks.

Anti-Pledging and Anti-Hedging

Pursuant to our insider trading policy, ConocoPhillips directors, officers and all other employees are prohibited from pledging company stock, holding company stock in a margin account or entering into hedging transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. This policy, together with the Stock Ownership Guidelines discussed above, helps ensure that our NEOs and other Senior Officers remain subject to the risks, as well as the rewards, of stock ownership.

Equity Grant Practices

When the HRCC awards Performance Share Units, Executive Restricted Stock Units, or other equity grants to the NEOs, the fair market value of the units or the exercise price of the options or other equity is determined based on an average of the stock’s high and low prices on the date of grant (or the preceding business day, if the markets are closed on the date of grant). We use an average of the closing prices on the 10 trading days preceding the date of grant. Grants of Performance Share Units, and Executive Restricted Stock Units are generally made at the HRCC’s February meeting (the date of which is determined at least a year in advance) or, in the case of new hires, on the date of commencement of employment or the date of HRCC approval, whichever is later.

2022 Proxy Statement     93

Compensation Discussion and Analysis

Statutory and Regulatory Considerations

In designing, implementing, and determining compensation under our compensation programs, we act in accordance with our compensation philosophy and believe that attracting, retaining, and motivating our employees with compensation programs that support long-term value creation is in the best interests of our stockholders. However, we also take into account the various tax, accounting, and disclosure rules associated with various forms of compensation. We have reviewed and considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code and designed deferred compensation programs with the intent that they comply with or are exempt from Section 409A of the Internal Revenue Code. We generally seek to preserve tax deductions for executive compensation where possible and commensurate with our practice of aligning pay with performance. Nonetheless, ConocoPhillips has awarded compensation that is not fully tax deductible when the HRCC believes that doing so is in the best interest of our stockholders, and ConocoPhillips reserves the right to do so in the future.

94     ConocoPhillips

Human Resources and Compensation Committee Report

Review with Management. The HRCC has reviewed and discussed the “Compensation Discussion and Analysis” presented in this Proxy Statement with members of management.

Discussion with Independent Executive Compensation Consultant. The HRCC has discussed with FW Cook, an independent executive compensation consulting firm, ConocoPhillips’ executive compensation programs, as well as specific compensation decisions made by the HRCC. FW Cook was retained directly by the HRCC, independent of management. The HRCC has received written disclosures from FW Cook confirming no other work has been performed for ConocoPhillips by FW Cook, has discussed with FW Cook its independence from ConocoPhillips, and believes FW Cook to have been independent of management.

Recommendation to the ConocoPhillips Board of Directors. Based on its review and discussions noted above, the HRCC recommended to the Board that the “Compensation Discussion and Analysis” be included in ConocoPhillips’ Proxy Statement on Schedule 14A (and, by reference, included in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2021).

THE CONOCOPHILLIPS HUMAN RESOURCES AND COMPENSATION COMMITTEE

Charles E. Bunch, Chair
John V. Faraci
Jeffrey A. Joerres
William H. McRaven
Sharmila Mulligan
Arjun N. Murti

Human Resources and Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2021, none of our executive officers served as (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on our HRCC; (2) a director of another entity, one of whose executive officers served on our HRCC; or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as one of our directors. In addition, no member of the HRCC (1) was an officer or employee of ConocoPhillips or any of our subsidiaries during the year ended December 31, 2021; (2) was formerly an officer or employee of ConocoPhillips or any of our subsidiaries; or (3) had any other relationship requiring disclosure under applicable rules.

2022 Proxy Statement     95

Executive Compensation Tables

The following tables and accompanying narrative disclosures provide information concerning total compensation paid to the Chief Executive Officer and the other Named Executive Officers of ConocoPhillips for 2021. Please also see our discussion of the relationship between the “Compensation Discussion and Analysis” to these tables under “2021 Executive Compensation Analysis and Results” beginning on page 83. The data presented in the tables that follow include amounts paid to the Named Executive Officers by ConocoPhillips or any of its subsidiaries for 2021.

Summary Compensation Table

The Summary Compensation Table below reflects amounts earned with respect to 2021 and, with regard to non-equity incentive plan compensation, for the performance period ending in 2021. The table does not include the cost of benefits that are generally available to our U.S.-based salaried employees, such as our medical, dental, vision, life, and accident plans, disability, and health savings accounts and flexible spending account arrangements for health care and dependent care expenses. All of our Named Executive Officers are U.S.-based salaried employees.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
R.M. Lance Chairman and CEO	2021	$1,615,000	$—	$14,405,706	$—	$5,038,800	$2,515,751	$311,383	$23,886,640
	2020	1,643,333	—	12,977,895	—	1,972,000	11,020,463	440,860	28,054,551
	2019	1,700,000	—	12,738,872	—	3,590,400	11,711,492	622,980	30,363,744
W.L. Bullock, Jr. Executive Vice President and Chief Financial Officer	2021	897,456	—	4,455,707	—	1,705,166	163,849	938,332	8,160,510
	2020	764,124	—	2,691,321	—	487,129	3,641,376	64,705	7,648,655
	2019	717,380	—	2,349,060	—	845,504	2,795,020	602,066	7,309,030
T. A. Leach Executive Vice President, Lower 48	2021	1,058,398	—	6,000,008	—	2,150,500	—	149,211	9,358,117
	2020	—	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—	—
D.E. Macklon Executive Vice President, Strategy, Sustainability and Technology	2021	798,624	—	3,231,408	—	1,350,473	53,897	86,430	5,520,832
	2020	689,094	—	2,243,838	—	419,917	1,245,449	63,805	4,662,103
	2019	—	—	—	—	—	—	—	—

K.B. Rose Senior Vice President, Legal and General Counsel	2021	821,724	—	3,001,461	—	1,389,535	96,376	99,931	5,409,027
	2020	783,844	—	2,703,973	—	523,216	122,973	74,680	4,208,686
	2019	768,700	—	2,456,127	—	971,483	82,524	100,220	4,379,054
M.J. Fox (retired)(7) Executive Vice President and Chief Operating Officer	2021	626,623	—	6,419,320	—	1,333,141	—	69,618	8,448,702
	2020	1,265,640	—	6,087,411	—	1,091,615	650,525	96,104	9,191,295
	2019	1,297,893	—	5,888,807	—	1,970,202	729,315	148,098	10,034,315
(1)

Includes any amounts that were voluntarily deferred under the Key Employee Deferred Compensation Plan. The amount presented for Mr. Leach is subsequent to the closure of our acquisition of Concho Resources Inc. on January 15, 2021.

(2)

Our primary short-term incentive compensation arrangement for employees (the Variable Cash Incentive Program or “VCIP”) has performance measures established by the HRCC, and communicated to employees, including the Named Executive Officers, at a time when the outcome of the performance is substantially uncertain, with regard to the 2021 performance period. The HRCC must determine the level of achievement with regard to such performance measures before there is any payout to Named Executive Officers. Because of this process, amounts paid under the VCIP are shown in the Non-Equity Incentive Plan Compensation column of the table, rather than the Bonus column.

96     ConocoPhillips

Executive Compensation Tables

(3)

Amounts shown represent the aggregate grant date fair value of awards made under the Performance Share Program (“PSP”) during each of the years indicated, the Executive Restricted Stock Unit Program and any off-cycle awards as determined in accordance with FASB ASC Topic 718. See the “Employee Benefit Plans” section of Note 16 in the Notes to Consolidated Financial Statements in ConocoPhillips’ 2021 Annual Report on Form 10-K for a discussion of the relevant assumptions used in this determination. For the awards granted for PSP 21 and 2021 Executive RSUs the grant date fair value was $46.65, but as noted in the Equity Grant Practices outlined on page 93 awards are granted using the average of the closing prices on the 10 trading days preceding the date of grant ($42.357). The difference between these values can increase or decrease the reported amounts from year to year even if target compensation does not change. A detailed breakdown of 2021 awards in the Stock Awards column of the Summary Compensation Table is below:

Grants Made in 2021 Name	PSP		Executive Restricted Stock Unit Program		Other Stock Awards (#)
	Shares (#)	Value	Shares (#)	Value		Value	Total Value
R.M. Lance	200,722	$9,363,681	108,082	$5,042,025	—	$—	$14,405,706
W.L. Bullock, Jr.	67,851	3,106,496	28,922	1,349,211	—	—	4,455,707
T.A. Leach	—	—	—	—	130,712	6,000,008	6,000,008
D.E. Macklon	47,995	2,215,464	21,778	1,015,944	—	—	3,231,408
K.B. Rose	43,195	2,015,047	21,145	986,414	—	—	3,001,461
M.J. Fox (retired)	92,383	4,309,667	45,223	2,109,653	—	—	6,419,320

The amounts shown for awards from the PSP relate to the respective three-year performance periods that began in each of the years presented. Performance periods under the PSP generally are three years. As a new performance period has begun each year since the program commenced, there are three overlapping performance periods ongoing at any time.

The amounts shown for 2019 include the initial full target for PSP 19 for the January 2019—December 2021 performance period, as well as any incremental targets set during 2019 with regard to any ongoing performance period as a result of promotions (of which there were none in 2019). The amounts shown for 2020 include the full initial target for PSP 20 for the January 2020—December 2022 performance period, as well as any incremental targets set during 2020 with regard to any ongoing performance period as a result of promotions (Mr. Bullock and Mr. Macklon were promoted in 2020). The amounts shown for 2021 include the full initial target for PSP 21 for the January 2021—December 2023 performance period, as well as any incremental targets set during 2021 with regard to any ongoing performance period as a result of promotions (Mr. Bullock and Mr. Macklon were promoted in 2021).

Amounts are shown at target for each year since it is most probable at the setting of the target for the applicable performance periods that targets will be achieved. If payout was made at maximum levels for company performance the amounts shown would double from the targets shown, although the value of the actual payout would be dependent upon the stock price and accrued dividend equivalent units at the time of the payout. If payout was made at minimum levels, the amounts would be reduced to zero. No adjustment is made to the target shown for prior years based upon any change in probability after the target is set. Changes to targets resulting from promotion or demotion of a Named Executive Officer are shown as awards in the year of the promotion or demotion, even though the awards may relate to a program period that began in an earlier year.

The grant date fair values of the target awards for PSP 19 (January 2019 - December 2021) appear in the table in 2019. Actual payouts with regard to the targets for PSP 19 were approved by the HRCC at its February 2022 meeting. Pursuant to that approval, payouts were made in February 2022 (with values shown at fair market value on the date of settlement) to the Named Executive Officers as follows: Mr. Lance, 202,171 units valued at $18,128,674; Mr. Bullock, 46,929 units valued at $4,208,123; Mr. Leach, zero units valued at $0 (not eligible); Mr. Macklon, 36,960 units valued at $3,314,203; Ms. Rose, 38,978 units valued at $3,495,157; and Mr. Fox, 80,441 units valued at $7,213,144. These amounts do not appear in the Summary Compensation Table. Under the terms and conditions of the awards, participants were able to make elections prior to the beginning of the performance period to defer all or a portion of the award value into the Key Employee Deferred Compensation Plan. See also the section on Nonqualified Deferred Compensation beginning on page 108 for further information.

For performance share programs beginning in 2012 and later, and Executive Restricted Stock Units granted before 2020, settlement will be made in cash rather than unrestricted shares. For target awards for program periods beginning in 2013 and later, the escrow period ends shortly after the end of the performance period, except that in the cases of termination due to death, layoff, or retirement, or after disability or a change in control, the escrow period ends upon the occurrence of the exceptional termination event although the timing of settlement remains unchanged. For programs beginning prior to 2013, the employee may have elected, prior to the beginning of the performance period, to defer the lapsing of restrictions until after separation. For performance share programs beginning in 2013 and later, the employee may elect, prior to the beginning of the performance period, to have some or all of the settlement value deferred into the Key Employee Deferred Compensation Plan.

(4)

Includes amounts paid under the VCIP and VCIP amounts that were voluntarily deferred to the Key Employee Deferred Compensation Plan. See the section on Nonqualified Deferred Compensation beginning on page 108 for further information. See also note 2 above.

(5)

Amounts represent the actuarial increase in the present value of the Named Executive Officer’s benefits under all pension plans maintained by ConocoPhillips determined using interest rate, discount rate, and mortality rate assumptions consistent with those used in ConocoPhillips’ financial statements.

Interest Rates and Discount Rates—

Interest rate assumption changes have a significant impact on the pension values, with periods of higher interest rates having the effect of decreasing the actuarial values reported and vice versa. Interest rates saw modest increases in 2021, after reaching historic lows in 2020 which had significantly increased the projected value of Mr. Lance’s pension in prior years. The discount rate assumptions and discount periods from the assumed retirement age to current age used in determining the present value may also have an impact on the pension values, with higher discount rates having the effect of decreased actuarial values reported and vice versa, and shorter discount periods having the effect of increased actuarial values reported and vice versa. The assumed discount rate used for 2021 increased approximately 0.5 percent.

Final Average Pay and Service Credit—

The years of service credited and increases to compensation are also factors in the benefit accrual. Each additional year of service credit and pay increases will generally result in an increase in the actuarial values reported. This only applies to Messrs. Lance and Bullock, who are the only NEOs who participate in a final average earnings title of ConocoPhillips’ U.S. pension plans. See Pension Benefits beginning on page 104 of this Proxy Statement for further information.

2022 Proxy Statement     97

Executive Compensation Tables

(6)

As discussed in “Compensation Discussion and Analysis” beginning on page 64 of this Proxy Statement, ConocoPhillips provides its executives with a number of compensation and benefit arrangements. The table below reflects amounts earned in 2021 under those arrangements. We have excluded the cost of benefits that are generally available to our U.S.-based salaried employees, such as our medical, dental, vision, life, and accident plans, disability, and health savings and flexible spending account arrangements. All of our Named Executive Officers are U.S.-based salaried employees. All Other Compensation includes the following amounts, which were determined using actual cost paid by ConocoPhillips unless otherwise noted:

Name	Personal Use of Company Aircraft(a)	Business related use of Company Aircraft(b)	Home Security and Other Security Related Costs(c)	Executive Group Life Insurance Premiums(d)	Tax Reimburse ment Gross-Up(e)	Meetings, Events & Presentations Reimbursement(f)	Matching Gift Program(g)	Expatriate(h)	Matching Contributions Under the Tax-Qualified Savings Plans(i)	Company Contributions to Non-Qualified Defined Contribution Plans(j)	Total
R.M. Lance	$88,379	$37,120	$—	$12,055	$3,374	$17,030	$—	$—	$20,300	$133,125	$311,383
W.L. Bullock, Jr.	—	—	—	6,699	15,147	1,349	10,000	819,879	20,300	64,958	938,332
T.A. Leach	121,267	—	—	—	652	12,388	—	—	14,904	—	149,211
D.E. Macklon	—	—	—	5,961	—	4,600	—	—	20,300	55,569	86,430
K.B. Rose	—	—	—	6,134	—	10,000	5,000	—	20,300	58,497	99,931
M.J. Fox (retired)	—	—	—	5,416	—	10,103	10,000	—	20,300	23,799	69,618
(a)

ConocoPhillips’ Comprehensive Security Program requires that the CEO, Mr. Lance, fly on company aircraft unless the Global Security Department determines that other arrangements represent an acceptable risk. All other NEOs are permitted to use the aircraft for pre-approved personal travel, but only Mr. Leach had personal travel in 2021. Amounts represent the approximate aggregate incremental cost to ConocoPhillips for personal use of the aircraft, including travel for any family member or personal guest. Approximate aggregate incremental cost has been determined by calculating the variable costs for each aircraft during the year, dividing that amount by the total number of miles flown by that aircraft, and multiplying the result by the miles flown for personal use during the year. However, where there were identifiable costs related to a particular trip—such as airport landing fees or food and lodging for aircraft personnel who remained at the location of the personal trip—those amounts are separately determined and included in the table above. The amounts shown include incremental costs associated with flights to the hangar or other locations without passengers (commonly referred to as “deadhead” flights) arising from the non-business use of the aircraft by a Named Executive Officer. Beginning in June 2021, both Mr. Lance and Mr. Leach have entered into aviation lease agreements with the company under which reimbursement, subject to FAA limitations, is provided for certain flights which are personal in nature. Amounts in the table above reflect aggregate incremental cost net of reimbursements.

(b)

ConocoPhillips executives participate in community, university, and philanthropic organizations at the request of the company. In some cases, company aircraft are used to support these activities as well as other activities not integrally related to the performance of the executive’s duties. When these activities are considered as not integrally and directly related to the performance of the executive’s duties, we include the aggregate incremental cost to ConocoPhillips in this column. The same guidelines for determining approximate aggregate incremental cost as discussed in note (a) are used in determining these amounts.

(c)

The use of a home security system is required as part of ConocoPhillips’ Comprehensive Security Program for certain executives and employees, including the Named Executive Officers, based on risk assessments made by our Global Security Department. Amounts shown represent the approximate aggregate incremental cost to ConocoPhillips for the installation and maintenance of the home security systems with features required by our security program in excess of the cost of a “standard” system typical for homes in the neighborhoods where the Named Executive Officers reside. Each Named Executive Officer pays the cost of the “standard” system personally. In addition, amounts shown reflect other security costs, primarily related to transportation and protection services provided under our Comprehensive Security Program if a risk assessment indicated that enhanced procedures were warranted when an executive attended certain public events.

(d)

The amounts shown reflect the aggregate incremental cost of premiums paid by ConocoPhillips for executive group life insurance (coverage equal to two times annual salary) versus the cost of basic life insurance provided to non-executive employees (coverage equal to annual salary). In addition, certain employees, including the Named Executive Officers, are eligible to purchase group variable universal life insurance policies at no incremental cost to ConocoPhillips.

(e)

The amounts shown are for payments by ConocoPhillips relating to certain taxes incurred by the employee. These taxes arise primarily when ConocoPhillips requests family members or other guests to accompany the employee to a function, and, as a result, the employee is deemed to make a personal use of company assets (for example, when a spouse accompanies an employee on a company aircraft). ConocoPhillips believes such expenses are appropriately characterized as a business expense, and, if the employee has imputed income in accordance with the applicable tax laws, ConocoPhillips will generally reimburse any increased tax costs.

(f)

The amounts in this column represent the cost of presentations made to employees and their spouses at Company meetings or events, reimbursements for the cost of spousal and other guests attendance at such meetings or events, and the aggregate incremental cost of any other personal benefits or perquisites not integrally and directly related to the performance of the executive’s duties arising from such presentations, meetings, or events, primarily food, drink and transportation.

(g)

ConocoPhillips maintains a Matching Gift Program, under which certain gifts by employees to qualified educational or charitable institutions are matched. For executives, the program matches up to $10,000 with regard to each program year. Administration of the program can cause us to pay more than the limit in a single fiscal year due to a lag in processing claims.

(h)

Mr. Bullock was previously assigned in Singapore and Mr. Macklon was previously on the U.K. payroll assigned in the U.S. These amounts reflect net expatriate benefits under our standard policies for such service outside of the United States, and these amounts include payments for increased tax costs related to such expatriate assignments and benefits. Amounts shown in the table above also reflect amended tax equalization and similar payments under our expatriate services policies that were made to and from, or on behalf of, the Named Executive Officer that were paid or received during 2021, but apply to earnings of prior years, but which were unknown or not capable of being estimated with any reasonable degree of accuracy in prior years. These amounts are returned to ConocoPhillips when they are known or received through the tax reporting and filing process. Not included in the table are amounts less than $0 that primarily relate to tax amounts returned to ConocoPhillips in the normal course of the expatriate tax protection process that may relate to a prior period. The amount noted for Mr. Macklon would have been negative $93,080.

(i)

Under the terms of its tax-qualified defined contribution plans, ConocoPhillips makes matching contributions and allocations to the accounts of its eligible employees, including the Named Executive Officers.

(j)

Under the terms of its nonqualified defined contribution plans, ConocoPhillips makes contributions to the accounts of its eligible employees, including the Named Executive Officers. See the narrative, table, and notes to the Nonqualified Deferred Compensation section beginning on page 108 for further information.

98     ConocoPhillips

Executive Compensation Tables

(7)	Mr. Fox announced his retirement on February 22, 2021, remained in his position as EVP & COO until April 30, 2021, and retired effective July 1, 2021.

With regard to the retirement of Mr. Fox, awards under the PSP (reflected in the Stock Awards column above) are usually reduced to reflect service for less than the full time of the relevant performance period, subject to the discretion of the HRCC to set actual payout. The amounts included for PSP in the Stock Awards column above reflect the gross targets set for awards for 2021, 2020 and 2019. For the performance period beginning in 2019, the amount actually paid out in accordance with the decision of the HRCC at its February 2022 meeting, reflecting deductions for service of less than the full time of the performance period was $7,213,144. For 2020, relating to the performance period beginning in 2020, the amounts shown reflect the gross target amount prior to any such reductions, although it is expected that the HRCC will reduce the payout to be determined at its February 2023 meeting to account for service in only 18 full months during the three-year period. For 2021, relating to the performance period beginning in 2021, the amounts shown reflect the gross target amount prior to any such reductions, although it is expected that the HRCC will reduce the payout to be determined at its February 2024 meeting to account for service in only 6 full months during the three-year period. The amounts included for Executive Restricted Stock Units in the Stock Awards column above reflect the gross targets set for the awards. Per the terms in the award in cases where retirement occurs 6 months from grant date, the employee retains the award. Due to his retirement greater than 6 months after the grant date, Mr. Fox retained all of his Executive Restricted Stock Units granted in 2019 and 2020. In order to facilitate an orderly transition of responsibilities the HRCC approved a proration of his 2021 Executive Restricted Stock Unit award by the number of full months employed from February 1, 2021, and his retirement divided by 12.

2022 Proxy Statement     99

Executive Compensation Tables

Grants of Plan-Based Awards Table

The Grants of Plan-Based Awards Table shows participation by the Named Executive Officers in the incentive compensation arrangements described below.

The columns under the heading Estimated Future Payouts Under Non-Equity Incentive Plan Awards show information regarding VCIP. The amounts shown in the table are those applicable to the 2021 program year, using a minimum of zero and a maximum of 200 percent of VCIP target for each participant; the amounts shown do not represent actual payouts for that program year. Actual payouts for the 2021 program year were made in February 2022 and are shown in the Summary Compensation Table on page 96 under the Non-Equity Incentive Plan Compensation column. Awards are eligible to be voluntarily deferred.

The columns under the heading Estimated Future Payouts Under Equity Incentive Plan Awards show information regarding PSP. The amounts shown in the table are those set for 2021 compensation tied to the 2021 through 2023 program period, any promotional grants for previous performance periods, and do not represent actual payouts for that program year. These awards accrue dividend equivalents that are reinvested in further restricted stock units and paid upon the applicable vesting of the underlying award. Awards are eligible to be voluntarily deferred. For the 2021 program year under the PSP, the HRCC set the targets and granted awards at the regularly scheduled February 2021 meeting of the HRCC.

The All Other Stock Awards column reflects awards granted under the Executive Restricted Stock Unit Program or, in the case of Mr. Leach, made as an off-cycle inducement award in connection with the acquisition of Concho Resources Inc. The Executive Restricted Stock Unit Program awards shown were granted on the same day the target was approved, vest at the end of a three-year period, and accrue dividend equivalents that are reinvested in further restricted stock units and settle in stock upon the applicable vesting of the underlying award. For the 2021 program year under the Executive Restricted Stock Unit Program, the HRCC set the targets and granted awards at the regularly scheduled February 2021 meeting of the HRCC. The off-cycle award shown was granted to Mr. Leach as an inducement award to join ConocoPhillips following the completion of the acquisition of Concho Resources Inc. The off-cycle inducement award shown was granted on the closing date of the acquisition, vests in two equal annual installments on the first and second anniversary of the grant date and accrues dividend equivalents that are reinvested in further restricted stock units and settles in stock only upon the applicable vesting of the underlying award.

								All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price Of Options Awards Average Price ($Sh)	Exercise or Base Price Of Options Awards Closing Price ($Sh)	Grant Date Fair Value of Stock and Options Awards(5)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R.M. Lance		$—	$2,584,000	$5,168,000	—	—	—	—	—	$—	$—	$—
	02/09/2021	—	—	—	—	200,722	401,444	—	—	—	—	9,363,681
	02/09/2021	—	—	—	—	—	—	108,082	—	—	—	5,042,025
W.L. Bullock, Jr.		—	897,456	1,794,912	—	—	—	—	—	—	—	—
	02/09/2021	—	—	—	—	59,082	118,164	—	—	—	—	2,756,175
	02/09/2021	—	—	—	—	—	—	28,922	—	—	—	1,349,211
	01/01/2021	—	—	—	—	2,654	5,308	—	—	—	—	106,027
	01/01/2021	—	—	—	—	6,115	12,230	—	—	—	—	244,294
T.A. Leach		—	1,265,000	2,530,000	—	—	—	—	—	—	—	—
	01/15/2021	—	—	—	—	—	—	130,712	—	—	—	6,000,008
D.E. Macklon		—	710,775	1,421,550	—	—	—	—	—	—	—	—
	02/09/2021	—	—	—	—	44,487	88,974	—	—	—	—	2,075,319
	02/09/2021	—	—	—	—	—	—	21,778	—	—	—	1,015,944
	01/01/2021	—	—	—	—	1,061	2,122	—	—	—	—	42,387
	01/01/2021	—	—	—	—	2,447	4,894	—	—	—	—	97,758
K.B. Rose		—	731,334	1,462,668	—	—	—	—	—	—	—	—
	02/09/2021	—	—	—	—	43,195	86,390	—	—	—	—	2,015,047
	02/09/2021	—	—	—	—	—	—	21,145	—	—	—	986,414
M.J. Fox (retired)(6)		—	1,430,398	2,860,796	—	—	—	—	—	—	—	—
	02/09/2021	—	—	—	—	92,383	184,766	—	—	—	—	4,309,667
	02/09/2021	—	—	—	—	—	—	45,223	—	—	—	2,109,653

100     ConocoPhillips

Executive Compensation Tables

(1)

The grant date shown is the date on which the HRCC approved the target awards or, in the case of prorated promotional awards under the PSP, the effective date of the promotion, or in the case of Mr. Leach, the date the acquisition of Concho Resources Inc. closed. In the case of Messrs. Bullock and Macklon, their promotions were effective January 1, 2021.

(2)

Threshold and maximum awards are based on the program provisions under VCIP. Actual awards earned can range from zero to 200 percent of the target awards for corporate performance inclusive of adjustments for individual performance. Amounts reflect estimated cash payouts under VCIP after the close of the performance period.

The estimated amounts are calculated based on the applicable annual target and base salary for each Named Executive Officer in effect for the 2021 performance period, including any salary increases during the year. While the program terms would also automatically adjust for salary decreases, these are not reflected in the table above. If threshold levels of performance are not met, then the payout can be zero. The HRCC also retains the authority to make awards under VCIP at its discretion. Actual payouts under VCIP for 2021 are based on actual base salaries earned in 2021 and are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 96.

(3)

Threshold and maximum awards under the PSP are based on the program provisions. Actual awards earned under the PSP can range from zero to 200 percent of the initial awards. Messrs. Bullock, Fox and Macklon and Ms. Rose received an additional 10 percent initial award for PSP 21 (2021-2023) in recognition of their efforts to complete the Concho acquisition in January of 2021 as well as their successful execution of the returns-focused strategy of the company.

(4)	This reflects awards for the Executive Restricted Stock Unit Program and in the case of Mr. Leach, an off-cycle inducement grant. Executive Restricted Stock Unit awards can only be adjusted downward.
(5)

For equity incentive plan awards, these amounts represent the grant date fair value at target level under PSP as determined pursuant to FASB ASC Topic 718 and reflected in the Stock Awards column in the Summary Compensation Table on page 96. Actual value realized upon vesting of the PSP or Executive Restricted Stock Unit awards depends on market prices at the time of settlement for such awards. See the “Employee Benefit Plans” section of Note 16 in the Notes to Consolidated Financial Statements in ConocoPhillips’ 2021 Annual Report on Form 10-K for a discussion of the relevant assumptions used in this determination.

(6)	Mr. Fox announced his retirement on February 2, 2021, remained in his position as EVP & COO until April 30, 2021, and retired effective July 1, 2021.

With regard to the retirement of Mr. Fox, awards under the PSP (the target award level of which is reflected in the Estimated Future Payout Under Equity Incentive Plan Awards column) are usually reduced to reflect service for less than the full time of the relevant performance period, subject to the discretion of the HRCC to set actual payout. For the performance period beginning in 2021, the amounts shown reflect the gross target amount prior to any such reductions, although it is expected that the HRCC will reduce the payout to be determined at its February 2024 meeting to account for service in only 6 full months during the three-year period. In order to facilitate an orderly transition of responsibilities the HRCC approved a proration of his 2021 Executive Restricted Stock Unit award by the number of full months employed from February 1, 2021, and his retirement divided by 12.

2022 Proxy Statement     101

Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year End

The Outstanding Equity Awards at Fiscal Year End table is used to show equity awards measured in ConocoPhillips stock held by the Named Executive Officers. The following table reflects outstanding stock option awards and unvested and unearned stock awards (both time-based and performance-contingent) as of December 31, 2021, assuming a market value of $72.18 per share (the closing stock price of the company’s common stock on December 31, 2021).

	Option Awards(1)							Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(10)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
R.M. Lance	584,900	—	—	$58.0775	02/05/2023	—		$—	—	$—
	569,400	—	—	65.4630	02/18/2024	—		—	—	—
	607,000	—	—	69.2450	02/17/2025	—		—	—	—
	819,900	—	—	33.1250	02/16/2026	—		—	—	—
	506,800	—	—	49.7550	02/14/2027	—		—	—	—
	—	—	—	—	—	573,575	(4)	41,400,660	361,168	26,069,096
W.L. Bullock, Jr.	37,600	—	—	58.0775	02/05/2023	—		—	—	—
	39,500	—	—	65.4630	02/18/2024	—		—	—	—
	45,200	—	—	69.2450	02/17/2025	—		—	—	—
	81,000	—	—	33.1250	02/16/2026	—		—	—	—
	71,200	—	—	49.7550	02/14/2027	—		—	—	—
	—	—	—	—	—	109,355	(5)	7,893,239	101,294	7,311,422
T.A. Leach	—	—	—	—	—	134,658	(6)	9,719,591	—	—
D.E. Macklon	19,200	—	—	49.7550	02/14/2027	—		—	—	—
	—	—	—	—	—	67,701	(7)	4,886,649	77,124	5,566,817
K.B. Rose	—	—	—	—	—	77,151	(8)	5,568,756	77,723	5,610,018
M.J. Fox (retired)	268,500	—	—	65.4630	02/18/2024	—		—	—	—
	286,200	—	—	69.2450	02/17/2025	—		—	—	—
	—	—	—	—	—	52,453	(9)	3,786,034	53,260	3,844,316

(1)

All options shown in the table have a maximum term for exercise of ten years from the grant date. Under certain circumstances, the terms for exercise may be shorter, and, in certain circumstances, the options may be forfeited and cancelled. All awards shown in the table have associated restrictions on transferability.

(2)

The options shown in this column vested and became exercisable in 2020 or prior years (although under certain termination circumstances, the options may still be forfeited). Options became exercisable in one-third increments on the first, second, and third anniversaries of the grant date.

(3)

Stock awards made to the Named Executive Officers in 2021 include: (a) long-term incentive awards paid out under the PSP; (b) long-term time-vested awards under the Executive Restricted Stock Unit Program; or (c) in the case of Mr. Leach, an off-cycle inducement grant. Stock awards shown in the columns entitled Number of Shares or Units of Stock That Have Not Vested and Market Value of Shares or Units of Stock That Have Not Vested continue to have restrictions upon transferability. Stock awards shown reflect the closing price of ConocoPhillips common stock ($72.18), as reported on the NYSE, on December 31, 2021, the last trading day of 2021.

Amounts include PSP awards for the performance period that ended in December 2021 (PSP 19), sh own at target. At its February 2022, meeting, the HRCC approved final payout levels for the Named Executive Officers with regard to that performance period, as follows: Mr. Lance, 202,171 units; Mr. Bullock, 46,929 units; Mr. Leach, zero units (not eligible); Mr. Macklon, 36,960 units; Ms. Rose, 38,978 units; and Mr. Fox, 80,441 units; see note 3 of the Summary Compensation Table. Under the PSP, stock awards are made in the form of restricted stock units or restricted stock, the former having been used in the most recent awards. The terms and conditions of both are substantially the same, requiring restriction on transferability until separation from employment, although for performance periods beginning after 2008 and before 2013, restrictions will lapse five years from the anniversary of the grant date unless the employee has elected prior to the beginning of the performance period to defer the lapsing of such restrictions until separation from employment. For performance periods beginning after 2012, restrictions will lapse three years after the grant and will be settled in cash. Except in cases where the five-year provision applies, forfeiture is expected to occur if the separation is not the result of death, disability, layoff, or retirement after the executive has reached the age of 55 with five years of service, or after a change in control, although the HRCC has the authority to waive forfeiture. Restricted stock awards have voting rights and pay dividends. Restricted stock unit awards have no voting rights. Restricted stock units granted under PSP prior to 2018 pay dividend equivalents, but no dividend equivalents are paid or accrued for awards made under the PSP until after the applicable performance period has ended. Restricted stock units granted under the PSP in 2018 and later accrue dividend equivalents that, during the performance period, are reinvested in further restricted stock units. Dividends or dividend equivalents are not paid at preferential rates, and dividend equivalents are paid at the same time as dividends on common stock. Restricted stock held by the Named Executive Officers prior to November 17, 2001, was converted to restricted stock units prior to the completion of the merger of Conoco Inc. and Phillips Petroleum Company, with the original restrictions still in place. Awards for ongoing performance periods under the PSP (PSP 20 (January 2020 - December 2022) and PSP 21 (January 2021 - December 2023)) are shown at target levels in the columns

102     ConocoPhillips

Executive Compensation Tables

entitled Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested and Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested. There is no assurance that these awards will be granted at, below, or above target after the end of the relevant performance periods, as the determination of whether to make an actual grant and the amount of any actual grant for Named Executive Officers is within the discretion of the HRCC.

Amounts also include Executive Restricted Stock Unit Program awards granted in February 2019, 2020 and 2021. Under the Executive Restricted Stock Unit Program, stock awards are made in the form of restricted stock units. The terms and conditions of those units require restriction on transferability, which lapse three years from the anniversary of the grant date. Forfeiture is expected to occur at separation from service if the separation is not the result of death, disability, layoff, or retirement after the executive has reached the age of 55 with five years of service, or after a change in control, although the HRCC has the authority to waive forfeiture. Upon lapse of restrictions for awards granted in 2019, settlement is made in cash, although the executive had the ability to elect to defer the value into an account in the Key Employee Deferred Compensation Plan. Upon lapse of restrictions for awards granted in 2020 and after, settlement is made in stock. Restricted stock unit awards have no voting rights. Dividend equivalents, if any, on restricted stock units held are reinvested in additional restricted stock units. Dividend equivalents are paid at the same time and the same rate as dividends on common stock are paid, not at a preferential rate. Awards under the Executive Restricted Stock Unit Program are shown in the columns entitled Number of Shares or Units of Stock That Have Not Vested.

Amounts also include, in the case of Mr. Leach, an award of restricted stock units made at the beginning of employment with ConocoPhillips as an off-cycle inducement award for which restrictions lapse in two equal annual installments on the first and second anniversary of the grant date, and accrues dividend equivalents that are reinvested in additional restricted stock units and paid only upon the applicable vesting of the underlying award.

Amounts also include restricted stock and restricted stock unit awards granted with respect to prior periods. The plans and programs under which such grants were made provide that awards made in the form of restricted stock and restricted stock units be held in such form until the recipient retires (with respect to awards made before 2009) or the earlier of eight years or retirement (with respect to awards made from 2009 through 2012), with the possible election to hold until retirement, or three years (with regard to awards made in 2013 or later), with payouts for the last to be made in cash (unless voluntarily deferred to an account in the Key Employee Deferred Compensation Plan). If such awards immediately vested upon completion of the relevant performance period as is more typical for restricted stock programs, the amounts reflected in this column would be zero for awards made in years prior to 2012.

(4)

Includes 6,949 restricted shares for LTIP VIII—PSP I initial payout, for which restrictions lapse at retirement; 1,168 restricted stock units for LTIP VIII—LTIP IX, for which restrictions lapse at retirement; 106,204 restricted stock units related to grants for PSP I final payout—PSP VI, for which restrictions lapse following separation from service; 71,789 restricted stock units for PSP VIII and PSP VIII Tail; Mr. Lance elected to defer lapsing of restrictions for PSP VIII and PSP VIII Tail until separation of service; 68,356 restricted stock units related to the grant of Executive Restricted Stock Units in 2019, for which restrictions lapse three years from grant date and that will be settled in cash; 80,063 restricted stock units related to the grant of Executive Restricted Stock Units in 2020, for which restrictions lapse three years from the grant date and that will be settled in shares; 107,218 restricted stock units related to the grant of Executive Restricted Stock Units in 2021, for which restrictions lapse three years from the grant date and that will be settled in shares; and 131,829 restricted stock units related to grants for the PSP 19 target award. The actual payouts with regard to the targets for PSP 19 were approved by the HRCC at its February 2022 meeting, and, pursuant to that decision, Mr. Lance received a payout of 202,171 units. Restrictions on the PSP 19 award lapsed on February 20, 2022, and the award settled in cash, although the employee may have elected, prior to the beginning of the performance period, to have some or all of the settlement deferred into the Key Employee Deferred Compensation Plan. For certain awards, Mr. Lance has voluntarily elected to defer the lapsing of restrictions until separation from service, and those awards continue to appear in the table. Subsequent elections may also impact the final timing of the payout of these awards.

(5)

Includes 24,356 restricted stock units related to grants for PSP I final payout—PSP VI, for which restrictions lapse following separation from service; 11,808 restricted stock units related to the grant of Executive Restricted Stock Units in 2019, for which restrictions lapse three years from grant date and that will be settled in cash; 13,900 restricted stock units related to the grant of Executive Restricted Stock Units in 2020, for which restrictions lapse three years from grant date and that will be settled in shares; 28,690 restricted stock units related to the grant of Executive Restricted Stock Units in 2021, for which restrictions lapse three years from grant date and that will be settled in shares; and 30,601 restricted stock units related to grants for the PSP 19 target award. The actual payouts with regard to the targets for the PSP 19 award were approved by the HRCC at its February 2022 meeting, and, pursuant to that decision, Mr. Bullock received a payout of 46,929 units. Restrictions on the PSP 19 award lapsed on February 20, 2022, and the award settled in cash, although the employee may have elected, prior to the beginning of the performance period, to have some or all of the settlement deferred into the Key Employee Deferred Compensation Plan. Subsequent elections may also impact the final timing of the payout of these awards.

(6)

Includes 134,658 restricted stock units as an inducement to join ConocoPhillips, for which restrictions lapse in two equal annual installments on the first and second anniversary of the grant date and will be settled in shares.

(7)

Includes 9,722 restricted stock units related to the grant of Executive Restricted Stock Units in 2019, for which restrictions lapse three years from the program grant date and will be settled in cash; 11,443 restricted stock units related to the grant of Executive Restricted Stock Units in 2020, for which restrictions lapse three years from the program grant date and will be settled in shares; 22,435 restricted stock units related to the grant of Executive Restricted Stock Units in 2021, for which restrictions lapse three years from the program grant date and will be settled in shares; and 24,100 restricted stock units related to grants for the PSP 19 target award. The actual payouts with regard to the targets for PSP 19 were approved by the HRCC at its February 2022 meeting, and, pursuant to that decision, Mr. Macklon received 36,960 units. Restrictions on the PSP 19 award lapsed on February 20, 2022, and the award settled in cash.

(8)

Includes 13,687 restricted stock units related to the grant of Executive Restricted Stock Units in 2019, for which restrictions lapse three years from the program grant date and will be settled in cash; 16,264 restricted stock units related to the grant of Executive Restricted Stock Units in 2020, for which restrictions lapse three years from the program grant date and will be settled in shares; 21,783 restricted stock units related to the grant of Executive Restricted Stock Units in 2021, for which restrictions lapse three years from the program grant date and will be settled in shares; and 25,417 restricted stock units related to grants for the PSP 19 target award. The actual payouts with regard to the targets for PSP 19 were approved by the HRCC at its February 2022 meeting, and, pursuant to that decision, Ms. Rose received 38,978 units. Restrictions on the PSP 19 award lapsed on February 20, 2022, and the award settled in cash.

(9)

Includes 52,453 restricted stock units related to grants for the PSP 19 target award. The actual payouts with regard to the targets for the PSP 19 award were approved by the HRCC at its February 2022 meeting, and, pursuant to that decision, Mr. Fox received a payout of 80,441 units. Restrictions on the PSP 19 award lapsed on February 20, 2022, and the award settled in cash.

(10)

Reflects potential stock awards under ongoing performance periods for the PSP for the performance periods beginning January 2020 (Mr. Lance, 154,387 target units; Mr. Bullock, 40,429 target units; Mr. Macklon, 31,294 target units; Ms. Rose, 33,224 target units; and Mr. Fox, 37,399 target units) and January 2021 (Mr. Lance, 206,781 target units; Mr. Bullock, 60,865 target units; Mr. Macklon, 45,830 target units; Ms. Rose, 44,499 target units; and Mr. Fox, 15,861 target units). Mr. Leach is not eligible for awards for the performance periods beginning January 2020 or January 2021. There is no assurance that these awards will be granted at, below, or above target after the end of the relevant performance periods because determination of whether to make an actual grant to, and the amount of any actual grant for, Named Executive Officers is within the discretion of the HRCC.

2022 Proxy Statement     103

Executive Compensation Tables

Option Exercises and Stock Vested

The Option Exercises and Stock Vested table is used to show equity awards measured in ConocoPhillips stock where there was an option exercised by, or a stock award that vested to, a Named Executive Officer during 2021.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise	Number of Shares Acquired on Vesting (#)		Value Realized Upon Vesting
R.M. Lance	105,098	$1,920,803	291,957	(2)	$14,041,165
W.L. Bullock, Jr.	24,441	469,877	52,059	(3)	2,509,839
T.A. Leach	—	—	—		—
D.E. Macklon	11,134	222,792	35,778		1,710,809
K.B. Rose	—	—	44,590	(4)	2,224,501
M.J. Fox (retired)	809,517	19,742,619	218,889	(5)	12,715,483
(1)	Includes restricted stock units for the Executive Restricted Stock Unit Program award granted in 2018 and for PSP 18, for which restrictions were lapsed following the third anniversary of the grant date. Both awards settled in cash, although the employee may have elected prior to the beginning of the performance period, to have some or all of the settlement deferred into the Key Employee Deferred Compensation Plan.
(2)	Includes restricted stock and restricted stock units for LTIP VIII and LTIP IX with regard to which the HRCC approved lapsing restrictions. Also includes restricted stock units for the Executive Restricted Stock Unit Program award in 2021 for which restrictions were lapsed in order to satisfy required tax withholding.
(3)	Includes restricted stock units for the Executive Restricted Stock Unit Program award in 2021 for which restrictions were lapsed in order to satisfy required tax withholding.
(4)	Includes restricted stock units for an inducement grant, for which restrictions lapsed following the third anniversary of the grant date.
(5)	Includes restricted stock units for 2019, 2020 and 2021 Executive Restricted Stock Units awards which settled six months following Mr. Fox’s separation from service.

Pension Benefits

ConocoPhillips maintains several defined benefit plans for eligible employees. With regard to U.S.-based salaried employees, the defined benefit plan that is qualified under the Internal Revenue Code is the ConocoPhillips Retirement Plan (“CPRP”). Effective January 1, 2019, the CPRP was closed to new hires and rehires who will instead receive an enhanced benefit under the ConocoPhillips Savings Plan. Since Mr. Leach joined the company after 2018, he does not participate in the CPRP or any other ConocoPhillips defined benefit plan. Mr. Leach began participation in the ConocoPhillips Savings Plan effective January 1, 2022.

The CPRP is a non-contributory plan that is funded through a trust. The CPRP consists of eight titles, each one corresponding to a different pension formula and having numerous other differences in terms and conditions. Employees are eligible for current participation in only one title (although an employee may also have a frozen benefit under one or more other titles), and eligibility is based on heritage company and date of hire. Of the Named Executive Officers, Mr. Lance (having been an employee of Phillips Petroleum Company) is eligible for, and vested in, benefits under Title I of the CPRP, Mr. Bullock (having been an employee of Conoco Inc.) is eligible for, and vested in, benefits under Title IV of the CPRP, and Messrs. Fox and Macklon and Ms. Rose are eligible for, and vested in, benefits under Title II of the CPRP. Under Title I and Title IV, employees become vested in benefits after five years of service. Under Title II, employees become vested in their benefits after three years of service. Titles I, II, and IV allow the employee to elect the form of benefit payment from among several annuity types or a single sum payment option, but all of the options are actuarially equivalent.

Title I and Title IV provide a final average earnings type of pension benefit for eligible employees payable at normal or early retirement. Under Title I, normal retirement occurs upon termination on or after age 65; early retirement can occur at age 55 with five years of service (or if laid off during or after the year in which the participant reaches age 50). Under Title IV, normal retirement occurs upon termination on or after age 65; early retirement can occur at age 50 with ten years of service. Under Title I, early retirement benefits are reduced by five percent per year for each year before age 60 that benefits are paid, but for benefits that commence at or after age 60, the benefit is unreduced. Under Title IV, early retirement benefits are reduced by five percent per year for each year from age 50 to age 57 that benefits are paid before age 60 and four percent per year for each year from age 57 that benefits are paid before age 60, but for benefits that commence at or after age 60, the benefit is unreduced. Messrs. Lance, and Bullock were eligible for early retirement at the end of 2021 under the terms of Title I or Title IV, as applicable.

104     ConocoPhillips

Executive Compensation Tables

Retirement benefits under Title I and Title IV are calculated as the product of 1.6 percent times years of credited service multiplied by the final annual eligible average compensation. For Title I, final annual eligible average compensation is calculated using the three highest consecutive years in the last ten years before retirement. For Title IV, final annual eligible average compensation is calculated using the higher of the highest consecutive 36 months of compensation or the highest non-consecutive three years of compensation. In both cases, such benefits are reduced by the product of 1.5 percent of the annual primary Social Security benefit multiplied by years of credited service. The formula below illustrates how the retirement benefits are calculated. For purposes of the formula, “pension compensation” denotes the final annual eligible average compensation described above.

Eligible pension compensation generally includes salary and annual incentive compensation. However, under Title I, if an eligible employee receives layoff benefits from ConocoPhillips, eligible pension compensation includes the annualized salary for the year of layoff, rather than actual salary, and years of credited service are increased by any period for which layoff benefits are calculated.

Benefits under Title II are based on monthly pay and interest credits to a cash balance account created on the first day of the month after a participant’s hire date. Pay credits are equal to a percentage of total salary and annual incentive compensation. Participants whose combined age and years of service total less than 44 receive a six percent pay credit, those whose combined age and years of service total 44 through 65 receive a seven percent pay credit, and those whose combined age and years of service total 66 or more receive a nine percent pay credit. Normal retirement age is 65, but participants may receive their vested benefit upon termination of employment at any age. In 2021, Messrs. Fox and Macklon were eligible for the nine percent pay credit, while Ms. Rose was eligible for the seven percent pay credit.

Eligible pension compensation under the CPRP is limited in accordance with the Internal Revenue Code. In 2021, that limit was $290,000. The Internal Revenue Code also limits the annual benefit (expressed as an annuity) available under the CPRP. In 2021, that limit was $230,000 (reduced actuarially for ages below 62).

In addition to participation in the U.S.-based plans as described above, Messrs. Fox and Macklon are participants in the ConocoPhillips U.K. Pension Plan (the “U.K. Plan”), a defined benefit pension plan that is funded through a trust, with regard to eligible service while they were on the U.K. payroll. The U.K. Plan is a U.K. registered plan with Her Majesty’s Revenue and Customs. The U.K. Plan consists of two sections: the ConocoPhillips section and the Heritage Conoco section. The ConocoPhillips section is contributory. The Heritage Conoco section is non-contributory. Both Mr. Fox and Mr. Macklon are vested in, and will be eligible for, a benefit as a deferred vested participant in the Heritage Conoco section. Mr. Fox is retirement-eligible, having reached age 55. The U.K. Plan provides a final average earnings type of pension benefit for eligible employees payable at normal pension age or early retirement upon approval by the Principal Employer of the U.K. Plan. Under the provisions of the U.K. Plan, a member is entitled to receive their full benefits upon attainment of normal pension age (60 in the case of a Heritage Conoco member) subsequent to termination. Early retirement may occur after reaching age 55 but results in reduced benefits for each year prior to age 60 that benefits are paid. In general, retirement benefits are calculated as the product of 1.75 percent times years of credited service times final pensionable salary. Final pensionable salary is generally basic annual salary plus pensionable allowances earned in the 12 months before active membership in the U.K. Plan ceased. The U.K. Plan allows participants to choose between taking a full annuity or a tax-free cash lump sum of up to 25 percent of the value of the benefit and a reduced annuity. Both choices are actuarially equivalent, and the lump sum is capped at 25 percent of the lifetime allowance.

As a registered pension plan, there is an annual limit on the amount of pension savings that benefit from tax relief (the “Annual Allowance”). Since both Messrs. Fox and Macklon are deferred members of the plan and their respective pensions do not increase during any pension input period by more than the relevant percentage, they did not have any pension savings subject to the Annual Allowance. In addition, a lifetime allowance is imposed. The standard lifetime allowance for the current tax year is £1.073 million, although a participant may apply for fixed or individual protection at a higher level under certain circumstances. If the total value of U.K.-registered pension benefits exceeds a participant’s lifetime allowance, legislation dictates the excess will incur a tax penalty at the time of distribution.

2022 Proxy Statement     105

Executive Compensation Tables

ConocoPhillips also maintains several nonqualified pension plans. These are funded through our general assets, although we also maintain trusts of the type generally known as “rabbi trusts” that may be used to pay benefits under the nonqualified pension plans. The trusts and the funds held in them are assets of ConocoPhillips. In the event of bankruptcy, participants would be unsecured general creditors. The U.S. nonqualified pension plan available to the Named Executive Officers (other than Mr. Leach who is not eligible to participate in the nonqualified pension plans) is the ConocoPhillips Key Employee Supplemental Retirement Plan (“KESRP”). This plan is designed to replace benefits that would otherwise not be received due to limitations contained in the Internal Revenue Code that apply to qualified plans. The two such limitations that most frequently impact the benefits to employees are the limit on compensation that can be taken into account in determining benefit accruals and the maximum annual pension benefit. In 2021, the former limit was set at $290,000, while the latter was set at $230,000. The KESRP determines a benefit without regard to such limits, and then reduces that benefit by the amount of benefit payable from the related qualified plan (in this case, the CPRP). Thus, in operation the combined benefits payable from the related plans for an eligible employee equal the benefit that would have been paid if there had been no limitations imposed by the Internal Revenue Code. For participants in Title I of the CPRP, the KESRP final annual eligible average compensation is calculated using the three highest annual amounts for salary and VCIP in the last ten calendar years before retirement plus the year of retirement. For participants in Title II and Title IV of the CPRP, calculations for KESRP are made on the same basis as for the CPRP. Benefits under the KESRP are generally paid in a single lump sum at the later of age 55 or six months after separation from service. When payments do not begin until after retirement, interest at then current six-month Treasury-bill rates, under most circumstances, will be credited on the delayed benefits. Distribution may also be made upon a determination of death or disability. Each of the Named Executive Officers who are eligible for benefits in the KESRP is vested. Mr. Leach is not eligible for and does not participate in the KESRP or any other ConocoPhillips nonqualified defined benefit plan.

Furthermore, for employees in the U.K. registered plan, there is a plan similar to the KESRP, known as the ConocoPhillips Unfunded Plan, which operates on the same principles regarding limits imposed through Her Majesty’s Revenue and Customs (HMRC) on U.K. registered plans. Mr. Macklon is a participant in the ConocoPhillips Unfunded Pension Plan, with regard to the time he worked in the U.K. from August 31, 2013 to September 1, 2017, at which time he transferred to the U.S. payroll (Mr. Macklon was a participant in the U.K. registered plan prior to August 31, 2013).

Mr. Lance was an employee of ARCO Alaska, which was acquired by Phillips Petroleum Company in 2000. A special provision applies in calculating pension benefits for such employees under Title I. First, we calculate a benefit under the Title I formula using service with both ARCO and ConocoPhillips, subtracting from the result the value of the benefit under the ARCO plan through the time of the acquisition (for which the BP Retirement Accumulation Plan remains liable, after the acquisition of ARCO by BP and certain plan mergers). Next, we calculate a benefit under the Title I formula using only service with ConocoPhillips. We compare the results of the two methods, and the employee receives the larger benefit. For Mr. Lance, that calculation currently provides a larger benefit under the first method. The table reflects that benefit, showing only the value payable from the plan of ConocoPhillips, not from the BP Retirement Accumulation Plan.

Mr. Fox was previously an employee of Conoco (U.K.) Limited, which merged with a Phillips subsidiary in 2002, at the merger of Conoco Inc. and Phillips Petroleum Company. In 2003, Mr. Fox transferred from the U.K. payroll to the U.S. payroll and maintains a deferred vested pension benefit in the ConocoPhillips U.K. Pension Plan. As an employee on the U.S. payroll, Mr. Fox became a participant in CPRP Title II. The time served as an employee on the U.K. payroll is taken into account when determining his Title II benefit in the CPRP and his KESRP benefit. Furthermore, Mr. Fox left ConocoPhillips in 2010 and returned in 2012. Mr. Fox is not credited with any service during the period he was employed elsewhere. However, pursuant to the terms of the KESRP, his benefit earned prior to his separation from service in 2010 was previously distributed.

Mr. Macklon was previously an employee of Conoco (U.K.) Limited, which merged with a Phillips subsidiary in 2002, at the merger of Conoco Inc. and Phillips Petroleum Company. In 2017, Mr. Macklon transferred from the U.K. payroll to the U.S. payroll and maintains a deferred vested pension benefit in the U.K. Pension Plan. As an employee on the U.S. payroll, Mr. Macklon became a participant in the CPRP Title II. The time served as an employee on the U.K. payroll is taken into account when determining this Title II benefit in the CPRP and his KESRP benefit.

Except where otherwise noted, assumptions used in calculating the present value of accumulated benefits in the table are found in Note 16 in the Notes to Consolidated Financial Statements in ConocoPhillips’ 2021 Annual Report on Form 10-K.

106     ConocoPhillips

Executive Compensation Tables

Name	Plan Name	Number or Years of Accumulated Benefit	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
R.M. Lance	Title I - ConocoPhillips Retirement Plan	38	$2,136,723	$—
	ConocoPhillips Key Employee Supplemental Retirement Plan	38	61,177,514	—
W.L. Bullock, Jr.	Title IV - ConocoPhillips Retirement Plan	35	2,201,225	—
	ConocoPhillips Key Employee Supplemental Retirement Plan	35	11,132,209	—
D.E. Macklon(2)	Title II - ConocoPhillips Retirement Plan	30	130,917	—
	ConocoPhillips UK Pension Plan	22	2,982,594	—
	UK Unfunded Pension Plan	25	2,685,520	—
	ConocoPhillips Key Employee Supplemental Retirement Plan	30	388,798	—
K.B. Rose(3)	Title II - ConocoPhillips Retirement Plan	3	74,304	—
	ConocoPhillips Key Employee Supplemental Retirement Plan	3	240,418	—
M.J. Fox (retired)(4)	Title II - ConocoPhillips Retirement Plan	36	—	515,630
	ConocoPhillips UK Pension Plan	20	1,412,375	300,063
	ConocoPhillips Key Employee Supplemental Retirement Plan	36	—	2,517,235
(1)	The eligible pension compensation, as defined on pages 104-106, used to calculate the present value of the accumulated benefit for U.S. plans in this column as of December 31, 2021, for each Named Executive Officer is: Mr. Lance, $6,394,756; Mr. Bullock, $1,617,663; Mr. Macklon, $1,218,541; and Ms. Rose, $1,344,940. Mr. Macklon’s and Mr. Fox’s U.K. pension benefit and eligible pension compensation of $308,313 and $112,299 respectively were converted to U.S. dollars at an exchange rate per British Pound Sterling of $1.3528 as of December 31, 2021. Since Mr. Leach joined the company after 2018, he does not participate in the CPRP or any other ConocoPhillips defined benefit plan.
(2)	Mr. Macklon became an employee of ConocoPhillips on September 2, 1991. Under Title II, and related provisions in the KESRP, Mr. Macklon received pay credits equal to nine percent of his pension compensation in 2021, since his combined age and years of service exceed 65. See narrative above for a discussion of this feature. For these purposes, years of service would include total years of service with ConocoPhillips, which, in Mr. Macklon’s case, are 30. Mr. Macklon was previously an employee of Conoco (U.K.) Limited, which merged with a Phillips subsidiary in 2002, at the merger of Conoco Inc. and Phillips Petroleum Company. In 2017, Mr. Macklon transferred from the U.K. payroll to the U.S. payroll and maintains a deferred vested pension benefit in the U.K. Pension Plan. Under the ConocoPhillips UK Pension Plan, Mr. Macklon was credited with years of service until 2013 when he ceased active participation in that plan. Under the UK Unfunded Pension Plan, Mr. Macklon was credited with years of service until 2017 when he moved to the U.S. payroll and ceased active participation in that plan. See narrative above for a discussion of the UK plans.
(3)	Ms. Rose became an employee of ConocoPhillips on September 4, 2018. Under Title II, and related provisions in the KESRP, Ms. Rose received pay credits equal to seven percent of her pension compensation in 2021, since her combined age and years of service was 58. See the narrative above for a discussion of this feature.
(4)	Mr. Fox rehired as an employee of ConocoPhillips on January 1, 2012. Prior to rejoining ConocoPhillips, Mr. Fox was an employee of Nexen Inc. None of the benefits earned by Mr. Fox as an employee of Nexen are included in the table. The service credited to Mr. Fox does not include his time of service with Nexen. However, prior to his service at Nexen, Mr. Fox was an employee of ConocoPhillips and ConocoPhillips UK. Mr. Fox’s service shown in the table includes that prior service with ConocoPhillips, in accordance with the standard terms and conditions of the applicable plans. Under Title II, and related provisions in the KESRP, Mr. Fox received pay credits equal to nine percent of his pension compensation in 2021, since his combined age and years of service exceed 65. See the narrative above for a discussion of this feature. For these purposes, years of service would include total years of service with ConocoPhillips, which, in Mr. Fox’s case, are 36. Mr. Fox retired effective July 1, 2021 and received a lump-sum distribution of his qualified Title II benefit and nonqualified KESRP benefit. Mr. Fox also received a partial lump-sum distribution for his ConocoPhillips UK Pension Plan as reflected in the table above.

2022 Proxy Statement     107

Executive Compensation Tables

Nonqualified Deferred Compensation

ConocoPhillips maintains several nonqualified deferred compensation plans for its eligible employees in addition to the plans discussed in the Pension Benefits section beginning on page 104. Those available to the Named Executive Officers are briefly described below. In 2021, Mr. Leach did not participate in the ConocoPhillips nonqualified deferred compensation plans. Mr. Leach will commence participation in the ConocoPhillips nonqualified deferred compensation plans effective in 2022.

The Key Employee Deferred Compensation Plan of ConocoPhillips (“KEDCP”) is a nonqualified deferral plan that permits certain key employees to voluntarily defer base salary and VCIP (or other similar annual incentive compensation program payments that would otherwise be received in subsequent years). Amounts payable from the PSP for performance periods ending in 2015 or later also may be deferred to the KEDCP. Amounts payable from the Executive Restricted Stock Unit Program for awards granted in 2018 and 2019 also may be deferred to the KEDCP. The KEDCP permits eligible employees to defer compensation of up to 100 percent of PSP, VCIP, and 2018 and 2019 Executive Restricted Stock Units and up to 50 percent of base salary. Each of the Named Executive Officers is eligible to participate in, and is fully vested in, the KEDCP. Mr. Leach was not eligible to participate in the KEDCP in the 2021 plan year but became eligible for the 2022 plan year.

Under the KEDCP, for amounts deferred and vested after December 31, 2004, and before December 31, 2020, the default distribution option was to receive a lump sum to be paid at least six months after separation from service. For amounts deferred and vested after December 31, 2020, the default distribution option is to receive a lump sum to be paid at least one year after separation from service. Participants may elect to defer payments from one to five years after separation from service, and to receive annual, semiannual, or quarterly payments for a period of up to 15 years. For elections that set a date certain for payment, the distribution will begin in the calendar quarter following the date requested and will be paid out on the distribution schedule elected by the participant. For amounts deferred prior to January 1, 2005, a one-time revision of the ten annual installment payments schedule is allowed from 365 days to no later than 90 days prior to retirement at age 55 or above or within 30 days after being notified of layoff in the calendar year in which the employee is age 50 or above. Participants may receive distributions in one to 15 annual installments, two to 30 semi-annual installments, or four to 60 quarterly installments.

The Defined Contribution Make-Up Plan of ConocoPhillips (“DCMP”) is a nonqualified restoration plan under which ConocoPhillips makes employer contributions that cannot be made in the qualified ConocoPhillips Savings Plan — a defined contribution plan of the type often referred to as a 401(k) plan — due to certain voluntary reductions of salary under the KEDCP or due to limitations imposed by the Internal Revenue Code. For 2021, the Internal Revenue Code limited the amount of compensation that could be taken into account in determining a benefit under the ConocoPhillips Savings Plan to $290,000. Employees make no contributions to the DCMP. Each of the Named Executive Officers is eligible to participate in, and is fully vested in, the DCMP. Mr. Leach was not eligible to participate in the DCMP in the 2021 plan year but became eligible for the 2022 plan year.

Under the DCMP, amounts vested after December 31, 2004, and before December 31, 2020, will be distributed as a lump sum six months after separation from service, or, at a participant’s election, in one to 15 annual installments, two to 30 semi-annual installments, or four to 60 quarterly installments, beginning no earlier than one year after separation from service. Under the DCMP, amounts vested after December 31, 2020, will be distributed as a lump sum one year after separation from service, or, at a participant’s election, in one to 15 annual installments, two to 30 semi-annual installments, or four to 60 quarterly installments, beginning no earlier than one year after separation from service. For DCMP amounts vested prior to January 1, 2005, participants may, from 365 days to no later than 90 days prior to termination or within 30 days after being notified of layoff in the calendar year in which the employee is age 50 or above, indicate a preference to defer the value into an account under the KEDCP.

Each participant directs investments of the individual accounts set up for that participant under either the KEDCP or DCMP. Participants may make changes in the investments as often as daily. All ConocoPhillips defined contribution nonqualified deferred compensation plans allow investment of deferred amounts in a broad range of mutual funds or other market-based investments, including ConocoPhillips stock. As market-based investments, none of these provide above-market return.

108     ConocoPhillips

Executive Compensation Tables

Since each executive participating in each plan chooses the investment vehicle or vehicles and may change allocations, the return on the investment will depend on how well the underlying investment fund performs during the period the executive chose it as an investment vehicle. The aggregate performance of each such investment is reflected in the Nonqualified Deferred Compensation Table under the column Aggregate Earnings in Last Fiscal Year.

Benefits due under each of the plans discussed above are paid from ConocoPhillips’ general assets, although we also maintain trusts of the type generally known as “rabbi trusts” that may be used to pay benefits under the plans. The trusts and the funds held in them are assets of ConocoPhillips. In the event of bankruptcy, participants would be unsecured general creditors.

	Applicable Plan(1)	Beginning Balance	Executive Contributions in Last FY(2)	Registrant Contributions in Last FY(3)	Aggregate Earnings in Last FY(4)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(5)
R.M. Lance	Defined Contribution Make-Up Plan of ConocoPhillips	$1,917,165	$—	$133,125	$461,440	$—	$2,511,730
	Key Employee Deferred Compensation Plan of ConocoPhillips	11,886,902	—	—	546,225	—	12,433,127
W.L. Bullock, Jr.	Defined Contribution Make-Up Plan of ConocoPhillips	325,923	—	64,958	51,589	—	442,470
	Key Employee Deferred Compensation Plan of ConocoPhillips	302,245	—	—	5,963	—	308,208
T.A. Leach(6)	Defined Contribution Make-Up Plan of ConocoPhillips	—	—	—	—	—	—
	Key Employee Deferred Compensation Plan of ConocoPhillips	—	—	—	—	—	—
D. E. Macklon	Defined Contribution Make-Up Plan of ConocoPhillips	125,343	—	55,569	26,970	—	207,882
	Key Employee Deferred Compensation Plan of ConocoPhillips	—	—	—	—	—	—
K.B. Rose	Defined Contribution Make-Up Plan of ConocoPhillips	75,516	—	58,497	1,670	—	135,683
	Key Employee Deferred Compensation Plan of ConocoPhillips	—	—	—	—	—	—
M.J. Fox (retired)	Defined Contribution Make-Up Plan of ConocoPhillips	848,313	—	23,799	16,836	—	888,948
	Key Employee Deferred Compensation Plan of ConocoPhillips	—	—	—	—	—	—
(1)	Our primary defined contribution deferred compensation programs for executives (KEDCP and DCMP) make a variety of investments available to participants. As of December 31, 2021, there were a total of 82 investment options, 17 of which were the same as those available in ConocoPhillips’ primary tax-qualified defined contribution plan for employees (the ConocoPhillips Savings Plan, a 401(k) plan) and 65 of which were other mutual fund options approved by an administrator designated by the relevant plan.
(2)	Reflects deferrals by the Named Executive Officer under the KEDCP in 2021.
(3)	Reflects contributions by ConocoPhillips under the DCMP relating to wages earned in 2021 (included in the All Other Compensation column of the Summary Compensation Table on page 96 for 2021). Of this amount, the following amounts were contributed in January 2022, relating to company contributions on 2021 service: for Mr. Lance, $48,450; for Mr. Bullock, $26,924; for Mr. Macklon, $23,959; for Ms. Rose, $25,532; and for Mr. Fox, $283. In addition, contributions by ConocoPhillips under the DCMP in earlier years (included in the All Other Compensation column of the Summary Compensation Table for those respective years) were as follows: in 2020 for Mr. Lance, $81,500; for Mr. Bullock, $28,747; for Mr. Macklon $24,246; for Ms. Rose, $29,931; and for Mr. Fox, $58,838; in 2019 for Mr. Lance, $127,800; for Mr. Bullock, $39,364; for Ms. Rose. $43,983; and for Mr. Fox, $91,610.

2022 Proxy Statement    109

Executive Compensation Tables

(4)	None of these earnings are included in the Summary Compensation Table for 2021. Aggregate earnings reflect the net impact of investment gains and losses and, consequently, may be a negative amount.
(5)

Reflects contributions by our Named Executive Officers, contributions by ConocoPhillips, and earnings on balances prior to 2021; plus, contributions by our Named Executive Officers, contributions by ConocoPhillips, and earnings for 2021, less any distributions (shown in the appropriate columns of this table, with amounts that are included in the Summary Compensation Table for 2021 shown in notes 2, 3 and 4 above). This also includes contributions by ConocoPhillips made in January 2022, allocated to 2021. See note 3 above.

(6)	Mr. Leach did not participate in any nonqualified deferred compensation plans in 2021.

Executive Severance and Changes in Control

Salary and other compensation for our Named Executive Officers is set by the HRCC, as described in the “Compensation Discussion and Analysis” beginning on page 64 of this Proxy Statement. These officers may participate in ConocoPhillips’ employee benefit plans and programs for which they are eligible, in accordance with their terms. The amounts earned by the Named Executive Officers for 2021 appear in the various Executive Compensation Tables beginning on page 96 of this Proxy Statement.

Each of our Named Executive Officers is expected to receive amounts earned while employed unless the executive voluntarily resigns prior to becoming retirement-eligible or is terminated for cause. Such amounts include:

●	VCIP compensation earned during the fiscal year;
●	Grants pursuant to the PSP for the most-recently completed performance period and ongoing performance periods in which the executive participated for at least one year;
●	Previously granted restricted stock and restricted stock units;
●	Vested stock option grants under the Stock Option Program;
●	Amounts contributed and vested under our defined contribution plans; and
●	Amounts accrued and vested under our retirement plans.

While normal retirement age under our benefit plans is 65, early retirement provisions allow benefits at earlier ages if vesting requirements are met, as discussed in the sections of this Proxy Statement titled Pension Benefits and Nonqualified Deferred Compensation. For our compensation programs (VCIP, Stock Option Program, Executive Restricted Stock Unit Program, and PSP), early retirement is generally defined to be termination at or after the age of 55 with five years of service. As of December 31, 2021, Messrs. Lance and Bullock had met the early retirement criteria. Ms. Rose, who joined ConocoPhillips in September 2018 and Mr. Macklon who is under the age of 55, have not met the early retirement criteria. Mr. Leach’s inducement award does not provide for vesting upon retirement. In addition, specific severance arrangements for executive officers, including the Named Executive Officers, are provided under two severance plans: (1) the ConocoPhillips Executive Severance Plan (“CPESP”), which is available to a limited number of senior executives; and (2) the ConocoPhillips Key Employee Change in Control Severance Plan (“CICSP”), which is also available to a limited number of senior executives but only on or following change in control. These arrangements are described below. Executives are not entitled to participate in both plans as a result of a single event. For example, executives receiving benefits under the CICSP would not be entitled to benefits potentially payable under the CPESP relating to the event giving rise to benefits under the CICSP.

ConocoPhillips Executive Severance Plan

The CPESP covers executives in salary grades generally corresponding to vice president and higher, and the CICSP is incorporated by reference to Exhibit 10.47 to the Annual Report of ConocoPhillips on Form 10-K for the year ended December 31, 2021; File No. 001-32395. Under the CPESP, if ConocoPhillips terminates the employment of a plan participant other than for cause, as defined in the plan, upon executing a general release of liability and, if requested, an agreement not to compete with ConocoPhillips, the participant will be entitled to:

●	A lump-sum cash payment equal to one-and-a-half or two times the sum of the employee’s base salary and current target VCIP award;
●

A lump-sum cash payment equal to the present value of the increase in pension benefits that would result from the crediting of an additional one-and-a-half or two years to the employee’s number of years of age and service under the applicable defined benefit pension plan under the ConocoPhillips Retirement Plan;

110    ConocoPhillips

Executive Compensation Tables

●	A lump-sum cash payment equal to ConocoPhillips’ cost of certain welfare benefits for an additional one-and-a-half or two years;
●	Continuation in eligibility for a pro rata portion of the annual VCIP for which the employee is eligible in the year of termination; and
●

Treatment as a layoff under our various compensation and equity programs. Generally, layoff treatment will allow executives to retain awards previously made and continue their eligibility under ongoing ConocoPhillips programs. Thus, actual program grants of restricted stock or restricted stock units would vest, and the executive would remain eligible for a pro rata proportion of awards attributable to ongoing performance periods under the PSP in which the executive had participated for at least one year.

ConocoPhillips may amend or terminate the CPESP at any time. Amounts payable under the CPESP will be offset by any payments or benefits that are payable to the severed employee under any other plan, policy, or program of ConocoPhillips relating to severance, and amounts may also be reduced in the event of willful and bad faith conduct demonstrably injurious to ConocoPhillips, monetarily or otherwise, or, if required by law to be “clawed back,” such as may be the case in certain circumstances under the Sarbanes-Oxley Act or the Dodd-Frank Act.

ConocoPhillips Key Employee Change in Control Severance Plan

The CICSP covers executives in salary grades generally corresponding to vice president and higher, and the CICSP is incorporated by reference to Exhibit 10.20.1 to the Annual Report of ConocoPhillips on Form 10-K for the year ended December 31, 2021; File No. 001-32395. Under the CICSP, if within two years after a “change in control” of ConocoPhillips, the employment of a participant is terminated by ConocoPhillips other than for cause, or by the participant for good reason (as such terms are defined in the plan), upon executing a general release of liability, the participant will be entitled to:

●	A lump-sum cash payment equal to two or three times the sum of the employee’s base salary and the higher of current target VCIP compensation or the previous two years’ average VCIP compensation;
●

A lump-sum cash payment equal to the present value of the increase in pension benefits that would result from crediting an additional two or three years to the employee’s number of years of age and service under the applicable defined benefit pension plan under the ConocoPhillips Retirement Plan, or for employees participating in the Company Retirement Contribution of the ConocoPhillips Savings Plan the plan contribution percentage (currently 6%) multiplied by two or three times the sum of the employee’s base salary and the higher of current target VCIP compensation or the previous two years’ average VCIP compensation;

●	A lump-sum cash payment equal to ConocoPhillips’ cost of certain welfare benefits for an additional two or three years; and
●	Continuation in eligibility for a pro rata portion of the annual VCIP compensation for which the executive is eligible in the year of termination.

Note: excise tax gross-up benefits are no longer available to any executives effective in 2021.(1) Upon a change in control, awards that are assumed, or substituted for, by an acquirer, accelerated vesting will occur only following both a change in control and a termination of employment. Termination of employment includes involuntary termination not-for-cause or voluntary termination for good reason. Participants will continue to be able to exercise stock options for their remaining terms. No distributions are made with respect to restricted stock units until after the participant separates from service.

After a change in control, the CICSP may not be amended or terminated if such amendment would be adverse to the interests of any eligible employee, without the employee’s written consent. Amounts payable under the plan will be offset by any payments or benefits that are payable to the severed employee under any other plan, policy, or program of ConocoPhillips relating to severance, and amounts may also be reduced in the event of willful and bad faith conduct demonstrably injurious to ConocoPhillips, monetarily or otherwise, or if required by law to be “clawed back,” such as may be the case in certain circumstances under the Sarbanes-Oxley Act or the Dodd-Frank Act.

(1)

While the plan describes potential tax gross-up payments to a limited group of executives who were participants in the plan on April 30, 2012, all such remaining participants waived the right to such a tax gross-up payment in December 2021. The subsequent plan was amended to remove any references to the tax gross-up provision at the earliest possible date in accordance with the terms of the plan, which is December 2, 2023.

Quantification of Severance Payments

Each of our NEOs is expected to receive amounts earned during his or her period of employment unless he or she voluntarily resigns prior to becoming retirement-eligible or is terminated for-cause. The following tables reflect the amount of incremental compensation payable in excess of the items listed above to each of our Named Executive Officers in the event of involuntary

2022 Proxy Statement    111

Executive Compensation Tables

not-for-cause termination, termination following a change-in-control (“CIC”) (either involuntarily without cause or for good reason), and in the event of the death or disability of the executive. The amounts shown below assume that such termination was effective as of December 31, 2021, and thus include amounts earned through such time, and are estimates of the amounts that would be paid out to the executives upon their termination. Amounts related to Health and Welfare benefits are based on current ConocoPhillips benefit programs. The actual amounts to be paid out can only be determined at the time of an executive’s separation from ConocoPhillips. In the event of a for-cause termination, the HRCC can suspend the right to exercise, refuse to honor the exercise of awards already requested, or cancel awards granted if a NEO engages in any activity determined to be detrimental to ConocoPhillips. In addition, the NEO’s incentive compensation is subject to a clawback policy. See page 93 for more information about the clawback policy. Mr. Fox is not included in the tables below as he had retired effective July 1, 2021. Mr. Fox met the criteria for early retirement under both our benefit plans and our compensation programs but was not eligible for severance payments under our Executive Severance Plan. For a discussion of compensation paid to Mr. Fox in connection with his retirement, see Summary Compensation Table for 2021 on page 96, Grants of Plan-Based Awards on page 100, and Option Exercises and Stock Vested on page 104.

Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	Involuntary or Good Reason Termination (CIC)	Death	Disability
R.M. Lance*
Base Salary	$3,230,000	$4,845,000	$—	$—
Short-term Incentive	5,168,000	8,343,601	—	—
Variable Cash Incentive Program	—	—	—	—
January 2019 - December 2021 (performance period)	—	—	—	—
January 2020 - December 2022 (performance period)	—	3,714,548	—	—
January 2021 - December 2023 (performance period)	—	9,950,301	—	—
Other Restricted Stock/Units	—	—	—	—
Incremental Retirement	—	—	—	—
Post-employment Health & Welfare	93,273	143,277	—	—
Life Insurance	—	—	3,230,100	—
280G Tax Gross-up (not eligible)	—	—	—	—
	$8,491,273	$26,996,727	$3,230,100	$—

Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	Involuntary or Good Reason Termination (CIC)	Death	Disability
W.L. Bullock, Jr.*
Base Salary	$1,794,912	$2,692,368	$—	$—
Short-term Incentive	1,794,912	2,692,368	—	—
Variable Cash Incentive Program	—	—	—	—
January 2019 - December 2021 (performance period)	—	—	—	—
January 2020 - December 2022 (performance period)	—	972,718	—	—
January 2021 - December 2023 (performance period)	—	2,928,845	—	—
Other Restricted Stock/Units	—	—	—	—
Incremental Retirement	1,883,952	2,274,999	—	—
Post-employment Health & Welfare	47,387	78,295	—	—
Life Insurance	—	—	1,795,000	—
280G Tax Gross-up (not eligible)	—	—	—	—
	$5,521,163	$11,639,593	$1,795,000	$—
*	See notes beginning on page 114.

112    ConocoPhillips

Executive Compensation Tables

Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	Involuntary or Good Reason Termination (CIC)	Death	Disability
T.A. Leach*
Base Salary	$2,200,000	$3,300,000	$—	$—
Short-term Incentive	2,530,000	3,795,000	—	—
Variable Cash Incentive Program	—	—	—	—
January 2019 - December 2021 (performance period)	—	—	—	—
January 2020 - December 2022 (performance period)	—	—	—	—
January 2021 - December 2023 (performance period)	—	—	—	—
Other Restricted Stock/Units	9,719,591	9,719,591	9,719,591	9,719,591
Incremental Retirement	—	425,700	—	—
Post-employment Health & Welfare	118,864	179,792	—	—
Life Insurance	—	—	2,200,100	—
280G Tax Gross-up (not eligible)	—	—	—	—
	$14,568,455	$17,420,083	$11,919,691	$9,719,591

Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	Involuntary or Good Reason Termination (CIC)	Death	Disability
D.E. Macklon*
Base Salary	$1,597,248	$2,395,872	$—	$—
Short-term Incentive	1,421,550	2,132,325	—	—
Variable Cash Incentive Program	710,775	710,775	710,775	710,775
January 2019 - December 2021 (performance period)	2,667,773	2,667,773	2,667,773	2,667,773
January 2020 - December 2022 (performance period)	1,505,877	2,258,816	1,505,877	1,505,877
January 2021 - December 2023 (performance period)	1,102,667	3,308,001	1,102,667	1,102,667
Other Restricted Stock/Units	3,147,088	3,147,088	3,147,088	3,147,088
Incremental Retirement	264,934	393,712	—	—
Post-employment Health & Welfare	48,433	79,155	—	—
Life Insurance	—	—	1,597,300	—
280G Tax Gross-up (not eligible)	—	—	—	—
	$12,466,345	$17,093,517	$10,731,480	$9,134,180
*	See notes beginning on page 114.

2022 Proxy Statement    113

Executive Compensation Tables

Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC)	Involuntary or Good Reason Termination (CIC)	Death	Disability
K.B. Rose*
Base Salary	$1,751,712	$2,627,568	$—	$—
Short-term Incentive	1,559,024	2,338,536	—	—
Variable Cash Incentive Program	731,334	731,334	731,334	731,334
January 2019 - December 2021 (performance period)	2,813,432	2,813,432	2,813,432	2,813,432
January 2020 - December 2022 (performance period)	1,598,726	2,398,088	1,598,726	1,598,726
January 2021 - December 2023 (performance period)	1,070,643	3,211,929	1,070,643	1,070,643
Other Restricted Stock/Units	3,734,186	3,734,186	3,734,186	3,734,186
Incremental Retirement	541,448	651,842	—	—
Post-employment Health & Welfare	85,015	127,523	—	—
Life Insurance	—	—	1,751,800	—
280G Tax Gross-up (not eligible)	—	—	—	—
	$13,885,520	$18,634,438	$11,700,121	$9,948,321
*	See notes below.

As discussed in the narrative preceding the tables above, the amounts shown indicate the difference in compensation arising from the stated type of termination in comparison to a voluntary resignation. A Named Executive Officer who voluntarily resigns before reaching the retirement age and service threshold contained in those equity awards and compensation programs (age 55 with 5 years of service) would not earn awards for ongoing performance periods under the VCIP, the PSP, the Executive Restricted Stock Unit Program, or the Stock Option Program, and would lose prior awards under the PSP and the Executive Restricted Stock Unit Program (or other restricted stock or restricted stock units) and stock options. For a Named Executive Officer who has reached the retirement age and service threshold in those programs, a voluntary resignation would be deemed a retirement, and thus would not typically lose those awards. However, before the awards are actually delivered as cash or stock (including upon the exercise of an option), the awards remain at risk, even for a Named Executive Officer who has reached the age and service threshold. If ConocoPhillips were to invoke the detrimental activity clause, amounts that would normally be paid in connection with a voluntary resignation to a Named Executive Officer who had reached the age and service threshold would instead be forfeited.

*	Notes Applicable to All Termination Tables — Benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll are not included in the amounts shown above. In preparing the tables, we made the following assumptions:
●	Base Salary — In the event of an involuntary not-for-cause termination not related to a change in control (“regular involuntary termination”), the amount reflects two times base salary. In the event of an involuntary or good reason termination related to a change in control (“CIC termination”), the amount reflects three times base salary.
●	Short-Term Incentives — In the event of a regular involuntary termination, the amount reflects two times the current VCIP target. In the event of a CIC termination, the amount reflects three times the current VCIP target or three times the average of the prior two VCIP payouts, whichever is greater.
●	Variable Cash Incentive Program — In the event of a regular involuntary termination or a CIC termination, the amount reflects the employee’s pro rata current VCIP target. Targets for VCIP are for a full year and are pro rata for the Named Executive Officers based on time spent in their respective positions.
●	Restricted Stock and Restricted Stock Units — For the performance periods related to PSP, amounts for the January 2019—December 2021 period reflect actual payout units that were awarded in February 2022, except in the event of a CIC termination, the amounts reflect the higher of target or actual payout, as the award cannot be reduced following a change in control. Amounts for other ongoing PSP performance periods are shown at target, including any adjustments for promotion or demotion made since the target awards were granted. For awards under the Executive Restricted Stock Unit Program or made as off-cycle awards, amounts reflect actual units granted. For restricted stock and restricted stock units awarded under PSP and Executive Restricted Stock Unit Program or as off-cycle awards, amounts reflect the closing price of ConocoPhillips common stock on December 31, 2021, as reported on the NYSE ($72.18).
●	Incremental Retirement Values — For all NEOs other than Mr. Leach, the amounts reflect the single sum, discounted to a present value, of the increment due to an additional two years of age and service with associated pension compensation in the event of a regular involuntary termination (three years in the event of a CIC termination), regardless of whether the value is provided directly through a defined benefit plan or through the relevant severance plan. For Mr. Leach, the amount reflects a single sum for the Company Retirement Contribution of the ConocoPhillips Savings Plan contribution percentage (currently 6%) multiplied by three times the sum of his base salary and the higher of current target VCIP compensation or the previous two years’ average VCIP compensation.

114     ConocoPhillips

CEO Pay Ratio

ConocoPhillips’ compensation and benefits philosophy and the overall structure of our compensation and benefit programs are designed to reward all employees who contribute to our success. We strive to ensure the compensation of every employee reflects their talents, skills, responsibilities, and experience and is competitive within our peer group. Compensation and benefits are benchmarked and set to be market-competitive in the employees’ home payroll country. Under rules adopted pursuant to the Dodd-Frank Act, ConocoPhillips is required to calculate and disclose the total compensation paid to its median employee, as well as the ratio of total compensation paid to the median employee as compared to the total compensation paid to the CEO. The paragraphs that follow describe our methodology and the resulting CEO pay ratio.

The ratio of pay of the CEO compared to that of the median employee was approximately 133 to one in 2021. The annual total compensation of the CEO was $23,904,954. The estimated median of the annual total compensation of all ConocoPhillips employees other than the CEO, as represented by the annual total compensation of a median employee, was $179,428. The compensation of the CEO and the median employee were determined using the same rules we followed in preparing the Summary Compensation Table on page 96, except the compensation of the CEO and median employee were adjusted to include non-discriminatory health and welfare benefits totaling $18,314 and $16,194, respectively. The change in ratio over the prior year is primarily driven by the interest rate impact to the change in pension value for the CEO, which is described further in note (5) of the Summary Compensation Table beginning on page 96 of this Proxy Statement.

ConocoPhillips had approximately 10,039 employees worldwide (including intermittent and temporary employees) as of the determination date (December 31, 2021). To identify the “median employee,” we excluded employees from seven countries, representing in total approximately 2.2 percent, or 225 employees worldwide. Additionally, we excluded employees associated with our acquisitions in 2021 of Concho Resources Inc. and the Shell Permian assets, together representing approximately 11.2 percent, or 1,123 employees worldwide. After excluding such employees and the CEO, we determined the pay ratio using the remaining approximately 8,690 employees. The chart below shows the countries from which employees were excluded and the approximate number of employees from each such country.

Payroll Country Excluded	Number of Employees Excluded
China	82
Malaysia	76
Singapore	29
Qatar	23
Libya	9
Colombia	3
Japan	3

For the remaining employees, we used a consistently applied compensation measure that management believes reasonably reflects the annual compensation of employees and includes elements of compensation distributed widely among employees. Those elements were base salary, overtime, annual incentive compensation (VCIP) at target, equity awards, and certain country-specific allowances. We used data as of December 31, 2021, to identify ConocoPhillips employees and to determine the consistently applied compensation measure for those employees. Data not denominated in U.S. dollars was converted to U.S. dollars using an average monthly conversion rate for each denomination during 2021. Data came from ConocoPhillips’ payroll records. We did not make any adjustments to the data to account for differences in cost of living in any of the countries in which we have employees.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

2022 Proxy Statement     115

Stock Ownership

Holdings of Major Stockholders

The following table sets forth information regarding persons whom we know to be the beneficial owners of more than five percent of our issued and outstanding common stock (as of the date of such stockholders’ Schedule 13G filings with the SEC):

	Common Stock
Name and Address	Number of Shares	Percent of Class
BlackRock, Inc.(1)	111,184,666	8.4%
55 East 52nd Street
New York, NY 10055
The Vanguard Group(2)	109,952,950	8.34%
100 Vanguard Blvd.
Malvern, PA 19355
State Street Corporation(3)	67,305,193	5.1%
State Street Financial Center
One Lincoln Street
Boston, MA 02111
(1)

Based on a Schedule 13G/A filed with the SEC on February 3, 2022, by BlackRock Inc., on behalf of itself, BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, FutureAdvisor, Inc., BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Mexico Operadora, S.A. de C.V., Sociedad Operador, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd.

(2)	Based on a Schedule 13G/A filed with the SEC on February 9, 2022, by The Vanguard Group.
(3)

Based on a Schedule 13G/A filed with the SEC on February 10, 2022, by State Street Corporation, on behalf of itself, State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisers, LTD, State Street Global Advisors, Australia, Limited, State Street Global Advisors (Japan) Co., LTD, State Street Global Advisors Asia Limited, State Street Global Advisors Singapore Limited, State Street Global Advisors Europe Limited, and State Street Global Advisors Trust Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires ConocoPhillips’ directors and executive officers, as well as persons who beneficially own more than 10 percent of a registered class of ConocoPhillips’ equity securities, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC.

Based solely on a review of the reports filed for fiscal year 2021 and related representations, we believe that all Section 16(a) reports applicable to its directors and executive officers were filed on a timely basis, except for the following Forms 4, which were filed one day late due to administrative error: one Form 4 to report the grant of restricted stock units to Robert A. Niblock as part of his monthly compensation; one Form 4 to report the grant of restricted stock units to Eric D. Mullins as part of his monthly compensation; and one Form 4 to report the grant of restricted stock units to John V. Faraci as part of his monthly compensation.

116     ConocoPhillips

Stock Ownership

Securities Ownership of Officers and Directors

The following table sets forth the number of shares of our common stock beneficially owned as of February 21, 2022, unless otherwise noted, by each ConocoPhillips director, each Named Executive Officer, and all of our current directors and executive officers as a group. Together these individuals beneficially own less than one percent of our common stock. The table also includes information about stock options, restricted stock, and restricted and deferred stock units credited to the accounts of our directors and executive officers under various compensation and benefit plans. For purposes of this table, shares are considered to be “beneficially” owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to such shares. In addition, a person is deemed to beneficially own shares if that person has the right to acquire such shares within 60 days of February 21, 2022.

	Number of Shares or Units
Name	Total Common Stock Beneficially Owned		Restricted/ Deferred Stock Units(1)		Options Exercisable Within 60 Days(2)
C.E. Bunch	3,429		34,847		—
C.M. Devine	—		18,961		—
J.V. Faraci	—		50,008		—
J. Freeman	4,831		26,481		—
G. Huey Evans	—		38,986		—
J.A. Joerres	—		15,848		—
W.H. McRaven	—		14,823		—
S. Mulligan	—		18,961		—
E.D. Mullins			10,857		—
A.N. Murti	19,000		43,742		—
R.A. Niblock	—		74,149		—
D.T. Seaton	2,500		7,527		—
R.A. Walker	22,500		7,527		—
R.M. Lance	112,839	(3)	377,986	(5)	3,088,000
W.L. Bullock, Jr.	22,493	(4)	68,364	(6)	274,500
T.A. Leach	706,605		—		—
M.J. Fox	73,473		109,130	(7)	1,364,217
K.B. Rose	2,374		—		—
D.E. Macklon	314		—		—
Director Nominees and Executive Officers as a Group (22 Persons)(8)	903,961		823,095		3,518,500
(1)	Includes restricted deferred stock that may be voted or sold only upon passage of time.
(2)	Includes beneficial ownership of shares of common stock that may be acquired within 60 days of February 21, 2022, through stock options awarded under compensation plans.
(3)	Includes 50,661 shares of common stock owned by the Lance Family Trust.
(4)

Includes 133 shares held as part of the estate of Mr. Bullock’s mother, for which Mr. Bullock is the guardian and is among the beneficiaries of the estate and includes 133 shares held in the William L. Bullock Family Trust, for which Mr. Bullock holds a Power of Attorney and is among the beneficiaries of the trust. In both cases, Mr. Bullock disclaims beneficial ownership in the foregoing shares to the extent he does not have a pecuniary interest in such shares.

(5)

Includes 31,939 units that are expected to settle in cash. Does not include 463,578 target performance share units that are subject to performance adjustment and vesting to the extent that certain performance objectives are achieved. Does not include 54,689 units underlying the 2022 Executive Restricted Stock Unit grant that are subject to time vesting beyond 60 days from February 21, 2022.

(6)

Does not include 130,566 target performance share units that are subject to performance adjustment and vesting to the extent that certain performance objectives are achieved. Does not include 13,595 units underlying the 2022 Executive Restricted Stock Unit grant that are subject to time vesting beyond 60 days from February 21, 2022.

(7)

Reflects ownership information as of April 30, 2021, which is the date Mr. Fox was no longer an executive officer of ConocoPhillips. Mr. Fox’s ownership information includes 29,034 units that settled in cash. Does not include 227,918 target performance share units that were subject to performance adjustment and vesting to the extent that certain performance objectives were to be achieved.

(8)	Excludes shares owned by Mr. Fox, who was no longer an executive officer of the Company on February 21, 2022.

2022 Proxy Statement     117

Equity Compensation Plan Information

The following table sets forth information about ConocoPhillips’ common stock that may be issued under all existing equity compensation plans as of December 31, 2021:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders(1)	24,327,949	(3)	$56.46	14,773,541	(4)
Equity compensation plans not approved by security holders	—		—	—
Total	24,327,949		$56.46	14,773,541
(1)

Includes awards issued from the 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 13, 2014, the 2011 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 11, 2011, the 2009 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 13, 2009, and the 2004 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 5, 2004. After approval of the 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, no additional awards may be granted under the 2011, the 2009 or the 2004 Omnibus Stock and Performance Incentive Plans of ConocoPhillips.

(2)

Excludes 1,023,594 restricted stock and restricted stock units payable in common stock on a one-for-one basis, credited to stock unit accounts. These awards, which were excluded from the above table, were issued from the 2002 Omnibus Securities Plan of Phillips Petroleum Company, the Omnibus Securities Plan of Phillips Petroleum Company and the Concho Resources Inc. 2019 Stock Incentive Plan. Upon consummation of the merger of Conoco and Phillips, all outstanding options to purchase and restricted stock units payable in common stock of Conoco and Phillips were converted into options to purchase or rights to receive shares of ConocoPhillips common stock. Upon consummation of the acquisition of Concho Resources Inc., all outstanding options to purchase and restricted stock units payable in common stock of Concho Resources Inc. were converted into options to purchase or rights to receive shares of ConocoPhillips common stock. No additional awards may be granted under the aforementioned plans.

(3)

Includes an aggregate of 353,394 restricted stock units issued in payment of annual awards and dividend equivalents which were reinvested with regard to existing awards received annually and restricted stock units issued in payment of dividend equivalents with regard to fees that were deferred in the form of stock units under our deferred compensation arrangements for non-employee members of the Board of Directors of ConocoPhillips, or assumed in connection with the merger for services performed as a non-employee member of the Board of Directors for either Conoco Inc. or Phillips Petroleum Company. Also includes 239,379 restricted stock units issued in payment of dividend equivalents reinvested with respect to certain special awards made to a retired Named Executive Officer. Dividend equivalents were credited under the 2004 Omnibus Stock and Performance Incentive Plan during the time period from May 5, 2004, to May 12, 2009, under the 2009 Plan during the time period from May 13, 2009, to May 10, 2011, under the 2011 Omnibus Stock and Performance Incentive Plan during the time period from May 11, 2011, to May 12, 2014, and thereafter under the 2014 Omnibus Stock and Performance Incentive Plan. Also includes 312,528 restricted stock units, eligible for reinvested dividend equivalents and lapses in equal installments on the first and second anniversary of the grant date as special retention or inducement awards for certain executives. Also includes 34,232 restricted stock units, eligible for reinvested dividend equivalents and lapses seventy percent on the first anniversary and thirty percent on the second anniversary of the grant date as a retention award for key employees. Also includes 19,541 restricted stock units, eligible for cash dividend equivalents and lapses in equal installments on the first and second anniversary of the grant date as a retention award for key employees. Also includes 2,190 restricted stock units eligible for cash dividend equivalents which vest in three equal annual installments beginning on the first anniversary of the grant date as an inducement award for certain key employees. In addition, 4,749,061 restricted stock units that are eligible for cash dividend equivalents were issued to U.S. and U.K. payroll employees residing in the United States or the United Kingdom at the time of the grant; 1,660,195 restricted stock units that are not eligible for cash dividend equivalents due to legal restrictions to non-U.S. or non-U.K. payroll employees and U.S. or U.K. payroll employees residing in countries other than the United States or United Kingdom at the time of the grant. Both types of award vest on the third anniversary of the grant date. Also includes, 147,142 restricted stock units that are not eligible for cash dividend equivalents and which vest in three equal annual installments beginning on the first anniversary of the grant date they were issued to employees on the U.S., U.K., and other payrolls. Also includes 280,713 restricted stock units issued to executives on February 10, 2006, 218,711 restricted stock units issued to executives on February 8, 2007, 214,133 restricted stock units issued to executives on February 14, 2008, 102,924 restricted stock units issued to executives on February 12, 2009, 52,996 restricted stock units issued to executives on February 12, 2010, and 128,128 restricted stock units issued to executives on February 10, 2011. These restricted stock units have no voting rights, are eligible for cash dividend equivalents, and have restrictions on transferability that last until separation of service from ConocoPhillips. Also includes 175,172 and 276,090 restricted stock units issued to executives on February 9, 2012, and April 4, 2012, respectively. These units have no voting rights, are eligible for dividend equivalents, and have restrictions on transferability with a default of five years from the grant date, or if elected, until separation from service. Also includes 38,887 restricted stock units issued to executives on February 5, 2013, and 55,623 restricted stock units issued to executives on February 18, 2014. These units have no voting rights, are eligible for dividend equivalents, have restrictions on transferability with a default of five years from the grant date, or if elected, until separation of service, and may be settled in cash. Also includes 28,004 restricted stock units issued to executives on February 17, 2015. These units have no voting rights, are eligible for dividend equivalents, have restrictions on transferability with a default of five years from the grant date, or if elected, until separation of service, and may be settled in cash.

Also includes 859,934 restricted stock units issued to executives on February 14, 2019 and subsequent dividend equivalent units under the Performance Share Program and Executive Restricted Stock Unit Program. These units have no voting rights, are eligible for dividend equivalents units, have restrictions on transferability during the three-year performance or restriction period, or if elected, until separation of service, and may be settled in cash. Also includes 734,837 restricted stock units issued to executives on February 11, 2020 and subsequent dividend equivalent units under the Performance Share Program. These units have no voting rights, are eligible for dividend equivalents units, have restrictions on transferability during the three-year performance period, or if elected, until separation of service, and may be settled in cash. Also includes 280,531 restricted stock units issued to executives on February 11, 2020 and subsequent dividend equivalent units under the Executive Restricted Stock Unit Program. These units

118     ConocoPhillips

Equity Compensation Plan Information

have no voting rights, are eligible for dividend equivalents units, have restrictions on transferability during the three-year restriction period, and may be settled in shares. Also includes 949,950 restricted stock units issued to executives on February 9, 2021 and subsequent dividend equivalent units under the Performance Share Program. These units have no voting rights, are eligible for dividend equivalents units, have restrictions on transferability during the three-year performance period, or if elected, until separation of service, and may be settled in cash. Also includes 439,891 restricted stock units issued to executives on February 9, 2021 and subsequent dividend equivalent units under the Executive Restricted Stock Unit Program. These units have no voting rights, are eligible for dividend equivalents units, have restrictions on transferability during the three-year restriction period, and may be settled in shares. Further included are 11,973,783 non-qualified stock options with a term of 10 years, which become exercisable in three equal annual installments beginning on the first anniversary of the grant date. Included among these amounts are awards granted to employees who are no longer employed by ConocoPhillips, including those who became employees of Phillips 66 at the spinoff, but who continue to hold awards denominated in ConocoPhillips equity.
(4)	The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, stock awards, stock units, and performance shares. Under the 2014 Omnibus Stock and Performance Incentive Plan, no more than 40,000,000 shares of common stock may be issued for incentive stock options (99,329 have been issued with 14,773,541 available for future issuance). Securities remaining available for future issuance take into account outstanding equity awards made under the 2014 Omnibus Stock and Performance Incentive Plan, the 2011 Omnibus Stock and Performance Incentive Plan, the 2009 Omnibus Stock and Performance Incentive Plan, the 2004 Omnibus Stock and Performance Incentive Plan, and prior plans of predecessor companies as set forth in note 2.

2022 Proxy Statement     119

Item 4: Adoption of Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions

What am I Voting On?

You are voting on a proposal to approve an Amended and Restated Certificate of Incorporation that eliminates the supermajority voting provisions currently included in the ConocoPhillips’ Amended and Restated Certificate of Incorporation (the “Certificate”), as described in detail below.

What are the supermajority voting provisions currently included in the Certificate?

ConocoPhillips’ current stockholder-approved Certificate provides that if certain actions are to be taken by stockholders, those actions will require the approval of more than a majority vote by stockholders. Specifically:

●	Paragraph (C)(2)(b) of Article IV currently provides that the affirmative vote of 80% of the votes entitled to be cast is required to alter, amend or adopt any provision inconsistent with or repeal (i) Article I (which provides the name of the corporation); (ii) Article V (which deals with provisions relating to the constitution of the Board of Directors, including size of the Board, election of directors, term of office, filling of vacancies and removal of directors); (iii) Article VII (which prevents stockholder action by written consent and provides for actions to be taken at a duly called annual or special meeting); (iv) Article IX (which provides for the exculpation of liability for directors); or (v) such paragraph (C)(2)(b) of Article IV.
●	Paragraph (E)(1) of Article V currently provides that the affirmative vote of 80% of the votes entitled to be cast is required to amend, repeal or adopt any by-law inconsistent with (i) certain provisions of the Amended and Restated By-Laws of ConocoPhillips (the “By-Laws”) relating to stockholders’ ability to act by written consent, annual and special meetings, size of the board and nomination and qualification of directors, filling of board vacancies and removal of directors or (ii) or such paragraph (E)(1) of Article V.
●	Article VIII currently provides that the affirmative vote of 80% of the votes entitled to be cast or the affirmative vote of 66 2/3 of the votes not beneficially owned by a “Related Party” is necessary to approve (i) certain business combination transactions with a “Related Party” (subject to certain exceptions, including an exception for transactions approved by the Board), or (ii) Article VIII.

In order to eliminate these supermajority voting provisions, ConocoPhillips’ Certificate must be amended. The amendments to the Certificate require the approval of both the Board and 80 percent of the outstanding shares of ConocoPhillips’ common stock entitled to vote on this matter.

Why did we have supermajority voting provisions in the Certificate, and why are we changing them now?

The supermajority voting provisions in ConocoPhillips Certificate and By-Laws relate to fundamental elements of our corporate governance and similar supermajority voting provisions can be found in the constituent documents of many publicly-traded companies. Such heightened voting thresholds seek to protect ConocoPhillips and its stockholders by reducing the likelihood of hostile third parties taking actions that may be inconsistent with the best interests of, or otherwise be harmful to ConocoPhillips, its stockholders and other stakeholders and require that that a broad base of stockholder support exists before certain matters can be deemed approved and implemented.

120   ConocoPhillips

Item 4: Adoption of Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions

A nonbinding stockholder proposal to eliminate the supermajority voting provisions and adopt simple majority voting provisions was included in ConocoPhillips’ 2021 Proxy Statement. In the course of its review of these voting provisions and in connection with such stockholder proposal, the Committee on Directors’ Affairs and the Board carefully considered the advantages and disadvantages of the heightened voting standards and the Board recommended stockholders support the removal of the supermajority voting provisions.

Approximately 99 percent of shares voted at the 2021 annual meeting were voted in favor of the proposal in line with the Board’s favorable recommendation. In response, the Board, on the recommendation of the Committee on Directors’ Affairs, has approved the Amended and Restated Certificate of Incorporation, as well as a form of Amended and Restated By-Laws (such Amended and Restated By-Laws only to become effective upon the approval of the Amended and Restated Certificate of Incorporation by the stockholders) and has determined to recommend to the ConocoPhillips’ stockholders that they vote in favor of the Amended and Restated Certificate of Incorporation.

What changes would be made to the Certificate?

If the proposed Amended and Restated Certificate of Incorporation is approved, the supermajority voting provisions referenced above would be replaced with a simple majority voting standard, which requires the approval of the majority of votes cast (except where a different standard is required by law). In addition to amending the heightened voting standards, the Board is also recommending certain changes to the Certificate to streamline the language and eliminate outdated references. In addition, the Board has approved analogous changes to the By-Laws, pending approval of the proposed Amended and Restated Certificate of Incorporation by stockholders.

A complete copy of the proposed Amended and Restated Certificate of Incorporation is attached as Appendix B. For your convenience, Appendix B is marked to indicate the changes from the current Certificate.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of the holders of not less than 80% of the outstanding shares of ConocoPhillips’ common stock entitled to vote on this matter. Abstentions, broker non-votes and failures to vote have the same effect as a vote against this Proposal 4. If approved, the Amended and Restated Certificate of Incorporation will become effective upon filing with the Secretary of State of the State of Delaware, which ConocoPhillips would intend to do promptly after the Annual Meeting.

In the event that the required vote is not achieved to approve the amendments to the Certificate, the current Certificate will stay in place, and the changes to the By-Laws that were approved by the Board dependent upon the approval of the amendment to the Certificate shall not go into effect. The supermajority provisions in both the Certificate and By-Laws will not be eliminated.

The Board recommends you vote FOR the adoption of an Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements in the current ConocoPhillips’ Certificate.

2022 Proxy Statement   121

Item 5: Advisory Vote on Right to Call Special Meeting

What am I Voting On?

You are being asked to vote on the following advisory resolution:

RESOLVED, that stockholders approve our Board of Directors taking steps necessary to amend the appropriate governing documents to give owners of a combined 20% of ConocoPhillips’ outstanding shares the power to call a special meeting.

ConocoPhillips is providing stockholders with the opportunity to vote on an advisory resolution considering approval of amending our Certificate to provide stockholders with a right to call a special meeting.

Our Board of Directors recognizes that providing stockholders the ability to request special meetings is viewed by some stockholders as a helpful additional governance mechanism. Nonetheless, special meetings impose significant costs, both administrative and operational, and our Board of Directors, ELT and employees must devote significant time and attention to preparing for a special meeting, which takes their time and attention away from their primary focus of overseeing and operating ConocoPhillips’ business. Therefore, special meetings should ideally only be called to discuss critical, time-sensitive issues that cannot be delayed until our next annual meeting and convened only when a broad base of stockholders support calling the special meeting.

To balance the importance of providing the right to call a special meeting against the cost of doing so, our Board believes that a small percentage of stockholders should not be able to force the call of a special meeting and advance narrow interests not shared by most stockholders, and that a 20% voting power ownership threshold sets an appropriate level to ensure a stockholder right in the event of a critical, time-sensitive issue, while still adequately protecting the long-term interest of ConocoPhillips. A 20% or higher threshold has been adopted by approximately 68% of S&P 500 companies that offer stockholders the right to call a special meeting. A meaningful number of companies set the standard at 25% or even higher.

We have been notified that a stockholder proponent intends to present Proposal 6 at the Annual Meeting, which is an advisory and nonbinding stockholder proposal asking the Board to take steps to provide stockholders with a right to call special meetings using a significantly lower threshold than that proposed in this Proposal 5. For the reasons outlined above, as well as below in our Board of Directors’ Statement in Opposition to Proposal 6, the Board believes that this Proposal 5 is more aligned with market practice and more appropriately balances the rights of stockholders with the long-term interests of ConocoPhillips and our stockholders.

What is the effect of this resolution?

Because your vote is advisory, it will not be binding upon the Board, nor will it immediately create the right to call a special meeting. However, if the majority of stockholders support this proposal, management and the Board will propose to amend the Certificate at next year’s annual meeting.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

The Board recommends you vote FOR the advisory approval of the right of stockholders owning a combined 20% of ConocoPhillips’ outstanding shares to call a special meeting.

122   ConocoPhillips

Stockholder Proposals

We expect Items 6 - 8 to be presented by stockholders at the Annual Meeting. Following SEC rules, other than minor formatting changes, we are reprinting the stockholder proposals and supporting statements, including any graphics, as they were submitted to us. We take no responsibility for them. Upon oral or written request to the Secretary at the address listed under How to Reach Our Corporate Secretary on page 133, we will provide the shareholdings (to our company’s knowledge) of the proponents of any stockholder proposal presented at the Annual Meeting.

2022 Proxy Statement   123

Item 6: Stockholder Proposal—Right to Call Special Meeting

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, has notified ConocoPhillips that he intends to present the following proposal at the Annual Meeting. Mr. Steiner has indicated that he holds the requisite number of shares of ConocoPhillips common stock in accordance with Rule 14a-8 requirements.

What am I Voting On?

Stockholders are being asked to vote on the following resolution: Proposal 6 – Shareholder Right to Call a Special Shareholder Meeting

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

It is important to vote for this Shareholder Right to Call a Special Shareholder Meeting proposal because we have no right to act by written consent. Shareholders at many companies have a right to call a special shareholder and the right to act by written consent. Without either of these rights ConocoPhillips shareholders do not have a means with traction to bring new ideas to management.

A reasonable shareholder right to call for a special shareholder meeting to elect a new director can make shareholder engagement meaningful. The 2021 ConocoPhillips annual meeting proxy statement had 3 segments on Shareholder Engagement.

If management is insincere in its shareholder engagement, a right for shareholders to call for a special meeting in our bylaws can make management think twice about insincerity.

A shareholder right to call for a special shareholder meeting in our bylaws will help ensure that management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for a special shareholder meeting. Our bylaws give no assurance that shareholder engagement will continue.

A reasonable shareholder right to call for a special shareholder meeting could give directors more of an incentive to improve their performance. For instance Mr. Robert Niblock, Lead Director, received up to 29-times the number of negative votes as other COP directors. Mr. Niblock’s vote showing as Lead Director makes for a good argument to have an independent board chairman to better manage the members of the Board.

To make up for our lack of a right to act by written consent we need the right of 10% of shares to call for a special shareholder meeting.

This is a best practice governance proposal in the same spirit as the 2021 simple majority vote proposal that won our 99% support.

Please vote yes:

Shareholder Right to Call a Special Shareholder Meeting – Proposal 6

124     ConocoPhillips

Item 6: Stockholder Proposal—Right to Call Special Meeting

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

What does the Board recommend?

The Board recommends you vote AGAINST this proposal for the following reasons:

The Board has carefully considered this stockholder proposal to give the owners of a combined 10% of our outstanding shares the right to call a special meeting and believes that the special meeting right in this Proposal 6 is not consistent with market practice. However, our Board recognizes that providing stockholders the ability to request special meetings is viewed by some stockholders as a helpful governance mechanism, and therefore has recommended an advisory approval of the right of stockholders owning a combined 20% of ConocoPhillips’ outstanding shares to call a special meeting as presented in Proposal 5. A threshold of at least 20% has been adopted by approximately 68% of S&P 500 companies that offer stockholders the right to call a special meeting, while a 10% threshold has been adopted by only 18% of the S&P 500 that offer such a right. A meaningful number of companies use thresholds higher than 20% or do not have special meetings mechanisms in place at all.

ConocoPhillips’ special meeting right proposal outlined in Proposal 5, as compared to the stockholder proposal in this Proposal 6, more appropriately balances stockholder rights with the protection of the long-term interests of ConocoPhillips and our stockholders. Special meetings impose significant costs, both administrative and operational, and our Board of Directors, ELT and employees must devote significant time and attention to preparing for a special meeting, which takes their time and attention away from their primary focus of overseeing and operating ConocoPhillips’ business. One or a small minority of stockholders should not be entitled to cause such significant expense and distraction to advance their own special interests which may not be shared more broadly by stockholders. Therefore, special meetings should only be called to discuss critical, time-sensitive issues that cannot be delayed until our next annual meeting in cases where a substantial portion of stockholders agree that a special meeting must be called. A failure to receive 20% support to convene a special meeting is a strong indicator that the issue is unduly narrow and not deemed critical by our stockholders generally. Providing a special meeting request right at an even lower threshold risks giving a small number of stockholders a disproportionate amount of influence over our affairs. A higher threshold than the one contemplated by this stockholder proposal also ensures that a more meaningful number of stockholders are seeking to call the special meeting, rather than only one or a few. As a result of these considerations, the Board believes the 20% threshold in ConocoPhillips’ Proposal 5 strikes a more appropriate balance than the 10% threshold in this stockholder proposal. Requiring a 20% threshold ensures that stockholders have the right to request a special meeting to act on extraordinary and urgent matters while minimizing the risk that one or a small minority of stockholders will pursue special interests that are not aligned with or in the best interests of the remaining stockholders. In addition, the 20% threshold will protect ConocoPhillips from unduly incurring substantial costs and distraction.

ConocoPhillips is committed to maintaining robust corporate governance practices and procedures, including stockholder engagement initiatives, to support our strategy while ensuring accountability and responsiveness to stockholders. Our Board regularly reviews our corporate governance structure, practices and procedures, taking into account market practices and trends and stockholder feedback, and is responsive to what is in the best interests of ConocoPhillips and our stockholders. See “Governance Highlights” on page 12 for a summary of the best practices we have adopted to support our corporate governance.

In light of our existing policies and practices and ConocoPhillips’ special meeting proposal outlined in Proposal 5, our Board believes that the adoption of the special meeting right requested by this stockholder proposal would not serve the best interests of ConocoPhillips or our stockholders, but would risk giving one or a small group of stockholders a disproportionate amount of influence over our affairs and could impose a substantial cost and distraction to our Board and ELT. Accordingly, the Board has determined that ConocoPhillips’ Proposal 5 addressing a special meeting right for stockholders, and not this stockholder proposal, is in the long-term best interests of ConocoPhillips and our stockholders.

For the foregoing reasons, the Board recommends you vote AGAINST this stockholder proposal to give the owners of a combined 10% of our outstanding shares the right to call a special meeting and vote FOR management’s Proposal 5 to approve the right of stockholders owning a combined 20% of ConocoPhillips’ outstanding shares to call a special meeting.

2022 Proxy Statement     125

Item 7: Stockholder Proposal—Emissions Reduction Targets

Follow This, on behalf of Benta B.V., located at Anthony Fokkerweg 1, 1059 CM Amsterdam, The Netherlands, has notified ConocoPhillips that they intend to present the following proposal at the Annual Meeting. Benta B.V. has indicated that it holds the requisite number of shares of ConocoPhillips common stock in accordance with Rule 14a-8 requirements.

What am I Voting On?

Stockholders are being asked to vote on the following resolution:

WHEREAS: We, the shareholders, must protect our assets against devastating climate change, and we therefore support companies to substantially reduce greenhouse gas (GHG) emissions.

RESOLVED: Shareholders request the Company to set and publish short-, medium- and long-term targets to reduce the greenhouse gas (GHG) of the Company’s operations and energy products (Scope 1, 2, and 3) consistent with the goal of the Paris Climate Agreement: to limit global warming to well below 2°C above pre-industrial levels and to pursue efforts to limit the temperature increase to 1.5°C.

You have our support.

Supporting Statement:

The policies of energy companies – the largest greenhouse gas (GHG) emitters – are crucial to confronting the climate crisis. Therefore shareholders support oil and gas companies to substantially reduce their emissions.

We, the shareholders, understand this support to be essential in protecting all our assets in the global economy from devastating climate change.

We therefore support the Company to set emission reduction targets for all emissions: the emissions of the company’s operations and the emissions of its energy products (Scope 1, 2, and 3). Reducing Scope 3 emissions, the vast majority, is essential to limiting global heating.

Scientific consensus

The world’s leading international scientific bodies recently released reports which clearly state the need for deep cuts in emissions in order to limit global warming to safe levels.

Financial momentum

A growing international consensus has emerged among financial institutions that climate-related risks are a source of financial risk, and therefore limiting global warming is essential to risk management and responsible stewardship of the economy.

Backing from investors that insist on targets for all emissions continues to gain momentum: 2021 saw unprecedented investor support for climate resolutions. In the US, three of these climate resolutions passed with a historic majority. In Europe, support for these climate resolutions continued to build.

126     ConocoPhillips

Item 7: Stockholder Proposal—Emissions Reduction Targets

Legal risk

In 2021, a Dutch court ordered Shell to severely reduce their worldwide emissions (Scope 1, 2, and 3) by 2030. This indicates that oil majors and large investors have an individual legal responsibility to combat dangerous climate change by reducing emissions and confirms the risk of liability.

We believe that the Company could lead and thrive in the energy transition. We therefore encourage you to set targets that are inspirational for society, employees, shareholders, and the energy sector, allowing the company to meet an increasing demand for energy while reducing GHG emissions to levels consistent with curbing climate change.

You have our support.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

What does the Board recommend?

The Board recommends you vote AGAINST this proposal for the following reasons:

ConocoPhillips shares the view that managing climate-related risks and energy transition opportunities is foundational to the long-term value of our business. That is why we adopted our Paris-aligned climate risk framework in 2020 and have continued to adjust it over the past year to reflect our changing asset base and ongoing efforts to be best-in-class on ESG matters among exploration and production companies.

ConocoPhillips executives and members of the Board engaged extensively with stockholders in the development of our Paris-aligned climate risk framework in 2020, and subsequently through 2021 in response to the nonbinding climate resolution we received at our 2021 annual meeting. For more details, please see “2021 Nonbinding Climate Resolution Outcome, Stockholder Engagement and Board Responsiveness” beginning on page 15.

This engagement revealed that stockholders continue to evolve their understanding of transition risk, especially as it applies to exploration and production companies. Overall, stockholders expressed support for our Paris-aligned climate risk framework. While we received some feedback for more disclosure on a variety of elements of our strategy and requests that we accelerate our effort to reduce methane and flaring in the near term, we received very few specific requests for additional targets or changes to our overall strategy. Our detailed response to this stockholder feedback is contained in our Plan for the Net-Zero Energy Transition (the “Plan”) (beginning on page 17).

In short, the Plan sets out how we intend to respond to the risks and opportunities that arise through the energy transition. We believe our comprehensive Plan represents a best-in-class approach to climate matters among exploration and production companies. We encourage you to read the full Plan (see pages 17-24); the key elements of the Plan are outlined below.

Energy Transition Resilience

Appreciating that oil and natural gas are projected to remain essential parts of the energy supply mix in coming decades across a broad range of scenarios, ConocoPhillips intends to maintain its key market role through resilience to transition-related risks. Our focus on low cost of supply and low GHG intensity assets positions us to retain resiliency in any transition scenario by providing low-cost, low-GHG intensity, best-in-class ESG production.

The drivers for climate-related risk, including regulations, competition from alternative energy and consumer sentiment, are integrated into our global energy transition models that we use to test our corporate strategy and long-range plan. This includes potential impacts of carbon pricing and impacts on demand and commodity price. That is why our strategy is focused on a low cost of supply resource base that is resilient to, and remains competitive notwithstanding, the transition-related risks. Our corporate strategy will continue to integrate the findings of our scenario analysis while meeting our Triple Mandate of:

●	meeting energy transition pathway demand;
●	delivering competitive returns on and of capital; and
●	achieving our net-zero operational emissions ambition.

2022 Proxy Statement     127

Item 7: Stockholder Proposal—Emissions Reduction Targets

Reducing Scope 1 & 2 Emissions

ConocoPhillips’ Paris-aligned climate risk framework includes a comprehensive set of actions including near-, medium- and long-term targets, consistent with the Paris Agreement’s aim to limit the rise of global temperatures to well below 2 degrees Celsius. Our target framework includes:

●	Near-term (by 2025)
–	Meet a 10% reduction target for methane emissions intensity by 2025 from our 2019 baseline, in addition to the 65% reduction we have made since 2015.
–	Achieve zero routine flaring by 2030 with ambition to do so by 2025.
●	Medium-term (by 2030)
–	Updated and enhanced—Operational GHG emissions intensity reduction target of 40-50% by 2030 from a 2016 baseline on both a gross operated and net equity basis to ensure active engagement in our non-operated investments for alignment with our transition strategy and climate goals.
●	Long-term (by 2050)
–	Ambition to become a net-zero company for operational (Scope 1 and 2) emissions by 2050.

While our near-term focus is to work toward our flaring and methane reduction goals, we continue to advance current emissions reduction projects via the Marginal Abatement Cost Curve program. We have allocated $200 million from the 2022 capital budget for Scope 1 and 2 emissions reduction projects across the company’s global operations including operational efficiency measures, methane and flaring intensity-reduction initiatives, and asset electrification projects.

Addressing Scope 3 End-Use Emissions

While ConocoPhillips has set reduction targets for Scope 1 and 2 emissions, we do not believe that Scope 3 targets are appropriate for an upstream-only E&P company like ConocoPhillips. Placing a requirement on efficient, ESG-focused, upstream companies like ConocoPhillips to meet a Scope 3 emissions reduction target would have the effect of shifting capital away from responsible operators and production that offers low-cost, low GHG intensity, toward less accountable producers and jurisdictions. Therefore, setting a Scope 3 target for an E&P company would not ultimately reduce global emissions. Further, as purely an upstream producer, ConocoPhillips does not control how the commodities we sell are converted into different products or ultimately used, creating a limited scope of actions available to the company. Multiple counting of end-use emissions along the oil and natural gas value chain makes accurate accounting and credible target-setting extremely problematic. In our view, supply-side constraints for oil and gas producers do not address demand and are ineffective in reducing global emissions.

Despite these constraints, we also recognize that in order for society to meet global climate goals, the entire E&P sector must play a visible, committed role in contributing to the energy transition beyond reducing Scope 1 and 2 operational emissions. For this reason, ConocoPhillips has consistently taken a prominent role in publicly advocating that Scope 3 emissions be addressed through a well-designed, economywide price on carbon. In the meantime, we are also engaging with our supply chain and making seed-level investments in long-lead-time opportunities in emerging technologies with adjacencies that leverage our existing expertise and experience.

ConocoPhillips is a founding member of the Climate Leadership Council (CLC) and a member of Americans for Carbon Dividends (AFCD), which focuses on progressing the Baker-Schultz carbon dividends plan. Our Executive Leadership Team consistently engages with members of Congress and the Administration to express support for that plan. To complement our work with the CLC, in 2021, we joined the Carbon Pricing Leadership Coalition (CPLC). Further, we have also demonstrated strong engagement with major trade associations to advance climate policy positions that include support for a market-based approach to reduce GHG emissions.

We also recognize the importance of Scope 3 emissions in the upstream value chain generated by our suppliers. We therefore continually work with our suppliers to find opportunities for GHG reductions in our operations and we engage with them for alignment with our plans for the energy transition. We incorporate a sustainability questionnaire in our bidding process that includes questions on supplier GHG emissions and their own Scope 1 and 2 emissions reduction targets and we consider their answers in ultimately selecting our suppliers.

128     ConocoPhillips

Item 7: Stockholder Proposal—Emissions Reduction Targets

Participating in the Energy Transition

ConocoPhillips is also focused on participating in the energy transition and creating business value through low-carbon technologies. A multi-disciplinary Low-Carbon Technologies organization was established in early 2021 to pursue business opportunities that address end-use emissions and the company’s adjacencies. A portion of the recently announced $200 million from the 2022 capital budget will be allocated toward these transition opportunity efforts.

The Low-Carbon Technologies organization aims to develop the corporate net-zero road map for Scope 1 and 2 emissions, understand the new energies landscape, and prioritize opportunities for future competitive investment. We have prioritized opportunities in CCS and hydrogen as these markets have potential for competitive returns and align closely with ConocoPhillips’ competencies and global reach. ConocoPhillips recognizes the important role both CCS and hydrogen will play in decarbonizing the global economy and we look forward to sharing more details on our CCS and hydrogen projects throughout 2022.

ConocoPhillips’ Plan for the Net-Zero Energy Transition directly addresses the resolution’s essential objective of responding to the risks and opportunities presented by the global energy transition. It also reflects the feedback received from extensive stockholder engagement and represents a best-in-class approach to ESG among exploration and production companies.

For the foregoing reasons, the Board recommends you vote AGAINST this proposal.

2022 Proxy Statement   129

Item 8: Stockholder Proposal—Report on Lobbying Activities

National Legal and Policy Center (NLPC), located at 107 Park Washington Court, Falls Church, Virginia 22046, has notified ConocoPhillips that they intend to present the following proposal at the Annual Meeting. NLPC has indicated that it holds the requisite number of shares of ConocoPhillips common stock in accordance with Rule 14a-8 requirements.

What am I Voting On?

Stockholders are being asked to vote on the following resolution:

RESOLVED: The shareholders request that ConocoPhillips Company provide a full, detailed disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether our lobbying is consistent with ConocoPhillips’s expressed goals and in shareholders’ best interests.

Shareholders request the Board prepare a report, updated annually disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications;
2.	Payments by ConocoPhillips used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient;
3.	Description of the decision-making process and oversight by management and the Board for making payments described in section 2 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation; (b) reflects a view on the legislation or regulation; and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation.

“Indirect lobbying” is lobbying engaged in by trade association or other organization of which ConocoPhillips is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include lobbying at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees of the Board and full details posted on the company’s website.

Supporting Statement:

As shareholders we encourage transparency and accountability regarding staff time and corporate funds to influence legislation and regulation, both directly and indirectly.

ConocoPhillips’s lobbying expenditures may not include grassroots lobbying to directly influence legislation by mobilizing public support or opposition, nor lobbying expenditures in states that do not require disclosure.

We appreciate the information on the company website and proxy on both political spending and lobbying, but the website disclosure is incomplete.

ConocoPhillips is a member of the Business Roundtable and the United Stated Chamber of Commerce, as well as several other industry groups, but does not disclose with specificity how much it contributes to each, nor portions each entity spends for lobbying.

130   ConocoPhillips

Item 8: Stockholder Proposal—Report on Lobbying Activities

It is an integrity and governance problem for ConocoPhillips when their trade associations lobby actively opposing ConocoPhillips’s positions.

Absent a system of transparency and accountability for lobbying expenditures, Company executives may use Company assets for objectives that are not shared by and may be inimical to the interests of the Company and its shareholders.

Current disclosure is insufficient to allow the Company’s Board, its shareholders, and its current and prospective customers to fully evaluate its lobbying priorities.

There is currently no single source providing shareholders the information sought by this resolution.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

What does the Board recommend?

The Board recommends you vote AGAINST this proposal for the following reasons:

ConocoPhillips already publishes a substantial amount of information requested by the stockholder. Requiring us to prepare a separate report with this information would place an undue administrative burden on the company and would not provide meaningful additional information to stockholders. Multiple components of the special report requested within this proposal are already provided in our public disclosures, including payments for direct lobbying and our policies, procedures, management oversight and decision-making related to lobbying activities. ConocoPhillips has adopted and published our Political Policies, Procedures and Giving information on our website regarding lobbying and grassroots activities as well as political contributions to candidates and other political entities.

Our Board, acting through its Public Policy and Sustainability Committee (“PPSC”), provides oversight of ConocoPhillips’ direct, indirect and grassroots lobbying efforts, and we describe our internal governance and internal review processes on the Political Support Policies & Procedures section of our website. The PPSC annually reviews our trade association and industry group memberships and the associated lobbying allocations. The PPSC also annually assesses the political policies and contribution criteria for alignment with our core values. Furthermore, our employees who engage with trade associations through committee work are required to collaborate with a core group of internal functions to ensure those engagements are consistent with our public policy positions. These policies and procedures also serve to prevent any instance of resource mishandling by company executives, a concern expressed in the NLPC’s resolution.

ConocoPhillips complies with the federal and state reporting of lobbying activities. Federal reports are filed quarterly with the Office of the Clerk of the U.S. House of Representatives and are viewable on its website at http://lobbyingdisclosure.house.gov/ and the U.S. Senate website at http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm. State lobbying disclosure requirements vary by jurisdiction, with some states publishing those reports on their respective websites. Additionally, we have engaged for many years in a measured and proactive outreach process with stockholders on voluntary trade association disclosure and transparency, which has enhanced our insight into concerns from a cross section of investors. This engagement has led to additional voluntary disclosures (posted on our website at www.conocophillips.com), which include:

●	Sharing examples of how we advocate aligned with our principles.
●	Describing ConocoPhillips’ political policies, procedures and giving, which includes our policies on lobbying and grassroots related activities.
●	Disclosing our total lobbying expenditures (direct and trade association advocacy).
●	Maintaining a public list of the lobbying organizations we pay $50,000 or more to each year.
●	Enhancing our lobbying filings to be more descriptive.
●	Publishing our advocacy principles on issues such as carbon pricing and environmental justice.
●	Publishing a table of climate position alignment with our largest trade associations.
●	Adding links to our recent federal filings to enhance the ease of finding information.

2022 Proxy Statement   131

Item 8: Stockholder Proposal—Report on Lobbying Activities

The Board is confident that proper governance and oversight is in place to ensure that ConocoPhillips’ direct and indirect lobbying activities remain aligned with its and its stockholders’ long-term interests and that its existing reporting provides appropriate transparency and accountability. For this reason, and others stated above, the Board recommends you vote AGAINST this proposal.

For the foregoing reasons, the Board recommends you vote AGAINST this proposal.

132   ConocoPhillips

Submission of Future Stockholder Proposals and Nominations

Rule 14A-8 Stockholder Proposals

Under SEC rules, if you want us to include a proposal in our proxy statement for the 2023 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal by November 28, 2022. Any such proposal should comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act.

Proxy Access Nominations

Under our proxy access By-Law, a stockholder or a group of up to 20 stockholders, owning at least three percent of our stock continuously for at least three years and complying with the other requirements set forth in the By-Laws, may nominate up to two individuals (or 20 percent of the Board, if greater) for election as a director at an annual meeting and have those nominees included in our proxy statement. Any proxy access nomination notice for our 2023 proxy statement must be delivered to the Corporate Secretary between October 29, 2022, and November 28, 2022.

Other Proposals/Nominations Under the Advance Notice By-Law

Under our By-Laws and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director (other than proxy access nominations) at an annual or special meeting or to introduce an item of business at an annual meeting.

These procedures require proposing stockholders to submit the proposed nominee or item of business by delivering a notice to the Corporate Secretary. Assuming our 2022 Annual Meeting convenes as currently scheduled, we must receive notices for the 2023 Annual Meeting between January 10, 2023 and February 9, 2023.

How to Reach Our Corporate Secretary

Any notice or request that you wish to deliver to our Corporate Secretary should be sent to the following address: Corporate Secretary, ConocoPhillips, P.O. Box 4783, Houston, TX 77210-4783.

As required by Article II of our By-Laws, a notice of a proposed nomination must include information about the nominating stockholder(s) and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business, and certain other information about the stockholder. You can obtain a copy of ConocoPhillips’ By-Laws by writing the Corporate Secretary or on our website under “Investors > Corporate Governance.”

2022 Proxy Statement     133

Available Information and Q&A About the Annual Meeting and Voting

Available Information

SEC rules require us to provide an annual report to stockholders who receive this Proxy Statement. Additional printed copies of the annual report, as well as our Corporate Governance Guidelines, Code of Business Ethics and Conduct, charters for each of our Board committees, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to the ConocoPhillips Shareholder Relations Department, P.O. Box 2197, Houston, Texas 77252-2197 or via our website at www.conocophillips.com. We will furnish the exhibits to our Annual Report upon payment of our copying and mailing expenses.

Attending the Annual Meeting

How can I attend the Annual Meeting?

Due to the ongoing coronavirus (COVID-19) pandemic and to be consistent with our SPIRIT Values, we are implementing additional health and safety protocols for the Annual Meeting, including advance registration by stockholders, social distancing, the possible use of face masks and requiring attendees to present documentation at registration on the day of the Annual Meeting of a negative viral COVID-19 test administered by a health care professional no more than 48 hours before their arrival at the Annual Meeting.

Without an admission ticket, you will not be able to attend the Annual Meeting.

Advance Registration - Admission Tickets

An admission ticket is required if you plan to attend the Annual Meeting in person. To be admitted to the 2022 Annual Meeting, you must have been a ConocoPhillips stockholder at the close of business on March 14, 2022 or hold a valid proxy.

Your proxy card or a legal proxy is not an admission ticket. To obtain an admission ticket, go to www.proxyvote.com. You will need your 16-digit control number, which can be found on your Notice of Annual Meeting and Internet Availability of Proxy Materials, voting instruction form or proxy card. You may also request an admission ticket by calling the telephone number on your voting instruction form or proxy card. The deadline to obtain an admission ticket is 5:00 p.m. Central Time on May 1, 2022. If you have questions about admission to the Annual Meeting, please call 844-318-0137 (Toll-free) or 925-331-6070 (International Toll-free)] Requests for admission tickets will be processed in the order received.

Please note that you will need your admission ticket to be admitted to the Annual Meeting whether you vote before or at the meeting, and regardless of whether you are a registered or beneficial stockholder. If you are attending the meeting as a proxy or qualified representative for a stockholder, you will need to bring your legal proxy or authorization letter in addition to your admission ticket, government-issued photo identification card and negative viral COVID-19 test result (as explained below).

Stockholders must provide us with advance written notice if they intend to have a legal proxy (other than the persons appointed as proxies on the ConocoPhillips proxy card) or a qualified representative attend the Annual Meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m. Central Time on May 1, 2022 in order to allow enough time for the issuance of an admission ticket to such person.

134   ConocoPhillips

Available Information and Q&A About the Annual Meeting and Voting

Other Health and Safety Protocols

To be admitted to the Annual Meeting, stockholders (or their legal proxy or qualified representative) will need to comply with the following health and safety protocols:

●	Negative viral COVID-19 test: You will need to present paper or digital documentation of a negative viral test (either an antigen test or a nucleic acid amplification test (NAAT)) administered by a health care professional no more than 48 hours before your arrival at the Annual Meeting. The results must be in the form of written documentation that includes: the type of test (indicating a NAAT or antigen test), the entity issuing the result (e.g. laboratory, health care entity, or telehealth service), sample collection date, information that identifies the person (full name plus at least one other identifier such as date of birth or drivers’ license number), and the test results.
●	Facial covering: Unless unable due to disability as defined by the Americans with Disabilities Act, you may be required to wear a face mask for the duration of the Annual Meeting.
●	Social Distancing: You may be expected to maintain a distance of at least six feet between attendees.

What can I expect on the day of the Annual Meeting?

Registration will begin at 8:00 a.m. Central Time. We encourage you to arrive early to avoid crowding and ensure plenty of time to complete the registration process before the Annual Meeting begins. Persons who have not completed registration by the time the Annual Meeting begins will not be permitted to enter the Annual Meeting.

You must bring with you your admission ticket, documentation meeting the requirements set forth above of your negative viral COVID-19 test, and a valid government-issued photo identification card (federal, state, or local), such as a driver’s license or passport. Persons without an admission ticket, proper identification, and a negative viral COVID-19 test will not be permitted to attend the Annual Meeting.

Please note that cameras, video and audio recording equipment and other similar electronic devices, as well as large bags (including backpacks, handbags and briefcases) and packages will need to be checked at the door. Additionally, we may impose additional restrictions on items that must be checked at the door as well as on the conduct of the meeting. To ensure the safety of all persons, attendees and bags will be subject to screening, including the use of x-ray screening where available, and may also be subject to additional security inspections.

What is the Annual Meeting website and how can I access it?

All stockholders can visit the Annual Meeting website at www.conocophillips.com/annualmeeting.

On our Annual Meeting website, you can vote your proxy, submit questions in advance of the Annual Meeting, view a live webcast of the Annual Meeting, access copies of our Proxy Statement and Annual Report and other information about ConocoPhillips, and elect to view future proxy statements and annual reports online instead of receiving paper copies in the mail.

Stockholders of Record and Beneficial Stockholders: Know Which One You Are

What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

If your shares are registered directly in your name with Computershare Trust Company, N.A., our registrar and transfer agent, you are considered a stockholder of record with respect to those shares. If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” or “street name” holder of those shares.

2022 Proxy Statement   135

Available Information and Q&A About the Annual Meeting and Voting

What is a broker non-vote?

Brokers may use their discretion to vote shares held in street name on matters considered “routine” under NYSE rules. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners. Shares that are not voted on non-routine matters are called broker non-votes.

Who Can Vote and How

Who is entitled to vote?

You may vote if you were the record owner of ConocoPhillips common stock as of the close of business on March 14, 2022. Each share of common stock is entitled to one vote. As of March 14, 2022, we had 1,296,051,257 shares of common stock outstanding and entitled to vote.

How do I vote?

Stockholders of Record: You can vote either in person at the meeting or by proxy. If you vote by proxy, you still are entitled (but not required) to attend the meeting. Even if you plan to attend the meeting, we encourage you to vote your shares in advance.

This Proxy Statement, the accompanying proxy card, and our 2021 Annual Report are being made available to stockholders online at www.proxyvote.com.

Vote your shares as follows. In all cases, have your proxy card in hand.

Beneficial Stockholders: If you hold your ConocoPhillips stock in street name, your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your proxy card or voting instruction card carefully. Please provide your voting instructions so your vote can be counted on all matters to be considered at the meeting.

By Mailing Your Proxy Card If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage paid envelope.	By Telephone (800) 690-6903 Dial toll-free 24/7	By Internet Using Your Computer Visit 24/7 www.proxyvote.com

How do I vote if I hold my stock through ConocoPhillips’ employee benefit plans?

If you hold your stock through ConocoPhillips’ employee benefit plans, you must do one of the following:

●	Vote online (instructions are in the email sent to you or on the notice and access form);
●	Vote by telephone (instructions are on the notice and access form); or
●	If you received a hard copy of your proxy materials, fill out the enclosed voting instruction card, date and sign it, and return it in the enclosed postage-paid envelope.

You will receive a separate voting instruction card for each employee benefit plan under which you hold stock. Please pay close attention to the deadline for returning your voting instruction card to the plan trustee. Different plans may have different deadlines.

136   ConocoPhillips

Available Information and Q&A About the Annual Meeting and Voting

What if I am a stockholder of record and return my proxy but do not vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” each of the director nominees listed on the card, “FOR” the ratification of Ernst & Young LLP as ConocoPhillips’ independent registered public accounting firm, “FOR” the approval of the compensation of our Named Executive Officers, “FOR” the adoption of an amended and restated certificate of incorporation to eliminate supermajority provisions, “FOR” the approval of management’s proposal on a right to call special meetings, and “AGAINST” the stockholder proposals numbered 6 through 8.

Will my shares be voted if I do not provide my proxy and do not participate in the Annual Meeting?

If you are a record owner and do not provide a proxy or vote your shares during the meeting, your shares will not be voted.

If you hold your shares in street name, your broker has the authority to vote your shares for certain routine matters even if you do not provide voting instructions. This year, only the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2022 is considered a routine matter. If you do not give your broker instructions on how to vote your shares on other matters, the broker cannot vote on those proposals, resulting in a broker non-vote.

As more fully described on your proxy card, if you hold your shares through certain ConocoPhillips employee benefit plans and do not vote your shares, your shares (along with all other shares in the plan for which votes are not cast) may be voted pro rata by the trustee in accordance with the votes directed by other participants in the plan.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are counted in determining whether a quorum is present. Otherwise, broker non-votes will have no effect on the vote for any proposal. In contrast, abstentions will have the same effect as a vote “AGAINST” a proposal.

Can I change my vote?

You can change your vote at any time before the polls close at the Annual Meeting. You can do this by:

●	Voting again by telephone or over the Internet prior to 11:59 p.m. EDT on May 9, 2022;
●	Signing another proxy card with a later date and returning it to us prior to the meeting; or
●	Voting again during the meeting.

Who counts the votes?

We have hired Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast by ballot. James D. Gaughan of GaughanADR has been appointed to act as Inspector of Election.

When will the voting results be announced?

We will announce the preliminary voting results during the Annual Meeting. We will report the final results on our website and in a Current Report on Form 8-K filed with the SEC within four business days following the meeting.

Will my vote be confidential?

All stockholder proxies, ballots, and tabulations that identify stockholders will be maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and to allow the inspectors of election to certify the results of the vote. Occasionally, stockholders provide written comments on their proxy card that may be forwarded to management.

2022 Proxy Statement   137

Available Information and Q&A About the Annual Meeting and Voting

Business to Take Place at the Meeting

How many votes must be present to hold the Annual Meeting?

In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of March 14, 2022 must be present at the meeting. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you participate in the meeting and vote electronically, or if you properly return a proxy by Internet, telephone, or mail.

What are my voting choices for each of the proposals to be voted on at the 2022 Annual Meeting of Stockholders and how does the Board recommend I vote my shares?

1	Election of 13 Directors

●vote in favor of all nominees; ●vote in favor of specific nominees; ●vote against all nominees; ●vote against specific nominees;	●abstain from voting with respect to all nominees; or ●abstain from voting with respect to specific nominees.	The Board recommends you vote FOR each nominee standing for election as director.	FOR
For information, see page 48

2	Ratification of Independent Registered Public Accounting Firm

●vote in favor of the ratification; ●vote against the ratification; or ●abstain from voting on the ratification.	The Audit and Finance Committee recommends you vote FOR the ratification.	FOR
For information, see page 60

3	Advisory Approval of the Compensation of the Named Executive Officers

●vote in favor of the advisory proposal; ●vote against the advisory proposal; or ●abstain from voting on the advisory proposal.	The Board recommends you vote FOR the advisory approval of executive compensation.	FOR
For information, see page 62

4	Adoption of Amended and Restated Certificate of Incorporation

●vote in favor of the proposal; ●vote against the proposal; or ●abstain from voting on the proposal.	The Board recommends you vote FOR this proposal.	FOR
For information, see page 120

138   ConocoPhillips

Available Information and Q&A About the Annual Meeting and Voting

5	Advisory Vote on Right to Call Special Meeting (20%)

●vote in favor of the proposal; ●vote against the proposal; or ●abstain from voting on the proposal.	The Board recommends you vote FOR this proposal.	FOR
For information, see page 122

6	Stockholder Proposal: Right to Call Special Meeting* (10%)

●vote in favor of the proposal; ●vote against the proposal; or ●abstain from voting on the proposal.	The Board recommends you vote AGAINST this proposal.	AGAINST
For information, see page 124

7	Stockholder Proposal: Emissions Reduction Targets*

●vote in favor of the proposal; ●vote against the proposal; or ●abstain from voting on the proposal.	The Board recommends you vote AGAINST this proposal.	AGAINST
For information, see page 126

8	Stockholder Proposal: Report on Lobbying Activities*

●vote in favor of the proposal; ●vote against the proposal; or ●abstain from voting on the proposal.	The Board recommends you vote AGAINST this proposal.	AGAINST
For information, see page 130

*	We will provide the share ownership of the primary filers submitting these proposals promptly upon a stockholder’s request.

Which proposals to be voted on at the meeting are considered “routine” and which are “non-routine?”

The ratification of Ernst & Young LLP as our independent registered public accounting firm for 2022 is the only routine matter to be presented at the Annual Meeting, and the only matter on which brokers may vote on behalf of beneficial owners who have not provided voting instructions.

All other matters to be presented at the Annual Meeting are non-routine. Brokers will not be allowed to vote on these other proposals without specific voting instructions from beneficial owners.

2022 Proxy Statement     139

Available Information and Q&A About the Annual Meeting and Voting

How many votes are needed to approve each of the proposals?

Each director nominee requires the affirmative “FOR” vote of a majority of the votes cast at the Annual Meeting. Approval of Proposal 4 requires the affirmative vote of the holders of not less than 80% of the outstanding shares of ConocoPhillips’ common stock entitled to vote on this matter. All other proposals submitted require the affirmative “FOR” vote of a majority of those shares present or represented by proxy at the meeting and entitled to vote on the proposal.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters to be presented at the meeting. If any matters are properly brought before the Annual Meeting, the individuals named in your signed proxy are authorized to vote in accordance with their best judgment.

Is there a policy about attendance by directors at the Annual Meeting?

Directors are expected to attend the Annual Meeting of Stockholders. All of the individuals who were seeking re-election attended the 2021 annual meeting.

Proxies

Who is soliciting my proxy?

The Board of Directors of ConocoPhillips is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders.

How can I revoke my proxy?

You can revoke your proxy by sending written notice of revocation to our Corporate Secretary so that it is received prior to the close of business on May 9, 2022.

What is the cost of this proxy solicitation?

Our directors, officers, and employees may solicit proxies by mail, by email, by telephone, or in person. Those individuals will receive no additional compensation for solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon request, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling, and mailing the proxy materials used in the solicitation of proxies. In addition, we have hired Alliance Advisors to assist us in soliciting proxies, which it may do by mail, telephone, or in person. We anticipate paying Alliance Advisors a fee of $20,000, plus expenses.

Ways to Get Our Proxy Statement and Annual Report

How can I access ConocoPhillips’ proxy materials and annual report electronically?

This Proxy Statement, the accompanying proxy card, and our 2021 Annual Report are being made available to stockholders online at www.proxyvote.com.

Most stockholders can elect to view future proxy statements and annual reports online instead of receiving paper copies in the mail. If you are a record owner of ConocoPhillips stock, you can choose this option and save us the cost of producing and mailing these documents by following the instructions on your proxy card or those provided when you vote by telephone or over the Internet. If you hold your ConocoPhillips stock in street name, please refer to the information provided by your broker for instructions on how to elect to view future proxy statements and annual reports electronically.

140     ConocoPhillips

Available Information and Q&A About the Annual Meeting and Voting

If you choose to view future proxy statements and annual reports electronically, you will receive a Notice of Internet Availability next year in the mail containing the applicable Internet address. Your choice will remain in effect unless you change it; you do not have to elect Internet access each year. If you change your mind and would like to receive paper copies of our proxy statements and annual reports, you can request both by phone at (800) 579-1639, by email at sendmaterial@proxyvote.com, and online at www.proxyvote.com. You will need the 16-digit control number located on your Notice of Internet Availability to request a package. You will also have an opportunity to request future proxy statements and annual reports by mail.

Why did my household receive a single set of proxy materials?

SEC rules permit us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This benefits both you and ConocoPhillips, as it eliminates duplicate mailings and reduces our printing and mailing costs. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by phone at (800) 579-1639, online at www.proxyvote.com, or by email at sendmaterial@proxyvote.com.

If you hold your stock in street name, you may receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings on request. You may need to contact your broker directly if you want to discontinue duplicate mailings to your household.

2022 Proxy Statement     141

Appendix A

Non-GAAP Financial Measures

Return on Capital Employed (ROCE)

Return on capital employed (ROCE) is a measure of the profitability of the company’s capital employed in its business operations compared with that of its peers. The company calculates ROCE as a ratio, the numerator of which is net income, and the denominator of which is average total equity plus average total debt. The net income is adjusted for after-tax interest expense, for the purposes of measuring efficiency of debt capital used in operations; net income is also adjusted for non-operational or special items impacts to allow for comparability in the long-term view across periods. The company believes ROCE is a good indicator of long-term company and management performance as it relates to capital efficiency, both absolute and relative to the company’s primary peer group.

Cash from Operations (CFO)

Cash from operations (CFO) is calculated by removing the impact from operating working capital from cash provided by operating activities. The company believes that the non-GAAP measure CFO is useful to investors to help understand changes in cash provided by operating activities excluding the timing effects associated with operating working capital changes across periods on a consistent basis and with the performance of peer companies in a manner that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of the factors and trends affecting ConocoPhillips’ business and performance.

Adjusted Earnings

Adjusted Earnings is calculated by removing the impact of special items from reported earnings. Special items are items that management believes are unusual or nonrecurring and not indicative of our core operating results or business outlook over the long term. Management believes adjusted earnings is useful to investors in evaluating our operating results, understanding our operating trends across periods on a consistent basis and providing comparability with the performance of peer companies.

Adjusted EPS

Adjusted EPS is a measure of the company’s diluted net earnings per share excluding special items. Special items are items that management believes are unusual or nonrecurring and not indicative of our core operating results or business outlook over the long term. Management believes adjusted earnings per share is useful to investors in evaluating our operating results, understanding our operating trends across periods on a consistent basis and providing comparability with the performance of peer companies.

Free Cash Flow

Free cash flow is cash provided by operating activities excluding operating working capital in excess of capital expenditures and investments. Free cash flow is not a measure of cash available for discretionary expenditures since the company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The company believes free cash flow is useful to investors in understanding how existing cash from operations is utilized as a source for sustaining our current capital plan and future development growth.

142     ConocoPhillips

Appendix A

Non-GAAP Reconciliations

Reconciliation of Net Cash Provided by Operating Activities to Cash From Operations (“CFO”) to Free Cash Flow

	For the Year Ended	For the Year Ended	For the Year Ended
$ Millions, Except as Indicated	12/31/2019	12/31/2020	12/31/2021
Net Cash Provided by Operating Activities	11,104	4,802	16,996
Adjustments:
Net operating working capital changes	(579)	(372)	1,271
Cash from operations	11,683	5,174	15,725
Capital expenditures and investments	(6,636)	(4,715)	(5,324)
Free Cash Flow	5,047	459	10,401

Reconciliation of Earnings to Adjusted Earnings and EPS to Adjusted EPS

	For the Year Ended
	12/31/2021
$ Millions, except as indicated	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)
Consolidated
Earnings (loss)			8,079	6.07
Adjustments:
(Gain) loss on CVE shares	(1,040)	—	(1,040)	(0.78)
(Gain) loss on asset sales	(347)	32	(315)	(0.24)
Transaction and restructuring expenses	435	(94)	341	0.26
Net loss on accelerated settlement of Concho hedging program	132	(31)	101	0.08
Deferred tax adjustments	—	40	40	0.03
Unrealized (gain) loss on FX derivative	(9)	1	(8)	(0.01)
Impairments	684	1	685	0.51
Pension settlement expense	99	(20)	79	0.06
Pending claims and settlements	48	(10)	38	0.03
Adjusted earnings (loss)			8,000	6.01

Reconciliation of Return on Capital Employed (ROCE)

For the Year Ended
$ Millions, Except as Indicated	12/31/2021
Numerator
Net Income Attributable to ConocoPhillips	8,079
Adjustment to exclude special items	(79)
After-tax interest expense	698
ROCE Earnings	8,698
Denominator
Average total equity(1)	42,293
Average total debt(2)	19,338
Average capital employed	61,631
ROCE (percent)	14%

(1)	Average total equity is the average of beginning and ending total equity by quarter
(2)	Average total debt is the average of beginning and ending long-term debt and short-term debt by quarter

2022 Proxy Statement     143

Appendix A

Other Measures

Resources

Based on the Petroleum Resources Management System, a system developed by industry that classifies recoverable hydrocarbons into commercial and sub-commercial to reflect their status at the time of reporting. Proved, probable and possible reserves are classified as commercial, while remaining resources are categorized as sub-commercial or contingent. The company’s resource estimate includes volumes associated with both commercial and contingent categories. The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC.

Cost of Supply

Cost of supply is the WTI equivalent price that generates a 10 percent after-tax return on a point-forward and fully burdened basis. Fully burdened includes capital infrastructure, foreign exchange, price-related inflation, G&A and carbon tax (if currently assessed). If no carbon tax exists for the asset, carbon pricing aligned with internal energy scenarios are applied. All barrels of resource in the cost of supply calculation are discounted at 10 percent.

144    ConocoPhillips

Appendix B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF CONOCOPHILLIPS

The name of this corporation on the date of the filing of its original Certificate of Incorporation of the corporation with the Secretary of State of the State of Delaware on November 16, 2001 was CorvettePorsche Corp. The present name of the corporation is ConocoPhillips. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and the Amended and Restated Certificate of Incorporation of the corporation as heretofore in effect is hereby further amended and restated so as to read in its entirety as follows:

FIRST: The name of the Corporation is ConocoPhillips (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”).

FOURTH: A. AUTHORIZED SHARES. The total number of shares of stock that the Corporation shall have authority to issue is 3,000,000,000 (three billion) of which (i) 2,500,000,000 (two billion, five hundred million) shares shall be shares of Common Stock, par value $.01 per share (the “Common Stock”), and (ii) 500,000,000 (five hundred million) shares shall be shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”). The number of authorized shares of any of the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.

B. PREFERRED STOCK. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, and the voting powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The voting powers, preferences and relative, participating, optional and other special rights, if any, of each series of Preferred Stock, and any qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

C. COMMON STOCK.

(1) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation (“Certificate of Incorporation”), holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

(2) (a) At every meeting of the stockholders of the Corporation every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock~~)~~ (a “Certificate of Designation”)) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the DGCL.

(b) ~~The affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock shall be required to alter, amend or adopt any provision inconsistent with or repeal Article FIFTH, Article SEVENTH or Article NINTH or any provision of this paragraph (C)(2)(b), and the affirmative vote of shares representing not less than 80% of the votes entitled to~~

2022 Proxy Statement    145

Appendix B

~~be cast by the Voting Stock, acting on the unanimous recommendation of the entire Board of Directors, shall be required to alter, amend or adopt any provision inconsistent with or repeal Article FIRST. “Voting Stock” shall mean the then outstanding shares of capital stock~~ “Voting Stock” shall mean the then outstanding shares of capital stock of the Corporation entitled to vote generally on the election of directors and shall exclude any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon, whether or not at the time of determination there are any such dividend arrearages.

(c) Every reference in this Certificate of Incorporation to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of Voting Stock shall refer to such majority or other proportion of the votes to which such shares of Voting Stock are entitled.

(d) ~~At~~Except as otherwise provided by applicable law or this Certificate of Incorporation, at any meeting of stockholders, the presence in person or by proxy of the holders of ~~shares of capital stock entitled to cast~~ a majority of ~~all~~ the ~~votes which could be cast at such meeting by the holders of all of the outstanding shares of capital stock of the Corporation~~ Voting Stock entitled to vote at such meeting shall constitute a quorum at such meeting.

(3) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock. For purposes of this paragraph (C)(3), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other entities (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

(4) (a) All rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively in the holders of Common Stock, except as otherwise expressly provided in this Certificate of Incorporation~~, in a~~ (including any Certificate of Designation~~with respect to any Preferred Stock~~) or as otherwise expressly required by applicable law.

(b) No stockholder shall be entitled to exercise any right of cumulative voting.

FIFTH: A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The total number of directors constituting the entire Board shall be not less than six nor more than twenty as determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. ~~Effective at the annual meeting of stockholders scheduled to be held in 2009 and at each annual meeting of stockholders thereafter, all~~ Each director ~~nominees~~ shall ~~stand~~be elected for ~~election to terms~~a term expiring at the ~~next succeeding~~annual meeting~~, with each director to~~ following his or her election and shall hold office until his or her successor shall have been duly elected and qualified, subject, however, to ~~prior~~his or her earlier death, resignation, removal or departure from the Board of Directors ~~for other cause. The term of each director serving as of and immediately following the date of the 2008 annual meeting of stockholders shall expire at the next annual meeting of stockholders after such date, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting of stockholders~~. Unless otherwise required by law, any vacancy on the Board of Directors or newly created directorship may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and ~~the directors~~any director so chosen shall hold office until the ~~next election~~annual meeting following his or her appointment and until ~~their successors are~~his or her successor is duly elected and qualified, ~~or until their~~subject, however, to his or her earlier death, resignation, removal or departure from the Board of Directors ~~for other cause~~.

Notwithstanding the foregoing, whenever the holders of outstanding shares of one or more series of Preferred Stock are entitled to elect a director or directors of the Corporation separately as a series or together with one or more other series pursuant to a resolution of the Board of Directors providing for the establishment of such series or any Certificate(s) of Designation, such director or directors shall not be subject to the foregoing provisions of this Article FIFTH, and the election, term of office, removal and filling of vacancies in respect of such director or directors shall be governed by the resolution of the Board of Directors ~~so~~providing for the establishment of such series and the terms of such Certificate(s) of Designation and by applicable law.

B. ~~Subject to~~Unless otherwise provided by applicable law~~,~~ or this Certificate of Incorporation, any director or the entire Board of Directors may be removed with or without cause~~, such removal to be~~ by the affirmative vote of the ~~shares representing at least~~holders of a majority of the ~~votes entitled to be cast by the~~ Voting Stock.

146   ConocoPhillips

Appendix B

Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions.

C. There shall be no limitation on the qualification of any person to be a director or on the ability of any director to vote on any matter brought before the Board or any Board committee, except (i) as required by applicable law, (ii) as set forth in this Certificate of Incorporation or (iii) any By-Law adopted by the Board of Directors with respect to the eligibility for election as a director or the qualification for continuing service as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualification for continuing service of directors upon ceasing employment from the Corporation.

D. Except as (i) required by applicable law or (ii) set forth in this Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

E. The following provisions are inserted for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The By-Laws of the Corporation may be adopted, altered, amended or repealed (i) by the affirmative vote of ~~the shares~~holders of Voting Stock representing a majority of the Voting Stock casting votes ~~entitled to be cast by the Voting Stock~~ thereon; PROVIDED, HOWEVER, that ~~any proposed alteration, amendment or repeal of, or the adoption~~in the case of any ~~By-Law inconsistent with, Section 3, 7, 10 or 11 of Article II of the By-Laws or Section 1, 2 or 11 of Article III of the By-Laws or Section 4, 5 or 12 of Article IV of the By-Laws (in each case, as in effect on the date hereof ), or the alteration, amendment or the repeal of, or the adoption of any provision inconsistent with this sentence, by the stockholders shall require the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock; and PROVIDED, FURTHER, HOWEVER, that in the case of any such~~ stockholder action at a special meeting of stockholders to alter, amend or repeal, or to adopt, any By-Law, notice of ~~the~~such proposed alteration, amendment, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or (ii) by action of the Board of Directors of the Corporation ~~except as otherwise specified in Section 12 of Article IV of the By-Laws~~.

(2) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; PROVIDED, HOWEVER, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

SEVENTH: Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by such holders in lieu of such a meeting. Except as otherwise required by law, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof or by the Chairman of the Board of Directors of the Corporation and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice of such meeting shall be transacted at any special meeting.

EIGHTH: A. Subject to Section 253 of the DGCL, in addition to any ~~affirmative~~greater or additional vote that may be required by applicable law, this Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in paragraph (B) of this Article EIGHTH:

(i) any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into (A) any Related Person or (B) any Person that is an Affiliate of a Related Person; or

(ii) any sale, lease, exchange, transfer or other disposition by the Corporation to any Related Person or any Affiliate of any Related Person of all or substantially all of the assets of the Corporation; or

2022 Proxy Statement    147

Appendix B

(iii) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation for which the approval of shareholders of the Corporation is otherwise required, or any merger, consolidation or share exchange of the Corporation with any of its subsidiaries for which the approval of shareholders of the Corporation is otherwise required, which has the effect, either directly or indirectly, of increasing by more than 1% the proportionate share of the Common Stock or Voting Stock Beneficially Owned by any Related Person or any Affiliate of any Related Person; or

(iv) any dissolution of the Corporation voluntarily caused or proposed by or on behalf of a Related Person or any Affiliate of any Related Person,

shall require the affirmative vote of shares representing (x) not less than ~~80%~~a majority of the ~~votes entitled to be cast by the~~ Voting Stock casting votes thereon and (y) not less than ~~66-2/3%~~a majority of the votes ~~entitled to be~~ cast by the ~~Voting Stock~~holders of shares of capital stock not Beneficially Owned, directly or indirectly, by any Related Person, with respect to such Business Combination. Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, elsewhere in this Certificate of Incorporation, in the By-Laws of the Corporation or in any agreement with any national securities exchange or otherwise.

B. The provisions of paragraph (A) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, the By-Laws of the Corporation and any other provision of the Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs (B)(i) and (B)(ii) are met:

(i) the cash, property, securities or other consideration to be received per share by each holder of shares of any outstanding class or series of Voting Stock in the Business Combination is, with respect to each such class or series, either (A) the same in form and amount per share as the highest consideration paid by the Related Person in a tender or exchange offer in which such Related Person acquired at least 50% of the outstanding ~~stock~~shares of such class or series of Voting Stock and which was consummated not more than one year prior to the date of such Business Combination, or if earlier, the entering into of a definitive agreement providing therefor or (B) not less in amount (as to cash) or Fair Market Value (as to consideration other than cash) as of the date of the determination of the Highest Per Share Price (as to property, securities or other consideration) than the Highest Per Share Price applicable to such class or series of shares of Voting Stock; PROVIDED THAT, in the event of any Business Combination in which the Corporation survives, any shares retained by the holders thereof shall constitute consideration other than cash for purposes of this paragraph (B)(i); or

(ii) a majority of the Continuing Directors shall have expressly approved such Business Combination either in advance of or subsequent to such Related Person’s having become a Related Person.

In the case of any Business Combination with a Related Person to which paragraph (B)(ii) above does not apply, a majority of the Continuing Directors, promptly following the request of a Related Person, shall determine the Highest Per Share Price for each class or series of stock of the Corporation. Such determination shall be announced not less than five days prior to the meeting at which holders of shares vote on the Business Combination. Such determination shall be final, unless the Related Person becomes the Beneficial Owner of additional shares of Common Stock after the date of the earlier determination, in which case the Continuing Directors shall make a new determination as to the Highest Per Share Price for each class or series of shares prior to the consummation of the Business Combination.

A Related Person shall be deemed to have acquired a share at the time that such Related Person became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates and other Persons whose ownership is attributable to a Related Person, if the price paid by such Related Person for such shares is not determinable by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other Person or (ii) the Share Price of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

C. For purposes of this Article EIGHTH and notwithstanding anything to the contrary set forth in this Certificate of Incorporation:

(i) The term “Affiliate,” used to indicate a relationship to a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

(ii) The term “Associate,” used to indicate a relationship with a specified Person, shall mean (A) any corporation, partnership, limited liability company, association, joint venture or other organization (other than the Corporation or any wholly owned subsidiary of the Corporation) of which such specified Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; (B) any trust or other estate in which such specified Person has a beneficial interest of 10% or more or as to which such specified Person serves as trustee or in a similar fiduciary capacity; (C) any Person who is a

148    ConocoPhillips

Appendix B

director or officer of such specified Person or any of its parents or subsidiaries (other than the Corporation or any wholly owned subsidiary of the Corporation); and (D) any relative or spouse of such specified Person or of any of its Associates, or any relative of any such spouse, who has the same home as such specified Person or such Associate.

(iii) A Person shall be a “Beneficial Owner” of any stock (A) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (B) which such Person or any of its Affiliates or Associates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or (C) which is beneficially owned, directly or indirectly, by any other Person, with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such stock; or (D) of which such Person would be the Beneficial Owner pursuant to the terms of Rule 13d-3 of the Exchange Act, as in effect on September 30, 1998. Stock shall be deemed “Beneficially Owned” by the Beneficial Owner or Owners thereof.

(iv) The term “Business Combination” shall mean any transaction which is referred to in any one or more of clauses (i) through (iv) of paragraph (A) of this Article EIGHTH.

(v) The term “Continuing Director” shall mean, with respect to a Business Combination with a Related Person, any director of the Corporation who is unaffiliated with the Related Person and was a director prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended or nominated to succeed a Continuing Director by a majority of the Continuing Directors. Without limiting the generality of the foregoing, a director shall be deemed to be affiliated with a Related Person if such director (A) is an officer, director, employee or general partner of such Related Person; (B) is an Affiliate or Associate of such Related Person; (C) is a relative or spouse of such Related Person or of any such officer, director, general partner, Affiliate or Associate; (D) performs services, or is a member, employee, greater than 5% stockholder or other equity owner of any organization (other than the Corporation and its subsidiaries) which performs services for such Related Person or any Affiliate of such Related Person, or is a relative or spouse of any such Person; or (E) was nominated for election as a director by such Related Person.

(vi) The term “Fair Market Value” shall mean, in the case of securities, the average of the closing sales prices during the 30-day period immediately preceding the date in question of such security on the principal United States securities exchange registered under the Exchange Act on which such security is listed (or the composite tape therefor) or, if such securities are not listed on any such exchange, the average of the last reported sales price (if so reported) or the closing bid quotations with respect to such security during the 30-day period preceding the date in question on the New York Stock Exchange or, if no such quotations are available, the fair market value on the date in question of such security as determined in good faith by a majority of the Continuing Directors; and in the case of property other than cash or securities, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

(vii) The term “Highest Per Share Price” shall mean, with respect to a Related Person, the highest price that can be determined to have been paid or agreed to be paid for any share or shares of any class or series of Voting Stock by such Related Person in a transaction that either (1) resulted in such Related Person’s Beneficially Owning 15% or more of such class or series of Voting Stock outstanding or (2) was effected at a time when such Related Person Beneficially Owned 15% or more of such class or series of Voting Stock outstanding, in either case occurring not more than one year prior to the date of the Business Combination. In determining the Highest Per Share Price, appropriate adjustment will be made to take into account (w) distributions paid or payable in stock, (x) subdivisions of outstanding stock, (y) combinations of shares of stock into a smaller number of shares and (z) similar events.

(viii) The term “Person” shall mean any individual, corporation, limited liability company, association, partnership, joint venture, trust, estate or other entity or organization.

(ix) The term “Related Person” shall mean any Person (other than the Corporation or any subsidiary of the Corporation and other than any profit sharing, employee ownership or other employee benefit plan of the Corporation or any subsidiary of the corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which (A) is the Beneficial Owner of 15% or more of any class or series of Voting Stock outstanding; or (B) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of 15% or more of any class or series of Voting Stock outstanding. For the purposes of determining whether a Person is a Related Person, the number of shares of any class or series deemed to be outstanding shall include shares of such class or series of which the Person is deemed the Beneficial Owner, but shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, otherwise.

2022 Proxy Statement    149

Appendix B

D. Nothing contained in this Article EIGHTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

~~E. Notwithstanding any other provision of this Certificate of Incorporation (and notwithstanding that a lesser percentage may be specified by law), the affirmative vote of shares representing (x) not less than 80% of the votes entitled to be cast by the Voting Stock voting together as a single class and (y) not less than 66-2/3% of the votes entitled to be cast by the Voting Stock not Beneficially Owned, directly or indirectly, by any Related Person shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article EIGHTH.~~

NINTH: To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned duly authorized officer on this __ day of ____________, 2022.

ConocoPhillips

By:
Name:
Title:

150   ConocoPhillips

Stockholder Information

Annual Meeting
The ConocoPhillips Annual Meeting of Stockholders will be held:

Tuesday, May 10, 2022
Hyatt Regency Houston West
13210 Katy Freeway
Houston, TX 77079

Direct Stock Purchase and Dividend Reinvestment Plan
The ConocoPhillips Investor Services Program is a direct stock purchase and dividend reinvestment plan that offers stockholders a convenient way to buy additional shares and reinvest their common stock dividends. Purchases of company stock through direct cash payment are commission free. Please call Computershare to request an enrollment package:

Toll-free number: 800-356-0066

You may also enroll online at www.computershare.com/investor.

Registered stockholders can access important investor communications online and sign up to receive future stockholder materials electronically by following the enrollment instructions.

Principal and Registered Offices
925 N. Eldridge Parkway
Houston, TX 77079

251 Little Falls Drive
Wilmington, DE 19808

Stock Transfer Agent and Registrar
Computershare
462 South 4th Street
Louisville, KY 40202
www.computershare.com

Information Requests
For information about dividends and certificates, or to request a change of address form, stockholders may contact:

Computershare
462 South 4th Street
Louisville, KY 40202
and
P.O. Box 505005
Louisville, KY 40233-5005
Toll-free number: 800-356-0066
Outside the U.S.: 201-680-6578

TDD for hearing impaired: 800-231-5469
TDD outside the U.S.: 201-680-6610
www.computershare.com/investor

Personnel in the following offices can also answer investors’ questions about the company:

Institutional Investors:

ConocoPhillips Investor Relations
16930 Park Row Drive
Houston, TX 77084
281-293-5000
investor.relations@conocophillips.com

Individual Investors:

ConocoPhillips Shareholder Relations
P.O. Box 2197
Houston, TX 77252-2197
281-293-6800
shareholder.relations@conocophillips.com

Compliance and Ethics
For guidance, or to express concerns or ask questions about compliance and ethics issues, call ConocoPhillips’ Ethics Helpline toll-free at 877-327-2272, available 24 hours a day, seven days a week. The ethics office also may be contacted via email at ethics@ conocophillips.com, the Internet at www.conocophillips.ethicspoint.com or by writing:

Attn: Corporate Ethics Office
ConocoPhillips
P.O. Box 2197
Houston, TX 77252-2197

Copies of Proxy Statement and Annual Report
Copies of this Proxy Statement and the 2021 Annual Report, as filed with the U.S. Securities and Exchange Commission, are available for free by making a request on the company’s website, calling 918-661-3700 or writing:

ConocoPhillips Reports
B-17 Plaza Office Building
315 S. Johnstone Ave.
Bartlesville, OK 74004

Website
www.conocophillips.com

The site includes resources of interest to investors, including news releases and presentations to securities analysts; copies of ConocoPhillips’ annual reports and proxy statements; reports to the U.S. Securities and Exchange Commission; and data on ConocoPhillips’ health, safety, and environmental performance.

2022 Proxy Statement   151

ConocoPhillips 2021 Notable Recognitions and Achievements

●	Qualified as a constituent of the Dow Jones Sustainability Indices (DJSI) as one of only three companies in North America from the Oil & Gas Upstream & Integrated sector
●	Second highest rated company from the Oil & Gas Industry by Just Capital
●	Received a score of “1” and “2” on both social and environmental metrics from ISS QualityScore and rated “A” by MSCI
●	2021 Forbes America’s Best Large Employers
●	Fortune’s 2022 World’s Most Admired Companies
●	2021 Forbes America’s Best Employers for Diversity
●	Human Rights Campaign’s Corporate Equality Index: Perfect score

Explore ConocoPhillips

Fact Sheets Published annually to provide detailed operational updates for each of the company’s six segments. www.conocophillips.com/factsheets

Sustainability Report
Published annually to provide details on priority reporting issues for the company, a letter from our CEO and key environmental, social and governance metrics. www.conocophillips.com/susdev

Managing Climate-Related
Risks Report
Published annually to provide details on the company’s governance framework, risk management approach, strategy, key metrics and targets for climate-related issues. www.conocophillips.com/climatechange

Human Capital
Management Report
Published annually to provide details of the actions the company is taking to inspire a compelling culture, attract and retain great people and meet our commitments to all stakeholders. www.conocophillips.com/hcmreport

Upcoming and
Past Investor Presentations
Provides notice of future presentations and archived presentations dating back one year, including webcast replays, transcripts, slides and other information. www.conocophillips.com/ investorpresentations

16930 PARK ROW DR.
SPIRIT ONE, #15-N055
HOUSTON, TX 77084

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by ConocoPhillips in mailing proxy materials, you can consent to receiving all future proxy statements, voting direction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or register to attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D70926-P69074	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.
CONOCOPHILLIPS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-5.

1.	ELECTION OF DIRECTORS

	Nominees:		For	Against	Abstain

	1a.	Caroline Maury Devine	☐	☐	☐

	1b.	Jody Freeman	☐	☐	☐

	1c.	Gay Huey Evans	☐	☐	☐

	1d.	Jeffrey A. Joerres	☐	☐	☐

	1e.	Ryan M. Lance	☐	☐	☐

	1f.	Timothy A. Leach	☐	☐	☐

	1g.	William H. McRaven	☐	☐	☐

	1h.	Sharmila Mulligan	☐	☐	☐

	1i.	Eric D. Mullins	☐	☐	☐

	1j.	Arjun N. Murti	☐	☐	☐

	1k.	Robert A. Niblock	☐	☐	☐

	1l.	David T. Seaton	☐	☐	☐

	1m.	R.A. Walker	☐	☐	☐

		For	Against	Abstain

2.	Proposal to ratify appointment of Ernst & Young LLP as ConocoPhillips' independent registered public accounting firm for 2022.	☐	☐	☐

3.	Advisory Approval of Executive Compensation.	☐	☐	☐

4.	Adoption of Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions.	☐	☐	☐

5.	Advisory Vote on Right to Call Special Meeting.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 6-8.

6.	Right to Call Special Meeting.	☐	☐	☐

7.	Emissions Reduction Targets.	☐	☐	☐

8.	Report on Lobbying Activities.	☐	☐	☐

9.	In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D70927-P69074

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
MAY 10, 2022

The stockholder(s) hereby appoint(s) Shannon Kinney, Kelly B. Rose and Heather Sirdashney, or any of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ConocoPhillips that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 10, 2022, at the Hyatt Regency Houston West, 13210 Katy Freeway, Houston, Texas 77079, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS CONOCOPHILLIPS' INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION, FOR ADOPTION OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS, FOR ADVISORY VOTE ON RIGHT TO CALL SPECIAL MEETING, AGAINST THE RIGHT TO CALL SPECIAL MEETING, AGAINST THE EMISSIONS REDUCTION TARGETS AND AGAINST THE REPORT ON LOBBYING ACTIVITIES.

PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING DIRECTION CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side

16930 PARK ROW DR.
SPIRIT ONE, #15-N055
HOUSTON, TX 77084

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 5, 2022. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by ConocoPhillips in mailing proxy materials, you can consent to receiving all future proxy statements, voting direction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 5, 2022. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or register to attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D70941-Z82025	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.
CONOCOPHILLIPS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-5.

1.	ELECTION OF DIRECTORS

	Nominees:		For	Against	Abstain

	1a.	Caroline Maury Devine	☐	☐	☐

	1b.	Jody Freeman	☐	☐	☐

	1c.	Gay Huey Evans	☐	☐	☐

	1d.	Jeffrey A. Joerres	☐	☐	☐

	1e.	Ryan M. Lance	☐	☐	☐

	1f.	Timothy A. Leach	☐	☐	☐

	1g.	William H. McRaven	☐	☐	☐

	1h.	Sharmila Mulligan	☐	☐	☐

	1i.	Eric D. Mullins	☐	☐	☐

	1j.	Arjun N. Murti	☐	☐	☐

	1k.	Robert A. Niblock	☐	☐	☐

	1l.	David T. Seaton	☐	☐	☐

	1m.	R.A. Walker	☐	☐	☐

		For	Against	Abstain

2.	Proposal to ratify appointment of Ernst & Young LLP as ConocoPhillips' independent registered public accounting firm for 2022.	☐	☐	☐

3.	Advisory Approval of Executive Compensation.	☐	☐	☐

4.	Adoption of Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions.	☐	☐	☐

5.	Advisory Vote on Right to Call Special Meeting.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 6-8.

6.	Right to Call Special Meeting.	☐	☐	☐

7.	Emissions Reduction Targets.	☐	☐	☐

8.	Report on Lobbying Activities.	☐	☐	☐

9.	In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D70942-Z82025

ConocoPhillips Savings Plan

CONFIDENTIAL FIDUCIARY VOTING DIRECTION
ConocoPhillips Annual Meeting of Stockholders May 10, 2022

The undersigned hereby directs that Fidelity Management Trust Company, Trustee of the ConocoPhillips Savings Plan ("Savings Plan"), vote all shares of stock representing the interest of Savings Plan participants who fail to give voting direction at the ConocoPhillips Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 10, 2022, at the Hyatt Regency Houston West, 13210 Katy Freeway, Houston, Texas 77079, and at any adjournment thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement.

If Broadridge, the Tabulator for the Trustee, Fidelity Management Trust Company, does not receive this Voting Direction card by May 5, 2022 at 11:59 p.m. ET, if you do not fill in any boxes on the back of this card, if you return this card unsigned, or if you do not vote by Internet or telephone on or before May 5, 2022, any shares in the Savings Plan that you otherwise could have directed will be directed by other eligible participants who elect to direct such shares.

Important Information - I understand that by electing to direct the Trustee's vote of shares which do not represent my own part of the Savings Plan that I become a fiduciary of the Savings Plan for voting such shares; that I must act in the best interests of all participants of the Savings Plan when giving directions for voting shares not representing my part of the Savings Plan; that I have read and understand my duties as a fiduciary as they are described on pages 25 and 26 of the Savings Plan Summary Plan Description January 1, 2021; and that I may decline to accept the responsibility of a fiduciary as to such shares by NOT completing or returning this Voting Direction card and NOT voting by Internet or telephone.

ConocoPhillips has acknowledged and agreed to honor the confidentiality of your voting instructions to the Trustee. The Trustee will keep your voting instructions confidential.

This package contains your confidential Voting Direction card to instruct the Trustee of the Savings Plan how to vote the shares of ConocoPhillips Common Stock in the Savings Plan reflecting the interest of Savings Plan participants who fail to give voting direction. Also enclosed is the Company's 2021 Annual Report along with the Notice and Proxy Statement for the 2022 Annual Meeting. Please use these documents to help you decide how to direct the way the Trustee (Fidelity Management Trust Company) should vote.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

16930 PARK ROW DR.
SPIRIT ONE, #15-N055
HOUSTON, TX 77084

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 5, 2022. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by ConocoPhillips in mailing proxy materials, you can consent to receiving all future proxy statements, voting direction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 5, 2022. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or register to attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D70944-Z82026	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.
CONOCOPHILLIPS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-5.

1.	ELECTION OF DIRECTORS

	Nominees:		For	Against	Abstain

	1a.	Caroline Maury Devine	☐	☐	☐

	1b.	Jody Freeman	☐	☐	☐

	1c.	Gay Huey Evans	☐	☐	☐

	1d.	Jeffrey A. Joerres	☐	☐	☐

	1e.	Ryan M. Lance	☐	☐	☐

	1f.	Timothy A. Leach	☐	☐	☐

	1g.	William H. McRaven	☐	☐	☐

	1h.	Sharmila Mulligan	☐	☐	☐

	1i.	Eric D. Mullins	☐	☐	☐

	1j.	Arjun N. Murti	☐	☐	☐

	1k.	Robert A. Niblock	☐	☐	☐

	1l.	David T. Seaton	☐	☐	☐

	1m.	R.A. Walker	☐	☐	☐

		For	Against	Abstain

2.	Proposal to ratify appointment of Ernst & Young LLP as ConocoPhillips' independent registered public accounting firm for 2022.	☐	☐	☐

3.	Advisory Approval of Executive Compensation.	☐	☐	☐

4.	Adoption of Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions.	☐	☐	☐

5.	Advisory Vote on Right to Call Special Meeting.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 6-8.

6.	Right to Call Special Meeting.	☐	☐	☐

7.	Emissions Reduction Targets.	☐	☐	☐

8.	Report on Lobbying Activities.	☐	☐	☐

9.	In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D70945-Z82026

ConocoPhillips Savings Plan
CONFIDENTIAL VOTING DIRECTION
ConocoPhillips Annual Meeting of Stockholders May 10, 2022

The undersigned hereby directs that Fidelity Management Trust Company, Trustee of the ConocoPhillips Savings Plan ("Savings Plan"), vote all shares of ConocoPhillips Common Stock representing your interest in the Savings Plan (described on the back of this Voting Direction card) at the ConocoPhillips Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 10, 2022, at the Hyatt Regency Houston West, 13210 Katy Freeway, Houston, Texas 77079, and at any adjournment thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement.

If Broadridge, the Tabulator for the Trustee, Fidelity Management Trust Company, does not receive this Voting Direction card by 11:59 p.m. ET on May 5, 2022, if you do not fill in any boxes on the back of this card, if you return this card unsigned, or if you do not vote by Internet or telephone on or before May 5, 2022, any shares in the Savings Plan that you otherwise could have directed will be directed by other eligible participants who elect to direct such shares.

ConocoPhillips has acknowledged and agreed to honor the confidentiality of your voting instructions to the Trustee. The Trustee will keep your voting instructions confidential.

This package contains your confidential Voting Direction card to instruct the Trustee of the Savings Plan how to vote the shares of ConocoPhillips Common Stock described on the back of the card representing your interest in the Savings Plan.

Also enclosed is the Company's 2021 Annual Report along with the Notice and Proxy Statement for the 2022 Annual Meeting. Please use these documents to help you decide how to direct the way the Trustee (Fidelity Management Trust Company) should vote.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

16930 PARK ROW DR.
SPIRIT ONE, #15-N055
HOUSTON, TX 77084

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 5, 2022. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by ConocoPhillips in mailing proxy materials, you can consent to receiving all future proxy statements, voting direction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 5, 2022. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or register to attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D70970-Z82028	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.
CONOCOPHILLIPS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-5.

1.	ELECTION OF DIRECTORS

	Nominees:		For	Against	Abstain

	1a.	Caroline Maury Devine	☐	☐	☐

	1b.	Jody Freeman	☐	☐	☐

	1c.	Gay Huey Evans	☐	☐	☐

	1d.	Jeffrey A. Joerres	☐	☐	☐

	1e.	Ryan M. Lance	☐	☐	☐

	1f.	Timothy A. Leach	☐	☐	☐

	1g.	William H. McRaven	☐	☐	☐

	1h.	Sharmila Mulligan	☐	☐	☐

	1i.	Eric D. Mullins	☐	☐	☐

	1j.	Arjun N. Murti	☐	☐	☐

	1k.	Robert A. Niblock	☐	☐	☐

	1l.	David T. Seaton	☐	☐	☐

	1m.	R.A. Walker	☐	☐	☐

		For	Against	Abstain

2.	Proposal to ratify appointment of Ernst & Young LLP as ConocoPhillips' independent registered public accounting firm for 2022.	☐	☐	☐

3.	Advisory Approval of Executive Compensation.	☐	☐	☐

4.	Adoption of Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions.	☐	☐	☐

5.	Advisory Vote on Right to Call Special Meeting.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 6-8.

6.	Right to Call Special Meeting.	☐	☐	☐

7.	Emissions Reduction Targets.	☐	☐	☐

8.	Report on Lobbying Activities.	☐	☐	☐

9.	In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D70971-Z82028

ConocoPhillips Savings Plan
CONFIDENTIAL VOTING DIRECTION
ConocoPhillips Annual Meeting of Stockholders May 10, 2022

The undersigned hereby directs that Fidelity Management Trust Company, Trustee of the ConocoPhillips Savings Plan ("Savings Plan"), vote all shares of ConocoPhillips Common Stock representing your interest in the Savings Plan (described on the back of this Voting Direction card) at the ConocoPhillips Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 10, 2022, at the Hyatt Regency Houston West, 13210 Katy Freeway, Houston, Texas 77079, and at any adjournment thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement.

If Broadridge, the Tabulator for the Trustee, Fidelity Management Trust Company, does not receive this Voting Direction card by 11:59 p.m. ET on May 5, 2022, if you do not fill in any boxes on the back of this card, if you return this card unsigned, or if you do not vote by Internet or telephone on or before May 5, 2022, any shares in the Savings Plan that you otherwise could have directed will be directed by other eligible participants who elect to direct such shares.

ConocoPhillips has acknowledged and agreed to honor the confidentiality of your voting instructions to the Trustee. The Trustee will keep your voting instructions confidential.

This package contains your confidential Voting Direction card to instruct the Trustee of the Savings Plan how to vote the shares of ConocoPhillips Common Stock described on the back of the card representing your interest in the Savings Plan.

Also enclosed is the Company's 2021 Annual Report along with the Notice and Proxy Statement for the 2022 Annual Meeting. Please use these documents to help you decide how to direct the way the Trustee (Fidelity Management Trust Company) should vote.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

16930 PARK ROW DR.
SPIRIT ONE, #15-N055
HOUSTON, TX 77084

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 3, 2022. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by ConocoPhillips in mailing proxy materials, you can consent to receiving all future proxy statements, voting direction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 3, 2022. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or register to attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D70964-Z82027	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.
CONOCOPHILLIPS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-5.

1.	ELECTION OF DIRECTORS

	Nominees:		For	Against	Abstain

	1a.	Caroline Maury Devine	☐	☐	☐

	1b.	Jody Freeman	☐	☐	☐

	1c.	Gay Huey Evans	☐	☐	☐

	1d.	Jeffrey A. Joerres	☐	☐	☐

	1e.	Ryan M. Lance	☐	☐	☐

	1f.	Timothy A. Leach	☐	☐	☐

	1g.	William H. McRaven	☐	☐	☐

	1h.	Sharmila Mulligan	☐	☐	☐

	1i.	Eric D. Mullins	☐	☐	☐

	1j.	Arjun N. Murti	☐	☐	☐

	1k.	Robert A. Niblock	☐	☐	☐

	1l.	David T. Seaton	☐	☐	☐

	1m.	R.A. Walker	☐	☐	☐

		For	Against	Abstain

2.	Proposal to ratify appointment of Ernst & Young LLP as ConocoPhillips' independent registered public accounting firm for 2022.	☐	☐	☐

3.	Advisory Approval of Executive Compensation.	☐	☐	☐

4.	Adoption of Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions.	☐	☐	☐

5.	Advisory Vote on Right to Call Special Meeting.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 6-8.

6.	Right to Call Special Meeting.	☐	☐	☐

7.	Emissions Reduction Targets.	☐	☐	☐

8.	Report on Lobbying Activities.	☐	☐	☐

9.	In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D70965-Z82027

CONOCOPHILLIPS UK, Australia, Norway Plans

CONFIDENTIAL VOTING DIRECTION
ConocoPhillips Annual Meeting of Stockholders May 10, 2022

The undersigned hereby directs that EES Trustees Limited, Trustee of the ConocoPhillips Share Incentive Plan, ConocoPhillips Overseas Stock Savings Plan (Australia or Norway), Conoco Stock Ownership Plan, Employee Share Allocation Scheme of Phillips Petroleum Company United Kingdom Limited, and/or Conoco Employee Share Ownership Plan (the "Plan"), vote all shares of ConocoPhillips Common Stock (described on the back of this Voting Direction card) at the ConocoPhillips Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 10, 2022, at the Hyatt Regency Houston West, 13210 Katy Freeway, Houston, Texas 77079, and at any adjournment thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement.

In order for your vote to be counted, Broadridge, the Tabulator for the Trustee, EES Trustees Limited, must receive this Voting Direction card no later than 11:59 p.m. ET on May 3, 2022. If Broadridge, the Tabulator for the Trustee, EES Trustees Limited does not receive this Voting Direction card by 11:59 p.m. ET on May 3, 2022, if you do not fill in any boxes on the back of this card, if you return this card unsigned, or if you do not vote by Internet or telephone on or before May 3, 2022, any shares held in the ConocoPhillips Overseas Savings Plan (Australia or Norway) or the Employee Share Allocation Scheme of Phillips Petroleum Company United Kingdom Limited that you otherwise could have directed will be voted in the same proportion as the shares for which the Trustee has received instructions. Any such shares held in the ConocoPhillips Share Incentive Plan, the Conoco Stock Ownership Plan or the Conoco Employee Share Ownership Plan will not be voted by the Trustee.

ConocoPhillips has acknowledged and agreed to honor the confidentiality of your voting instructions to the Trustee. The Trustee will keep your voting instructions confidential.

This package contains your confidential Voting Direction card to instruct the Trustee of the Plan how to vote the shares of ConocoPhillips Common Stock described on the back of the card representing your interest in the Plan.

Also enclosed is the Company's 2021 Annual Report along with the Notice and Proxy Statement for the 2022 Annual Meeting. Please use these documents to help you decide how to direct the way the Trustee (EES Trustees Limited) should vote.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE